As filed with the Securities and Exchange Commission on February 14, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

99 ACQUISITION GROUP INC.
(Exact name of registrant as specified in its charter)

____________________

Delaware	6770	88-2992752
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14 Noblewood Ct,
Gaithersburg, MD 20878
Telephone: (703) 371-4260
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Hiren Patel
Chief Executive Officer
14 Noblewood Ct,
Gaithersburg, MD 20878
Telephone: (703) 371-4260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Mitchell S. Nussbaum, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Christopher Rahl, Esq. Andrew Bulgin, Esq. Gordon Feinblatt LLC 1001 Fleet Street, Suite 700 Baltimore, MD 21202

____________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2024

99 ACQUISITION GROUP INC.
14 Noblewood Ct
Gaithersburg, MD 20878

Dear 99 Acquisition Group Inc. Stockholders,

On behalf of the 99 Acquisition Group Inc. board of directors (the “NNAG Board”), we cordially invite you to a special meeting (the “special meeting”) of stockholders of 99 Acquisition Group Inc., a Delaware corporation (“NNAG,” “we” or “our”), to be held via live webcast at [_] a.m. Eastern Time, on [_], 2024. The special meeting can be accessed by visiting https://www.cstproxy.com/[_], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On February 12, 2024, NNAG entered into a Merger Agreement (the “Merger Agreement”), by and among NNAG, Nava Health MD, Inc., a Maryland corporation (“Nava”), and NNAG Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of NNAG (“Merger Sub”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the merger of Merger Sub with and into Nava, with Nava surviving such merger as a wholly owned subsidiary of NNAG (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”). Following the consummation of the Transactions, NNAG will change its name to Nava Health MD, Inc. The new public entity following the consummation of the Transactions is referred to herein as the “Combined Company.”

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to the stockholders of Nava pursuant to the Merger Agreement (the “Merger Consideration”) will be equal to 32,000,000 shares of the Combined Company’s common stock, each valued at $10 per share. See the section entitled “Proposal No. 1 — The Business Combination Proposal — General — Merger Consideration.”

At the special meeting, NNAG stockholders will be asked to consider and vote upon:

(1)    Proposal No. 1 — a proposal to approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/prospectus — we refer to this proposal as the “business combination proposal”;

(2)    Proposal No. 2 — a proposal to approve and adopt the second amended and restated certificate of incorporation of NNAG in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(4)    Proposal No. 3 — a proposal to approve and adopt the Combined Company’s 2024 Stock Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D;

(5)    Proposal No. 4 — a proposal to elect seven directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement — we refer to this proposal as the “director election proposal”;

(6)    Proposal No. 5 — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding NNAG’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”;

(7)    Proposal No. 6 — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of NNAG common stock at the close of business on [_], 2024 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the NNAG Board has determined that the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal are fair to and in the best interests of NNAG and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. When you consider the NNAG Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of NNAG stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The NNAG Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the NNAG stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the director election proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

All NNAG stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

NNAG’s units, Class A common stock, warrants and rights are currently listed on the Nasdaq Global Market under the symbols “NNAGU”, “NNAG”, “NNAGW”, and “NNAGR”, respectively. In connection with the Transactions, NNAG has applied to have NNAG’s Class A common stock, warrants and rights listed on The Nasdaq Stock Market LLC (“Nasdaq”), and it will change its name to Nava Health MD, Inc. Upon the closing of the Transactions, we expect that the Combined Company’s common stock and warrants will begin trading on Nasdaq under the symbols “NAVA” and “NAVAW”, respectively. As a result, NNAG’s publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security. In addition, each right will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security.

Pursuant to NNAG’s current certificate of incorporation, a holder of public shares may demand that NNAG redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that NNAG redeem their shares for cash no later than the second business day prior to the vote on the business combination proposal by delivering their stock to NNAG’s transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, NNAG will redeem each public share for a full pro rata portion of the trust account holding the proceeds from NNAG’s initial public offering, calculated as of two business days prior to the consummation of the business combination.

Because Ascend One Corporation, the majority stockholder of Nava, will hold approximately [_]% of the voting power of the Combined Company upon the closing of the Transactions, we will be a “controlled company” under the corporate governance rules of Nasdaq. We do not currently expect to rely upon the “controlled company” exemptions. However, the Combined Company may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. See “Risk Factors — Upon completion of the Transactions, the Combined Company will become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to stockholders of companies that are subject to such requirements.”

NNAG is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and has elected to comply with certain reduced public company reporting requirements.

NNAG will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the NNAG IPO, (b) in which NNAG has total annual gross revenue of at least $1.07 billion, or (c) in which NNAG is deemed to be a large accelerated filer, which means the market value of NNAG’s common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which NNAG has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

This proxy statement/prospectus provides you with detailed information about the Transactions and other matters to be considered at the special meeting of NNAG’s stockholders. We encourage you to carefully read this entire document, including the Annexes attached hereto. In particular, when you consider the recommendation regarding these proposals by the board of directors of NNAG, you should keep in mind that NNAG’s directors and officers have interests in the Transactions that are different from or in addition to, or may conflict with, your interests as a stockholder. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidating NNAG. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 28.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

The Transactions described in the accompanying proxy statement/prospectus have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the merits or fairness of the business combination or related Transactions, or passed upon the accuracy or adequacy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Hiren Patel
Chairman of the Board of Directors

[_], 2024

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE NNAG REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO NNAG’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING.    YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF NNAG STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement/prospectus is dated [_], 2024 and is first being mailed to NNAG stockholders on or about [_], 2024.

ADDITIONAL INFORMATION

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by NNAG or Nava. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of NNAG or Nava since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

99 ACQUISITION GROUP INC.
14 Noblewood Ct
Gaithersburg, MD 20878

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [_], 2024

TO THE STOCKHOLDERS OF 99 ACQUISITION GROUP INC.

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of 99 Acquisition Group Inc., a Delaware corporation (“NNAG,” “we” or “our”), will be held via live webcast at [_] a.m. Eastern Time, on [_], 2024. The special meeting can be accessed by visiting https://www.cstproxy.com/[_], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On behalf of NNAG’s board of directors (the “NNAG Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1)    Proposal No. 1 — To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/prospectus — we refer to this proposal as the “business combination proposal”;

(2)    Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of NNAG in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(4)    Proposal No. 3 — a proposal to approve and adopt the Combined Company’s 2024 Stock Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D;

(5)    Proposal No. 4 — To consider and vote upon a proposal to elect seven directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement — we refer to this proposal as the “director election proposal”;

(6)    Proposal No. 5 — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding NNAG’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

(7)    Proposal No. 6 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of NNAG common stock at the close of business on [_], 2024 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the NNAG Board has determined that the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal are fair to and in the best interests of NNAG and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. When you consider the NNAG Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of NNAG stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The NNAG Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the NNAG stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the director election proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Pursuant to NNAG’s current certificate of incorporation, a holder of public shares may demand that NNAG redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that NNAG redeem their shares for cash no later than the second business day prior to the vote on the business combination proposal by delivering their stock to NNAG’s transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, NNAG will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination.

All NNAG stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Hiren Patel
Chairman of the Board of Directors

[_], 2024

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE NNAG REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO NNAG’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING.    YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF NNAG STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“amended and restated bylaws” are to the form of amended and restated bylaws of the Combined Company, attached as Annex C;

“ASC” are to the Accounting Standards Codification;

“Closing” are to the consummation of the Transactions;

“Closing Date” are to the date on which the Transactions are consummated;

“Code” are to the U.S. Internal Revenue Code of 1986, as amended.

“Combined Company” are to the new public entity following the consummation of the Transactions, the name of which shall be Nava Health MD, Inc.;

“Combined Company Board” are to the board of directors of the Combined Company;

“Combined Company’s Common Stock” are to shares of common stock, par value $0.0001 per share, of the Combined Company;

“Combined Company Warrants” are to all issued and outstanding warrants to purchase shares of the Combined Company’s Common Stock immediately following the Closing of the Merger;

“common stock” are to NNAG’s Class A common stock and NNAG’s Class B common stock;

“Company Lock-Up Agreement” are to the Company Lock-Up Agreement, dated as of February 12, 2024, by and among NNAG and certain other parties thereto;

“Company Support Agreement” are to the Company Support Agreement, dated as of February 12, 2024, by and among NNAG and certain other parties thereto;

“completion window” are to the period following the completion of NNAG’s IPO at the end of which, if NNAG has not completed an initial business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted tax and working capital withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions. The completion window ends on May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation);

“current bylaws” are to NNAG’s bylaws in effect as of the date of this proxy statement/prospectus;

“current certificate of incorporation” are to NNAG’s amended and restated certificate of incorporation in effect as of the date of this proxy statement/prospectus;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Effective Time” are to the date and time that the Merger becomes effective;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

[“FASB” are to the Financial Accounting Standards Board;]

“founder shares” are to shares of NNAG’s Class B common stock and NNAG’s Class A common stock issued upon the automatic conversion thereof at the time of NNAG’s initial business combination. The founder shares are held of record by the Sponsor as of the record date;

“GAAP” are to accounting principles generally accepted in the United States of America;

“Incentive Plan” are to the Combined Company’s 2024 Stock Incentive Plan;

“Insiders” are to Hiren Patel, Eric Crowe, Anil Patibandla, Mike Barwis, Mike Battle, Tim Wertner and Bill Rucker;

“Merger” are to the merger of Merger Sub and Nava, with Nava surviving such merger as a wholly owned subsidiary of NNAG;

“Merger Agreement” are to that certain Merger Agreement, dated as of February 12, 2024, by and among NNAG, Nava and Merger Sub, as the same has been or may be amended, modified, supplemented or waived from time to time;

“Merger Consideration” are to the aggregate consideration to be paid to the Nava Stockholders, which will consist of 32,000,000 shares of the Combined Company’s common stock to be paid to the Nava Stockholders at Closing;

“Minimum Cash Condition” are to the condition under the Merger Agreement requiring NNAG to, upon Closing, have cash and cash equivalents equal to or greater than $20,000,000, including funds remaining in the trust account (after giving effect to any applicable redemption payments) and the proceeds of any equity investment or debt financing, less deductions for Transaction Costs, which, in the aggregate, will not for purposes of this calculation, exceed $1,000,000;

“Nasdaq” are to The Nasdaq Stock Market LLC;

“Nava” are to Nava Health MD, Inc., a Maryland corporation;

“Nava Stockholders” are to the holders of shares of Nava common stock issued and outstanding currently and at all times prior to the Effective Time;

“Voting Agreement” are to the Voting Agreement, dated as of February 12, 2024, by and among NNAG, Nava and the other parties named therein;

“NNAG” are to 99 Acquisition Group Inc., a Delaware Corporation;

“NNAG IPO” are to the initial public offering by NNAG which closed on August 22, 2023;

“NNAG’s Class A common stock” are, prior to consummation of the Transactions, to NNAG’s Class A common stock, par value $0.0001 per share and, following consummation of the Transactions, to the Combined Company’s Common Stock;

“NNAG’s Class B common stock” are to NNAG’s Class B common stock, par value $0.0001 per share;

“private placement warrants” are to NNAG’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the NNAG IPO;

“pro forma” are to giving pro forma effect to the Transactions and the other related events contemplated by the Merger Agreement;

“public shares” are to shares of NNAG’s Class A common stock sold as part of the units in the NNAG IPO (whether they were purchased in the NNAG IPO or thereafter in the open market);

“public stockholders” are to the holders of NNAG’s public shares, including the Sponsor and NNAG’s officers and directors to the extent the Sponsor and NNAG’s officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to NNAG’s warrants sold as part of the units in the NNAG IPO (whether they were purchased in the NNAG IPO or thereafter in the open market);

“rights” refer to rights to receive one-fifth (1/5) of one (1) NNAG’s Class A common stock upon consummation of NNAG initial business combination.

“SEC” are to the United States Securities and Exchange Commission;

“Securities Act” are to the Securities Act of 1933, as amended;

“Sponsor” are to 99 Acquisition Sponsor LLC, a Delaware limited liability company;

“Transaction Costs” are to costs and expenses incurred by NNAG and Nava in connection with the Merger Agreement, the Additional Agreements and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants;

“Transactions” are to the Merger, together with the other transactions contemplated by the Merger Agreement and the related agreements;

“trust account” are to the trust account of NNAG that holds the proceeds from the NNAG IPO; and

“warrants” are to the public warrants and the private placement warrants.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed business combination. The following questions and answers do not include all the information that is important to NNAG stockholders. Stockholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed business combination and the voting procedures for the special meeting.

Q.     Why am I receiving this proxy statement/prospectus?

A.     NNAG and Nava have agreed to a business combination under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A, and NNAG encourages its stockholders to read it in its entirety. NNAG’s stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for the Merger of Merger Sub with and into Nava, with Nava surviving such merger as a wholly owned subsidiary of NNAG. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

This proxy statement/prospectus and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.

Q.     When and where is the Special Meeting?

A.     The special meeting will be held via live webcast on [_], 2024 at [_] a.m. Eastern Time. The special meeting can be accessed by visiting https://www.cstproxy.com/[_], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

Q.     What are the proposals on which I am being asked to vote at the special meeting?

A.     The stockholders of NNAG will be asked to consider and vote on the following proposals at the special meeting:

1.      a proposal to approve the business combination described in this proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.      a proposal to approve and adopt the second amended and restated certificate of incorporation of NNAG in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.      a proposal to approve and adopt the Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 3 — The Incentive Plan Proposal”;

4.      a proposal to elect seven directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. Please see the section entitled “Proposal No. 4 — The Director Election Proposal”;

5.      a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding NNAG’s Class A common stock and the resulting change in control in connection with the Transactions. Please see the section entitled “Proposal No. 5 — Nasdaq proposal”; and

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6.      a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. Please see the section entitled “Proposal No. 6 — The Adjournment Proposal.”

NNAG will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the director election proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.     Why is NNAG proposing the business combination?

A.     NNAG was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On August 22, 2023, NNAG completed its initial public offering of units, with each unit consisting of one share of its NNAG’s Class A common stock, one warrant and one right, raising total gross proceeds of approximately $75,000,000. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock at a price of $11.50 per share, subject to adjustment. Each right entitles the holder thereof to receive one-fifth (1/5) of one share of NNAG’s Class A common stock upon the consummation of an initial business combination. As of [_], 2024, the record date for the special meeting, there was approximately $[_] held in the trust account. Since the NNAG IPO, NNAG’s activity has been limited to the evaluation of business combination candidates.

Nava is a vertically integrated, tech-enabled integrative healthcare practice combining traditional, functional, holistic, and regenerative medicine. The NNAG Board conducted extensive due diligence on Nava’s business, financial condition, management team, and future growth prospects in executing upon and achieving its business plan. The NNAG Board considered the results of the diligence review. As a result, NNAG believes that a business combination with Nava will provide NNAG stockholders with an opportunity to participate in the ownership of a company with significant growth potential. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The NNAG Board of Directors’ Reasons for Approval of the Transactions.”

Q.     Why is NNAG providing stockholders with the opportunity to vote on the business combination?

A.     Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the business combination proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of the business combination.

Q.     What will happen in the business combination?

A.     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, NNAG will acquire Nava in a series of transactions we collectively refer to as the “business combination” or the “Transactions.” At the closing of the business combination contemplated by the Merger Agreement, among other things, Merger Sub will merge with and into Nava, with Nava surviving the Merger as a wholly owned subsidiary of NNAG.

Q.     Following the business combination, will the Combined Company’s securities continue to trade on a stock exchange?

A.     Yes. We have applied to have the Combined Company’s Common Stock and public warrants listed on Nasdaq. In connection with the business combination, NNAG will change its name to Nava Health MD, Inc. and upon the Closing, we expect that and the Combined Company’s Common Stock and warrants will begin trading on Nasdaq under the symbols “NAVA” and “NAVAW,” respectively. As a result, NNAG’s publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security. In addition, each right will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security.

Q.     How will the business combination impact the shares of NNAG outstanding after the business combination?

A.     Upon completion of the Transactions, we anticipate that: (1) the Nava Stockholders are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, and (3) NNAG’s public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that no public stockholders exercise their redemption rights in connection with the Transactions, and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current NNAG stockholders in the Combined Company will be different. Upon the Effective Time, we anticipate that Nava will be a wholly owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

Q.     Will the management of Nava change in the business combination?

A.     We anticipate that Bernie Dancel, the CEO of Nava, and [_], the CFO of Nava, will respectively be appointed Chief Executive Officer and Chief Financial Officer of the Combined Company at Closing. In addition, following the Closing, the Combined Company’s board of directors will include seven directors, six of whom will be nominated by Nava and one of whom will be nominated by NNAG. At least four of the seven directors are expected to be independent such that a majority of the board of directors is independent. Please see the sections entitled “Proposal No. 4 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Q.     What equity stake will current NNAG stockholders and Nava stockholders hold in the Combined Company immediately after the consummation of the Transactions?

A.     Impact of the Business Combination on the Combined Company’s Public Float

As of the date of this proxy statement/prospectus, there are (i) [_] shares of common stock issued and outstanding, which includes the 2,500,000 founder shares held by the Sponsor, the 7,500,000 public shares, and the 75,000 shares of Class A common stock held by EF Hutton, the underwriter in the Company’s IPO, (ii) 10,365,500 warrants issued and outstanding, which includes the 2,865,500 private placement warrants held by the Sponsor and the 7,500,000 public warrants, and (iii) 7,500,000 rights issued and outstanding. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Each right entitles the holder thereof to receive one-fifth (1/5) of one (1) NNAG’s Class A common stock upon consummation of NNAG initial business combination. Each will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security. Therefore, as of the date of this proxy statement/prospectus, the NNAG fully diluted share capital would be [_] common stock equivalents. The Nava Stockholders will receive 32,000,000 shares of Combined Company common stock as consideration for the merger. Giving effect to the Transactions and assuming no redemptions, upon Closing, the fully diluted share capital of the Combined Company will be [_] common stock equivalents.

Upon completion of the Transactions, we anticipate that: (1) the Nava Stockholders are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, and (3) NNAG’s public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, and [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions. These levels of ownership interest assume (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) full exercise of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current NNAG stockholders in the Combined Company will be different. Upon the Effective Time, we anticipate that Nava will be a wholly owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming No Redemption(a)		Assuming 50% Redemption		Assuming Maximum Redemption(b)
	Shares	%	Shares	%	Shares	%
Non-redeeming NNAG stockholders(c)	9,000,000	21.1%	5,250,000	13.5%	1,500,000	4.3%
Sponsor(d)	1,500,000	3.5%	1,500,000	3.9%	1,500,000	4.3%
EF Hutton(e)	75,000	0.2%	75,000	0.2%	75,000	0.2%
Nava stockholders(f)	32,000,000	75.2%	32,000,000	82.4%	32,000,000	91.2%
Total number of shares outstanding	42,575,000	100%	38,825,000	100%	35,075,000	100%

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(a)      Assumes no redemptions by NNAG stockholders.

(b)      Assumes 100% redemptions by NNAG stockholders.

(c)      The shares held by the non-redeeming stockholders of NNAG include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,500,000 shares of common stock underlying the rights included in the public units.

(d)      Consists of 1,500,000 founder shares that remain after giving effect to the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously-issued shares upon the Closing.

(e)      Consists of 75,000 representative shares.

(f)      Consists of shares issued as Merger Consideration in the Business Combination.

See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Q.     What conditions must be satisfied to complete the Business Combination?

A.     There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of NNAG of the business combination proposal, the Nasdaq proposal, the charter proposal, the incentive plan proposal and the director proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

Q.     What happens if I sell my shares of NNAG’s Class A common stock before the special meeting?

A.     The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of NNAG’s Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of NNAG’s Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of NNAG’s Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.     What constitutes a quorum at the special meeting?

A.     A majority of the voting power of all issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present via the virtual meeting platform, or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. As of the record date for the special meeting, [_] shares of our common stock would be required to be present at the special meeting to achieve a quorum.

NNAG’s bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

Q.     What vote is required to approve the proposals presented at the special meeting?

A.     The approval of each of the business combination proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. As a result, in the event that only the minimum number of shares representing a quorum is present at the special meeting, in addition to our initial stockholders’ founder shares and the representative shares, we would need [_], or [_]%, of the 7,500,000 public shares to be voted in favor of the business combination proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal in order to have such proposals approved (assuming that the initial stockholders do not purchase any units or shares in the open-market). Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of at least a majority of all of NNAG’s outstanding shares of common stock, and the approval of the charter proposal also requires the affirmative vote of holders of a majority of NNAG’s Class A common stock, or [_] public shares, voting as a separate class. As a result, in the event that only the minimum number of shares representing a quorum is present at the special meeting, in addition to our initial stockholders’ founder shares and the representative shares, we would need only [_], or [_]%, of the 7,500,000 public shares to be voted in favor of the charter proposal in order to have such proposal approved (assuming that the initial stockholders do not purchase any units or shares in the open-market).

Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of NNAG’s common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. NNAG stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Q.     How many votes do I have at the special meeting?

A.     Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of [_], 2024, the record date for the special meeting. As of the close of business on the record date, there were [_] outstanding shares of our common stock.

Q.     Do I have redemption rights?

A.     If you are a holder of public shares, you have the right to demand that NNAG redeem such shares for a pro rata portion of the cash held in NNAG’s trust account. NNAG sometimes refers to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the

Exchange Act) will be restricted from seeking redemption with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Q.     How do I exercise my redemption rights?

A.     If you are a holder of public shares and wish to exercise your redemption rights, you must demand that NNAG redeem your shares into cash no later than the second business day preceding the vote on the business combination proposal by delivering your stock to NNAG’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the special meeting. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes and prior to deduction of any applicable taxes, was approximately $[_] or $[_] per share, as of [_], 2024, the record date for the special meeting). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the business combination. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of NNAG’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to NNAG’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that NNAG’s transfer agent return the shares (physically or electronically). You may make such request by contacting NNAG’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by NNAG’s transfer agent prior to the vote taken on the business combination proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

If a redemption demand is properly made as described above, then, if the business combination is consummated, NNAG will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of NNAG common stock for cash.

Q.     What are the U.S. federal income tax consequences of exercising my redemption rights?

A.     In the event that a U.S. Holder elects to redeem its public shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of public shares under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the public shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the public shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its public shares for cash.

Q.     What are the U.S. federal income tax consequences of the Business Combination?

A.     For U.S. federal income tax purposes, it is expected that the business combination will qualify as either (a) a reorganization within the meaning of Section 368(a) of the Code or (b) a tax-deferred contribution described in Section 351(a) of the Code. However, if certain requirements are not satisfied, the Merger would

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be treated, for U.S. federal income tax purposes, as a taxable exchange by the holders of Nava common stock for the Combined Company’s common stock. See “U.S. Federal Income Tax Consequences of the Business Combination” for a more detailed discussion of the U.S. federal income tax consequences of the business combination.

Q.     How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any public warrant holders post business combination?

A.     The Public Warrants are identical to the Private Placement Warrants. The Sponsor agreed not to transfer, assign or sell any of the Private Placement Warrants, including the common stock issuable upon exercise of such warrants (except to certain permitted transferees) until 30 days after the Closing.

Following the Closing, the Combined Company may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you. The Combined Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of NNAG Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption, provided that certain other conditions are met. If and when the Public Warrants become redeemable by the Combined Company, it may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, the Combined Company may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

If a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 60 days from the consummation of NNAG’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Combined Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Historical trading prices for shares of NNAG Common Stock have varied between a low of approximately $[_] per share on [_], 2024 to a high of approximately $[_] per share on [_], 2024 but have not approached the $18.00 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day period after they become exercisable and prior to their expiration, at which point the Public Warrants would become redeemable). In the event that, after the Transactions, the Combined Company elects to redeem all of the redeemable warrants as described above, the Combined Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement dated August 17, 2023, between NNAG and Continental Stock Transfer & Trust Company, as warrant agent, shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to DTC. Please see “Risk Factors — Even if NNAG consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless” and “Risk Factors — NNAG may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants” for more information.

Q.     Do I have appraisal rights if I object to the proposed business combination?

A.     No. Neither NNAG stockholders nor its unit or warrant holders have appraisal rights in connection with the business combination under the DGCL. Please see the section entitled “Special Meeting of NNAG Stockholders — Appraisal Rights.”

Q.     What happens to the funds deposited in the trust account after consummation of the business combination?

A.     The net proceeds of the NNAG IPO and the concurrent private placement, a total of $75,750,000, were placed in the trust account immediately following the NNAG IPO. As of [_], 2024, the record date for the special meeting, there was approximately $[_] held in the trust account (prior to the deduction of any applicable taxes). After consummation of the business combination, the funds in the trust account will be used to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination (including aggregate fees of up to $2,625,000 as deferred underwriting commissions) and to fund the Merger Consideration.

Q:     Will NNAG enter into any financing arrangements in connection with the Business Combination?

A:     Yes. Pursuant to the Merger Agreement, upon the Closing, NNAG will have cash and cash equivalents equal to or greater than $20,000,000 (the “Minimum Cash Condition”), including funds remaining in the trust account (after giving effect to applicable redemption payments to NNAG stockholders) and the proceeds of any equity investment or debt financing, less deductions for Transaction Costs, which, in the aggregate, will not for purposes of this calculation exceed $1,000,000. As of the date of this proxy statement/prospectus, NNAG and Nava have not entered into any agreements relating to transaction financing for the proposed Merger. Assuming the maximum redemption of [_] million public shares at $[_] per share, for aggregate payment of approximately $[_] million from the trust account, we believe that our cash on hand following the consummation of the Merger will be sufficient to meet the Combined Company’s working capital and capital expenditure requirements through at least [_], 2024. The management teams of NNAG and Nava are continuing to analyze the available financing options based on cost, amount available under the facility and the future impact that any financing would have on the capitalization of the Combined Company. NNAG, NNAG’s sponsor, Nava and their affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Merger.

Q.     What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.     NNAG’s public stockholders may vote in favor of the business combination and still exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

Q.     What happens if the business combination is not consummated?

A.     If NNAG does not complete the business combination with Nava for whatever reason, NNAG would search for another target business with which to complete a business combination. If NNAG does not complete a business combination with Nava or another target business by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation), NNAG must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the amount then held in the trust account divided by the number of outstanding public shares. The Sponsor and the Insiders have no redemption rights in the event a business combination is not effected in the completion window, and, accordingly, their founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to NNAG’s outstanding warrants and rights. Accordingly, the warrants and rights will be worthless. As of [_], 2024, the record date for the special meeting, there was approximately $[_] held in the trust account (prior to the deduction of any applicable taxes).

Q.     How does the Sponsor intend to vote on the proposals?

A.     The Sponsor owns of record and is entitled to vote an aggregate of 20% of the outstanding shares of NNAG’s common stock as of the record date. The Sponsor and the Insiders have agreed to vote any founder shares and any public shares held by them as of the record date, in favor of the Transactions. The Sponsor and Insiders may have interests in the Transactions that may conflict with your interests as a stockholder, see the sections entitled “Summary of the Proxy statement/prospectus — Interests of Certain Persons in the Business Combination” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q.     When do you expect the business combination to be completed?

A.     It is currently anticipated that the business combination will be consummated promptly following the NNAG special meeting which is set for [_], 2024, subject to the satisfaction of customary closing conditions; however, such meeting could be adjourned, as described above. For a description of the conditions to the completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Transactions.”

Q.     What do I need to do now?

A.     NNAG urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the Annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of NNAG. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.     How do I vote?

A.     The special meeting will be held via live webcast at [_] a.m. Eastern Time, on [_], 2024. The special meeting can be accessed by visiting https://www.cstproxy.com/[_], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

If you are a holder of record of NNAG common stock on [_], 2024, the record date for the special meeting, you may vote at the special meeting via the virtual meeting platform or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q.     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.     How will a broker non-vote impact the results of each proposal?

A.     Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. Stockholders of record may send a later-dated, signed proxy card to NNAG’s transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to NNAG’s transfer agent, which must be received prior to the vote at the special meeting.

Q.     What happens if I fail to take any action with respect to the special meeting?

A.     If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders, the business combination will be consummated in accordance with the terms of the Merger Agreement. If you fail to take any action with respect to the special meeting and the business combination is not approved, we will not consummate the business combination.

Q.     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.     Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.     What should I do if I receive more than one set of voting materials?

A.     Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your NNAG shares.

Q.     Who can help answer my questions?

A.     If you have questions about the Transactions or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

99 Acquisition Group Inc.
14 Noblewood Ct
Gaithersburg, MD 20878
Tel: (703) 371-4260

or:

Advantage Proxy, Inc.
PO Box 10904
Yakima, WA 98909
Tel: 866-894-0536 (toll-free)
Email: ksmith@advantageproxy.com

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about NNAG from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to NNAG’s transfer agent at the address below prior to the vote at the special meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Redemption Rights.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
(212) 509-4000

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination proposal, you should read this entire document carefully, including the Merger Agreement attached as Annex A to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

The Parties

NNAG

99 Acquisition Group Inc. is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. NNAG was incorporated under the laws of Delaware on June 14, 2022.

On August 22, 2023, NNAG closed its initial public offering of 7,500,000 units, with each unit consisting of one share of its NNAG’s Class A common stock, one warrant and one right, at an offering price of $10.00 per unit, generating total gross proceeds of $75,000,000. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock at a price of $11.50 per share, subject to adjustment. Each right entitles the holder thereof to receive one-fifth (1/5) of one share of NNAG’s Class A common stock upon the consummation of an initial business combination.

Simultaneously with the consummation of the NNAG IPO and the exercise of the underwriters’ over-allotment option, NNAG consummated the private sale of 2,865,500 warrants at $1.00 per warrant for an aggregate purchase price of $2,865,500. A total of $75,750,000, was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The NNAG IPO was conducted pursuant to a registration statement on Form S-1 that became effective on August 17, 2023.

As of [_], 2024, the record date for the special meeting, there was approximately $[_] held in the trust account (prior to the deduction of any applicable taxes).

NNAG’s units, Class A common stock, warrants and rights are listed on the Nasdaq under the symbols “NNAGU”, “NNAG”, “NNAGW” and “NNAGR”, respectively. Upon the Closing, we expect that the Combined Company’s common stock and public warrants will begin trading on Nasdaq under the symbols “NAVA” and “NAVAW”, respectively.

The mailing address of NNAG’s principal executive office is 14 Noblewood Ct Gaithersburg, MD 20878. Its telephone number is (703) 371-4260. After the consummation of the business combination, its principal executive office will be that of Nava.

Merger Sub

NNAG Merger Sub, Inc. is a wholly owned subsidiary of NNAG formed solely for the purpose of effectuating the Merger described herein. Merger Sub was incorporated under the laws of Maryland as a corporation on February 2, 2024. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive office is 14 Noblewood Ct Gaithersburg, MD 20878. Its telephone number is (703) 371-4260. After the consummation of the business combination, Merger Sub will cease to exist as a separate legal entity.

Nava

Nava is a Maryland corporation that was formed in 2013 as Nava Health MD, LLC, a Maryland limited liability company. In February 2023, Nava converted from a limited liability company to a corporation. Nava is a vertically integrated, tech-enabled healthcare practice that provides traditional, functional, holistic, and regenerative medicine services to its clients through an integrative healthcare model. Its innovative medical practice uses a data-driven, personalized approach to medicine to optimize health and increase longevity. As of January 31, 2024, there were 12,044,430 shares of Nava’s common stock, par value $.01 per share, issued and outstanding. In addition, as of such date, convertible promissory notes in the aggregate amount of $1,371,333 were outstanding that could be converted for an aggregate of 491,156 shares of Nava’s common stock.

The mailing address of Nava’s principal executive office is 9755 Patuxent Woods Drive, Suite 100, Columbia, Maryland 21046. Its telephone number is [_].

Controlled Company

Because Ascend One Corporation, the majority stockholder of Nava, will hold approximately [_]% of the voting power of the Combined Company upon the closing of the Transactions, the Combined Company will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. We do not currently expect to rely upon the “controlled company” exemptions. However, the Combined Company may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. See “Risk Factors — Upon completion of the Transactions, the Combined Company will become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to stockholders of companies that are subject to such requirements.”

Emerging Growth Company

NNAG is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statement/prospectus, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find NNAG’s securities less attractive as a result, there may be a less active trading market for NNAG’s securities and the prices of its securities may be more volatile.

NNAG will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the NNAG IPO, (b) in which NNAG has total annual gross revenue of at least $1.07 billion, or (c) in which NNAG is deemed to be a large accelerated filer, which means the market value of NNAG’s common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which NNAG has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

Structure of the Transactions

On February 12, 2024, NNAG entered into the Merger Agreement with Merger Sub and Nava. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction by which Merger Sub will merge with and into Nava with Nava surviving such merger as a wholly owned subsidiary of NNAG.

Merger Consideration

The Merger Agreement provides for NNAG to issue to the Nava Stockholders, as the only stockholders of Nava prior to the Effective Time, aggregate consideration of 32,000,000 shares of the Combined Company’s common stock at the Effective Time.

In accordance with the terms and subject to the conditions of the Merger Agreement, each share of Nava common stock outstanding immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Merger Consideration Shares. Upon the Effective Time, we anticipate that Nava will be a wholly owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, good standing and qualification, (ii) capital structure, (iii) authorization to enter into the Merger Agreement, (iv) compliance with laws and permits, (v) taxes, (vi) financial statements and internal control over financial reporting, (vii) real and personal property, (viii) material contracts, (ix) environmental matters, (x) absence of changes, (xi) employee matters, (xii) litigation, and (xiii) brokers and finders.

Covenants

Conduct of Business Pending the Business Combination

Each of Nava and NNAG have agreed that, except as expressly contemplated by the Merger Agreement or the Additional Agreements, as required by law, or as consented to in writing by the other (which consent shall not be unreasonably conditioned, withheld, or delayed), from the date of the Merger Agreement until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms, each party must:

(i)     conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices,

(ii)    duly and timely file all tax returns required to be filed (or obtain a permitted extension with respect thereto) and pay any and all taxes due and payable during such time period,

(iii)   duly observe and comply with all applicable laws, and

(iv)   use its commercially reasonable efforts to preserve intact in all material respects its business organization, assets, permits, properties, and material business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties.

In addition, except as expressly contemplated by the Merger Agreement or the Additional Agreements, as required by applicable law, or as previously disclosed, from the date of the Merger Agreement until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms, without the other’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither Nava nor NNAG shall, or permit its subsidiaries to, among other things:

(i)     amend, modify, or supplement its governing documents;

(ii)    amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under any material contract;

(iii)   other than in the ordinary course of business, modify, amend, or enter into any contract, agreement, lease, license, or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by Nava or NNAG, as applicable, of more than $200,000 (individually or in the aggregate);

(iv)   make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v)      sell, lease, license or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed in the Merger Agreement or in the ordinary course of business;

(vi)     solely in the case of Nava, sell, exclusively license, abandon, permit to lapse, assign, transfer, or otherwise dispose of any intellectual property owned by Nava;

(vii)    solely in the case of Nava, permit any material registered owned intellectual property to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii)   (A) pay, declare, or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix)     (A) make any loan, advance or capital contribution to, or guarantee for the benefit of, any person or entity; (B) incur any indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made by NNAG as working capital advances and (2) intercompany indebtedness; or (C) repay or satisfy any indebtedness, other than the repayment of indebtedness in accordance with the terms thereof;

(x)      suffer or incur any lien, except for permitted liens, on its assets;

(xi)     delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of Nava, in the ordinary course of business);

(xii)    merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other person or entity, make any material investment in any person or entity, or be acquired by any other person;

(xiii)   terminate or allow to lapse any insurance policy protecting any of Nava’s, its subsidiaries’, or NNAG’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv)   adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof;

(xv)    institute, settle or agree to settle any legal action, litigation, suit, claim, hearing, proceeding or investigation before any governmental authority in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi)   except as required by generally accepted accounting principles in the United States (“GAAP”), make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xvii)  change its principal place of business or jurisdiction of organization;

(xviii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than any redemption by NNAG of shares of common stock held by its public stockholders as contemplated under the Merger Agreement;

(xix)   (A) make, change, or revoke any material tax election; (B) change any method of accounting other than as required under GAAP or Public Company Accounting Oversight Board rules or requirements; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; (D) enter into any tax allocation, tax sharing, tax indemnity or other closing agreement relating to any taxes; or (E) surrender or forfeit any right to claim a tax refund;

(xx)    enter into any transaction with or distribute or advance any material assets or property to any of its affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi)   solely in the case of Nava, other than as required by any employee benefit or compensation plans, policies, programs, arrangements or payroll practices (each, a “Plan”), (A) increase or change the compensation or benefits of any employee or service provider, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) make any loan to any present or former employee or other individual service provider, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii)  fail to duly observe and conform to any applicable laws and orders;

(xxiii) authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any subsidiary; or

(xxiv) enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the foregoing.

Other Covenants of the Parties

The Merger Agreement contains certain additional covenants of NNAG and Nava, including covenants regarding:

(i)       providing the other with reasonable access to its properties and books and records;

(ii)      notifying the other of any occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result, in a Material Adverse Effect with respect to such party;

(iii)     notifying the other of any legal action, litigation, suit, claim, hearing, proceeding or investigation before any governmental authority relating to, involving, or otherwise affecting it, its stockholders, or their equity, assets, or business, or that relate to the consummation of the Transactions, or any notice or other communication from any governmental authority in connection with the Transactions;

(iv)     cooperating in the preparation of this proxy statement/prospectus;

(v)      Nava’s delivery to NNAG of financial statements and other financial information;

(vi)     NNAG ensuring that it remains listed as a public company on, and that its securities are listed and tradable over, Nasdaq through the Closing;

(vii)    that NNAG use its reasonable best efforts to cause its initial listing application with Nasdaq in connection with the Transactions to be approved;

(vii)    NNAG calling and holding a meeting of its stockholders to adopt the Merger Agreement and approve the Business Combination and the other matters presented to NNAG’s stockholder for approval or adoption at the NNAG Special Meeting;

(viii)   Nava calling and holding a meeting of its stockholders to approve the Merger Agreement; and

(ix)     NNAG using its commercially reasonable efforts to (a) enter into and consummate subscription agreements with investors relating to a private investment in NNAG to purchase shares of NNAG common stock in connection with a private placement, or enter into non-redemption agreements with existing NNAG Stockholders, and/or enter into backstop arrangements with potential investors in NNAG, or (b) arrange debt financing in connection with the transactions contemplated under the Merger Agreement, in each case such that the Minimum Cash Condition is satisfied, in each case on terms mutually agreeable to NNAG and Nava.

Non-Solicitation Restrictions

NNAG and Nava have each agreed that, from the date of the Merger Agreement to the Closing Date, it will not take, nor will it permit any of its representatives to, encourage or initiate any negotiations with, or enter into any agreement with, any party in connection with a business combination other than with the other or take any other action intended or designed to facilitate the efforts to do so. Each of NNAG and Nava has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of the NNAG or Nava, as applicable, would be deemed a breach of the party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the Transactions is conditioned upon certain closing conditions, including, without limitation:

(i)       no governmental authority having enacted, issued, promulgated, enforced or entered any law or order that is then in effect that makes the Transactions illegal or otherwise prohibits consummation of the Transactions;

(ii)      each consent, approval or authorization of any governmental authority required of NNAG, Nava or any of their respective subsidiaries to consummate the Merger, as may be reasonably agreed upon by the parties after the date of the Merger Agreement having been obtained and being in full force and effect.

(iii)     no legal action having been commenced or asserted in writing (and not orally) by any governmental authority to enjoin or otherwise materially restrict the consummation of the Closing;

(iv)     the approval of the Merger Agreement by the requisite vote of the stockholders of Nava;

(v)      each of the proposals being considered at the NNAG Special Meeting having been approved by NNAG’s stockholders;

(vi)     the Combined Company’s initial listing application filed with Nasdaq in connection with the Transactions having been approved;

(vii)    the Minimum Cash Condition shall have been satisfied;

(viii)   the proxy statement/prospectus having been declared effective by the SEC;

(ix)     each party to the Merger Agreement having performed or complied with the provisions of the Merger Agreement applicable to it, subject to agreed-upon standards;

(x)      the truth and accuracy of each party’s representations and warranties included in the Merger Agreement, subject to agreed-upon standards;

(xi)     the absence of any material adverse effect with respect to a party to the Merger Agreement;

(xii)    the receipt by each of NNAG and Nava of a certificate, dated as of the Closing, signed by the Chief Executive Officer of the other, certifying the compliance with various closing conditions;

(xiii)   the execution by the relevant party or parties of the Additional Agreements;

(xiv)   Nava having provided all required third party consents;

(xv)    the Amended Charter having been filed with the Delaware Secretary of State and become effective;

(xvi)   Nava and NNAG will have received a certificate, dated as of the Closing Date, from the Secretary of the other certifying certain matters;

(xvii)  each requisite party, as applicable, will have executed and delivered to the other party a copy of each Additional Agreement to which they are a party;

(xviii) the receipt by Nava of the resignations of NNAG’s directors;

(xix)   the post-Effective Time Combined Company’s Board of Directors and the Nava Board being in compliance with the size and composition requirements of the Merger Agreement; and

(xx)    The Sponsor Forfeiture Agreement (as defined below) shall have been entered into and the same shall be in full force and effect.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation:

(i)     by the mutual written consent of the parties;

(ii)    by either NNAG or Nava if the Closing does not occur on or prior to June 30, 2024 (the “Outside Closing Date”), unless the breach of any covenants or obligations under the Merger Agreement by the party seeking to terminate (or, in the case of NNAG, by Merger Sub) proximately caused the failure to consummate the Transactions by the applicable date;

(iii)   by either NNAG or Nava if any governmental authority shall have issued an order, enacted a law, or taken any other action that has the effect of making the Transactions illegal or permanently restraining, enjoining, or otherwise prohibiting the consummation of the Transactions and such law, order or other action shall have become final and nonappealable, unless the failure by such party or its affiliates to comply with any provision of the Merger Agreement was a substantial cause of, or substantially resulted in, such action by such governmental authority;

(iv)   by Nava if NNAG fails to obtain commitments of at least $10,000,000 in the form of equity investments on or before February 29, 2024, for purposes of satisfying the Minimum Cash Condition;

(v)    by NNAG, subject to certain exceptions, if Nava has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Closing Date; and

(vi)   by Nava, subject to certain exceptions, if NNAG or Merger Sub has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Closing Date.

Except with respect to Transaction Costs, as described below, if the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of a willful breach of any covenant or agreement under the Merger Agreement or fraud. All costs and expenses incurred in connection with the Merger Agreement, the Additional Agreements and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided, however, that (a) if the Merger Agreement is terminated by NNAG because Nava has breached certain representations, warranties, agreements or covenants contained under the Merger Agreement to be performed on or prior to the Closing Date, then Nava shall reimburse NNAG for its Transaction Costs up to a maximum of $300,000; and (b) if Merger Agreement is terminated by the Nava because NNAG has breached certain representations, warranties, agreements or covenants contained under the Merger Agreement to be performed on or prior to the Closing Date, then NNAG shall reimburse Nava for its Transaction Costs up to a maximum of $300,000.

Certain Related Agreements

Company Support Agreement.    In connection with the execution of the Merger Agreement, certain stockholders of Nava and Nava entered into the Company Support Agreement pursuant to which, among other things, each such stockholder has agreed to vote in favor of the approval of the Merger Agreement, approval of the business combination and the other transactions contemplated by the Merger Agreement. The Company Support Agreement is attached as Annex E to this proxy statement/prospectus.

Parent Support Agreement.    In connection with the execution of the Merger Agreement, the Sponsor, Nava and NNAG entered into the Parent Support Agreement pursuant to which the Sponsor agreed (i) to vote the shares of NNAG common stock held by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, (ii) to not transfer, during the term of the Parent Support Agreement, any NNAG common stock owned by them, and (iii) to not transfer any NNAG common stock held by them in accordance with the lock-up provisions set forth in NNAG’s final prospectus filed with the U.S. Securities and Exchange Commission on August 21, 2023. The Parent Support Agreement is attached as Annex F to this proxy statement/prospectus.

Registration Rights Agreement.    The Nava Stockholders, the Sponsor, and EF Hutton, LLC (“EF Hutton” and, together with the Sponsor, the “Founder Holders”) will enter into the Registration Rights Agreement with the Combined Company in the form attached hereto as Annex I. An aggregate of [_] shares of Common Stock will be entitled to registration (the “Registrable Securities”) pursuant to the Registration Rights Agreement, which consist of 2,500,000 founder shares held by the Sponsor, 75,000 representative shares held by EF Hutton, LLC, 2,865,500 shares of common stock issuable upon exercise of the private placement warrants held by the Sponsor, and [_].At any time and from time to time after the Closing, either (i) the Nava Stockholders or (ii) the Founder Holders may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The Nava Stockholders and the Founder Holders are entitled to exercise two demand registrations under the Registration Rights Agreement. If at any time following the Closing, the Combined Company proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Registration Rights Agreement are subject to certain requirements and customary conditions. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Registrable Securities. The Combined Company will bear the expenses incurred in connection with the filing of any registration statements under the Registration Rights Agreement.

Company Lock-Up Agreement.    Nava and Ascend One Corporation will enter into the Company Lock-Up Agreement pursuant to which, among other things, Ascend One Corporation will agree to the restriction of the sale, transfer or other disposition of certain of the shares it will receive at the Closing in connection with the business combination. The Company Lock-Up Agreement is attached as Annex G to this proxy statement/prospectus.

Voting Agreement.    In connection with the execution of the Merger Agreement, Ascend One Corporation and the directors and officers of Nava (the “Nava Principal Stockholders”) entered into a voting and support agreement with NNAG and the Sponsor (the “Voting Agreement”). Under the Voting Agreement, each Nava Principal Stockholders agreed that, at any meeting of Nava’s stockholders related to the transactions contemplated by the Merger Agreement, each such Nava Principal Stockholders will appear at the meeting or otherwise cause its shares to be voted (i) in favor of the Merger Agreement and the transactions contemplated thereby, and authorize and approve any amendment to Nava’s governing documents that is deemed necessary or advisable by Nava to effect the Merger; and (ii) against any other action would reasonably be expected to impede, interfere with or adversely affect the Merger.

The Voting Agreement also restricts the Nava Principal Stockholders from, among other things, selling, assigning or otherwise transferring any of its shares unless the buyer, assignee or transferee thereof executes a joinder agreement to the Voting Agreement in a form reasonably acceptable to NNAG. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, a copy of which is attached as Annex J to this proxy statement/prospectus.

In addition, the Voting Agreement requires the Sponsor (a) to vote all shares of voting capital stock of the Combined Company that the Sponsor owns from time to time and is entitled to vote (all such shares and any successor voting securities with respect to which ownership of record or the power to vote is hereafter acquired by the Sponsor, the “Sponsor Shares”) for the election of the directors designated by Nava (the “Nava Designees”) to the board of directors of the Combined Company at each meeting of the stockholders of the Combined Company and (b) to use its good faith efforts to cause its affiliates to vote all shares of capital stock of the Combined Company that they own from time to time and are entitled to vote for the election of the Nava Designees to the board of directors of the Combined Company at each meeting of the stockholders of the Combined Company.

Non-Competition and Non-Solicitation Agreement.    At the Closing, NNAG, Nava and Bernie Dancel (the “Key Management Member”) will enter into non-competition and non-solicitation agreement (the “Non-Competition and Non-Solicitation Agreement”), pursuant to which the Key Management Member and its affiliates will agree not to compete with the Combined Company during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The Non-Competition and Non-Solicitation Agreement also contains customary non-disparagement and confidentiality provisions. The foregoing description of the Non-Competition and Non-Solicitation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Competition and Non-Solicitation Agreement, a copy of which is attached as Annex K to this proxy statement/prospectus.

Sponsor Forfeiture Agreement.    Simultaneously with the Closing, the Sponsor, NNAG and Nava will enter into a Sponsor Forfeiture Agreement in a form to be mutually agreed upon by NNAG, Nava and the Sponsor, each acting reasonably (the “Sponsor Forfeiture Agreement”). Pursuant to the Sponsor Forfeiture Agreement, the Sponsor will forfeit for no consideration all of the 1,000,000 shares of NNAG common stock. Effective upon the Closing, the Sponsor shall be automatically deemed to have irrevocably transferred to NNAG, surrendered, and forfeited for no consideration all of the 1,000,000 the shares of NNAG common stock specified in the Sponsor Forfeiture Agreement, and such shares of NNAG common stock shall, by virtue of the Merger, be deemed to have been canceled and extinguished.

Incentive Plan.    Prior to consummation of the Business Combination, the NNAG Board approved a new equity incentive plan, the Combined Company’s 2024 Stock Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to enhance our ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Combined Company by providing these individuals with equity ownership and other incentive opportunities. Stockholders are being asked to consider and approve the Incentive Plan, which will initially reserve 12,000,000 shares of our common stock for issuance pursuant to future grants made under the Incentive Plan. The Incentive Plan is attached as Annex D to this proxy statement/prospectus. Please see the section entitled “Proposal No. 3 — The Incentive Plan Proposal — Description of the Material Features of the Incentive Plan.”

Impact of the Business Combination on the Combined Company’s Public Float

As of the date of this proxy statement/prospectus, there are (i) [_] shares of common stock issued and outstanding, which includes the 2,500,000 founder shares held by the Sponsor, the 7,500,000 public shares, and the 75,000 shares of Class A common stock held by EF Hutton, the underwriter in the Company’s IPO, (ii) 10,365,500 warrants issued and outstanding, which includes the 2,865,500 private placement warrants held by the Sponsor and the 7,500,000 public warrants, and (iii) 7,500,000 rights issued and outstanding. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Each right entitles the holder thereof to receive one-fifth (1/5) of one (1) NNAG’s Class A common stock upon consummation of NNAG initial business combination. Each will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security. Therefore, as of the date of this proxy statement/prospectus, the NNAG fully diluted share capital would be [_] common stock equivalents. The Nava Stockholders will receive 32,000,000 shares of Combined Company common stock as consideration for the Merger. Giving effect to the Transactions and assuming no redemptions, upon Closing, the fully diluted share capital of the Combined Company will be [_] common stock equivalents.

Upon completion of the Transactions, we anticipate that: (1) the Nava Stockholders are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, and (3) NNAG’s public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, and [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions. These levels of ownership interest assume (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) full exercise of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current NNAG stockholders in the Combined Company will be different. Upon the Effective Time, we anticipate that Nava will be a wholly owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming No Redemption(a)		Assuming 50% Redemption		Assuming Maximum Redemption(b)
	Shares	%	Shares	%	Shares	%
Non-redeeming NNAG stockholders(c)	9,000,000	21.1%	5,250,000	13.5%	1,500,000	4.3%
Sponsor(d)	1,500,000	3.5%	1,500,000	3.9%	1,500,000	4.3%
EF Hutton(e)	75,000	0.2%	75,000	0.2%	75,000	0.2%
Nava stockholders(f)	32,000,000	75.2%	32,000,000	82.4%	32,000,000	91.2%
Total number of shares outstanding	42,575,000	100%	38,825,000	100%	35,075,000	100%

____________

(a)      Assumes no redemptions by NNAG stockholders.

(b)      Assumes 100% redemptions by NNAG stockholders.

(c)      The shares held by the non-redeeming stockholders of NNAG include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,500,000 shares of common stock underlying the rights included in the public units.

(d)      Consists of 1,500,000 founder shares that remain after giving effect to the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously-issued shares upon the Closing.

(e)      Consists of 75,000 representative shares.

(f)      Consists of shares issued as Merger Consideration in the Business Combination.

See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Matters Being Voted On

The stockholders of NNAG will be asked to consider and vote on the following proposals at the special meeting:

1.      a proposal to approve the business combination described in this proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.      a proposal to approve and adopt the second amended and restated certificate of incorporation of NNAG in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.      a proposal to approve and adopt the Combined Company’s 2024 Stock Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 3 — The Incentive Plan Proposal”;

4.      a proposal to elect seven directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. Please see the section entitled “Proposal No. 4 — The Director Election Proposal”;

5.      a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding NNAG’s Class A common stock and the resulting change in control in connection with the Transactions. Please see the section entitled “Proposal No. 5 — “Nasdaq proposal”; and

6.      a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. Please see the section entitled “Proposal No. 6 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting of NNAG’s Stockholders

The special meeting of stockholders of NNAG will be held via live webcast at [_] a.m. Eastern Time, on [_], 2024. The special meeting can be accessed by visiting https://www.cstproxy.com/[_], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

At the special meeting, stockholders will be asked to consider and vote upon the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and if necessary, the adjournment proposal to permit further solicitation and vote of proxies if NNAG is not able to consummate the Transactions.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of NNAG common stock at the close of business on [_], 2024, which is the record date for the special meeting. Stockholders will have one vote for each share of NNAG common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. NNAG warrants do not have voting rights. On the record date, there were [_] shares of NNAG common stock outstanding, of which 7,500,000 were public shares with the rest being held by the Sponsor.

Quorum and Vote of NNAG Stockholders

A quorum of NNAG stockholders is necessary to hold a valid meeting. A quorum will be present at the NNAG special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

The Sponsor owns of record and is entitled to vote 20% of the outstanding shares of NNAG Common Stock as of the record date. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sponsor, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•        the approval of each of the business combination proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal will have no effect on such proposals;

•        the approval of the charter proposal requires the affirmative vote of holders of at least a majority of all of NNAG’s outstanding shares of common stock, and the approval of the charter proposal also requires the affirmative vote of holders of a majority of NNAG’s Class A common stock voting as a separate class. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal; and

•        directors are elected by a plurality of all of the votes cast by holders of shares of NNAG’s common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. NNAG stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Abstentions will have the same effect as a vote “against” the charter proposal, but will have no effect on the other proposals. Please note that holders of the public shares cannot seek redemption of their shares for cash unless they affirmatively vote “for” or “against” the business combination proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Redemption Rights

Pursuant to NNAG’s current certificate of incorporation, a holder of public shares may demand that NNAG redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that NNAG redeem their shares for cash no later than the second business day prior to the vote on the business combination proposal by delivering their stock to NNAG’s transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, NNAG will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination. As of [_], 2024, the record date for the special meeting, this would amount to approximately $[_] per share (prior to the deduction of any applicable taxes). If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of NNAG common stock for cash and will no longer own the shares. Please see the section entitled “Special Meeting of NNAG Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

Holders of NNAG warrants will not have redemption rights with respect to such securities.

Appraisal Rights

NNAG stockholders, NNAG unitholders and NNAG warrant holders do not have appraisal rights in connection with the Transactions under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. NNAG has engaged Advantage Proxy, Inc. (“Advantage Proxy”) to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares during the meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of NNAG Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

The Sponsor has invested an aggregate of approximately $[_] million, including investments in founder shares, private placement warrants, promissory notes and advances, which it stands to forfeit and lose if NNAG is unable to complete a business combination prior to May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation). Such founder shares, private placement warrants, promissory notes and advances had an aggregate market value of $[_] million, based on the closing price of NNAG’s shares of common stock and warrants on Nasdaq [_], 2024 of $[_] and $[_], respectively. Certain officers and directors of NNAG have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of NNAG will receive any interest in the Transactions other than the interests they owned prior to the Transactions or as described herein.

Certain of NNAG’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of NNAG’s stockholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Transactions and in unanimously approving, as members of the NNAG Board, the Merger Agreement and the transactions contemplated therein, including the Transactions (as described in the section entitled “Proposal No. 1 — The Business Combination Proposal — NNAG’s Board of Directors’ Reasons for Approval of the Transactions” beginning on page 88). The NNAG Board concluded that the potential benefits that it expected NNAG and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. When you consider the recommendation of the NNAG Board in favor of approval of the Merger, you should keep in mind that NNAG’s directors and officers have interests in the Transactions that are different from, or in addition to, your interests as a stockholder, including:

•        If the Transactions or another business combination are not consummated by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation), NNAG will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the NNAG Board, dissolving and liquidating. In such event, the 2,500,000 founder shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $[_] based upon the closing price of $[_] per share on the Nasdaq on [_], 2024, the record date for the special meeting. As a result of the nominal price of $[_] per founder share paid by the Sponsor compared to the recent market price of NNAG’s Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the founder shares even if the holders of NNAG’s Class A common stock experience a negative rate of return on their investments in the Class A common stock. Such founder shares are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal — Parent Support Agreement.”

•        The Sponsor purchased an aggregate of 2,865,500 private placement warrants from NNAG for an aggregate purchase price of $2,865,500 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the NNAG IPO. A portion of the proceeds NNAG received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $[_] based upon the closing price of $[_] per warrant on the Nasdaq on [_], 2024, the record date for the special meeting. The private placement warrants will become worthless if NNAG does not consummate a business combination by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation). Such private placement warrants are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal — Parent Support Agreement.”

•        The Sponsor may loan to NNAG additional funds for working capital purposes prior to the Closing. As of [_], 2024, there was $[_] outstanding under promissory notes issued to the Sponsor to fund working capital. From time to time, affiliates of the Sponsor advance funds to NNAG or pay expenses on behalf of NNAG for formation and operating costs. As of [_], 2024, the outstanding balance due was $[_]. If the business combination is not consummated and NNAG does not otherwise consummate another business combination prior to May 22, 2024 (or up to November 22, 2024 if NNAG extends the period of time to consummate a business combination), then there will likely be insufficient funds to repay the advances and pay amounts due under the promissory notes;

•        If NNAG is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NNAG for services rendered or contracted for or products sold to NNAG. If NNAG consummates a business combination, on the other hand, NNAG will be liable for all such claims.

•        Unless NNAG consummates an initial business combination, NNAG’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account. NNAG’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on NNAG’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $[_] in the aggregate. However, if NNAG fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, NNAG may not be able to reimburse these expenses if the Transactions or another business combination, are not completed within the completion window.

•        The NNAG amended and restated certificate of incorporation provides that NNAG renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NNAG management on the one hand, and NNAG, on the other hand, or the participation of which would breach any existing legal obligation, under applicable law or otherwise, of a member of NNAG management to any other entity. NNAG is not aware of any such corporate opportunities not being offered to NNAG and does not believe that waiver of the corporate opportunities doctrine has materially affected NNAG’s search for an acquisition target or will materially affect NNAG’s ability to complete an initial business combination.

•        The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•        The Sponsor and directors and officers of NNAG have agreed not to redeem any shares of NNAG Common Stock they hold in connection with a stockholder vote to approve a proposed initial business combination.

•        The Sponsor and directors and officers of NNAG have agreed not to redeem any shares of NNAG Common Stock they hold in connection with a stockholder vote to approve a proposed initial business combination.

•        Hiren Patel is expected to be appointed to the board of directors of the Combined Company after the consummation of the Transactions, and each may in the future receive cash compensation, stock options or stock awards that the Combined Company determines to pay to its directors.

These interests may influence NNAG’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. See “Risk Factors — Risks Related to NNAG and the Business Combination — Because NNAG’s Sponsor, officers and directors will lose their entire investment in NNAG if the Business Combination or an alternative business combination is not completed, and because NNAG’s Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether Nava was appropriate for NNAG’s initial business combination” and “Risk Factors — Risks Related to NNAG and the Business Combination — Some of the NNAG and Nava officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Board of Directors following the Business Combination

Upon consummation of the Transactions, seven directors will be elected to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement.

Please see the sections entitled “Proposal No. 4 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Recommendation to Stockholders

The NNAG Board believes that the business combination proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of NNAG’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented.

When you consider the NNAG Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of NNAG stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The NNAG Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the NNAG stockholders that they vote “FOR” the proposals presented at the special meeting.

Emerging Growth Company

NNAG is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statement/prospectus, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find NNAG’s securities less attractive as a result, there may be a less active trading market for NNAG’s securities and the prices of its securities may be more volatile.

NNAG will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the NNAG IPO, (b) in which NNAG has total annual gross revenue of at least $1.07 billion, or (c) in which NNAG is deemed to be a large accelerated filer, which means the market value of NNAG’s common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which NNAG has issued more than $1.00 billion in non-convertible debt during the prior three-year period.

Tax Consequences of Exercising Redemption Rights

For a description of certain U.S. federal income tax consequences of the exercise of redemption rights, please see the information set forth in “Material U.S. Federal Income Tax Consequence — U.S. Federal Income Tax Consequences of Exercising Redemption Rights.”

Tax Consequences of the Business Combination

For a description of certain U.S. federal income tax consequences of the Merger, please see the information set forth in “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Business Combination.”

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NNAG is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Nava with the Transactions treated as the equivalent of Nava issuing shares for the net assets of NNAG, accompanied by a recapitalization. The net assets of NNAG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Nava and for operations after the Transactions, future reports will be those of the Combined Company. See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Expected Accounting Treatment of the Transactions.”

Regulatory Matters

Neither NNAG nor Nava is aware of any material regulatory approvals or actions that are required for completion of the Transactions. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Risk Factors

In evaluating the proposals to be presented at the special meeting, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” These risks include, but are not limited to the following:

Risks Related to Our Business

•        We have a limited operating history, and our past results may not be indicative of our future performance.

•        Our financial results will be harmed if there is not sufficient client demand for Nava services and procedures.

•        We may fail to open and operate new centers in a timely and cost-effective manner.

•        We may be unable to attract and retain clients.

•        We may not be able to successfully expand in new markets.

•        Changes in laws and regulations related to the internet, perceptions toward the use of social media and changes in internet infrastructure itself may diminish our ability to drive new client acquisition.

•        Regulations related to healthcare may hamper our availability to provide virtual consultations.

•        We face competition for medical professionals and other workers that provide our services.

•        Our centers may become subject to medical liability claims.

•        Our management team has limited experience managing a public company.

•        Global pandemic conditions could negatively affect our operations, business and financial condition, and liquidity.

•        Our internal computer systems, or those of any of our contractors, consultants, or collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data.

•        We may be unable to secure contracts with payors in new geographic regions.

•        A portion of our revenue is derived from health insurance.

Risks Related to Our Regulatory Environment

•        If we fail to comply with numerous laws and regulations relating to the operation of our centers, we could incur significant penalties or other costs or be required to make significant changes to our operations.

•        If laws governing the corporate practice of medicine or fee-splitting change, we may be required to restructure some of our relationships.

•        We may be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback, self-referral, false claims and fraud laws, and any violations by us of such laws could result in fines or other penalties.

•        We may be subject to endorsement and/or testimonial regulations.

•        We may become ineligible for reimbursement under Medicare or Medicaid or other third-party payors.

•        We are subject to numerous environmental, health and safety laws and regulations.

•        Certain risks are inherent in providing prescription treatments, and our insurance may not be adequate to cover any claims against us.

Risks Related to Ownership of Our Common Stock and The Transactions

•        We are an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

•        Our stock price could be extremely volatile, and, as a result, you may not be able to resell your shares at or above the price you paid for them.

•        There has been no prior public market for our common stock and an active, liquid trading market for our common stock may not develop.

•        Provisions in our charter documents and Maryland law may deter takeover efforts that could be beneficial to stockholder value.

•        Our Board of Directors is authorized, without stockholder approval, to create shares of capital stock having preferences and rights that are superior to those associated with our common stock, to issue authorized shares of any class or series of capital stock, and to increase the number of shares of any authorized class or series of stock that can be issued by Nava.

•        Because Ascend One controls a significant number of shares of our common stock, it will have effective control over actions requiring stockholder approval.

•        Our internal controls may not be effective.

•        The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

•        Our stock price and trading volume could decline if securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business.

•        You will incur immediate dilution as a result of the Transactions.

•        We do not intend to pay cash dividends on our shares of common stock for the foreseeable future.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER REPORTING COMPANY

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of any initial public offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In this prospectus, we have provided only two years of audited financial statements and have not included all the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financial statements to those of other public companies more difficult. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Our Operating Structure

Due to restrictions on the corporate practice of medicine in many states, Nava Medical, which is a separate legal entity owned by a licensed physician, is responsible for all clinical aspects of the medical operations that take place in our on-premises locations and through telehealth, including contracting with the physicians and practitioners who treat our clients at our on-premises locations and through telehealth. Nava manages the non-clinical aspects for Nava Medical through a Management Services Agreement, dated January 1, 2021, by and between Nava and Nava Medical, as amended by that certain Amendment to Management Services Agreement, dated January 1, 2021 (together, the “MSA”). The MSA states that Nava will provide for the administration of the non-clinical aspects of the medical operations which include, but are not limited to, financial, administrative, technical, marketing and personnel services. We do not practice medicine. Nava Medical is owned by Dr. C. Douglas Lord, a licensed physician, and is responsible for all clinical aspects of the medical operations that take place in each of our centers.

Our consolidated financial statements present the results of operations and financial position of Nava and Nava Medical. Even though we do not have voting control over Nava Medical we have a long-term and unilateral controlling financial interest over such assets and operations under the MSA. As a result, GAAP requires us to consolidate the results into our financial statements. All of our revenue is earned from services provided by Nava Medical.

In addition:

•        The Sponsor, certain members of the NNAG Board and certain NNAG officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement/prospectus.

•        Nasdaq may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event a business combination is not consummated. It has also agreed to pay for any liquidation expenses if a business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

•        If NNAG is unable to complete the Transactions or another initial business combination by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation), NNAG will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the NNAG Board, dissolving and liquidating. In such event, third parties may bring claims against NNAG and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

•        NNAG’s stockholders will experience dilution as a consequence of, among other transactions, the issuance of NNAG’s Class A common stock as consideration in the business combination. Having a minority share position may reduce the influence that NNAG’s current stockholders have on the management of NNAG.

•        Ascend One Corporation and the Sponsor will have substantial control over the Combined Company after the business combination, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Combined Company.

•        The Sponsor will beneficially own a significant equity interest in NNAG and may take actions that conflict with your interests.

•        NNAG and Nava have incurred and expect to incur significant costs associated with the business combination. Whether or not the business combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by NNAG if the business combination is not completed.

•        Even if NNAG consummates the business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of NNAG’s warrants may be amended.

•        NNAG and Nava will be subject to business uncertainties and contractual restrictions while the business combination is pending.

•        If NNAG’s due diligence investigation of the Nava business was inadequate, then stockholders of NNAG following the business combination could lose some or all of their investment.

•        A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of the Combined Company’s securities.

•        Legal proceedings in connection with the business combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NNAG

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the business combination. NNAG’s balance sheet data as of September 30, 2023 and the statement of operations for the nine months ended September 30, 2023 are derived from NNAG’s unaudited interim financial statements contained elsewhere in this proxy statement/prospectus. NNAG’s balance sheet data as of December 31, 2022 and the statement of operations for the period from June 14, 2022 (inception) through December 31, 2022 are derived from NNAG’s audited financial statements contained elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with NNAG’s unaudited interim financial statements and related notes, NNAG’s audited financial statements and related notes and “NNAG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. Historical results are not necessarily indicative of future results.

Statement of Operations Data:

($ in thousands, except per share amounts)	Nine Months Ended September 30, 2023	Period from June 14, 2022 (inception) through December 31, 2022
	(unaudited)	(audited)
Operating Expenses:
Formation and operational costs	$101	$3
Related party administrative fees	13	—
Total operating expenses	$114	$3
Loss from operations	$(114)	$(3)
Unrealized investment income on marketable securities held in Trust Account	$413	$—
Net income (loss)	$216	$(3)
	Nine Months Ended September 30, 2023	Period from June 14, 2022 (inception) through December 31, 2022
Redeemable Common Stock:
Net income (loss) per common share – basic and diluted	$0.06	$—
Weighted average common shares outstanding – basic and diluted	1,098,901	—

Non-redeemable Common Stock:
Net income (loss) per common share – basic and diluted	$0.06	$—
Weighted average common shares outstanding – basic and diluted	2,510,989	2,666,667

Balance Sheet Data

($ in thousands)	As of September 30, 2023	As of December 31, 2022
	(unaudited)	(audited)
Cash	$645	$11
Trust account	$76,163	$—
Total assets	$77,061	$109
Total liabilities	$3,239	$87
Class A common stock subject to possible redemption	$76,059	$—
Total stockholders’ equity (deficit)	$(2,238)	$22

SELECTED HISTORICAL FINANCIAL INFORMATION OF NAVA

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the business combination. Nava’s balance sheet data as of September 30, 2023 and the statement of operations for the nine months ended September 30, 2023 and 2022 are derived from Nava’s unaudited interim financial statements contained elsewhere in this proxy statement/prospectus. Nava’s balance sheet data as of December 31, 2022 and 2021 and the statement of operations for the years ended December 31, 2022 and 2021 are derived from Nava’s audited financial statements contained elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with the Nava’s unaudited interim financial statements and related notes, Nava’s audited financial statements and related notes and “Nava’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. Historical results are not necessarily indicative of future results.

Consolidated Statement of Operations Data:

($ in thousands, except per share amounts)	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2023	2022	2022	2021
	(unaudited)	(unaudited)
Revenue	$18,198	$9,444	$13,662	$6,655
Operating Expenses:
Cost of service	7,649	4,211	6,182	3,250
Selling, general and administrative	10,399	5,396	10,259	4,664
Depreciation and amortization	314	88	196	51
Total operating expenses	$10,713	$5,484	$10,455	$7,965
Income (Loss) from operations	$(164)	$(251)	$(2,975)	$(1,310)
Other (income)/expenses		5	—	(1,081)
Interest expense	245	100	(274)	78
Net income (loss)	$(409)	$(356)	$(2,929)	$(307)

Balance Sheet Data

$ in thousands	As of September 30, 2023
(Unaudited)
Cash	$439
Total assets	$7,853
Total liabilities	$13,599
Accumulated deficit	$(6,497)
Total stockholders’ equity (deficit)	$(5,746)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information (the “selected pro forma information”) gives effect to the Transactions (including the Business Combination), as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NNAG will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Nava with the Business Combination treated as the equivalent of Nava issuing shares for the net assets of NNAG, accompanied by a recapitalization. The net assets of NNAG will be stated at historical cost, with no goodwill or other intangible assets recorded.

The selected unaudited pro forma condensed combined balance sheet data as of September 30, 2023 gives pro forma effect to the Transactions as if they had occurred on September 30, 2023. The selected unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented.

The selected pro forma information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information prepared in accordance with Article 11 or Regulation S-X included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of NNAG and Nava for the applicable periods included in this proxy statement/prospectus. The selected pro forma information has been presented for informational purposes only and is not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the selected pro forma information does not purport to project the future financial position or operating results of the Combined Company following the reverse recapitalization.

Due to the redemption rights held by NNAG’s public stockholders, the unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemptions of NNAG’s publicly traded shares:

•        Scenario 1 — “Assuming No Redemption”:    This scenario assumes that no holders of NNAG Class A Common Stock exercise their right to have their shares of NNAG Class A Common Stock converted into their pro rata share of the trust account.

•        Scenario 2 — “Assuming 50% Redemption”:    This scenario assumes that the holders of 50% of NNAG Class A Common Stock exercise their right to have their shares of NNAG Class A Common Stock converted into their pro rata share of the trust account. However, 1,500,000 shares that were issued in connection with stock rights associated with the NNAG Public Shares (rights that entitle each holder of a Public Share to receive an additional 1/5 share for each share held upon the Closing) will remain outstanding after the Transactions, and are reflected below as outstanding under the Assuming 50% Redemption scenario. The Assuming 50% Redemption scenario includes all adjustments contained in the “Assuming No Redemption” scenario and presents an additional adjustment to reflect the effect of the 50% redemptions. Specifically, this scenario assumes that 3,750,000 shares, or 50% of the total public shares subject to redemption, are redeemed for an aggregate payment of approximately $36.5 million (based on an estimated per public share redemption price of $9.72) from cash in the trust account.

•        Scenario 3 — “Assuming Maximum Redemption”:    This scenario assumes that 7,500,000 shares, or 100% of outstanding NNAG Public Shares, are redeemed, assuming a $9.72 per share redemption price, resulting in an aggregate cash payment of approximately $72.9 million out of the trust account. However, 1,500,000 shares that were issued in connection with stock rights associated with the NNAG Public Shares (rights that entitle each holder of a Public Share to receive an additional 1/5 share for each share held upon the Closing) will remain outstanding after the Transactions, and are reflected below as outstanding under the Assuming Maximum Redemption scenario. The Assuming Maximum

Redemption scenario includes all adjustments contained in the “Assuming No Redemption” scenario and the “Assuming 50% Redemption” scenario and presents an additional adjustment to reflect the effect of the maximum redemptions.

The Maximum Redemption Scenario does not contemplate the Minimum Cash Condition stipulated in the Merger Agreement, pursuant to which NNAG, upon the Closing, is required to have cash and cash equivalents equal to or greater than $20,000,000, including funds remaining in the trust account (after giving effect to applicable redemption payments to NNAG stockholders) and the proceeds of any equity investment or debt financing, less deductions for Transaction Costs, which, in the aggregate, will not for purposes of this calculation exceed $1,000,000. NNAG is continuing to work on securing the financing to achieve this Minimum Cash Condition, including through potential non-redemption arrangements and private investment in public equity (“PIPE”) financing. The arrangements, when executed, will be disclosed at the appropriate time.

	Assuming No Redemption	Assuming 50% Redemption	Assuming Maximum Redemption
	($ in thousands)
Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position Data as of September 30, 2023
Total current assets	$74,909	$38,451	$1,993
Total assets	$80,632	$44,174	$7,716
Total current liabilities	$6,444	$6,444	$6,444
Total liabilities	$12,692	$12,692	$12,692
Total stockholders’ equity (deficit)	$67,940	$31,482	$(4,976)
	Assuming No Redemption	Assuming 50% Redemption	Assuming Maximum Redemption
	($ in thousands except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Nine Months ended September 30, 2023
Total revenue	$18,198	$18,198	$18,198
Total cost of service and operating expenses	$18,483	$18,483	$18,483
Operating loss	$(285)	$(285)	$(285)
Net loss	$(458)	$(458)	$(458)
Net loss per share – basic and diluted	$(0.01)	$(0.01)	$(0.01)
Weighted average shares outstanding – basic and diluted	42,575,000	38,825,000	35,075,000
	Assuming No Redemption	Assuming 50% Redemption	Assuming Maximum Redemption
	($ in thousands except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year ended December 31, 2022
Total revenue	$13,662	$13,662	$13,662
Total cost of service and operating expenses	$16,648	$16,648	$16,648
Operating loss	$(2,986)	$(2,986)	$(2,986)
Net loss	$(4,148)	$(4,148)	$(4,148)
Net loss per share – basic and diluted	$(0.10)	$(0.11)	$(0.12)
Weighted average shares outstanding – basic and diluted	42,575,000	38,825,000	35,075,000

COMPARATIVE PER SHARE INFORMATION

The comparative per share information sets forth summary historical per share information for NNAG and Nava and unaudited pro forma combined per share information for the Combined Company after giving effect to the Transactions under three redemption scenarios, as follows:

•        Assuming No Redemption:    This scenario assumes that no holders of NNAG Class A Common Stock exercise their right to have their shares converted into their pro rata share of the trust account.

•        Assuming 50% Redemption:    This scenario assumes that holders of 3,750,000 shares, or 50% of NNAG Class A Common Stock, exercise their right to have their shares converted into their pro rata share of the trust account, resulting in an aggregate cash payment of approximately $36.5 million (based on an estimated $9.72 per share redemption price) out of the trust account. However, 1,500,000 shares that were issued in connection with stock rights associated with the NNAG Public Shares (rights that entitle each holder of a Public Share to receive an additional 1/5 share for each share held upon the Closing) will remain outstanding after the Transactions, and are reflected below as outstanding under the Assuming 50% Redemption scenario.

•        Assuming Maximum Redemption:    This scenario assumes that 7,500,000 shares, or 100% of outstanding NNAG Public Shares, are redeemed, assuming a $9.72 per share redemption price, resulting in an aggregate cash payment of approximately $72.9 million out of the trust account. However, 1,500,000 shares that were issued in connection with stock rights associated with the NNAG Public Shares (rights that entitle each holder of a Public Share to receive an additional 1/5 share for each share held upon the Closing) will remain outstanding after the Transactions, and are reflected below as outstanding under the Assuming Maximum Redemption scenario.

The Maximum Redemption Scenario does not contemplate the Minimum Cash Condition stipulated in the Merger Agreement, pursuant to which NNAG, upon the Closing, is required to have cash and cash equivalents equal to or greater than $20,000,000, including funds remaining in the trust account (after giving effect to applicable redemption payments to NNAG stockholders) and the proceeds of any equity investment or debt financing, less deductions for Transaction Costs, which, in the aggregate, will not for purposes of this calculation exceed $1,000,000. NNAG is continuing to work on securing the financing to achieve this Minimum Cash Condition, including through potential non-redemption arrangements and private investment in public equity (“PIPE”) financing. The arrangements, when executed, will be disclosed at the appropriate time.

The unaudited pro forma combined book value information as of September 30, 2023 gives pro forma effect to the Transactions as if consummated on September 30, 2023. The unaudited pro forma combined net loss per share and weighted average shares outstanding information for the nine months ended September 30, 2023 and for the year ended December 31, 2022 gives pro forma effect to the Transactions as if consummated on January 1, 2022, the beginning of the earliest period presented.

The historical information is only a summary and should be read in conjunction with the historical financial statements and accompanying notes of NNAG and Nava contained elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus.

The unaudited pro forma condensed combined net loss per share information below does not purport to represent what the actual results of operations of the Combined Company would have been had the Business Combination and related transactions been completed on the date indicated, or to project the Combined Company’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the book value of the Combined Company would have been had the Business Combination and related transactions been completed on the date indicated, nor the book value per share for any future date or period.

			Pro Forma Combined
	NNAG (Historical)	Nava (Historical)	Assuming No Redemption	Assuming 50% Redemption	Assuming Maximum Redemption
As of and for the Nine Months ended September 30, 2023
Book value per share	$(0.76)	$(0.48)	$1.60	$0.81	$(0.14)

Net loss per share of Class A Common Stock – basic and diluted			$(0.01)	$(0.01)	$(0.01)
Weighted average shares outstanding of Class A Common Stock – basic and diluted			42,575,000	38,825,000	35,075,000
Net income per share, redeemable stock – basic and diluted	$0.06
Weighted average shares outstanding, common shares subject to possible redemption – basic and diluted	1,098,901
Net income (loss) per share, non-redeemable common stock – basic and diluted	$0.06	$(0.03)
Weighted average shares outstanding, non-redeemable common stock – basic and diluted	2,510,989	12,044,430

For the Year ended December 31, 2022
Net loss per share of Class A Common Stock – basic and diluted			$(0.10)	$(0.11)	$(0.12)
Weighted average shares outstanding of Class A Common Stock – basic and diluted			42,575,000	38,825,000	35,075,000
Net income (loss) per share, non-redeemable common stock – basic and diluted	$—	$(0.24)
Weighted average shares outstanding, non-redeemable common stock – basic and diluted	2,666,667	12,044,430

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express NNAG’s and Nava’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits of the Transactions, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Nava operates. Such forward-looking statements are based on available current market material and NNAG’s and Nava’s current expectations, beliefs and forecasts concerning future developments and their potential effects on the Transactions, Nava and NNAG. Factors that may impact such forward-looking statements include:

•        changes in domestic and foreign business, market, financial, political and legal conditions;

•        the inability of the parties to successfully or timely consummate the proposed transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Combined Company or the expected benefits of the proposed transactions or that the approval of the stockholders of NNAG or Nava is not obtained;

•        the outcome of any legal proceedings that may be instituted against Nava or NNAG following announcement of the proposed transactions;

•        failure to realize the anticipated benefits of the proposed transactions;

•        risks relating to the uncertainty of the projected financial information with respect to Nava;

•        the possibility that Nava may require additional capital to support business growth, and that this capital might not be available on commercially reasonable terms or at all;

•        risks related to the intentional disruption, security breaches and other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling of Nava’s technology and its website, systems, and data it maintains;

•        the amount of redemption requests made by NNAG’s public stockholders;

•        the ability of NNAG or the Combined Company to issue equity or equity-linked securities in connection with the proposed transactions or in the future;

•        the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

•        the impact of the global COVID-19 pandemic on Nava, NNAG, the Combined Company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks;

•        [Nava/GF to add Nava specific cautionary statements]; and

•        other factors disclosed in this proxy statement/prospectus

There can be no assurance that future developments affecting NNAG and/or Nava will be those that NNAG or Nava has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either NNAG’s or Nava’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. NNAG and Nava will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or votes on the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect NNAG and Nava.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. The following risk factors apply to the business and operations of Nava and will also apply to the business and operations of the Combined Company following the completion of the business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the business combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” NNAG or Nava may face additional risks and uncertainties that are not presently known to us or Nava, or that we or Nava currently deem immaterial, which may also impair our or Nava’s business or financial condition.

Risks Related to Nava’s Business and Operations Following the Business Combination

The following discussion should be read in conjunction with the financial statements of Nava and notes to the financial statements included herein. Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to Nava.

Risks Related to Our Business

We have a limited operating history, and our past results may not be indicative of our future performance. Further, our revenue growth rate is likely to slow as our business and our market matures.

We began operations in 2014. We have a limited history of generating revenue. As a result, our historical revenue growth should not be considered indicative of our future performance. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including market acceptance of our procedures, attracting new clients, hiring physicians and responding to increasing competition and expenses as we expand our business. We cannot be sure that we will be successful in addressing these and other challenges we may face in the future, and our business may be adversely affected if we do not properly manage these risks.

Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the health and wellness market, substantial uncertainty concerning how these markets may develop, and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenue. Failure to manage our future growth effectively and profitably could have an adverse effect on our business, financial condition, and operating results.

Our success depends on our ability to maintain the value and reputation of the Nava Health and Vitality Center™ brand.

We believe that our brand is important to attracting clients and high-quality practitioners. Maintaining, protecting, and enhancing our brand depends largely on our ability to deliver results for our clients and the success of our marketing efforts. We believe that the importance of our brand will increase as competition further intensifies. Our brand could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity. From time to time, we are involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. These lawsuits, claims, audits or investigations, regardless of their merit or outcome, may also adversely affect our reputation and ability to expand our business. Unfavorable publicity about us, including our procedures and technology, could diminish confidence in our Nava Health and Vitality Center™ brand. Such negative publicity also could have an adverse effect on our business, financial condition, and operating results.

We may be unable to attract and retain members, which would materially and adversely affect our business, results of operations and financial condition.

The success of our business depends on our ability to attract and retain clients as members. Our marketing efforts may not be successful in attracting clients, and membership levels may materially decline over time. Clients may cancel their memberships at any time after giving proper notification, in accordance with the terms of their membership agreement, subject to an initial minimum term applicable to certain memberships. We may also cancel or suspend client memberships if a client fails to provide payment for an extended period of time. In addition, we may experience attrition and must continually engage existing members and attract new clients in order to maintain membership levels. A portion of our member base does not regularly use our stores and may be more likely to cancel their memberships. Some of the factors that could lead to a decline in membership levels include changing desires and behaviors of clients or their perception of our brand, changes in discretionary spending trends and general economic conditions, changes in client behavior resulting from the COVID-19 pandemic or other global pandemic events, market maturity or saturation, a decline in our ability to deliver quality service at a competitive price, an increase in monthly membership dues due to inflation, direct and indirect competition in our industry and a decline in the public’s interest in wellness, among other factors. In order to increase membership levels, we may from time to time offer promotions or lower monthly or annual fees. If we are not successful in optimizing price or in adding new memberships in new and existing stores, growth in monthly membership or annual fees may suffer. Any decrease in our average fees or higher membership costs may adversely impact our results of operations and financial condition.

The health of the economy may affect consumer purchases of discretionary services, such as cosmetic services, which could have a material adverse effect on our business, financial condition and results of operations.

Our results of operations may be materially affected by conditions in the capital and credit markets and the economy generally. We appeal to a wide demographic customer profile for cosmetic services. Uncertainty in the economy could adversely impact client purchases of discretionary services, including cosmetic services. Factors that could affect clients’ willingness to make such discretionary purchases include general business conditions, levels of employment, interest rates, tax rates, the availability of consumer credit, consumer confidence in future economic conditions and risks, or the public perception of risks, related to epidemics or pandemics, such as the COVID-19 pandemic. In the event of a prolonged economic downturn or acute recession, consumer spending habits could be adversely affected, and we could experience lower than expected net sales.

Our revenue is particularly sensitive to regulatory, economic and other conditions in the states and jurisdictions in which we operate on-premises locations. As of the date hereof, we operate through our arrangements with Nava Medical’s on-premises locations in Maryland and Virginia (with additional locations scheduled to open in 2024 in Florida, Georgia, Maryland, New Jersey, New York, North Carolina, and Pennsylvania).

If there were an adverse regulatory, economic or other development in any of the states and jurisdictions in which we have a higher concentration of centers there could be unanticipated adverse impacts on our business in those states and jurisdictions, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, a general deterioration in economic conditions could adversely affect our commercial partners including our vendor partners as well as the real estate developers and landlords who we rely on to construct and operate locations in which our centers are located. A bankruptcy or financial failure of a significant vendor or a number of significant real estate developers or landlords could have a material adverse effect on our business, financial condition, profitability, and cash flows.

We have grown rapidly in recent years and have limited operating experience at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture, and financial performance may suffer.

We have expanded rapidly and have limited operating experience at our current size. To effectively manage and capitalize on our growth, we must continue to expand our marketing, focus on innovation and upgrade our management information systems and other processes. Our continued growth could strain our existing resources, and we could experience ongoing operating difficulties in managing our business across numerous jurisdictions, including difficulties in hiring, training, and managing physicians and other staff in our medical centers. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, our company culture and financial performance may be harmed.

Our growth strategy contemplates expanding our footprint by opening new on-premises locations. Many of our on-premises locations are relatively new and we cannot assure you that these on-premises locations or that future on-premises locations will generate revenue comparable with those generated by our more mature locations, especially as we move to new geographic markets. Further, many of our on-premises locations are leased pursuant to multi-year leases, and our ability to negotiate favorable terms on an expiring lease or for a lease renewal option may depend on factors that are not within our control. Expanding nationally will require significant additional investment. Successful implementation of our growth strategy will require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth.

Our planned expansion will place increased demands on our existing operational, managerial, and administrative resources. These increased demands could strain our resources and cause us to operate our business less effectively, which in turn could cause the performance of our new and existing centers to suffer. Opening new on-premises locations may result in inadvertent oversaturation, temporarily or permanently divert clients from our existing centers to new centers and reduce comparable centers revenue, thus adversely affecting our overall financial performance. In addition, oversaturation, or the risk of oversaturation, may reduce or adversely affect the number or location of centers we plan to open, and could thereby materially and adversely affect our growth plans overall or in particular markets.

If we fail to open and operate new centers in a timely and cost-effective manner or fail to successfully enter new markets, our financial performance could be materially and adversely affected.

Our growth strategy depends, in large part, on growing and expanding our operations, both in existing and new geographic regions, particularly in densely populated and affluent metropolitan and suburban regions and operating our new centers successfully. We cannot assure you that our contemplated expansion will be successful.

Our ability to successfully open and operate new centers depends on many factors, including, among others, our ability to:

•        recruit qualified health practitioners through Nava Medical for our new centers;

•        address regulatory, competitive, and marketing, and other challenges encountered in connection with expansion into new markets;

•        hire, train and retain health practitioners and other personnel through Nava Medical;

•        maintain adequate information system and other operational system capabilities;

•        successfully integrate new centers into our existing management structure with Nava Medical and operations, including information system integration;

•        negotiate acceptable lease terms at suitable locations;

•        source sufficient levels of medical supplies at acceptable costs;

•        obtain and maintain necessary permits and licenses through Nava Medical;

•        construct and open our centers on a timely basis;

•        generate sufficient levels of cash or obtain financing on acceptable terms to support our expansion;

•        achieve and maintain brand awareness in new and existing markets; and

•        identify and satisfy the needs and preferences of our clients.

Our failure to effectively address challenges such as these could adversely affect our ability to successfully open and operate new centers in a timely and cost-effective manner.

We may also pursue strategic acquisitions in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business line into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition, multiple acquisitions within a short period of time, or miscalculate expected returns on an acquisition.

Accordingly, we cannot assure you that we will achieve our planned growth or, even if we are able to grow our centers as planned, that our new centers will perform as expected. Our failure to implement our growth strategy and to successfully open and operate new centers in the time frames and at the costs estimated by us could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to secure contracts with payors in new geographic regions, our revenue growth will be adversely affected.

To increase our revenue, our business strategy is to expand into new geographic regions. In order to support such growth, Nava Medical must continue to win new payor contracts or grow existing contracts with payors.

If Nava Medical is unable to convince potential payors of the benefits of our value-based system, or if potential or existing payors prefer the care provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends in part on our ability to attract new payors for Nava Medical. Nava Medical’s inability to obtain new payor agreements would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.

There are risks associated with estimating the amount of revenue that is recognized under insurance reimbursements, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, results of operations, financial condition and cash flows.

There are risks associated with estimating the amount of revenues for clients using insurance as payment. The billing and collection process is complex due to ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage and other payor issues, such as ensuring appropriate documentation. We base our estimates of actual revenue on historical trends. We may make a revenue adjustment in a period where our estimates are either too high or too low. If our estimates of revenues are materially inaccurate, it could impact the timing and the amount of our revenues recognition and have a material adverse impact on our business, results of operations, financial condition and cash flows.

Our inability to effectively compete with our competitors may prevent us from achieving significant market penetration or improving our operating results.

The wellness market is highly competitive and dynamic, and is characterized by rapid and substantial technological development and product innovations. Demand for Nava’s services could be limited by the products and technologies offered by our competitors. Many of our competitors are large, experienced companies that have substantially greater resources and brand recognition than we do. Some of these competitors offer similar services (including competitors who may charge less for such services than we do) and others also offer alternative services that are less expensive than the procedures we offer. Competing in the wellness market could result in price-cutting, reduced profit margins, and limited market share, any of which would harm our business, financial condition, and results of operations.

Government regulations and private party actions relating to the marketing and advertising of our products and services may restrict, inhibit, or delay our ability to sell our products and harm our business, financial condition, and results of operations.

Government authorities regulate advertising and product claims regarding the performance and benefits of some of our products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that the efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. The most significant area of risk for such activities relates to improper or unsubstantiated claims about our products and their use or safety. If we are unable to show adequate substantiation for our product claims, or our promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring us to revise our marketing materials, amend our claims or stop selling certain products, all of which could harm our business, financial condition and results of operations. Any regulatory action or penalty could lead to private party actions, which could further harm our business, financial condition, and results of operations.

We primarily depend on payments by individuals as well as third-party payors, which could lead to delays and uncertainties in the reimbursement process.

The reimbursement process is complex and can involve lengthy delays. Third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that the client is not eligible for coverage, certain amounts are not reimbursable under plan coverage, or the services provided were not medically necessary or require additional supporting documentation. Retroactive adjustments may change amounts realized from third-party payors. As described below, Nava Medical is subject to audits by such payors, including governmental audits of our Medicare claims, if any, and may be required to repay these payors if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase overall costs and cause us to incur additional costs associated with raising capital. Third-party payors are also increasingly focused on controlling healthcare costs, and such efforts, including any revisions to reimbursement policies, may further complicate and delay Nava Medical’s reimbursement claims.

In addition, certain of our clients are covered under health plans that require the client to cover a portion of their own healthcare expenses through the payment of copayments or deductibles. Nava Medical may not be able to collect the full amounts due with respect to these payments that are the client’s financial responsibility. To the extent permitted by law, amounts not covered by third-party payors are the obligations of individual clients for which Nava Medical may not receive whole or partial payment. Any increase in cost shifting from third-party payors to individual clients, including as a result of high deductible plans for clients, increases our collection costs and reduces overall collections, which we may not be able to offset such additional costs with sufficient revenue.

In addition, if regulations change to restrict Nava Medical’s ability to or prohibit our affiliated providers from delivering care through telehealth modalities, our financial condition and results of operations may be adversely affected.

A portion of our revenue is derived from health insurance. Those payors could take action to remove, exclude, delay, or otherwise prevent the inclusion of Nava in their provider networks.

Our operations are dependent on a concentrated number of payors with whom we contract to provide services to clients. We generally manage payor contracts on a state-by-state basis, entering into a separate contract in each state with the local affiliate of the relevant payor such that no one local payor contract accounts for a majority of our collective revenue. We believe that a portion of Nava Medical’s revenue may continue to be derived from a number of key payors, which may terminate their contracts with Nava upon the occurrence of certain events. The sudden loss of any of Nava’s payor partners, or the renegotiation of any of Nava’s payor contracts, could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with payors in respect of the services Nava provides and the terms of Nava’s payor agreements. As the payors’ businesses respond to market dynamics and financial pressures, and as payors make strategic business decisions in respect of the lines of business they pursue and programs in which they participate, certain of the payors may seek to renegotiate or terminate their agreements with Nava. These discussions could result in reductions in the fees and changes to the scope of services contemplated by the original payor contracts and consequently could negatively impact our revenues, business and prospects.

We depend on the creditworthiness of these payors. The payors are subject to a number of risks including reductions in payment rates from governmental programs, higher than expected healthcare costs and lack of predictability of financial results when entering new lines of business, particularly with high-risk populations. If the financial condition of Nava’s payor partners declines, our financial results could be impacted. Should one or more of Nava’s significant payor partners declare bankruptcy, be declared insolvent or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenues, the collectability of our accounts receivable, our bad debt reserves and our net income.

Although Nava has long-term contracts with many payors, these contracts may be terminated before their term expires for various reasons, such as changes in the regulatory landscape and poor performance by Nava and our affiliated providers, subject to certain conditions. Certain of the payor contracts are terminable immediately upon the occurrence of certain events. Certain of the payor contracts may be terminated immediately by the partner if Nava loses applicable licenses, goes bankrupt, loses its liability insurance or receive an exclusion, suspension or debarment from state or federal government authorities. Additionally, if a payor were to lose applicable licenses, go bankrupt, lose liability insurance, become insolvent, file for bankruptcy or become subject to exclusion, suspension or debarment from state or federal government authorities, Nava’s contract with such payor could in effect be terminated. In addition, certain of the payor contracts may be terminated immediately if Nava becomes insolvent or files for bankruptcy. If any of the contracts with Nava’s payors is terminated, Nava may not be able to recover all fees due under the terminated contract, which may adversely affect our operating results.

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strains of coronavirus disease, such as COVID-19, could adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. Adverse market conditions resulting from the spread of an infectious disease (similar to the impacts of the COVID-19 pandemic) could materially adversely affect our business and the value of common stock. The extent to which any global pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of certain infectious diseases and the actions to contain such infectious diseases or treat the related impacts, among others.

If pandemic conditions occur, especially in regions where we have offices or clinics, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees’ health and safety. Such measures could negatively affect our sales and marketing efforts, sales cycle, employee productivity, or client retention, any of which could harm our financial condition and business operations.

To the extent any pandemic conditions occur in the future in the United States or worldwide and adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyberattacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to fulfill our obligations under our existing indebtedness or to expand our operations.

Our services are concentrated in certain geographic areas and populations exposing us to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions.

Nava’s client base remains concentrated in certain geographic areas in the United States. We have clinic locations in the mid-Atlantic region. Unfavorable changes in healthcare or other benefit costs or reimbursement rates or increased competition in the states in which we operate or any other geographic area where Nava’s membership becomes concentrated in the future could therefore have a disproportionately adverse effect on our operating results.

We rely on a skilled, licensed labor force to provide our healthcare services, and the supply of this labor force is finite. If we cannot hire adequate staff for our clinics, we will not be able to operate.

As of December 31, 2023, we employed approximately 87 full-time employees and approximately 31 part-time employees. The majority of our personnel is licensed to perform cosmetic services, including medical treatments, and hold licenses as physicians, nurses, nutritionists, nurse practitioners, physician assistants, acupuncturists or massage therapists. Our success depends, in part, on our continuing ability to identify, hire, develop and retain highly qualified personnel, including physicians, nurses, nutritionists, nurse practitioners, physician assistants, acupuncturists and massage therapists, through Nava Medical. The demand for medical professionals has increased significantly as a result of the COVID-19 pandemic. Further, even before the COVID-19 pandemic, the demand for medical professionals had been increasing as more consumers began gravitating to health and wellness treatments. Additionally, many of the jurisdictions in which we operate our centers have their own licensing or similar requirements applicable to our personnel, and the on boarding and training process for each of our employees can take several months. If we cannot identify, hire, develop and retain adequate staff for our centers, we will not be able to open new centers on a timely basis or adequately staff existing centers.

We face competition for health practitioners.

The number of health practitioners available to work through Nava Medical at our centers is finite, and we face intense competition from other wellness centers in recruiting health practitioners to work in our centers. In addition, there may be other companies that may decide to enter our business. Many of these companies have greater resources than we do, including financial, marketing, staff and capital resources. If we are unable to compete effectively with any of these entities for health practitioners, we may be unable to implement our business strategies successfully and our financial position and results of operations could be adversely affected.

Our centers and our affiliated healthcare providers providing professional services at such centers may become subject to medical liability and other legal claims, which could have a material adverse impact on our business.

The nature and use of our services could give rise to liability, including medical liability claims us and healthcare providers, if a client were injured while receiving our procedures or were to suffer adverse reactions following our procedures. Adverse reactions could be caused by various factors beyond our control. If any of these events occurred, we and our affiliated healthcare providers could incur substantial litigation expense and be required to make payments in connection with settlements of claims or as a result of judgments against us, which could result in substantial damage awards that exceed the limits of our respective insurance coverage. Additionally, any claims made against us could divert the attention of our management and our practitioners from our operations, which could have a material adverse effect on our business, financial condition and results of operations.

In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We also owe certain defense and indemnity obligations to our officers and directors.

Our collective insurance coverage may not cover all claims against us. Insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, our financial condition and results of operations could be adversely affected. Our business, profitability and growth prospects could suffer if we face negative publicity or we pay damages or defense costs in connection with a claim that is outside the scope or limits of coverage of any applicable insurance coverage, including claims related to adverse client events, contractual disputes, professional and general liability, and directors’ and officers’ duties.

In addition, if our costs of insurance and claims increase, then our earnings could decline. Market rates for insurance premiums and deductibles have been steadily increasing. Our earnings and cash flows could be materially and adversely affected by any of the following:

•        the collapse or insolvency of our insurance carriers;

•        further increases in premiums and deductibles;

•        increases in the number of liability claims against us or the cost of settling or trying cases related to those claims; or

•        an inability to obtain one or more types of insurance on acceptable terms, if at all.

We depend on our senior management, and we may be adversely affected if we lose any member of our senior management.

Because our senior management has been key to our growth and success, we are highly dependent on Dr. Douglas Lord and Mr. Bernaldo Dancel, our founder and Chief Executive Officer. We do not maintain “key man” life insurance policies on any of our officers. Competition for senior management generally, and within the wellness industry specifically, is intense and we may not be able to recruit and retain the personnel we need if we were to lose an existing member of senior management. Because our senior management has contributed greatly to our growth since inception, the loss of key management personnel, without adequate replacements, or our inability to attract, retain and motivate sufficient numbers of qualified management personnel could have a material adverse effect on our financial condition and results of operations.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our clients, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our clients and care teams and hinder our ability to provide services, establish appropriate pricing for services, retain and attract clients, manage our client risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate client needs and expectations, enhance the client experience, act as a differentiator in the market and protect against cybersecurity risks and threats. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater patient engagement in healthcare require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and patient needs. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.

Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third-party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, client, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. If we suffer a material loss or disclosure of health-related or other personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.

We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached, and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.

Our centers may be adversely impacted by weather and other factors beyond our control, and disruptions in our disaster recovery systems or management continuity planning could limit our ability to operate our business effectively.

The financial results of our centers may be negatively impacted by adverse weather conditions, such as tornadoes, earthquakes and hurricanes, or other factors beyond our control, such as wildfires. These weather conditions or other factors could disrupt client scheduling, displace our clients, employees and practitioners and force certain of our centers to close temporarily or for an extended period of time. In certain markets, we have a large concentration of centers that may be simultaneously affected by adverse weather condition or events beyond our control.

While we have disaster recovery systems and business continuity plans in place, any disruptions in our disaster recovery systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect our operating results by limiting our capacity to effectively monitor and control our operations. Despite our implementation of a variety of security measures, our technology systems could be subject to physical or electronic break-ins, and similar disruptions from unauthorized tampering or weather-related disruptions where our headquarters is located. In addition, in the event that a significant number of our management personnel were unavailable in the event of a disaster, our ability to effectively conduct business could be adversely affected.

Risks Related to Our Regulatory Environment

If we fail to comply with or otherwise incur liabilities under the numerous federal and state laws and regulations relating to the operation of our centers, we could incur significant penalties or other costs or be required to make significant changes to our operations.

The healthcare and wellness industry is heavily regulated and we are subject to many laws and regulations at the federal, state and local government levels in the markets in which we operate. These laws and regulations require that our centers meet various requirements, including, but not limited to, those relating to:

•        ownership and control of our centers and our arrangements with Nava Medical;

•        clinical and administrative policies and procedures;

•        qualification, training and supervision of physicians and other licensed practitioners and support persons;

•        the appropriateness and adequacy of medical care, equipment, personnel, operating policies and procedures; maintenance and preservation of medical records;

•        the protection and privacy of patient and other sensitive information, including, but not limited to, patient protected health information and credit card information;

•        building codes;

•        workplace health and safety;

•        fee-splitting and the corporate practice of medicine;

•        handling of medication;

•        coding billing and reimbursement

•        contractual arrangements with providers and third parties;

•        labeling and sale of supplements; and

•        environmental protection, health and safety.

If we fail or have failed to comply with applicable laws and regulations, we could subject ourselves to administrative, civil or criminal penalties, cease and desist orders, and loss of the ability to operate, among other impacts.

Many of these laws and regulations have not been fully interpreted by regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or require us to make changes in our operations, arrangements with licensed professionals, vendors, equipment, personnel, services, capital expenditures or operating expenses to comply with the interpretations of, or the issuance of new or amended rules. In addition, some of the governmental and regulatory bodies that regulate Nava’s licensed practitioners are considering or may in the future consider enhanced or new regulatory requirements. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. Any enforcement action against us, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

In pursuing our growth strategy, we may seek to expand our presence into states in which we do not currently operate. In new geographic areas, we may encounter laws and regulations that differ from those applicable to our current operations. If we are unwilling or unable to comply with these legal requirements in a cost-effective manner, we may be unable to expand into new geographic markets or such expansion may be materially limited, which, in either case, could materially and adversely affect our ability to expand and grow the business.

All of these possibilities, if they occurred, could detrimentally affect the way we conduct our business and manage our capital, either of which, in turn, could have a material adverse effect on our business, prospects, results of operations and financial condition.

The healthcare laws and regulations to which we are subject are constantly evolving and may change significantly in the future.

The laws and regulations applicable to our business and to the healthcare industry generally to which we are subject are constantly in a state of flux. While we believe that we have structured our agreements and operations in material compliance with applicable healthcare laws and regulations, there can be no assurance that we will be able to successfully address changes in the current regulatory environment or changes in interpretation of existing laws and regulations. We believe that our business operations materially comply with applicable healthcare laws and regulations. However, some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, prospects, results of operations and financial condition.

Changes in privacy or consumer protection laws could adversely affect our ability to attract clients and harm our business.

We collect information relating to our clients as part of our business and marketing activities. The collection and use of personal data is governed by privacy laws and regulations of the United States and other jurisdictions. Privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs or adversely affect our ability to market our services and products and serve our clients. In addition, non-compliance with applicable privacy regulations by us, or a breach of security systems storing our data, may result in fines, payment of damages, or restrictions on our use or transfer of data.

In addition, we are subject to, and may become subject to additional, laws or regulations that restrict or prohibit use of emails, similar marketing or advertising activities or other types of communication that we currently rely on. Such laws and regulations currently include the CAN-SPAM Act of 2003 and similar laws adopted by a number of states to regulate unsolicited commercial emails; the U.S. Federal Trade Commission guidelines that impose responsibilities on companies with respect to communications with consumers; federal and state laws and regulations prohibiting unfair or deceptive acts or practices; and the Telephone Consumer Protection Act that limits certain uses of automatic dialing systems, artificial or prerecorded voice messages and SMS text messages. Any further restrictions under such laws that govern our marketing and advertising activities could adversely affect the effectiveness of our marketing and advertising activities or other client communications. Furthermore, even if we can comply with existing or new laws and regulations, we may discontinue certain activities or communications if we become concerned that our clients or potential clients deem them intrusive, or they otherwise adversely affect our reputation. If our marketing and advertising activities are restricted, our ability to attract clients could be adversely affected and harm our business.

We may be subject to specific endorsement and/or testimonial regulations that would interfere with our advertising, marketing and labeling strategies.

The Federal Trade Commission (the “FTC”) revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Guides”), which became effective on December 1, 2009. Although the Guides are not binding, they explain how the FTC interprets Section 5 of the FTC Act’s prohibition on unfair or deceptive acts or practices. Consequently, the FTC could bring a Section 5 enforcement action based on practices that are inconsistent with the Guides. Under the revised Guides, advertisements that feature a consumer and convey his or her atypical experience with a product or service are required to clearly disclose the results that consumers can generally expect. In contrast to the 1980 version of the Guides, which allowed advertisers to describe atypical results in a testimonial as long as they included a disclaimer such as “results not typical,” the revised Guides no longer contain such a safe harbor. The revised Guides also add new examples to illustrate the long-standing principle that “material connections” between advertisers and endorsers (such as payments or free products), connections that consumers might not expect, must be disclosed. We have continually adapted our marketing efforts to be compliant with the revised Guides. However, it is possible that our use, and that of our employees, of testimonials in the advertising and promotion of our products will be significantly impacted and therefore might negatively affect our sales.

Security breaches, loss of data, and other disruptions could compromise sensitive information related to our business or our clients, or prevent us from accessing critical information or systems and expose us to liability, and could adversely affect our business and our reputation.

In the ordinary course of our business, we create, receive, maintain, transmit, collect, store, use, disclose, share and process (collectively, “Process”) sensitive data, including individually identifiable health information (“IIHI”) and other types of personal data or personally identifiable information (collectively, “PII” and, together with IIHI, “IIHI/PII”) relating to our employees, clients, and others. We also contract with third-party service providers to whom we may disclose sensitive information, including IIHI/PII, confidential information, and other proprietary business information, so that such third-party service providers may provide services on our behalf.

We are highly dependent on information technology networks and systems, including the internet, to securely Process IIHI/PII and other sensitive data and information. Security breaches of this infrastructure, whether ours or of our third-party service providers, including physical or electronic break-ins, computer viruses, ransomware, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, could create system disruptions, shutdowns or unauthorized access, acquisition, use, disclosure or modifications of such data or information, and could cause IIHI/PII to be accessed, acquired, used, disclosed or modified without authorization, to be made publicly available, or to be further accessed, acquired, used or disclosed.

We use third-party service providers for important aspects of the Processing of employee and client IIHI/PII and other confidential and sensitive data and information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the IIHI/PII and other sensitive data and information that we and our service providers Process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We have implemented certain administrative, physical and technological safeguards to address these risks; however, such policies and procedures may not adequately address certain legal requirements, certain situations that could lead to increased privacy or security risks, and certain risks related to contractors and other third-party service providers who handle this IIHI/PII and other sensitive data and information for us. The training that we provide to our workforce and measures taken to protect our systems, the systems of our contractors or third-party service providers, or more generally the IIHI/PII or other sensitive data or information that we or our contractors or third-party service providers Process may not adequately protect us from the risks associated with Processing sensitive data and information. We may be required to expend significant capital and other resources to protect against security breaches, to safeguard the privacy, security, and confidentiality of IIHI/PII and other sensitive data and information, to investigate, contain, remediate, and mitigate actual or potential security breaches, and/or to report security breaches to clients, employees, regulators, media, credit bureaus, and other third parties in accordance with applicable law and to offer complimentary credit monitoring, identity theft protection, and similar services to clients and/or employees where required by law or otherwise appropriate. Despite our implementation of security measures, cyber-attacks are becoming more sophisticated, and frequent, and we or our third-party service providers may be unable to anticipate these techniques or to implement adequate protective measures against them or to prevent additional attacks. Our information technology networks and systems used in our business, as well as those of our service providers, may experience an increase in attempted cyber-attacks, seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these attempts could substantially impact our platform, and the privacy, security, or confidentiality of the IIHI/PII and other sensitive data and information contained therein or otherwise Processed in the ordinary course of our business operations and could ultimately harm our reputation and our business. In addition, any actual or perceived security incident or breach may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities. We exercise limited control over our third-party service providers and, in the case of some third-party service providers, may not have evaluated the adequacy of their security measures, which increases our vulnerability to problems with services they provide.

A security breach, security incident, or privacy violation that leads to unauthorized use, disclosure, access, acquisition, loss or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, client or employee information, including IIHI/PII that we or our third-party service providers Process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for investigation, containment, remediation, mitigation, fines, penalties, settlements, notification to individuals, regulators, media, credit bureaus, and other third parties, complimentary credit monitoring, identity theft protection, training and similar services to clients and/or employees where required by law or otherwise appropriate, for measures intended to repair or replace systems or technology and to prevent future occurrences. We may also be subject to potential increases in insurance premiums, resulting in increased costs or loss of revenue.

If we or our third-party service providers are unable to prevent or mitigate security breaches, security incidents or privacy violations in the future, or if we or our third-party service providers are unable to implement satisfactory remedial measures with respect to known or future security incidents, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our systems, and we could suffer a loss of clients, loss of reputation, adverse impacts on client and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and incidents and other compromise or inappropriate access to, or acquisition or processing of, IIHI/PII or other sensitive data or information can be difficult to detect, and any delay in identifying such breaches or incidents or in providing timely notification of such incidents may lead to increased harm and increased penalties.

Any such security breach or incident or interruption of our systems or those of any of our third-party service providers could compromise our networks or data security processes, and IIHI/PII or other sensitive data and information could be made inaccessible or could be compromised, used, accessed, or acquired by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, compromise, use, improper access, acquisition, disclosure or other loss of information could result in legal claims or proceedings and/or liability or penalties under laws and regulations that protect the privacy, confidentiality, or security of IIHI/PII, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), the Federal Trade Commission Act (“FTC Act”), state IIHI/PII privacy, security, or consumer protection laws, and state breach notification laws. Unauthorized access, loss or dissemination of IIHI/PII could also disrupt our operations, including our ability to perform our services, access, collect, process, and prepare company financial information, provide information about our current and future services and engage in other client and clinician education and outreach efforts.

We are subject to extensive fraud, waste, and abuse laws that may give rise to federal and state audits, investigations, lawsuits and claims against us, the outcome of which may have a material adverse effect on our business, financial condition, cash flows, or results of operations.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs, commercial payors and patients, our contractual relationships and arrangements with healthcare providers and vendors, our marketing activities and other aspects of our operations. Of particular importance are:

•        the federal Anti-Kickback Statute (“AKS”), which prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•        the federal physician self-referral law, the Stark Law, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain designated health services, or DHS if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such DHS;

•        the Federal False Claims Act (“FCA”), which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits. There are many potential bases for liability under the FCA, including intentionally submitting false claims and failure to return a known overpayment. The government has used the FCA to prosecute providers for coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. In addition, the government may assert that a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA;

•        the Civil Monetary Penalties Law, which prohibits, among other things, an individual or entity from offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider. We may also be subject to civil monetary penalties and other sanctions under the statute if Nava Health or Nava Medical hires or contracts with any individuals or entities that are or become excluded from government healthcare programs, for the provision of items or services for which payment may be made under such programs;

•        reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;

•        similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payor, including patients and commercial insurers;

•        a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose, or refund known overpayments;

•        federal and state laws and regulations, as well as guidance (including provider manuals and/or coverage determinations) that requires providers to meet certain requirements as a condition to billing for services prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered; and

•        federal and state laws pertaining to limitations on payments related to the provision and/or referral of diagnostic laboratory services, including under the federal Eliminating Kickbacks in Recovery Act (“EKRA”).

Further, because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of the business activities undertaken by Nava Health or Nava Medical could be subject to challenge under one or more of these laws. If our or Nava Medical’s operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. In addition, any action against Nava Health or Nava Medical for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity, or otherwise experience a material adverse impact on our business, results of operations, financial condition, cash flows, reputation as a result.

To enforce compliance with applicable federal laws, the U.S. Department of Justice and the U.S. Department of Health and Human Services Office of Inspector General (“OIG”), have increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time and resource consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal FCA, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement, or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that governmental authorities will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

State legislative and regulatory changes specific to the area of telehealth law may present the licensed practitioners on our platform with additional requirements and state compliance costs, which may create additional operational complexity and increase costs.

Our licensed practitioners’ ability to provide telehealth services to, and receive reimbursement for, the services provided to clients in a particular state are dependent upon the laws and regulations of the state where the client resides. Laws and regulations governing the provision of telehealth services are evolving at a rapid pace and are subject to changing political, regulatory, and other influences. Some states’ regulatory agencies or medical boards may have established rules or interpreted existing rules in a manner that limits or restricts providers’ ability to provide telehealth services or for physicians to supervise nurse practitioners and physician assistants remotely. Additionally, there may be limitations placed on the modality through which telehealth services may be provided or requirements related to the provision of telehealth services, such as having a prior in-person visit or receipt of certain informed consents. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous telehealth modalities, which is also known as “store-and-forward” telehealth. Because this is a developing area of law and regulation, we continually monitor our compliance in every jurisdiction in which we operate. However, we cannot be assured that our licensed practitioners’ activities, if challenged, will be found to be in compliance with the state requirements or that a new or existing law or regulation will not be adopted, enforced, or changed in a manner that is unfavorable to our business model. We cannot predict the regulatory landscape for those jurisdictions in which we operate and any significant changes in law, policies, or standards, or the interpretation or enforcement thereof, could occur with little or no notice. If there is a change in laws or regulations related to our business, or the interpretation or enforcement thereof, that adversely affects our structure or operations, including greater restrictions on the use of telehealth to deliver our services, it could have a material adverse effect on our business, financial condition, and results of operations.

If Nava Medical becomes ineligible to receive reimbursement under Medicare or Medicaid or other third-party Payors, there may be a material adverse effect on our business, financial condition, cash flows, or results of operations.

The operations of Nava Medical are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, dispensing of prescription drugs, fire prevention, rate-setting and compliance with building codes and environmental protection. Nava Medical is also subject to regulation relating to professional licensure, conduct of operations, including financial relationships among healthcare providers, Medicare and Medicaid fraud and abuse and physician self-referrals, and maintaining updates to Nava Medical’s enrollment in the Medicare and Medicaid programs, including addition of new clinic locations, providers and other enrollment information. Should Nava Medical be found to be noncompliant with these requirements, we could be assessed fines and penalties, could be required to refund reimbursement amounts or could lose our licensure or Medicare and/or Medicaid certification or accreditation so that we are unable to receive reimbursement from such programs and possibly from other third-party payors, any of which could materially adversely affect our business, financial condition, cash flows or results of operations.

If Nava Medical fails to comply with applicable data interoperability and information blocking rules, our consolidated results of operations could be adversely affected.

The 21st Century Cures Act (the “Cures Act”), which was passed and signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In March 2020, the HHS Office of the National Coordinator for Health Information Technology (“ONC”), and the Centers for Medicare and Medicaid Services (“CMS”) finalized and issued complementary rules that are intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking, and changes to ONC’s health IT certification program. The companion rules will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks, (“HIEs/HINs”), and health plans share patient information, and create significant new requirements for healthcare industry participants. For example, the ONC rule, which went into effect on April 5, 2021, prohibits healthcare providers, health IT developers of certified health IT, and HIEs/HINs from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange or use of electronic health information, (“EHI”), also known as “information blocking.” To further support access and exchange of EHI, the ONC rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. Any failure to comply with these rules could have a material adverse effect on our business, results of operations and financial condition.

Comprehensive tax reform legislation or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business operations and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”) enacted many significant changes to the U.S. tax laws. Future guidance from the Internal Revenue Service and other tax authorities with respect to the Tax Cuts and Jobs Act may affect us, and certain aspects of the Tax Cuts and Jobs Act could be repealed or modified in future legislation. For example, the Coronavirus Aid, Relief, and Economic Security Act enacted in 2020 (the “CARES Act”) modified certain provisions of the Tax Cuts and Jobs Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Cuts and Jobs Act, the CARES Act, or any newly enacted federal tax legislation.

Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses under the Tax Cuts and Jobs Act, the CARES Act or future reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges, and could increase our future U.S. tax expense.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state, and local and foreign authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

The Internal Revenue Service or a state or local taxing authority could audit our tax returns and adjustments to our tax returns could occur as a result. Any such adjustment could result in additional tax, interest and penalties, as well as incremental accounting and legal expenses. If there is a change in accounting standards by the Financial Accounting Standards Board or the interpretation thereof affecting consolidation of entities, it could have a material adverse effect on our consolidation of total revenue.

Our financial statements are consolidated in accordance with applicable accounting standards and include the accounts of Nava Medical, which we manage under the MSA but is not owned by us. Such consolidation for accounting and/or tax purposes does not, is not intended to, and should not be deemed to, imply or provide us any control over the medical or clinical affairs of Nava Medical. In the event a change in accounting standards promulgated by FASB or in interpretation of its standards, or if there is an adverse determination by a regulatory agency or a court, or a change in state or federal law relating to the ability to maintain present agreements or arrangements with Nava Medical, we may not be permitted to continue to consolidate the total revenue of such practices.

If we are unable to protect our other proprietary rights, our business and competitive position may be harmed.

We rely on proprietary rights that we seek to protect, including trade secrets, and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, contractors, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets, know-how and other proprietary information will not otherwise become known. Despite the protections we do place on our intellectual property or other proprietary rights, monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. Enforcing a claim that a party disclosed proprietary information in an unauthorized manner or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable.

In addition, we may in the future also be subject to claims by our former employees, physicians, consultants or contractors asserting an ownership right in our intellectual property rights as a result of the work they performed on our behalf. We cannot be certain that we have executed intellectual property assignments with all parties who may have contributed to the development of our intellectual property, that the assignment of intellectual property rights under our agreements that have been executed with such parties will be self-executing, or that our agreements with such parties will be upheld in the face of a potential challenge. Such agreements could also potentially be breached in a manner for which we may not have an adequate remedy. As a result, we may lose valuable intellectual property rights, such as exclusive ownership of, and/or right to use, intellectual property that is important to our business. Any such events could have a material adverse effect on our business, financial condition and results of operations.

To the extent our intellectual property or other proprietary information protection is inadequate, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our procedures, equipment, or technology. Our competitors could attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential proprietary information could reduce the differentiation of our procedures and harm our business, the value of our investment in development could be reduced and third parties may make claims against us related to losses of their confidential or proprietary information.

Further, it is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology, and in such cases, we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors rightfully obtain our trade secrets or independently develop technology similar to ours or competing technologies, our competitive market position could be materially and adversely affected. In addition, some courts are less willing or unwilling to protect trade secrets, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases.

We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

If our trademarks and trade names are not adequately protected, that could adversely impact our ability to build name recognition in certain markets.

We rely on trademarks, service marks, trade names and brand names to distinguish our procedures and services from those of our competitors and have registered or applied to register these trademarks. Our registered or unregistered trademarks, service marks, trade names and brand names may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing on other marks.

Additionally, we cannot assure you that our trademark applications will be approved. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. In the event that our trademarks are successfully challenged, we could be forced to rebrand our procedures or services, which could result in loss of brand recognition and could require us to devote resources towards advertising and marketing new brands. At times, competitors may adopt trade names or trademarks similar to ours, which could harm our brand identity and lead to market confusion. Certain of our current or future trademarks may become so well known by the public that their use becomes generic and they lose trademark protection. Over the long term, if we are unable to establish name recognition through our trademarks and trade names, then we may not be able to compete effectively and our business, financial condition and results of operations may be adversely affected.

If laws governing the corporate practice of medicine or fee-splitting change, we may be required to restructure some of our relationships, which may result in a significant loss of revenue and diversion of other resources.

Our contractual relationships with Nava Medical, and their contractual relations with physicians and physician extenders may implicate certain state laws, regulations or doctrines that generally prohibit non-professional entities from providing licensed medical services and exercising control over licensed physicians or other healthcare professionals (the rules that prohibit these relationships generally are referred to as the “corporate practice of medicine,” or CPOM prohibition). The CPOM prohibition exists in some form — by statute, regulation, board of medicine or attorney general guidance, or case law — in most states; though there is broad variation between state application and enforcement of the doctrine. Other laws and regulations prohibit licensed practitioners from engaging in fee splitting (i.e., sharing a percentage of professional fees with an unlicensed person or entity). The specific requirements, interpretation and enforcement of these laws vary significantly from state to state, and may be subject to change and to evolving interpretations. There can be no assurance that these laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. We provide comprehensive, administrative and non-clinical Management Services to Nava Medical in exchange for a management fee. Regulatory authorities, state boards of medicine, state attorneys general and other parties may asset or determine that our relationships with Nava Medical and physicians violate state CPOM and/or fee-splitting prohibitions. If any of these events occur, we could be subject to significant fines and penalties, certain relationships with Nava Medical and physicians could be voided and declared unenforceable and/or we could be required to materially change the way we do business, which, could adversely affect our business, financial condition and results of operations. State CPOM and fee-splitting prohibitions also often impose penalties on healthcare professionals for aiding in the improper rendering of professional services, which could discourage physicians and other healthcare professionals from providing clinical services at our centers.

While we expect that our relationship with Nava Medical will continue, a termination of the MSA relationship would likely impair our ability to provide services to our members and would likely significantly harm our business in the near term while we establish a new MSA partnership.

We are subject to numerous environmental, health and safety laws and regulations, and must maintain licenses or permits, and non-compliance with these laws, regulations, licenses, or permits may expose us to significant costs or liabilities.

We are subject to numerous federal, state, and local environmental, health and safety laws and regulations relating to, among other matters, safe working conditions and environmental protection, including those governing the generation, storage, handling, use, transportation, and disposal of hazardous or potentially hazardous materials, including medical waste and other highly regulated substances. Some of these laws and regulations require us to obtain licenses or permits to conduct our operations. Environmental, health and safety laws and regulations are complex, occasionally change and have tended to become more stringent over time. If we violate or fail to comply with these laws, regulations, licenses, or permits, we could be fined or otherwise sanctioned by regulators. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Certain risks are inherent in providing prescription treatments, and our insurance may not be adequate to cover any claims against us.

Sellers of prescriptions are exposed to risks inherent in the packaging and distribution of prescriptions and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, unintentional distribution of counterfeit drugs and expiration of drugs. Our medical professionals may also have a duty to warn clients regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects. Although we maintain professional liability and errors and omissions liability insurance, from time to time, claims may result in the payment of significant amounts, some portions of which are not funded by insurance. We cannot assure you that the coverage limits under our insurance policies will be adequate to protect us against future claims, or that we will be able to maintain this insurance on acceptable terms in the future. Our business, financial condition and results of operations may be adversely affected if our insurance coverage proves to be inadequate or unavailable or there is an increase in liability for which we self-insure or we suffer reputational harm as a result of an error or omission in the process of prescribing, dispensing and administering prescription treatments.

Reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program could have a material adverse effect on our financial condition and results of operations.

Nava Medical receives reimbursements directly from Medicare. Many private payors base their reimbursement rates on the published Medicare rates or, in the case of Medicare Advantage, are themselves reimbursed by Medicare for the services Nava provides. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs, particularly Medicare Advantage programs. Any changes that limit or reduce Medicare Advantage or general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits without adequate funding, elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for patient care services. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins.

In addition, CMS often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:

•        administrative or legislative changes to rates or the bases of payment;

•        limits on the services or types of providers for which Medicare will provide reimbursement;

•        changes in methodology for patient assessment and/or determination of payment levels;

•        the reduction or elimination of annual rate increases; or

•        an increase in co-payments or deductibles payable by beneficiaries.

There is also uncertainty regarding both Medicare Advantage payment rates and beneficiary enrollment, which, if reduced, would reduce our overall revenues and net income, as well as future growth opportunities. For example, although the Congressional Budget Office (“CBO”) predicted in 2010 that Medicare Advantage participation would drop substantially by 2020, the CBO has more recently predicted, without taking into account potential future reforms, that enrollment in Medicare Advantage (and other contracts covering Medicare Parts A and B) could reach 36 million by 2027. Although Medicare Advantage enrollment has increased significantly over the past decade, there can be no assurance that this trend will continue. Uncertainty over Medicare Advantage enrolment and payment rates present a continuing risk to our business.

Reductions in reimbursement rates or the scope of services rendered by Nava Medical being reimbursed could have a material, adverse effect on our financial condition and results of operations or even result in reimbursement rates that are insufficient to cover our operating expenses. Additionally, any delay or default by the government in making Medicare reimbursement payments to Nava Medical could materially and adversely affect our business, financial condition and results of operations.

We cannot predict the effect that healthcare reform and other changes in government programs may have on our business, financial condition or results of operations.

The impact of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may adversely affect our business, financial condition and results of operations. Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending, reimbursement and policy. The healthcare industry is subject to changing political, regulatory and other influences. By way of example, the Affordable Care Act (“ACA”), which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States.

Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. In addition, under President Biden’s directive, regulatory changes were adopted that changed the way an employer’s “required contribution” is defined for purposes of determining if a group health plan is “affordable” under the ACA. If a plan is not affordable, then the employer could be penalized. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business, however, changes such as noted above could result in increased employer costs.

Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement.

Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care. Further, the ACA may adversely affect payers by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payers seek to offset these increases by reducing costs in other areas.

Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third-party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.

Changes in the payor mix of clients and potential decreases in reimbursement rates as a result of consolidation among plans could adversely affect our revenues and results of operation.

The amounts Nava receives for services provided to clients are determined by a number of factors, including the payor mix of clients and the reimbursement methodologies and rates utilized by our clients’ plans. The healthcare industry has also experienced a trend of consolidation, resulting in fewer but larger payors that have significant bargaining power, given their market share. Payments from payors are the result of negotiated rates. These rates may decline based on renegotiations and larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers.

Risks Related to NNAG and the Business Combination

The Sponsor and the Insiders have agreed to vote in favor of the business combination, regardless of how NNAG’s public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and the Insiders have agreed to vote any shares of common stock owned by them in favor of the business combination proposal. As of the date of this proxy statement/prospectus, the Sponsor and the Insiders own shares equal to approximately 20% of NNAG’s issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the Sponsor and the Insiders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the NNAG Board and certain NNAG officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement/prospectus.

When considering the NNAG Board’s recommendation that our stockholders vote in favor of the approval of the business combination proposal and the other proposals described in this proxy statement/prospectus, our stockholders should be aware that the Sponsor and certain directors and officers of NNAG have interests in the business combination that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

•        the fact that the Sponsor and the Insiders have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the continued right of the Sponsor to hold NNAG’s Class A common stock and the shares of NNAG’s Class A common stock to be issued to the Sponsor upon exercise of its private placement warrants following the Transactions, subject to certain lock-up periods;

•        if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the completion window, the Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated within the completion window;

•        the fact that the Sponsor and the Insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination within the completion window; and

•        the fact that the Sponsor paid an aggregate of approximately $2,865,500 for its 2,865,500 private placement warrants to purchase shares of NNAG’s Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated within the completion window.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Nava, completing a business combination with Nava and may influence their operation of the Combined Company following the business combination. This risk may become more acute as the deadline of May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination in accordance with the current certificate of incorporation) for completing an initial business combination nears.

The NNAG Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the NNAG stockholders that they vote “FOR” the proposals presented at the special meeting.

Because the Sponsor, officers and directors will lose their entire investment in NNAG if the Merger or an alternative business combination is not completed, and because the Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Merger is not completed, a conflict of interest may have arisen in determining whether Nava was appropriate for NNAG’s initial business combination.

The Sponsor has invested an aggregate of approximately $[_] million, including investments in founder shares, Private Placement Warrants, promissory notes and advances, which it stands to forfeit and lose if NNAG is unable to complete a business combination prior to May 22, 2024 (or up to November 22, 2024 if NNAG extends the period of time to consummate a business combination). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

The personal and financial interests of NNAG’s officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of NNAG’s initial business combination, its Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on NNAG’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Merger or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on NNAG’s behalf. However, the Sponsor, officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Merger or an alternative business combination is not completed. Such financial interests of the Sponsor, officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Transactions.

Some of the NNAG and Nava officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of NNAG and Nava participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of the Combined Company, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of the Combined Company, as well as potential direct or indirect interests arising from other business ventures they may be involved with. For more information concerning the interests of NNAG and Nava executive officers and directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus.

These interests, among others, may influence the officers and directors of NNAG and Nava to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the NNAG Board to vote for the proposals, its stockholders should consider these interests.

The nominal purchase price paid by the Sponsor and directors and officers of NNAG for the founder shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the founder shares will be significantly greater than the amount the Sponsor and directors and officers of NNAG paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of the Combined Company’s Common Stock to materially decline.

The Sponsor invested an aggregate of $[_] in NNAG, comprised of the $25,000 purchase price for the 2,500,000 founder shares ($[_] per share) and $[_] purchase price for the Private Placement Warrants. Public stockholders who purchased units as part of the IPO for $10.00 may experience dilution if they elect not to redeem in connection with the Business Combination from the Founder Shares, which will automatically convert into shares of Class A common stock at the Closing on a one-for-one basis, resulting in the issuance of 2,500,000 additional shares of Class A common stock. We offered our units at an offering price of $10.00 per unit in the IPO and the amount in our Trust Account was initially $10.10 per Public Share, implying an initial value of $10.10 per Public Share. Further, the amount held in NNAG’s Trust Account was $[_] on the Record Date, implying a value of $[_] per public share.

As the Sponsor paid only a nominal purchase price for the Founder Shares, the value of your Public Shares may be significantly diluted in the event we consummate the Business Combination. The implied value per share upon consummation of the Business Combination at the Record Date would be $[_] per share.

At approximately $[_] per share, the 2,500,000 shares of the Combined Company’s Common Stock that the Sponsor would own upon consummation of the Transactions would have an aggregate implied value of $[_]. As a result, even if the trading price of the Combined Company’s Common Stock significantly declines, the value of the founder shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. In addition, the Sponsor and directors and officers of NNAG could potentially recoup their entire investment, inclusive of their investment in the Private Placement Warrants, even if the trading price of the Combined Company’s Common Stock after the initial business combination is as low as $[_] per share. As a result, the Sponsor is likely to earn a substantial profit on its investment upon disposition of shares of the Combined Company’s Common Stock even if the trading price of the Combined Company’s Common Stock declines after the consummation of the Transactions. The Sponsor and directors and officers of NNAG may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating NNAG.

Nasdaq may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on the Nasdaq and we expect them to be listed on Nasdaq upon consummation of the business combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that the Combined Company will be able to comply with the continued listing standards of Nasdaq following the business combination. If, after the business combination, Nasdaq delists the Combined Company’s common stock from trading on its exchange for failure to meet the listing standards, NNAG’s stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for NNAG’s securities;

•        reduced liquidity for NNAG’s securities;

•        a determination that NNAG’s common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for NNAG’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event a business combination is not consummated. It has also agreed to pay for any liquidation expenses if a business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

If the Transactions or another business combination are not consummated by NNAG within the completion window, the Sponsor will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NNAG for services rendered or contracted for or products sold to NNAG. If NNAG consummates a business combination, including the Transactions, on the other hand, NNAG will be liable for all such claims. Neither NNAG nor the Sponsor has any reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to NNAG. Please see the section entitled “Other Information Related to NNAG — Liquidation if no Business Combination” for further information. If NNAG is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsor has also agreed to advance NNAG the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expense.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Transactions and to continue to pursue such business combination. Each of NNAG’s officers and directors has an indirect economic interest in shares of NNAG’s common stock and warrants to purchase shares of NNAG’s common stock through his or her ownership of membership interests in the Sponsor, but does not beneficially own any of NNAG’s common stock or warrants. In considering the recommendations of the NNAG Board to vote for the business combination proposal and the other proposals described in this proxy statement/prospectus, NNAG’s stockholders should consider these interests.

The exercise of NNAG’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transactions may result in a conflict of interest when determining whether such changes to the terms of the Transactions or waivers of conditions are appropriate and in NNAG’s stockholders’ best interest.

In the period leading up to the closing of the Transactions, events may occur that, pursuant to the Merger Agreement, would require NNAG to agree to amend the Merger Agreement, to consent to certain actions taken by Nava or to waive rights that NNAG is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Nava’s business, a request by Nava to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Nava’s business and would entitle NNAG to terminate the Merger Agreement. In any of such circumstances, it would be at NNAG’s discretion, acting through the NNAG Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for NNAG and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, NNAG does not believe there will be any material changes or waivers that NNAG’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. NNAG will circulate a new or amended proxy statement/prospectus or supplement thereto if changes to the terms of the Transactions that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

If NNAG is unable to complete the Transactions or another initial business combination by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation), NNAG will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the NNAG Board, dissolving and liquidating. In such event, third parties may bring claims against NNAG and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of NNAG’s current certificate of incorporation, NNAG must complete a business combination before the end of the completion window, or NNAG must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the

NNAG Board, dissolving and liquidating. In such event, third parties may bring claims against NNAG. Although NNAG has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of NNAG’s public stockholders. If NNAG is unable to complete a business combination within the completion window, the executive officers have agreed they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NNAG for services rendered or contracted for or products sold to NNAG. However, they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if NNAG is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if NNAG otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, NNAG may not be able to return to its public stockholders at least $10.00 per share.

NNAG’s stockholders may be held liable for claims by third parties against NNAG to the extent of distributions received by them.

If NNAG is unable to complete the Transactions or another business combination within the completion window, NNAG will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the NNAG Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. NNAG cannot assure you that it will properly assess all claims that may be potentially brought against NNAG. As such, NNAG’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, NNAG cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by NNAG.

If NNAG is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by NNAG’s stockholders. Furthermore, because NNAG intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the NNAG Board may be viewed as having breached their fiduciary duties to NNAG’s creditors and/or may have acted in bad faith, and thereby exposing itself and NNAG to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. NNAG cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing NNAG stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on NNAG’s stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding NNAG or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of NNAG common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on NNAG common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares they own, either prior to or immediately after the special meeting. As of the date of this proxy statement/prospectus, no such transactions have occurred nor are they planned to occur.

NNAG’s stockholders will experience dilution as a consequence of, among other transactions, the issuance of NNAG’s Class A common stock as consideration in the business combination. Having a minority share position may reduce the influence that NNAG’s current stockholders have on the management of NNAG.

Upon completion of the Transactions, we anticipate that: (1) the Nava Stockholders, which own, and will continue to own at all times prior to the Effective Time, all of the issued and outstanding shares of Nava, are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock and (3) NNAG’s public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current NNAG stockholders in the Combined Company will be different. Upon the Effective Time, we anticipate that Nava will be a wholly-owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming No Redemption(a)		Assuming 50% Redemption		Assuming Maximum Redemption(b)
	Shares	%	Shares	%	Shares	%
Non-redeeming NNAG stockholders(c)	9,000,000	21.1%	5,250,000	13.5%	1,500,000	4.3%
Sponsor(d)	1,500,000	3.5%	1,500,000	3.9%	1,500,000	4.3%
EF Hutton(e)	75,000	0.2%	75,000	0.2%	75,000	0.2%
Nava stockholders(f)	32,000,000	75.2%	32,000,000	82.4%	32,000,000	91.2%
Total number of shares outstanding	42,575,000	100%	38,825,000	100%	35,075,000	100%

____________

(a)      Assumes no redemptions by NNAG stockholders.

(b)      Assumes 100% redemptions by NNAG stockholders.

(c)      The shares held by the non-redeeming stockholders of NNAG include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,500,000 shares of common stock underlying the rights included in the public units.

(d)      Consists of 1,500,000 founder shares that remain after giving effect to the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously-issued shares upon the Closing.

(e)      Consists of 75,000 representative shares.

(f)      Consists of shares issued as Merger Consideration in the Business Combination.

Having a minority ownership interest in the Combined Company may reduce the influence that NNAG’s public stockholders have on the management of NNAG. See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

A significant portion of the Combined Company’s Common Stock following the business combination will be restricted from immediate resale, but may be sold into the market in the future pursuant to registration rights granted to the holders thereof. The exercise of such rights could cause the market price of the Combined Company’s Common Stock to drop significantly, even if our business is doing well.

The market price of shares of the Combined Company’s Common Stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Concurrently with the execution of the Merger Agreement, NNAG and Ascend One Corporation and the directors and officers of Nava entered into a lock-up agreement to be effective upon the Closing, pursuant to which Ascend One Corporation and the directors and officers of Nava agreed not to, during the Lock-up Period (as defined below), offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Transactions (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. As used herein, “Lock-Up Period” means the period commencing on the Closing and ending six months after the Closing. The Sponsor is subject to the same Lock-Up Period pursuant to the Parent Support Agreement. However, following the expiration of such lock-up periods, Ascend One Corporation and the directors and officers of Nava and the Sponsor, and their permitted transferees, will not be restricted from selling the Combined Company securities held by them, other than by applicable securities laws.

In addition, contingent upon the Closing, NNAG and the Sponsor will terminate NNAG’s existing registration rights agreement and the Nava Stockholders, the Sponsor, and EF Hutton will enter into a new registration rights agreement (the “Registration Rights Agreement”) with the Combined Company in the form attached hereto as Annex I. An aggregate of [_] shares of Common Stock will be entitled to registration pursuant to the Registration Rights Agreement, which consist of 2,500,000 founder shares held by the Sponsor, 75,000 representative shares held by EF Hutton, LLC, 2,865,500 shares of common stock issuable upon exercise of the private placement warrants held by the Sponsor, and 32,000,000 shares of stock to be issued to the Nava Stockholders as Merger Consideration. At any time and from time to time after the Closing, either (i) the Nava Stockholders or (ii) the Sponsor may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The Nava Stockholders and the Sponsor are entitled to exercise two demand registrations under the Registration Rights Agreement. If at any time following the Closing, the Combined Company proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Registration Rights Agreement are subject to certain requirements and customary conditions.

As such, following the Closing, sales of a substantial number of shares of the Combined Company’s Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Combined Company’s Common Stock.

Ascend One Corporation and the Sponsor will have substantial control over the Combined Company after the business combination, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Combined Company.

Upon completion of the Transactions, we anticipate that: (1) Ascend One Corporation, which owns, and will continue to own at all times prior to the Effective Time, [78%] of the issued and outstanding shares of Nava, is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, and (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that no public stockholders exercise their redemption rights in connection with the Transactions, and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. This significant concentration of ownership may have a negative impact on the trading price for the Combined Company’s Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of the Company or its assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

Upon completion of the Transactions, the Combined Company will become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to stockholders of companies that are subject to such requirements.

Because Ascend One Corporation, the majority stockholder of Nava, will hold approximately [_]% of the voting power of the Combined Company upon the closing of the Transactions, the Combined Company will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. We do not currently expect to rely upon the “controlled company” exemptions.

However, the Combined Company may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. The Combined Company may rely on the corporate governance exemptions only so long as we qualify as a controlled company. To the extent we rely on any of these exemption, our public stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq and we cannot predict the impact this may have on the price of our public shares.

The Sponsor beneficially owns a significant equity interest in NNAG, and will continue to own a significant interest in the Combined Company, and may take actions that conflict with your interests.

The interests of Sponsor may not align with the interests of NNAG and its other stockholders. The Sponsor and its affiliates are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with NNAG. The Sponsor and its affiliates may also pursue acquisition opportunities that may be complementary to NNAG’s business and, as a result, those acquisition opportunities may not be available to us.

We may issue additional shares of the Combined Company’s Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of the Combined Company’s Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of the Combined Company’s Common Stock or other equity securities of equal or senior rank could have the following effects:

•        your proportionate ownership interest in the Combined Company will decrease;

•        the relative voting strength of each previously outstanding share of common stock may be diminished; or

•        the market price of our shares of the Combined Company stock may decline.

We have no operating history and our results of operations and those of the Combined Company may differ significantly from the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus.

NNAG is a blank check company with no operating history or results. This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for the Combined Company. The unaudited pro forma condensed combined statement of loss of the Combined Company combines the historical audited results of operations of NNAG.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the Combined Company. Accordingly, the Combined Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

NNAG and Nava have incurred and expect to incur significant costs associated with the business combination. Whether or not the business combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by NNAG if the business combination is not completed.

NNAG and Nava expect to incur significant costs associated with the business combination. Even if the business combination is not completed, NNAG expects to incur approximately $[_] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by NNAG if the business combination is not completed.

Even if NNAG consummates the business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of NNAG’s warrants may be amended.

The exercise price for NNAG public warrants is $11.50 per share of NNAG’s Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

If NNAG is unable to complete an initial business combination, NNAG’s warrants may expire worthless.

If NNAG is unable to complete an initial business combination, NNAG’s warrants may expire worthless.

If NNAG is unable to complete an initial business combination, NNAG’s rights may expire worthless.

If NNAG is unable to complete an initial business combination, NNAG’s rights may expire worthless.

NNAG and Nava will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on NNAG and Nava. These uncertainties may impair our or Nava’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or Nava’s business could be harmed.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, regulations or interpretations thereof; or

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

If NNAG’s due diligence investigation of the Nava business was inadequate, then stockholders of NNAG following the business combination could lose some or all of their investment.

Even though NNAG conducted a due diligence investigation of the Nava business, NNAG cannot be sure that this diligence uncovered all material issues that may be present inside the Nava business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Nava business and outside of its control will not later arise.

Following the consummation of the business combination, the Combined Company’s only significant asset will be its ownership interest in the Nava business, and such ownership may not be sufficiently profitable or valuable to enable the Combined Company to satisfy the Combined Company’s other financial obligations. The Combined Company does not anticipate paying any cash dividends for the foreseeable future.

Following the consummation of the business combination, the Combined Company will have no direct operations and no significant assets other than its ownership interest in the Nava business. The Combined Company will depend on the Nava business for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company. The earnings from, or other available assets of, the Nava business may not be sufficient to pay dividends or make distributions or loans to enable the Combined Company to pay any dividends on the common stock or satisfy its other financial obligations.

In addition, Nava has never declared or paid cash dividends on its capital stock, and it does not anticipate paying any cash dividends in the foreseeable future. Nava currently intends to retain its future earnings, if any, for the foreseeable future, to fund the development and growth of its business. Any future determination to pay dividends will be at the discretion of the Combined Company’s board of directors and will be dependent upon its financial condition, results of operations, capital requirements, applicable contractual restrictions and such other factors as the board of directors may deem relevant. As a result, capital appreciation in the price of the Combined Company’s common stock, if any, will be your only source of gain on an investment in the Combined Company’s common stock.

Please see the sections titled “NNAG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Nava’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information.

The second amended and restated certificate of incorporation that will be effective following the completion of the business combination designates a court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Combined Company stockholders, which could limit the ability of the Combined Company’s stockholders to obtain a favorable judicial forum for disputes with the Combined Company or with directors, officers or employees of the Combined Company and may discourage stockholders from bringing such claims.

Under the second amended and restated certificate of incorporation that will be effective following the completion of the business combination, unless the Combined Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery lacks subject matter jurisdiction, then any state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, then the federal district court for the District of Delaware) will be the sole and exclusive forum for:

•        any derivative action or proceeding brought on behalf of the Combined Company;

•        any action (including any class action) asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Combined Company to the Combined Company or the Combined Company’s stockholders;

•        any action (including any class action) asserting a claim against the Combined Company or any director or officer or other employee of the Combined Company arising pursuant to any provision of the DGCL or the Combined Company’s certificate of incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time);

•        any action or proceeding (including any class action) to interpret, apply, enforce or determine the validity of the Combined Company’s certificate of incorporation or bylaws (including any right, obligation or remedy thereunder);

•        any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or

•        any action (including any class action) asserting a claim against the Combined Company or any director or officer or other employee of the Combined Company governed by the internal affairs doctrine.

The foregoing provisions of the second amended and restated certificate of incorporation would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction, or any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the second amended and restated certificate will provide that, unless the Combined Company consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the rules and regulations thereunder. Although investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, any person or entity purchasing or otherwise acquiring any interest in shares of the Combined Company’s capital stock will be deemed to have notice of, and consented to, the provisions of the second amended and restated certificate of incorporation described in the preceding sentences. These provisions of the second amended and restated certificate of incorporation could limit the ability of the Combined Company stockholders to obtain a favorable judicial forum for certain disputes with the Combined Company or with its directors, officers or other employees, which may discourage such lawsuits against the Combined Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the second amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, the Combined Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.

Some provisions of Delaware law and the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of the business combination may deter third parties from acquiring the Combined Company and diminish the value of the Combined Company’s common stock.

The Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of the business combination will provide for, among other things:

•        the ability of the Combined Company’s board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire the Combined Company or otherwise effect a change in control;

•        advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings; and

•        certain limitations on convening special stockholder meetings.

In addition, in the second amended and restated certificate of incorporation, the Combined Company has not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by Nava’s board of directors and by the affirmative vote of holders of at least two-thirds of the votes of Nava’s outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of Nava’s outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Combined Company for a three-year period. This provision may encourage companies interested in acquiring the Combined Company to negotiate in advance with its board of directors because the stockholder approval requirement would be avoided if the Combined Company’s board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

These provisions in the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware law, may discourage, delay or prevent a transaction involving a change in control of the Combined Company that is in the best interest of its minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of the Combined Company’s common stock if they are viewed as discouraging future takeover attempts. These provisions could also make it more difficult for stockholders to nominate directors for election to the Combined Company board of directors and take other corporate actions.

Subsequent to the completion of the business combination, the Combined Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the Combined Company’s financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although NNAG has conducted due diligence on the Nava business, NNAG cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Nava business and outside of NNAG’s and Nava’s control will not later arise. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if NNAG’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with NNAG’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on NNAG’s liquidity, charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. Accordingly, any of NNAG’s stockholders who choose to remain stockholders of the Combined Company following the business combination could suffer a reduction in the value of their shares.

A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of the Combined Company’s securities.

Following the business combination, the price of the Combined Company’s securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for the Combined Company’s securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of the Combined Company’s securities after the business combination can vary due to general economic conditions and forecasts, the Combined Company’s general business condition and the release of the Combined Company’s financial reports. Additionally, if the Combined Company’s securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the Combined Company’s securities may be more limited than if the Combined Company was quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of NNAG’s securities may decline.

If the benefits of the business combination do not meet the expectations of investors, stockholders or securities analysts, the market price of the Combined Company’s securities following the consummation of the business combination may decline. The market values of the Combined Company’s securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which NNAG’s stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of the Combined Company’s securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for stock relating to the Nava business and trading in shares of NNAG’s Class A common stock has not been active. Accordingly, the valuation ascribed to the Nava business and NNAG’s Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination.

The trading price of the Combined Company’s Common Stock following the business combination may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for the Combined Company’s securities develops and continues, the trading price of the Combined Company’s securities following the business combination could be volatile and subject to wide fluctuations. The trading price of the Combined Company’s Common Stock following the business combination will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond NNAG’s control and may not be related to NNAG’s operating performance. These fluctuations could cause you to lose all or part of your investment in NNAG’s Class A common stock since you might be unable to sell your shares at or above the price attributed to them in the business combination. Any of the factors listed below could have a material adverse effect on your investment in NNAG’s securities and NNAG’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of NNAG’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities following the business combination may include:

•        market conditions in the broader stock market in general, or in Nava’s industry in particular;

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, other public announcements and filings with the SEC;

•        speculation in the press or investment community;

•        actual or anticipated developments in the Combined Company’s business, competitors’ businesses or the competitive landscape generally;

•        the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        the timing of the achievement of objectives under Nava’s business plan and the timing and amount of costs we incur in connection therewith;

•        changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to ours;

•        changes in laws and regulations affecting the Combined Company’s business;

•        commencement of, or involvement in, litigation or investigations involving the Combined Company;

•        changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of the Combined Company’s Common Stock available for public sale;

•        any major change in the Combined Company’s board of directors or management;

•        sales of substantial amounts of the Combined Company’s Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•        other risk factors listed in this “Risk Factors” section.

Broad market and industry factors may materially harm the market price of NNAG’s securities irrespective of NNAG’s operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of NNAG’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to NNAG’s could depress NNAG’s stock price regardless of NNAG’s business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of NNAG’s Class A common stock, regardless of NNAG’s actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the business combination. A decline in the market price of NNAG’s securities also could adversely affect NNAG’s ability to issue additional securities and NNAG’s ability to obtain additional financing in the future.

Furthermore, the stock markets in general have experienced extreme volatility, including as a result of the COVID-19 pandemic, that has sometimes been unrelated to the operating performance of the issuer. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Even if NNAG consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.

Assuming the maximum redemption of [_] million public shares, there will be 7,500,000 Public Warrants outstanding following the Closing, all of which will be held the redeeming stockholders. Such Public Warrants had an aggregate market value of $[_] million, based on the closing price of the Public Warrants of $[_] on [_], 2024. The exercise price for Public Warrants is $11.50 per share in each case. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated August 17, 2023, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares of NNAG Common Stock purchasable upon exercise of a Public Warrant.

NNAG may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

Assuming the maximum redemption of [_] million public shares, there will be 7,500,000 Public Warrants outstanding following the Closing, all of which will be held the redeeming stockholders. Such Public Warrants had an aggregate market value of $[_] million, based on the closing price of the Public Warrants on Nasdaq of $[_] on [_], 2024. We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last sale price of NNAG Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the NNAG Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those NNAG Common Stock is available throughout the thirty (30-) day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. See “Questions and Answers About the Proposals — How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any public warrant holders post business combination?” for more information.

If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s Common Stock adversely, then the price and trading volume of the Combined Company’s Common Stock could decline.

The trading market for the Combined Company’s Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, the Combined Company’s business and operations, the Combined Company’s market, or the Combined Company’s competitors. Securities and industry analysts do not currently, and may never, publish research on NNAG. If no securities or industry analysts commence coverage of the Combined Company, the Combined Company’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover NNAG change their recommendation regarding the Combined Company’s stock adversely, or provide more favorable relative recommendations about NNAG’s or the Combined Company’s competitors, the price of the Combined Company’s Common Stock would likely decline. If any analyst who may cover NNAG were to cease coverage of the Combined Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

There is no guarantee that an active and liquid public market for shares of the Combined Company’s Common Stock will develop.

NNAG is currently a blank check company and there has not been a public market for Nava common stock since it is a private company. A liquid trading market for the Combined Company’s Common Stock may never develop.

In the absence of a liquid public trading market:

•        you may not be able to liquidate your investment in shares of NNAG’s Class A common stock;

•        you may not be able to resell your shares of NNAG’s Class A common stock at or above the price attributed to them in the business combination;

•        the market price of shares of NNAG’s Class A common stock may experience significant price volatility; and

•        there may be less efficiency in carrying out your purchase and sale orders.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect the Combined Company’s business, investments and results of operations.

The Combined Company will be subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, the Combined Company will be required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Combined Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on the Combined Company’s business and results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take and will continue to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statement/prospectus. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following August 22, 2028, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of NNAG’s Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find NNAG’s Class A common stock less attractive because we rely on these exemptions. If some investors find NNAG’s Class A common stock less attractive as a result, there may be a less active trading market for NNAG’s Class A common stock and our stock price may be more volatile.

Upon consummation of the Transactions, the Combined Company will continue to be an emerging growth company and intends to continue to take advantage of the exemptions described above for as long as it continues to be an emerging growth company. See “— Risks Related to Nava’s Business and Operations Following the Business Combination — Risks Related to Public Company Requirements — The requirements of being a public company may strain Nava’s resources and distract its management, which could make it difficult to manage its business, particularly after Nava is no longer an “emerging growth company.””

We may not be able to complete the proposed Merger with Nava if the proposed Merger is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Sponsor is neither controlled by or nor has substantial ties with a non-U.S. person. Hiren Patel, the manager of the Sponsor, is a U.S. citizen. We do not expect NNAG to be considered a “foreign person” under the regulations administered by CFIUS. However, if the proposed Merger with Nava is subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business, FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If the proposed Merger with Nava falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the proposed Merger without notifying CFIUS and risk CFIUS intervention, before or after closing the proposed Merger. CFIUS may decide to block or delay the proposed Merger, impose conditions to mitigate national security concerns with respect to such proposed Merger or order us to divest all or a portion of a U.S. business of the Combined Company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing the proposed Merger.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete the proposed Merger. If we cannot complete our proposed Merger by May 22, 2024 (or up to November 22, 2024 if the business combination deadline is extended in accordance with the Company’s certificate of incorporation) because the review process drags on beyond such timeframe or because our proposed Merger is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public stockholders may only receive an amount per share that will be determined by when we liquidate, and our warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the Combined Company.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our public shares after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our public shares after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination), as well as any other issuances of securities not in connection with an initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. Further, based on recently issued interim guidance from the IRS and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

Risks Related to the Redemption

You must tender your shares of NNAG’s Class A common stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your common stock certificates to NNAG’s transfer agent or to deliver your shares of common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of common stock, in each case, by two business days prior to the special meeting. The requirement for physical or electronic delivery by two business days prior to the special meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the business combination.

NNAG does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of NNAG’s stockholders do not agree.

In the event that the aggregate cash consideration that NNAG would be required to pay for all shares of NNAG’s Class A common stock that are validly submitted for redemption, plus any amount required to satisfy the foregoing cash condition pursuant to the terms of the Merger Agreement, exceeds the aggregate amount of cash available to NNAG, NNAG may not complete the business combination or redeem any shares, all shares of NNAG’s Class A common stock submitted for redemption will be returned to the holders thereof and NNAG may instead search for an alternate business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of NNAG’s Class A common stock included in the units sold in the NNAG IPO unless such stockholder first obtains NNAG’s prior consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, NNAG will require each public stockholder seeking to exercise redemption rights to certify to NNAG whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to NNAG at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which NNAG makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over NNAG’s ability to consummate the business combination and you could suffer a material loss on your investment in NNAG if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if NNAG consummates the business combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in the NNAG IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. NNAG cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of shares of NNAG’s Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge NNAG’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, NNAG’s stockholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of NNAG might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of NNAG who wish to redeem their shares of NNAG’s Class A common stock for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of NNAG’s Class A common stock for a pro rata portion of the funds held in the trust account.

Stockholders electing to redeem their shares of NNAG’s Class A common stock will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section entitled “Special Meeting of NNAG Stockholders — Redemption Rights” of this proxy statement/prospectus for additional information on how to exercise your redemption rights.

If, despite NNAG’s compliance with the proxy rules, a stockholder fails to receive NNAG proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of NNAG’s Class A common stock. In addition, the proxy materials that NNAG is furnishing to holders of public shares of NNAG’s Class A common stock in connection with the business combination describes the various procedures that must be complied with in order to validly redeem public shares of NNAG’s Class A common stock. In the event that a stockholder fails to comply with these procedures, its shares of NNAG’s Class A common stock may not be redeemed.

SPECIAL MEETING OF NNAG STOCKHOLDERS

General

NNAG is furnishing this proxy statement/prospectus to NNAG’s stockholders as part of the solicitation of proxies by the NNAG Board for use at the special meeting of NNAG stockholders to be held on [_], 2024, and at any adjournment or postponement thereof. This proxy statement/prospectus provides NNAG’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held via live webcast at [_] a.m. Eastern Time, on [_], 2024. The special meeting can be accessed by visiting https://www.cstproxy.com/[_], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication. Please have your Control Number, which can be found on your proxy card, to join the special meeting. If you do not have a control number, please contact the Continental Stock Transfer Company, the transfer agent.

Purpose of the NNAG Special Meeting

At the special meeting, NNAG is asking holders of NNAG common stock to consider and vote upon:

•        a proposal to approve the business combination described in this proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus. See the section entitled “Proposal No. 1 — The Business Combination Proposal”;

•        a proposal to approve and adopt the second amended and restated certificate of incorporation of NNAG in the form attached hereto as Annex B. See the section entitled “Proposal No. 2 — The Charter Proposal”;

•        a proposal to approve and adopt the Incentive Plan and the material terms thereof, including the authorization of the initial share reserve thereunder. See the section entitled “Proposal No. 3 — The Incentive Plan Proposal”;

•        a proposal to elect seven directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. See the section entitled “Proposal No. 4 — The Director Election Proposal”;

•        a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding NNAG’s Class A common stock and the resulting change in control in connection with the Transactions. See the section entitled “Proposal No. 5 — Nasdaq proposal”; and

•        a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. See the section entitled “Proposal No. 6 — The Adjournment Proposal.”

Recommendation of the NNAG Board

The NNAG Board unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented.

When you consider the NNAG Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of NNAG stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination

Proposal — Interests of Certain Persons in the Business Combination” for additional information. The NNAG Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the NNAG stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

NNAG has fixed the close of business on [_], 2024, as the record date for determining NNAG stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were [_] shares of NNAG common stock outstanding and entitled to vote. Each share of NNAG common stock is entitled to one vote per share at the special meeting.

Quorum

The presence at the special meeting by attendance via the virtual meeting website or by proxy, of a majority of the voting power of all the outstanding shares of common stock as of the record date entitled to vote constitutes a quorum at the special meeting. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

NNAG’s bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

Vote Required

The approval of each of the business combination proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of at least a majority of all of NNAG’s outstanding shares of common stock, and the approval of the charter proposal also requires the affirmative vote of holders of a majority of NNAG’s Class A common stock voting as a separate class. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of NNAG’s common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. NNAG stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Effect of Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of each of the business combination proposal the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the charter proposal.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares

Each share of NNAG common stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of NNAG common stock at the special meeting:

•        You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•        You can attend the special meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the special meeting by visiting the website https://www.cstproxy.com/[_]. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer. Instructions on how to attend and participate at the special meeting are available at https://www.cstproxy.com/[_].

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way NNAG can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify NNAG’s Secretary in writing before the special meeting that you have revoked your proxy; or

•        you may attend the special meeting, revoke your proxy, and vote at the special meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of NNAG common stock, you may call Advantage Proxy, NNAG’s proxy solicitor, at 866-894-0536 (Toll Free) or NNAG at (703) 371-4260.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “for” or “against” the business combination proposal. Any stockholder holding public shares as of the record date may demand that NNAG redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $[_] per share (prior to the deduction of any applicable taxes) as of [_], 2024, the record date for the special meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, NNAG will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to NNAG’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then NNAG’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, NNAG will promptly return any shares delivered by public holders.

The closing price of NNAG’s Class A common stock on [_], 2024, the record date for the special meeting, was $[_] per share. The cash held in the trust account on such date was approximately $[_] ($[_] per public share, prior to the deduction of any applicable taxes). Prior to exercising redemption rights, stockholders should verify the market price of NNAG common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. NNAG cannot assure its stockholders that they will be able to sell their shares of NNAG common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of NNAG common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to NNAG’s transfer agent prior to the vote at the special meeting, and the business combination is consummated.

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of NNAG have appraisal rights in connection the business combination under the DGCL.

Proxy Solicitation Costs

NNAG is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail. NNAG and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. NNAG will bear the cost of the solicitation.

NNAG has hired Advantage Proxy to assist in the proxy solicitation process. NNAG will pay that firm a fee of $[_] plus disbursements. Such payment will be made from non-trust account funds.

NNAG will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. NNAG will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

NNAG’s stockholders are being asked to approve the business combination with Nava described in this proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus. The discussion in this proxy statement/prospectus of the business combination and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus.

You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement. Please see the subsection entitled “— Certain Agreements Related to the Business Combination — Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement.

We may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting.

The name of the Combined Company after the consummation of the Transactions will be Nava Health MD, Inc. and our headquarters will be located at 9755 Patuxent Wood Drive, Suite 100, Columbia, MD 21046. We have applied to have NNAG’s Class A common stock and public warrants listed on Nasdaq and, upon the Closing, we expect that the Combined Company’s Common Stock and public warrants will begin trading on Nasdaq under the symbols “NAVA” and “NAVAW,” respectively. As a result, NNAG’s publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security. In addition, each right will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security.

General

The Merger Agreement

The following is a summary of the material terms of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.

The Merger Agreement contains representations and warranties that NNAG and Merger Sub, on the one hand, and Nava, on the other hand, have made to one another as of specific dates. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties. Some of these schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. You should not rely on the representations and warranties described below as current characterizations of factual information about NNAG or Nava, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between NNAG and Merger Sub, and Nava and are modified by the disclosure schedules.

Structure of the Transactions

On February 12, 2024, NNAG entered into the Merger Agreement with Merger Sub and Nava. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction by which Merger Sub will merge with and into Nava with Nava surviving such merger as a wholly owned subsidiary of NNAG.

Merger Consideration

The Merger Agreement provides for NNAG to issue to the Nava Stockholders, as the only stockholders of Nava prior to the Effective Time, aggregate consideration of 32,000,000 shares of the Combined Company’s common stock at the Effective Time.

In accordance with the terms and subject to the conditions of the Merger Agreement, each share of Nava common stock outstanding immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Merger Consideration Shares. Upon the Effective Time, we anticipate that Nava will be a wholly owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, good standing and qualification, (ii) capital structure, (iii) authorization to enter into the Merger Agreement, (iv) compliance with laws and permits, (v) taxes, (vi) financial statements and internal control over financial reporting, (vii) real and personal property, (viii) material contracts, (ix) environmental matters, (x) absence of changes, (xi) employee matters, (xii) litigation, and (xiii) brokers and finders.

Covenants

Conduct of Business Pending the Business Combination

Each of Nava and NNAG have agreed that, except as expressly contemplated by the Merger Agreement or the Additional Agreements, as required by law, or as consented to in writing by the other (which consent shall not be unreasonably conditioned, withheld, or delayed), from the date of the Merger Agreement until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms, each party must:

(i)       conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices,

(ii)      duly and timely file all tax returns required to be filed (or obtain a permitted extension with respect thereto) and pay any and all taxes due and payable during such time period,

(iii)     duly observe and comply with all applicable laws, and

(iv)     use its commercially reasonable efforts to preserve intact in all material respects its business organization, assets, permits, properties, and material business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties.

In addition, except as expressly contemplated by the Merger Agreement or the Additional Agreements, as required by applicable law, or as previously disclosed, from the date of the Merger Agreement until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms, without the other’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither Nava nor NNAG shall, or permit its subsidiaries to, among other things:

(i)       amend, modify, or supplement its governing documents;

(ii)      amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under any material contract;

(iii)     other than in the ordinary course of business, modify, amend, or enter into any contract, agreement, lease, license, or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by Nava or NNAG, as applicable, of more than $200,000 (individually or in the aggregate);

(iv)     make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v)      sell, lease, license or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed in the Merger Agreement or in the ordinary course of business;

(vi)     solely in the case of Nava, sell, exclusively license, abandon, permit to lapse, assign, transfer, or otherwise dispose of any intellectual property owned by Nava;

(vii)    solely in the case of Nava, permit any material registered owned intellectual property to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii)   (A) pay, declare, or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix)     (A) make any loan, advance or capital contribution to, or guarantee for the benefit of, any person or entity; (B) incur any indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made by NNAG as working capital advances and (2) intercompany indebtedness; or (C) repay or satisfy any indebtedness, other than the repayment of indebtedness in accordance with the terms thereof;

(x)      suffer or incur any lien, except for permitted liens, on its assets;

(xi)     delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of Nava, in the ordinary course of business);

(xii)    merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other person or entity, make any material investment in any person or entity, or be acquired by any other person;

(xiii)   terminate or allow to lapse any insurance policy protecting any of Nava’s, its subsidiaries’, or NNAG’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv)   adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof;

(xv)    institute, settle or agree to settle any legal action, litigation, suit, claim, hearing, proceeding or investigation before any governmental authority in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi)   except as required by GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xvii)  change its principal place of business or jurisdiction of organization;

(xviii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than any redemption by NNAG of shares of common stock held by its public stockholders as contemplated under the Merger Agreement;

(xix)   (A) make, change, or revoke any material Tax election; (B) change any method of accounting other than as required under GAAP or Public Company Accounting Oversight Board rules or requirements; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; (D) enter into any tax allocation, tax sharing, tax indemnity or other closing agreement relating to any taxes; or (E) surrender or forfeit any right to claim a tax refund;

(xx)    enter into any transaction with or distribute or advance any material assets or property to any of its affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi)   solely in the case of Nava, other than as required by any employee benefit or compensation plans, policies, programs, arrangements or payroll practices (each, a “Plan”), (A) increase or change the compensation or benefits of any employee or service provider, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) make any loan to any present or former employee or other individual service provider, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii)  fail to duly observe and conform to any applicable laws and orders;

(xxiii) authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any subsidiary; or

(xxiv) enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the foregoing.

Other Covenants of the Parties

The Merger Agreement contains certain additional covenants of NNAG and Nava, including covenants regarding:

(i)       providing the other with reasonable access to its properties and books and records;

(ii)      notifying the other of any occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result, in a Material Adverse Effect with respect to such party;

(iii)     notifying the other of any legal action, litigation, suit, claim, hearing, proceeding or investigation before any governmental authority relating to, involving, or otherwise affecting it, its stockholders, or their equity, assets, or business, or that relate to the consummation of the Transactions, or any notice or other communication from any governmental authority in connection with the Transactions;

(iv)     cooperating in the preparation of this proxy statement/prospectus;

(v)      Nava’s delivery to NNAG of financial statements and other financial information;

(vi)     NNAG ensuring that it remains listed as a public company on, and that its securities are listed and tradable over, Nasdaq through the Closing;

(vii)    that NNAG use its reasonable best efforts to cause its initial listing application with Nasdaq in connection with the Transactions to be approved;

(vii)    NNAG calling and holding a meeting of its stockholders to adopt the Merger Agreement and approve the Business Combination and the other matters presented to NNAG’s stockholder for approval or adoption at the NNAG Special Meeting;

(viii)   Nava calling and holding a meeting of its stockholders to approve the Merger Agreement; and

(ix)      NNAG using its commercially reasonable efforts to (a) enter into and consummate subscription agreements with investors relating to a private investment in NNAG to purchase shares of NNAG common stock in connection with a private placement, or enter into non-redemption agreements with existing NNAG Stockholders, and/or enter into backstop arrangements with potential investors in NNAG, or (b) arrange debt financing in connection with the transactions contemplated under the Merger Agreement, in each case such that the Minimum Cash Condition is satisfied, in each case on terms mutually agreeable to NNAG and Nava.

Non-Solicitation Restrictions

NNAG and Nava have each agreed that, from the date of the Merger Agreement to the Closing Date, it will not take, nor will it permit any of its representatives to, encourage or initiate any negotiations with, or enter into any agreement with, any party in connection with a business combination other than with the other or take any other action intended or designed to facilitate the efforts to do so. Each of NNAG and Nava has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of the NNAG or Nava, as applicable, would be deemed a breach of the party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the Transactions is conditioned upon certain closing conditions, including, without limitation:

(i)       no governmental authority having enacted, issued, promulgated, enforced or entered any law or order that is then in effect that makes the Transactions illegal or otherwise prohibits consummation of the Transactions;

(ii)      each consent, approval or authorization of any governmental authority required of NNAG, Nava or any of their respective subsidiaries to consummate the Merger, as may be reasonably agreed upon by the parties after the date of the Merger Agreement having been obtained and being in full force and effect.

(iii)     no legal action having been commenced or asserted in writing (and not orally) by any governmental authority to enjoin or otherwise materially restrict the consummation of the Closing;

(iv)     the approval of the Merger Agreement by the requisite vote of the stockholders of Nava;

(v)      each of the proposals being considered at the NNAG Special Meeting having been approved by NNAG’s stockholders;

(vi)     the Combined Company’s initial listing application filed with Nasdaq in connection with the Transactions having been approved;

(vii)    the Minimum Cash Condition shall have been satisfied;

(viii)   the proxy statement/prospectus having been declared effective by the SEC;

(ix)     each party to the Merger Agreement having performed or complied with the provisions of the Merger Agreement applicable to it, subject to agreed-upon standards;

(x)      the truth and accuracy of each party’s representations and warranties included in the Merger Agreement, subject to agreed-upon standards;

(xi)     the absence of any material adverse effect with respect to a party to the Merger Agreement;

(xii)    the receipt by each of NNAG and Nava of a certificate, dated as of the Closing, signed by the Chief Executive Officer of the other, certifying the compliance with various closing conditions;

(xiii)   the execution by the relevant party or parties of the Additional Agreements;

(xiv)   Nava having provided all required third party consents;

(xv)    the Amended Charter having been filed with the Delaware Secretary of State and become effective;

(xvi)   Nava and NNAG will have received a certificate, dated as of the Closing Date, from the Secretary of the other certifying certain matters;

(xvii)  each requisite party, as applicable, will have executed and delivered to the other party a copy of each Additional Agreement to which they are a party;

(xviii) the receipt by Nava of the resignations of NNAG’s directors;

(xix)   the post-Effective Time Combined Company’s Board of Directors and the Nava Board being in compliance with the size and composition requirements of the Merger Agreement; and

(xx)    The Sponsor Forfeiture Agreement shall have been entered into and the same shall be in full force and effect.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation:

(i)       by the mutual written consent of the parties;

(ii)      by either NNAG or Nava if the Closing does not occur on or prior to June 30, 2024 (the “Outside Closing Date”), unless the breach of any covenants or obligations under the Merger Agreement by the party seeking to terminate (or, in the case of NNAG, by Merger Sub) proximately caused the failure to consummate the Transactions by the applicable date;

(iii)     by either NNAG or Nava if any governmental authority shall have issued an order, enacted a law, or taken any other action that has the effect of making the Transactions illegal or permanently restraining, enjoining, or otherwise prohibiting the consummation of the Transactions and such law, order or other action shall have become final and nonappealable, unless the failure by such party or its affiliates to comply with any provision of the Merger Agreement was a substantial cause of, or substantially resulted in, such action by such governmental authority;

(iv)     by Nava if NNAG fails to obtain commitments of at least $10,000,000 in the form of equity investments on or before February 29, 2024, for purposes of satisfying the Minimum Cash Condition;

(v)      by NNAG, subject to certain exceptions, if Nava has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Closing Date; and

(vi)     by Nava, subject to certain exceptions, if NNAG or Merger Sub has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Closing Date.

Except with respect to Transaction Costs, as described below, if the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of a willful breach of any covenant or agreement under the Merger Agreement or fraud. All costs and expenses incurred in connection with the Merger Agreement, the Additional Agreements and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided, however, that (a) if the Merger Agreement is terminated by NNAG because Nava has breached certain representations, warranties, agreements or covenants contained under the Merger Agreement to be performed on or prior to the Closing Date, then Nava shall reimburse NNAG for its Transaction Costs up to a maximum of $300,000; and (b) if Merger Agreement is terminated by the Nava because NNAG has breached certain representations, warranties, agreements or covenants contained under the Merger Agreement to be performed on or prior to the Closing Date, then NNAG shall reimburse Nava for its Transaction Costs up to a maximum of $300,000.

Certain Related Agreements

Company Support Agreement.    In connection with the execution of the Merger Agreement, certain stockholders of Nava and Nava entered into the Company Support Agreement pursuant to which, among other things, each such stockholder has agreed to vote in favor of the approval of the Merger Agreement, approval of the business combination and the other transactions contemplated by the Merger Agreement. The Company Support Agreement is attached as Annex E to this proxy statement/prospectus.

Parent Support Agreement.    In connection with the execution of the Merger Agreement, the Sponsor, Nava and NNAG entered into the Parent Support Agreement pursuant to which the Sponsor agreed (i) to vote the shares of NNAG common stock held by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, (ii) to not transfer, during the term of the Parent Support Agreement, any NNAG common stock owned by them, and (iii) to not transfer any NNAG common stock held by them in accordance with the lock-up provisions set forth in NNAG’s final prospectus filed with the U.S. Securities and Exchange Commission on August 21, 2023. The Parent Support Agreement is attached as Annex F to this proxy statement/prospectus.

Registration Rights Agreement.    The Nava Stockholders, the Sponsor, and EF Hutton, LLC (“EF Hutton” and, together with the Sponsor, the “Founder Holders”) will enter into the Registration Rights Agreement with the Combined Company in the form attached hereto as Annex I. An aggregate of [_] shares of Common Stock will be entitled to registration (the “Registrable Securities”) pursuant to the Registration Rights Agreement, which consist of 2,500,000 founder shares held by the Sponsor, 75,000 representative shares held by EF Hutton, LLC, 2,865,500 shares of common stock issuable upon exercise of the private placement warrants held by the Sponsor, and [_].At any time and from time to time after the Closing, either (i) the Nava Stockholders or (ii) the Founder Holders may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The Nava Stockholders and the Founder Holders are entitled to exercise two demand registrations under the Registration Rights Agreement. If at any time following the Closing, the Combined Company proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Registration Rights Agreement are subject to certain requirements and customary conditions. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Registrable Securities. The Combined Company will bear the expenses incurred in connection with the filing of any registration statements under the Registration Rights Agreement.

Company Lock-Up Agreement.    Nava and Ascend One Corporation will enter into the Company Lock-Up Agreement pursuant to which, among other things, Ascend One Corporation will agree to the restriction of the sale, transfer or other disposition of certain of the shares it will receive at the Closing in connection with the business combination. The Company Lock-Up Agreement is attached as Annex G to this proxy statement/prospectus.

Voting Agreement.    In connection with the execution of the Merger Agreement, Ascend One Corporation and the directors and officers of Nava (the “Nava Principal Stockholders”) entered into a voting and support agreement with NNAG and the Sponsor (the “Voting Agreement”). Under the Voting Agreement, each Nava Principal Stockholders agreed that, at any meeting of Nava’s stockholders related to the transactions contemplated by the Merger Agreement, each such Nava Principal Stockholders will appear at the meeting or otherwise cause its shares to be voted (i) in favor of the Merger Agreement and the transactions contemplated thereby, and authorize and approve any amendment to Nava’s governing documents that is deemed necessary or advisable by Nava to effect the Merger; and (ii) against any other action would reasonably be expected to impede, interfere with or adversely affect the Merger.

The Voting Agreement also restricts the Nava Principal Stockholders from, among other things, selling, assigning or otherwise transferring any of its shares unless the buyer, assignee or transferee thereof executes a joinder agreement to the Voting Agreement in a form reasonably acceptable to NNAG. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, a copy of which is attached as Annex J to this proxy statement/prospectus.

In addition, the Voting Agreement requires the Sponsor (a) to vote all shares of voting capital stock of the Combined Company that the Sponsor owns from time to time and is entitled to vote (all such shares and any successor voting securities with respect to which ownership of record or the power to vote is hereafter acquired by the Sponsor, the “Sponsor Shares”) for the election of the directors designated by Nava (the “Nava Designees”) to the board of directors of the Combined Company at each meeting of the stockholders of the Combined Company and (b) to use its good faith efforts to cause its affiliates to vote all shares of capital stock of the Combined Company that they own from time to time and are entitled to vote for the election of the Nava Designees to the board of directors of the Combined Company at each meeting of the stockholders of the Combined Company.

Non-Competition and Non-Solicitation Agreement.    At the Closing, NNAG, Nava and Bernie Dancel (the “Key Management Member”) will enter into non-competition and non-solicitation agreement (the “Non-Competition and Non-Solicitation Agreement”), pursuant to which the Key Management Member and its affiliates will agree not to compete with the Combined Company during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The Non-Competition and Non-Solicitation Agreement also contains customary non-disparagement and confidentiality provisions. The foregoing description of the Non-Competition and Non-Solicitation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Competition and Non-Solicitation Agreement, a copy of which is attached as Annex K to this proxy statement/prospectus.

Sponsor Forfeiture Agreement.    Simultaneously with the Closing, the Sponsor, NNAG and Nava will enter into a Sponsor Forfeiture Agreement in a form to be mutually agreed upon by NNAG, Nava and the Sponsor, each acting reasonably. Pursuant to the Sponsor Forfeiture Agreement, the Sponsor will forfeit for no consideration all of the 1,000,000 shares of NNAG common stock. Effective upon the Closing, the Sponsor shall be automatically deemed to have irrevocably transferred to NNAG, surrendered, and forfeited for no consideration all of the 1,000,000 the shares of NNAG common stock specified in the Sponsor Forfeiture Agreement, and such shares of NNAG common stock shall, by virtue of the Merger, be deemed to have been canceled and extinguished.

Incentive Plan.    Prior to consummation of the Business Combination, the NNAG Board approved a new equity incentive plan, the Combined Company’s 2024 Stock Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to enhance our ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Combined Company by providing these individuals with equity ownership and other incentive opportunities. Stockholders are being asked to consider and approve the Incentive Plan, which will initially reserve 12,000,000 shares of our common stock for issuance pursuant to future grants made under the Incentive Plan. The Incentive Plan is attached as Annex D to this proxy statement/prospectus. Please see the section entitled “Proposal No. 3 — The Incentive Plan Proposal — Description of the Material Features of the Incentive Plan.”

Impact of the Business Combination on the Combined Company’s Public Float

As of the date of this proxy statement/prospectus, there are (i) [_] shares of common stock issued and outstanding, which includes the 2,500,000 founder shares held by the Sponsor, the 7,500,000 public shares, and the 75,000 shares of Class A common stock held by EF Hutton, the underwriter in the Company’s IPO, (ii) 10,365,500 warrants issued and outstanding, which includes the 2,865,500 private placement warrants held by the Sponsor and the 7,500,000 public warrants, and (iii) 7,500,000 rights issued and outstanding. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Each right entitles the holder thereof to receive one-fifth (1/5) of one (1) NNAG’s Class A common stock upon consummation of NNAG initial business combination. Each will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security. Therefore, as of the date of this proxy statement/prospectus, the NNAG fully diluted share capital would be [_] common stock equivalents. The Nava Stockholders will receive 32,000,000 shares of Combined Company common stock as consideration for the merger. Giving effect to the Transactions and assuming no redemptions, upon Closing, the fully diluted share capital of the Combined Company will be [_] common stock equivalents.

Upon completion of the Transactions, we anticipate that: (1) the Nava Stockholders are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, and (3) NNAG’s public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, and [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions. These levels of ownership interest assume (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) full exercise of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current NNAG stockholders in the Combined Company will be different. Upon the Effective Time, we anticipate that Nava will be a wholly owned subsidiary of the Combined Company. We anticipate that the Closing Date will occur on the date on which the Effective Time occurs.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming No Redemption(a)		Assuming 50% Redemption		Assuming Maximum Redemption(b)
	Shares	%	Shares	%	Shares	%
Non-redeeming NNAG stockholders(c)	9,000,000	21.1%	5,250,000	13.5%	1,500,000	4.3%
Sponsor(d)	1,500,000	3.5%	1,500,000	3.9%	1,500,000	4.3%
EF Hutton(e)	75,000	0.2%	75,000	0.2%	75,000	0.2%
Nava stockholders(f)	32,000,000	75.2%	32,000,000	82.4%	32,000,000	91.2%
Total number of shares outstanding	42,575,000	100%	38,825,000	100%	35,075,000	100%

____________

(a)      Assumes no redemptions by NNAG stockholders.

(b)      Assumes 100% redemptions by NNAG stockholders.

(c)      The shares held by the non-redeeming stockholders of NNAG include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,500,000 shares of common stock underlying the rights included in the public units.

(d)      Consists of 1,500,000 founder shares that remain after giving effect to the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously-issued shares upon the Closing.

(e)      Consists of 75,000 representative shares.

(f)      Consists of shares issued as Merger Consideration in the Business Combination.

See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Background of the Transactions

NNAG is a blank check company incorporated on June 14, 2022 as a Delaware company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Transactions were the result of an extensive search for a potential transaction utilizing the broad sourcing platform and investing and operating experience of NNAG’s management team, the Sponsor and the board of directors of NNAG. The terms of the Merger were the result of thorough negotiations between NNAG’s management team and NAVA Health’s management team.

The following is a brief description of the background of such negotiations, the Merger and related transactions. It is not, and does not purport to be, a complete catalogue of every interaction between the applicable parties.

Prior to the consummation of NNAG’s IPO on June 14, 2022, neither NNAG, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with NNAG.

After NNAG’s IPO, NNAG commenced an active search for prospective businesses and assets to acquire. Representatives of NNAG’s management team contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

In evaluating potential businesses and assets for an initial business combination, NNAG’s management team considered acquisition candidates in various sectors, utilizing the Sponsor’s vast network of contacts for introductions to potential targets. NNAG generally focused on rapidly growing, highly scalable target companies with attractive unit economics in the sectors that could benefit from the expertise and capabilities of NNAG’s management team in order to create long-term shareholder value. NNAG filtered opportunities based on anticipated enterprise values of greater than $100 million and 5 years of operations. NNAG generally evaluated acquisition opportunities against the foregoing criteria.

NNAG initially intended to focus on the real estate industry and, following the IPO, NNAG reached out to numerous companies in those sectors. However, due to the fact that some were not public company ready, NNAG widened its search to other industries, including technology, healthcare, and platform providers, among others, and, after comprehensive consideration, the NNAG’s Board determined that a merger with Nava would be in the best interest of NNAG’s stockholders.

Representatives of NNAG were contacted by, and representatives of NNAG contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. Redwood’s officers and directors and their affiliates also brought to Redwood’s attention target business candidates. From the closing of the IPO through the signing of the Merger Agreement, representatives of NNAG contacted and were contacted by numerous individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses. In all, prior to the execution of the Merger Agreement, representatives of NNAG evaluated over [_] potential target businesses. NNAG executed over [_] non-disclosure agreements during the course and had active discussions with over [_] potential target businesses. NNAG issued [_] term sheet to potential target business. Below is a summary list of several potential target businesses and the reasons NNAG did not pursue a business combination with them:

•        Target No. 1.    On August 26, 2023, NNAG was introduced to Target No. 1 by Tim Wertner, who is a member of the NNAG Board. Target No. 1 was an owner and operator of assisted living, memory care and nursing communities. On August 28, 2023, NNAG entered into a customary confidentiality agreement with Target No. 1 and NNAG subsequently received financial diligence materials from Target No. 1. On August 29, 2023, Target No. 1 advised NNAG that it decided not to pursue the merger with NNAG.

•        Target No. 2.    On September 22, 2023, NNAG was introduced to Target No. 2 by an acquaintance of Mr. Patel, NNAG’s CEO. Target No. 2 was a company that offers restaurants and beverage companies a platform that manages point of sale, guest marketing, table reservation and other online management systems. On September 23, 2023, NNAG entered into a customary confidentiality agreement with Target No. 2 and subsequently received financial diligence materials from Target No. 2. As a result of the discussions with Target No. 2 and NNAG’s due diligence, NNAG determined to end its pursuit of Target No. 2 as a potential target because it did not meet NNAG’s investment criteria discussed above. On September 24, 2023, NNAG notified Target No. 2 it had decided not to pursue a merger with Target No. 2.

•        Target No. 3.    On [_], 2023, NNAG was introduced to Target No. 3 by [_]. Target No. 3 was a health technology firm that provides in-house products, B2B workflow automations, and compliant data solutions. On October 2, 2023, NNAG entered into a customary confidentiality agreement with SG Benefits and NNAG subsequently received financial diligence materials from Target No. 3. Following its diligence review, NNAG ultimately ceased discussions with Target No. 3 because it did not have PCAOB audited financials and was generally not prepared to go public. The last correspondence between NNAG and Target No. 3 was on [_], 2023, and there was no further communication, negotiation, or diligence conducted after that date.

The Background of NNAG’s Interaction with Nava

On October 12, 2023, Hiren Patel, the CEO of NNAG. received an email from Rick Khor of Evergreen Advisors, LLC (“Evergreen”) to discuss an introduction to Nava as a potential target. On October 16, 2023, Rick Khor sent an email introducing Hiren Patel to Bernie Dancel, the CEO of Nava.

On October 18, 2023, Hiren Patel and Bernie Dancel had an initial conference call during which each party introduced themselves. Mr. Patel explained the business combination process for a SPAC and the target and Mr. Dancel presented an overview of the company’s future development plans.

On October 20, 2023, NNAG entered into a customary confidentiality agreement with Nava. Following the signing of the NDA, Nava provided NNAG with the Registration Statement on Form S-1 that Nava previously filed with, and was declared by effective by, the SEC in connection an initial public offering that Nava subsequently determined not to pursue due to unfavorable market conditions. In addition, Nava also provided NNAG with its audited financial statements and investor presentation. NNAG began conducting due diligence immediately following the execution of the non-disclosure of the non-disclosure agreement. The due diligence process would continue until the execution of the Merger Agreement.

On October 23, 2023, Hiren Patel and Bernie Dancel met for lunch to discuss potential LOI terms. Mr. Dancel emailed Hiren Patel comparables businesses operating in the same sector as Nava and the IPO valuations of such companies.

Over the course of the following weeks, NNAG continued to conduct due diligence regarding Nava’s business, including NAVA’s overall addressable market, the commercial viability of its business plan and the assumptions underlying the Projections.

Between October 26, 2023 and October 27, 2023, Hiren Patel and Bernie Dancel had a phone call to discuss the final financial details to be included in the letter of intent (the “LOI”). Hiren Patel emailed the NNAG Board regarding the potential target and presented the proposed terms of the LOI. Hiren Patel and Bernie Dancel discussed market multiplies and, and based on an analysis of comparable companies, Mr. Patel and Mr. Dancel concluded that a multiple of 2.73x revenue was reasonable for Nava. The proposed terms of the LOI included the following terms:

•        $150 million pre-money valuation;

•        Contingent consideration of $31 million, subject to the satisfaction of the 2024 revenue projections; and

•        $20 million minimum cash available at closing.

On October 28, 2023, NNAG Board approved Mr. Patel to proceed with the proposed LOI.

On November 01, 2023, NNAG sent the Nava team the first iteration of the LOI.

On November 11, 2023, Nava sent representatives of NNAG a first revision of the draft LOI, which included the following:

•        a $300,000 break-up fee;

•        exclusivity period of 90 days following the date of the LOI;

•        Designation of 6 directors of the Combined Company’s board of directors by Nava and the designation of 1 director by the Sponsor; and

•        the laws of the State of Delaware as the governing law instead of the laws of the State of New York.

On November 15, 2023, NNAG management provided an update to the NNAG Board, highlighting minor revisions to the LOI, and the NNAG Board approved the revised LOI terms. The parties continued to negotiate the terms of the LOI through December 29, 2023, after which date the terms of the Transactions were agreed upon.

On December 6, 2023, NNAG formally engaged Cohn Reznick to conduct financial due diligence and provide tax advice on a potential business combination with Nava.

On January 5, 2024, Loeb & Loeb, LLP, NNAG’s counsel (“Loeb & Loeb”), sent an initial draft of the Merger Agreement to Nava. Subsequently and until the execution of the Merger Agreement and related agreements, representatives of Loeb & Loeb and Nava exchanged multiple drafts of the Merger Agreement and related ancillary documents (the most significant exchanges of which are summarized in more details below), in which connection they also (x) held a number of telephone discussions regarding the Merger Agreement and other ancillary documents; and (y) had regular contact with their respective clients during this period to keep them apprised of the status of the Merger Agreement and related agreements and solicit their feedback in connection with such documents.

On January 18, 2024, Gordon Feinblatt LLC, Nava’s counsel, on behalf of Nava, provided an initial draft of NNAG’s disclosure schedules with respect to the Merger Agreement to NNAG. On February 1, 2024, Loeb & Loeb, on behalf of NNAG, provided an initial draft of NNAG’s disclosure schedules with respect to the Merger Agreement to Nava. Nava and NNAG continued to exchange drafts of the Merger Agreement, the ancillary agreements and disclosure schedules up through the time the Merger Agreement was executed on February 12, 2024.

On February 1, 2023, NNAG’s management team sent to the NNAG Board the final deal terms and near-final Merger Agreement and current drafts of the ancillary documents, including the Company Support Agreement, the Voting Agreement, the Registration Rights Agreement, the Company Lock-up Agreement and the Sponsor Support Agreement, for its review.

On February 2, 2023, the NNAG Board held a meeting via video conference, attended by all members of NNAG’s board of directors. At this meeting, Hiren Patel provided an overview of Nava, NAVA’s valuation, NAVA’s performance in the year to date and potential growth opportunity, Sponsor dilution, and a review of the key transaction terms of Transactions, including the Merger Agreement. Following discussion and consideration, the NNAG Board concluded that the Merger Agreement, and the other agreements contemplated thereby, are fair to, advisable, and in the best interests of NNAG and its shareholders and that it was advisable for NNAG to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the any related financing. Upon a motion duly made and seconded, the NNAG Board unanimously resolved that the Merger Agreement, and each of the related agreements, be approved.

From February 2, 2023 through February 7, 2023, representatives of NNAG, Loeb & Loeb, and Nava had discussions regarding valuation. In particular, the Nava team highlighted the fact that, given the rate of the Company’s expansion and the timeline for the proposed Merger, which will not close for several months, the parties needed to consider the 2025 projections for valuation purposes.

On February 8, 2023, representatives of NNAG had a meeting via telephone with Loeb and Loeb to discuss further changes to the Merger Agreement, including the following:

•        increase in the deal value from $150 million to $300 million;

•        removal of any contingent consideration; and

•        forfeiture of 1,000,000 founder shares held by the Sponsor at closing.

On February 12, 2024 , NNAG and Nava executed the Merger Agreement and ancillary agreements and documentation related thereto. See “The Merger Agreement” beginning on page [_] of this proxy statement/prospectus for a discussion of the terms of the Merger Agreement. See “Additional Agreements” beginning on page [_] of this proxy statement/prospectus for additional information about the ancillary agreements and documents entered into or to be entered into in connection with the Business Combination.

On February 12, 2023, Hiren Patel and Bernie Dancel pre-record a conference call which was to be held following the announcement of the Transactions. The parties and their respective counsel also signed off on the joint signing press release.

On the morning of February 13, 2024, NNAG and Nava announced the execution of the Merger Agreement and issued the joint press release.

NNAG’s Board of Directors’ Reasons for the Approval of the Business Combination and Recommendations

The board of directors of NNAG, in evaluating the transaction with Nava, consulted with NNAG’s management and its legal counsel. In reaching its resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of NNAG and its shareholders and (ii) to recommend that the shareholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the board of directors of NNAG considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the board of directors of NNAG did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The board of directors of NNAG viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of NNAG’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26 of this proxy statement/prospectus.

The board of directors of NNAG considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby. Before reaching its decision to approve the Business Combination, the board of directors of NNAG reviewed the results of due diligence conducted by NNAG’s management and by NNAG’s legal, financial, and advisors, which included, among other things:

•        extensive meetings with NAVA’s management team;

•        research on the holistic/integrated health markets, including historical growth trends and market share information as well as end-market size and growth projections;

•        analysis of NAVA’s planned expansion strategy and operations, including the underlying technology;

•        multiple expert calls with professionals regarding the market trends and competitive landscape;

•        review of NAVA’s material contracts regarding financials, tax, legal, accounting, information;

•        The board of directors of NNAG concluded that Nava meets those criteria and represents an attractive business combination partner for NNAG. In particular, the board of directors of NNAG considered the following positive factors, among others:

Commercial Rationale.    The board of directors of NNAG considered the following factors related to Nava and the Business Combination:

•        Large and Growing Total Addressable Market.

•        Best-in-Class Approach to healthcare. Nava has developed an end-to-end solution encompassing all critical services required of a healthcare provider.

•        Attractive Valuation. At 2.73x 2025E revenue, NAVA’s valuation benchmarks exceptionally well against comparable companies.

•        Financial Condition.    NAVA’s balance sheet is projected to have a sizeable net cash position at close, which will provide flexibility for growth, amongst other opportunities, accelerate its expansion into other markets within the USA and internationally.

•        Strong Existing Management Team and Independent Directors.    The board of directors of NNAG considered that NAVA’s management team has extensive experience in the healthcare sector, and sales and marketing and its independent directors that will continue on with the combined company have prominent backgrounds and can provide valuable continued insight.

•        Strong Sponsorship.    Following the Closing of the Business Combination, Nava will have a large number of long-term shareholders and a stable capital base and public platform suitable for its long-term success.

•        Terms of the Merger Agreement.    The board of directors of NNAG determined that the terms and conditions of the Merger Agreement were fair, advisable and in the best interests of NNAG and NNAG’s shareholders and were the product of negotiations among the both parties.

•        Other Alternatives.    The board of directors of NNAG’s belief is that the Business Combination represents the best potential business combination for NNAG based upon the process utilized to evaluate and assess other potential acquisition targets. The board of directors of NNAG also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Exclusivity.    The fact that the Merger Agreement includes an exclusivity provision that prohibits NNAG from soliciting other business combination proposals, which restricts NNAG’s ability to consider other potential business combinations to complete prior to the termination of the Merger Agreement by its terms or the completion of the Business Combination.

•        Shareholder Vote.    The risk that NNAG’s shareholders may fail to provide the respective votes necessary to complete the Business Combination.

•        Redemptions.    The risk that NNAG’s current public shareholders may redeem their Public Shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to NNAG and potentially resulting in an inability to consummate the Business Combination if NNAG’s total cash proceeds, after giving effect to the PIPE Investment and Permitted Equity Financing prior to the Closing, does not equal to or exceed $20,000,000.

•        Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within NNAG’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Fairness Opinion.    The board of directors of NNAG did not receive a fairness opinion from a bank stating that the consideration to be paid in the Business Combination was fair to NNAG from a financial point of view.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Other Risks.    Various other risks associated with the Business Combination, the business of NNAG and the business of Nava described under “Risk Factors” beginning on page 28 of this proxy statement/prospectus.

The board of directors of NNAG concluded that the potential benefits that it expected NNAG and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the board of directors of NNAG determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, NNAG and its shareholders.

Summary of NNAG Financial and Valuation Analyses

The following is a summary of the material financial and valuation analyses presented to and reviewed by the board of directors of NNAG in connection with the valuation of Nava in the Business Combination. The summary set forth below does not purport to be a complete description of the financial and valuation analyses reviewed or factors considered by NNAG’s management, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the board of directors of NNAG. NNAG may have deemed various assumptions more or less probable than other assumptions. Some of the summaries of the financial analyses set forth below include information presented in tabular format. Considering the data in the tables specified below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying NNAG’s financial analyses and the recommendation of the board of directors of NNAG.

The valuation analyses reviewed by the board of directors of NNAG were conducted based upon numerous material assumptions with respect to, among other things, the market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of NNAG, Nava or any other parties to the Business Combination. None of NNAG, Nava or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Nava do not purport to be appraisals or reflect the prices at which Nava shares may actually be valued or trade in the open market after the consummation of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analysis are inherently subject to substantial uncertainty. The following quantitative information, to the extent that it is based on market data, is not necessarily indicative of current market conditions.

Comparable Company Description

Primary Comparable Companies (Integrated Healthcare)

BioTe, Inc. (“BTMD”)

Biote Corp. operates a practice-building business within the hormone optimization space.

Secondary Comparable Companies (Consumer Wellness)

Hims & Hers Health Inc.

(“HIMS”) Hims & Hers Health, Inc. is a consumer-first platform focused on providing personalized health and wellness experiences to consumers. The Company’s digital platform enables access to treatments for a range of conditions, including those related to sexual health, hair loss, dermatology, mental health and primary care.

Operational Benchmarking

Representatives of NNAG compared the estimated revenue growth rate and EBITDA margin of Nava against each of the comparable companies in the primary comparable company set and the secondary comparable company set. These were estimates based on publicly available information.

With reference to comparable companies in the primary comparable company set and the secondary comparable company set, Nava has a similar revenue growth profile and one of the highest EBITDA margins.

Valuation Benchmarking

The Board of Directors of NNAG reviewed an analysis of the estimated total enterprise value/revenue and estimated total enterprise value/EBITDA of each of the comparable companies in the primary comparable company set and the secondary comparable company set. These were estimates based on publicly available information as of October 23, 2023.

The valuation multiples of similar companies are summarized in the table below:

Company	Stock Ticker	Market Cap	2023 Rev. Est.	2023 Multiple	2024 Rev. Est	2024 Multiple	2023 to 2024 Growth Rate
US Physical Therapy	USPH	$1.30	$0.60	2.16	$0.63	2.05	5.3%
Teladoc	TDOC	$2.97	$2.63	1.13	$2.84	1.05	8.0%
Doximity A	DOCS	$4.32	$0.46	9.42	$0.52	8.38	12.5%
Akili	AKLI	$0.04	$0.00	42.75	$0.01	3.67	1065.9%
Enhabit	EHAB	$1.34	$1.09	1.23	$1.17	1.15	7.3%
BioTe	BTMD	$0.36	$0.19	1.91	$0.22	1.62	17.9%
HIMS	HIMS	$1.31	$0.85	1.55	$1.05	1.25	24.0%
Nava	NAVA	$0.15	$0.027	5.56	$0.055	2.73	104%
Cava Group	CAVA	$3.78	$0.72	5.25	$0.84	4.50	16.6%

Considering that NAVA’s operational benchmarking is in-line with comparable companies, NNAG’s board concluded that NAVA’s enterprise value as multiples of estimated 2024-2025 revenue represented an attractive valuation relative to the enterprise value as multiples of estimated 2024 revenue of primary comparable and secondary comparable companies. The board of directors of NNAG further noted that, due to the high variance in enterprise value as multiples of estimated 2023 EBITDA of primary comparable companies and secondary comparable, enterprise value as multiples of estimated 2023 EBITDA is not a meaningful factor in assessing the attractiveness of NAVA’s valuation.

The results of the above-referenced analyses supported NNAG’s board of directors’ determination that, based on a number of factors, it was fair to and in the best interests of NNAG and its shareholders, and that it was advisable, to enter into the Merger Agreement and the ancillary documents to which NNAG is, or will be, a party and to consummate the transactions contemplated thereby (including the Business Combination). For additional information, see the section of this proxy statement/prospectus titled “NNAG’s Board of Directors’ Reasons for the Approval of the Business Combination and Recommendations”.

Certain Unaudited Projected Financial Information

$ in thousands	2021 (Audited)	2022 (Audited)	2023 (Unaudited)	2024 (Forecast)	2025 (Forecast)
Total Revenue	6,655	13,662	24,770	55,020	113,191
COS	3,250	6,182	10,424	23,069	45,277
Gross Profit	3,405	7,480	14,336	31,951	67,915

Sales & Marketing	2,187	3,763	5,264	14,157	29,541
General & Administrative	1,382	6,460	9,380	14,196	32,845
Occupancy	143	186	180	623	1,132
Total Operating Expenses	3,712	10,409	14,824	28,976	63,518
Net Operating Income	-307	-2,929	-489	2,975	4,397

Taxes				818	1,209
Net Income	-307	-2,929	-489	2,157	3,188

Add Backs
Interest Expense	78	228	372	339	4,066

Taxes			0	818	1,209
Depreciation & Amortization	51	196	411	2,435	3,612
EBITDA	-178	-2,505	294	5,748	12,075

*IPO Costs		1,400	542
Adjusted EBITDA	-178	-1,105	835	5,748	12,075
New Locations	0	1	0	12	20
Total Locations	3	4	4	16	36

NNAG received NAVA’s internally prepared the Projections. Nava does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Nava has prepared the above Projections to present key elements to the forecasts provided to NNAG. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. There were adjustments made to the Projections to reflect additional levels of conservatism in NAVA’s operating model in the context of the Business Combination. The Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the Projections in making a decision regarding the transaction, as the Projections may be materially different than actual results.

The Projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors in existence at the time of preparation, all of which are difficult to predict and many of which are beyond NAVA’s or NNAG’s control, such as the risks and uncertainties contained in the section titled “Risk Factors” this S4 statement/prospectus. The Projections reflect the consistent application of the accounting policies of Nava and should be read in conjunction with the accounting policies included in the accompanying historical audited consolidated financial statements of Nava included in this proxy statement/prospectus.

The Projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond NAVA’s or NNAG’s control. While all Projections are necessarily speculative, NNAG believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. EBITDA is a non-IFRS financial measure that should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with IFRS. Nava believes EBITDA in the Projections facilitates better understanding of NAVA’s operating results and provide NAVA’s management with a better capability to plan and forecast future periods for certain reasons including because it provides a measure of NAVA’s cash generating capabilities of its battery swap business over time. The non-IFRS financial measure as used by NNAG and Nava may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-IFRS financial measures and therefore are not subject to SEC rules regarding disclosures of non-IFRS financial measures, which would otherwise require a reconciliation of a non-IFRS financial measure to a IFRS financial measure. Accordingly, Nava is not providing a reconciliation of its non-IFRS financial measure for the full years 2023 – 2024 to the most directly comparable financial measure prepared in accordance with IFRS because Nava is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Projections. The inclusion of the Projections in this proxy statement/prospectus should not be regarded as an indication that Nava or its representatives considered or currently consider the Projections to be a reliable prediction of future events, and reliance should not be placed on the Projections.

The Projections are a component of NNAG’s overall evaluation of Nava and are included in this proxy statement/prospectus because they were provided to the board of directors of NNAG for its evaluation of the Business Combination. Nava has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including NNAG. Neither NAVA’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Nava compared to the information contained in the Projections, and, except to the extent required by law, none of them intends to or undertakes any obligation to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. NNAG will not refer back to the Projections in future periodic reports filed under the Exchange Act following the Business Combination.

NNAG’s Board of Directors’ Reasons for Approval of the Transactions

The NNAG Board, in evaluating the Transactions, consulted with NNAG’s management and financial, strategic and legal advisors. In unanimously (i) resolving that it is in the best interests of NNAG and its stockholders, and declaring it advisable, to enter into the Merger Agreement, (ii) approving the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of the Merger Agreement and (iii) adopting a resolution recommending the Merger be adopted by NNAG’s stockholders, the NNAG Board considered and evaluated a number of factors, including the factors discussed below. The NNAG Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. In addition, individual directors may have given different weight to different factors. The NNAG Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. This explanation of NNAG’s reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The NNAG Board considered a number of factors pertaining to the Transactions as generally supporting its decision to enter into the Merger Agreement and the related agreements and the transactions contemplated thereby, including but not limited to, the following material factors:

•        Reasonableness of Aggregate Consideration.    Following a review of the financial data provided to NNAG by Nava, NNAG’s due diligence review of Nava’s business, the NNAG Board considered the aggregate consideration to be paid and determined that the aggregate consideration was reasonable in light of such data, financial information and current market conditions.

•        Business and Financial Condition and Prospects.    After conducting extensive due diligence, the NNAG Board and NNAG management had a better understanding of Nava’s business, financial condition, management team and future growth prospects. The NNAG Board considered the results of the due diligence review of Nava’s business. The NNAG Board considered how these results will enhance Nava’s ability to scale effectively and to execute upon and achieve its business plan.

•        Commitment of Nava’s Owners.    The NNAG Board considered the fact the majority stockholder of Nava is not selling any of its current shareholdings of Nava in connection with the Transaction, and as such, will continue to own more than a majority of the post-combination company on a pro forma basis, which the NNAG Board believed reflects such stockholder’s belief in and commitment to the continued growth prospects of Nava going forward.

•        Nava Being an Attractive Target.    The NNAG Board considered the fact that, among other attractive characteristics and as assessed by NNAG’s advisors, Nava (i) is of a size relevant to the public marketplace, (ii) has a strong existing management team, (iii) has significant growth opportunities and (iv) would benefit from the consummation of the Transactions by obtaining access to capital to fund its business plan in the near term, thereby reducing financing risk and putting it in a position to access the public capital markets in the future.

•        Other Alternatives.    NNAG raised $75,000,000 in its initial public offering with the objective of consummating an attractive business combination. Since that time, as more fully described in “Proposal No. 1 — The Business Combination Proposal — Background of the Transactions,” NNAG has evaluated a number of businesses but has been most impressed by the Nava business. The NNAG Board believes, based upon the Transaction terms, that the Transactions create the best available opportunity to maximize value for NNAG stockholders.

•        Terms of the Merger Agreement and the Related Agreements.    The NNAG Board considered the terms and conditions of the Merger Agreement and the related agreements and the Transactions contemplated thereby, including the Merger, including each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Transactions contemplated thereby and the termination provisions, as well as the strong commitment by both Nava and NNAG to complete the Transactions.

•        Board of Directors of the Post-Combination Company.    The NNAG Board considered that the initial board of directors of the Combined Company would be comprised of some of Nava’s current board of directors, including Bernie Dancel.

•        Role of Independent Directors.    The NNAG Board is comprised of a majority of independent directors who are not affiliated with the Sponsor and its affiliates. Our independent directors took an active role in evaluating the proposed terms of the Transactions, including the Merger Agreement and the related agreements. NNAG’s independent directors evaluated and unanimously approved, as members of the NNAG Board, the Merger Agreement and the Transactions.

The NNAG Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Transactions, including, but not limited to, the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the combined company’s revenues.

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Transactions may not be fully achieved or may not be achieved within the expected timeframe.

•        Liquidation.    The risks and costs to NNAG if the business combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in NNAG being unable to effect a business combination within the completion window and force NNAG to liquidate.

•        Stockholder Vote.    The risk that NNAG’s stockholders may object to and challenge the Transactions and take action that may prevent or delay the consummation of the Transactions, including to vote down the proposals at the special meeting or redeem their shares.

•        Closing Conditions.    The fact that completion of the Transactions is conditioned on the satisfaction of certain closing conditions that are not within NNAG’s control.

•        NNAG Public Stockholders Holding a Minority Position in the Post-Combination Company.    The risk that NNAG public stockholders will hold a minority position in the post-combination company (approximately [_]%, assuming that no shares of NNAG’s Class A common stock are elected to be redeemed by NNAG stockholders and excluding the impact of the shares of NNAG’s Class A common stock underlying the warrants), which may reduce the influence that NNAG’s current stockholders have on the management of NNAG.

•        Litigation.    The possibility of litigation challenging the Transactions or that an adverse judgment granting injunctive relief could enjoin or otherwise interfere with the consummation of the Transactions.

•        Fees and Expenses.    The fees and expenses associated with completing the Transactions.

•        Other Risks.    Various other risks associated with the business of Nava, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

In addition to considering the factors described above, the NNAG Board also considered that:

•        Interests of Certain Persons.    Some officers and directors of NNAG have interests in the Transactions as individuals that are in addition to, and that may be different from, the interests of NNAG’s stockholders (see section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). NNAG’s independent directors reviewed and considered these interests during the negotiation of the Transactions and in evaluating and unanimously approving the Merger Agreement and the transactions contemplated therein, including the Transactions.

The NNAG Board concluded that the potential benefits that it expected NNAG and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The NNAG Board also noted that NNAG stockholders would have a substantial economic interest in the combined company (depending on the level of NNAG stockholders that seek redemption of their public shares into cash). Accordingly, the NNAG Board unanimously determined that the Merger Agreement and the related agreements and the transactions contemplated thereby, were advisable, fair to, and in the best interests of NNAG and its stockholders.

Recommendation of the NNAG Board

After careful consideration of the matters described above, the NNAG Board determined unanimously that each of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal, and the adjournment proposal, if presented, is fair to and in the best interests of NNAG and its stockholders. The NNAG Board has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

Satisfaction of the 80% Test

It is a requirement under NNAG’s current certificate of incorporation that any business acquired by NNAG have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions at the time of the execution of a definitive agreement for an initial business combination). As of February 12, 2024, the date of the execution of the Merger Agreement, the balance of the funds in the trust account was approximately $[_] (excluding up to $2,625,000 of deferred underwriting commissions) and 80% thereof represents approximately $[_]. In reaching its conclusion on the 80% asset test, the NNAG Board used as a fair market value the $[_] enterprise value for Nava which was implied based on the terms of the Transactions agreed to by the parties in negotiating the Merger Agreement.

The parties to the Merger Agreement considered factors such as Nava’s historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors. The NNAG Board determined that the consideration being paid in the Merger, which amount was negotiated at arm’s-length, was fair to, and in the best interests of, NNAG and its stockholders and appropriately reflected Nava’s value.

The NNAG Board believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of Nava met the 80% requirement. Based on the fact that the $[_] fair market value of Nava as described above is in excess of the threshold of approximately $[_], representing 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions), the NNAG Board determined that the fair market value of Nava was substantially in excess of 80% of the funds in the trust account and that the 80% test was met.

Interests of Certain Persons in the Business Combination

The Sponsor has invested an aggregate of approximately $[_] million, including investments in founder shares, private placement warrants, promissory notes and advances, which it stands to forfeit and lose if NNAG is unable to complete a business combination prior to May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation). Such founder shares, private placement warrants, promissory notes and advances had an aggregate market value of $[_] million, based on the closing price of NNAG’s shares of common stock and warrants on Nasdaq [_], 2024 of $[_] and $[_], respectively. Certain officers and directors of NNAG have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of NNAG will receive any interest in the Transactions other than the interests they owned prior to the Transactions or as described herein.

Certain of NNAG’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of NNAG’s stockholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Transactions and in unanimously approving, as members of the NNAG Board, the Merger Agreement and the transactions contemplated therein, including the Transactions (as described in the section entitled “Proposal No. 1 — The Business Combination Proposal — NNAG’s Board of Directors’ Reasons for Approval of the Transactions” beginning on page 88). The NNAG Board concluded that the potential benefits that it expected NNAG and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. When you consider the recommendation of the NNAG Board in favor of approval of the Merger, you should keep in mind that NNAG’s directors and officers have interests in the Transactions that are different from, or in addition to, your interests as a stockholder, including:

•        If the Transactions or another business combination are not consummated by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation), NNAG will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the NNAG Board, dissolving and liquidating. In such event, the 2,500,000 founder shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $[_] based upon the closing price of $[_] per share on the Nasdaq on [_], 2024, the record date for the special meeting. As a result of the nominal price of $[_] per founder share paid by the Sponsor compared to the recent market price of NNAG’s Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the founder shares even if the holders of NNAG’s Class A common stock experience a negative rate of return on their investments in the Class A common stock. Such founder shares are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal — Parent Support Agreement.”

•        The Sponsor purchased an aggregate of 2,865,500 private placement warrants from NNAG for an aggregate purchase price of $2,865,500 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the NNAG IPO. A portion of the proceeds NNAG received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $[_] based upon the closing price of $[_] per warrant on the Nasdaq on [_], 2024, the record date for the special meeting. The private placement warrants will become worthless if NNAG does not consummate a business combination by May 22, 2024 (or up to November 22, 2024 if NNAG has extended the deadline for completing the business combination for up to three months on two occasions in accordance with the current certificate of incorporation). Such private placement warrants are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal — Parent Support Agreement.”

•        The Sponsor may loan to NNAG additional funds for working capital purposes prior to the Closing. As of [_], 2024, there was $[_] outstanding under promissory notes issued to the Sponsor to fund working capital. From time to time, affiliates of the Sponsor advance funds to NNAG or pay expenses on behalf of NNAG for formation and operating costs. As of [_], 2024, the outstanding balance due was $[_]. If the business combination is not consummated and NNAG does not otherwise consummate another business combination prior to May 22, 2024 (or up to November 22, 2024 if NNAG extends the period of time to consummate a business combination), then there will likely be insufficient funds to repay the advances and pay amounts due under the promissory notes;

•        If NNAG is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NNAG for services rendered or contracted for or products sold to NNAG. If NNAG consummates a business combination, on the other hand, NNAG will be liable for all such claims.

•        Unless NNAG consummates an initial business combination, NNAG’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account. NNAG’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on NNAG’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $[_] in the aggregate. However, if NNAG fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, NNAG may not be able to reimburse these expenses if the Transactions or another business combination, are not completed within the completion window.

•        The NNAG amended and restated certificate of incorporation provides that NNAG renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NNAG management on the one hand, and NNAG, on the other hand, or the participation of which would breach any existing legal obligation, under applicable law or otherwise, of a member of NNAG management to any other entity. NNAG is not aware of any such corporate opportunities not being offered to NNAG and does not believe that waiver of the corporate opportunities doctrine has materially affected NNAG’s search for an acquisition target or will materially affect NNAG’s ability to complete an initial business combination.

•        The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•        The Sponsor and directors and officers of NNAG have agreed not to redeem any shares of NNAG Common Stock they hold in connection with a stockholder vote to approve a proposed initial business combination.

•        The Sponsor and directors and officers of NNAG have agreed not to redeem any shares of NNAG Common Stock they hold in connection with a stockholder vote to approve a proposed initial business combination.

•        Hiren Patel is expected to be appointed to the board of directors of the Combined Company after the consummation of the Transactions, and each may in the future receive cash compensation, stock options or stock awards that the Combined Company determines to pay to its directors.

These interests may influence NNAG’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. See “Risk Factors — Risks Related to NNAG and the Business Combination — Because NNAG’s Sponsor, officers and directors will lose their entire investment in NNAG if the Business Combination or an alternative business combination is not completed, and because NNAG’s Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether Nava was appropriate for NNAG’s initial business combination” and “Risk Factors — Risks Related to NNAG and the Business Combination — Some of the NNAG and Nava officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Board of Directors Following the Business Combination

Upon consummation of the Transactions, the Combined Company’s board of directors will include seven directors, six of whom will be nominated by Nava and one of whom will be nominated by NNAG. At least four of the seven directors are expected to be independent such that a majority of the board of directors is independent. Please see the sections entitled “Proposal No. 4 — The Director Election Proposal” and “Management After the Business Combination” and for additional information.

Redemption Rights

Pursuant to NNAG’s current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “for” or “against” the business combination proposal. Any stockholder holding public shares as of the record date may demand that NNAG redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $[_] per share (prior to the deduction of any applicable taxes) as of [_], 2024, the record date for the special meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, NNAG will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to NNAG’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then NNAG’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, NNAG will promptly return any shares delivered by public holders.

The closing price of NNAG’s Class A common stock on [_], 2024, the record date for the special meeting, was $[_] per share. The cash held in the trust account on such date was approximately $[_] (approximately $[_] per public share). Prior to exercising redemption rights, stockholders should verify the market price of NNAG common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price.

NNAG cannot assure its stockholders that they will be able to sell their shares of NNAG common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of NNAG common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote “for” or “against” the business combination proposal and properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to NNAG’s transfer agent prior to the vote at the special meeting, and the business combination is consummated.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of public shares, and (ii) of the Business Combination to U.S. Holders and Non-U.S. Holders of Nava common stock, and (iii) following the Business Combination, of the ownership and disposition of Combined Company Common Stock and Combined Company Warrants received in the Business Combination

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of an exercise of redemption rights. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of public shares or Nava common stock. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of an exercise of redemption rights, the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold public shares or Nava common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of public shares or Nava common stock through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of public shares or Nava common stock, or, after the business combination, the issued Combined Company Common Stock (excluding treasury shares);

•        holders holding public shares or Nava common stock as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States stockholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/consent solicitation statement/prospectus, the term “U.S. Holder” means a beneficial owner of public shares or Nava common stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of public shares or Nava common stock that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds public shares or Nava common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of an exercise of redemption rights, the Business Combination, and the subsequent ownership and disposition of Combined Company Common Stock and Combined Company Warrants received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF COMBINED COMPANY COMMON STOCK AND COMBINED COMPANY WARRANTS. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF PUBLIC SHARES OR NAVA COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF NAVA COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF COMBINED COMPANY COMMON STOCK AND COMBINED COMPANY WARRANTS AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of Exercising Redemption Rights

U.S. Federal Income Tax Consequences to U.S. Holders

In the event that a U.S. Holder elects to redeem its public shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the public shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the public shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in public shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the public shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the public shares may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of public shares treated as held by the U.S. Holder (including any public shares constructively owned by the U.S. Holder as a result of owning public warrants) relative to all of the shares of public shares outstanding both before and after the redemption. The redemption of public shares generally will be treated as a sale or exchange of the public shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in NNAG or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only public shares actually owned by the U.S. Holder, but also shares of public shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include public shares which could be acquired pursuant to the exercise of public warrants.

In order to meet the substantially disproportionate test, (i) the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of public shares must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of our outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of our stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the public shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the public shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other public shares. The redemption of the public shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in NNAG. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in NNAG will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed public shares will be added to the U.S. Holder’s adjusted tax basis in its remaining public shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its public warrants or possibly in other public shares constructively owned by it.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of public shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from NNAG’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the public shares. Any remaining excess will be treated as gain realized on the sale or other disposition of public shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the public shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their public shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s public shares as a sale or exchange under Section 302 of the Code or as a corporate distribution under Section 301 of the Code generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s public shares, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. Holder on the redemption of public shares that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such public shares redeemed, and either (A) shares of public shares are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of public shares. There can be no assurance that shares of public shares will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of public shares generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, NNAG will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the public shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

U.S. Federal Income Tax Consequences of the Business Combination

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Nava Common Stock

U.S. Federal Income Tax Consequences to U.S. Holders if the Business Combination qualifies as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

If the Business Combination qualifies either as a tax-deferred reorganization under Section 368(a) of the Code or as a tax-deferred contribution under Section 351(a) of the Code, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)     no gain or loss generally will be recognized by U.S. Holders on the exchange of Nava common stock for NNAG common stock pursuant to the Business Combination;

(b)    the tax basis of a U.S. Holder in NNAG’s common stock acquired in exchange for Nava common stock pursuant to the Business Combination generally will be equal to such U.S. Holder’s tax basis in the Nava common stock exchanged;

(c)     the holding period of a U.S. Holder with respect to NNAG’s common stock acquired in exchange for Nava common stock pursuant to the Business Combination generally will include such U.S. Holder’s holding period for the Nava common stock exchanged; and

(d)    A U.S. Holder who exchanges Nava common stock for NNAG’s common stock pursuant to the Business Combination generally will be required to report certain information to the IRS on its U.S. federal income tax returns for the tax year in which the merger occurs, and to retain certain records related to the merger.

U.S. Federal Income Tax Consequences to U.S. Holders if the Business Combination fails to qualify as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

The IRS could challenge a U.S. Holder’s treatment of the Business Combination as a tax-deferred reorganization under Section 368(a) of the Code or as a tax-deferred contribution under Section 351(a) of the Code. If this treatment were successfully challenged, then the Business Combination generally would be treated as a taxable transaction, with the following consequences.

As a taxable transaction, a U.S. Holder will recognize gain or loss on the exchange of Nava common stock for NNAG common stock pursuant to the Business Combination, with the gain or loss equal to the difference between the fair market value of the NNAG common stock received (any other consideration received) and such U.S. Holder’s adjusted tax basis in the Nava common stock exchanged in the Business Combination. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Nava common stock exchanged exceeds one year. Long term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Nava Common stock

U.S. Federal Income Tax Consequences to Non-U.S. Holders if the Business Combination qualifies as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

We believe Nava is not nor has ever been a “U.S. real property holding corporation” for U.S. federal income tax purposes. Accordingly, the U.S. federal income tax consequences to Non-U.S. Holders generally will be the same as described above under the section “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Nava Common Stock.”

U.S. Federal Income Tax Consequences to Non-U.S. Holders if the Business Combination fails to qualify as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

The IRS could challenge a Non-U.S. Holder’s treatment of the Business Combination as a tax-deferred reorganization under Section 368(a) of the Code or as a tax-deferred contribution under Section 351(a) of the Code. If this treatment were successfully challenged, then the Business Combination generally would be treated as a taxable transaction, with the following consequences.

As a taxable transaction, a Non-U.S. Holder will realize gain or loss on the exchange of Nava common stock for NNAG common stock pursuant to the Business Combination, with the gain or loss equal to the difference between the fair market value of the NNAG common stock received (any other consideration received) and such Non-U.S. Holder’s adjusted tax basis in the Nava common stock exchanged in the Business Combination. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Nava common stock exchanged exceeds one year.

Any gain realized by a Non-U.S. Holder if the Business Combination were a taxable event generally will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder; (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or (iii) Nava is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the Nava stock exchanged, and either (A) shares of Nava Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of Nava stock.

A non-corporate Non-U.S. Holder described in (i) above will be subject to tax on the net gain derived from the exchange under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in (ii) above will be subject to a flat 30% tax on the gain derived from the exchange, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under (i) above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If (iii) above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the exchange generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such exchange. Nava would generally be classified as a “U.S. real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that Nava is not and has not been at any time since its formation a U.S. real property holding corporation.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Combined Company Common stock and Combined Company Warrants

U.S. Federal Income Tax Consequences to U.S. Holders of Combined Company Common stock and Combined Company Warrants

Distributions on the Combined Company Common stock

The U.S. federal income tax consequences to U.S. Holders that receive a distribution, including a constructive distribution, with respect to a share of Combined Company Common stock received in the Business Combination generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to U.S. Holders — Redemption Treated as Corporate Distribution.”

Sale or Other Disposition of the Combined Company’s Common stock

The U.S. federal income tax consequences to U.S. Holders upon the sale or other taxable disposition of the Combined Company Common stock received in the Business Combination generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to U.S. Holders — Redemption Treated as Sale or Exchange.”

Possible Constructive Distributions

The terms of each Combined Company Warrant provide for an adjustment to the number of shares of the Combined Company Common stock for which the Combined Company Warrants may be exercised or to the exercise price of the Combined Company Warrants in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event.

Exercise of a Combined Company Warrant

If a U.S. Holder exercises a Combined Company Warrant with cash (a “Cash Exercise Option”), a U.S. Holder should not be required to recognize income, gain or loss and the U.S. Holder’s tax basis in the Combined Company Common stock received upon the exercise will equal the sum of (i) the U.S. Holder’s adjusted tax basis in the Combined Company Warrant at the time of exercise and (ii) the exercise price of the Combined Company Warrant (reduced by any tax basis allocable to a fractional share). The U.S. Holder’s holding period in the Combined Company Common stock shares received under the Cash Exercise Option will commence on the day that the U.S. Holder exercises the Combined Company Warrant and will not include the period during which the U.S. Holder held the Combined Company Warrant. If a U.S. Holder receives any cash in lieu of a fractional share of Combined Company Common stock, the rules described below under “Sale or Other Disposition of Warrants” will apply with respect to portion of the warrants that correspond to the fractional share.

Under certain circumstances, a U.S. Holder may exercise a Combined Company Warrant through the cashless exercise option (a “Cashless Exercise Option”). In such a case, the tax consequences are not entirely clear under current Federal tax law. The Cashless Exercise Option may be tax-free, either because the exercise is not a taxable exchange or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Combined Company Common stock received would equal the U.S. Holder’s tax basis in the Combined Company Warrant. If the Cashless Exercise Option were treated as other than a taxable exchange, a U.S. Holder’s holding period in the Combined Company Common stock would commence on the date of exercise of the Combined Company Warrant. If the Cashless Exercise Option were treated as a recapitalization, the holding period of the common stock would include the holding period of the Combined Company Warrant.

It is also possible that the Cashless Exercise Option could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number Combined Company Warrants having a fair market value equal to the exercise price for the number of Combined Company Warrants deemed exercised (i.e., the number of Combined Company Warrants equal to the number of Combined Company Common shares issued pursuant to the Cashless Exercise Option). The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between such fair market value and the U.S. Holder’s tax basis in such Combined Company Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Combined Company Common stock received would equal the sum of such fair market value and the U.S. Holder’s tax basis in the remaining Combined Company Warrants exercised. A U.S. Holder’s holding period for the Combined Company Common stock would commence on the date of exercise of the Combined Company Warrant.

Lapse of a Combined Company Warrant

If a Combined Company Warrant expires without being exercised, a U.S. Holder generally will recognize a capital loss in an amount equal to its tax basis in the Combined Company Warrant, subject to possible loss disallowance rules that may be applicable to U.S. Holders that are treated as related to NNAG. Such loss will be long-term capital loss if, at the time of the expiration, the Combined Company Warrant has been held by the U.S. Holder for more than one year. In addition, the deductibility of capital losses is subject to various limitations.

Sale or Other Taxable Disposition of Warrants

Upon a sale or other taxable disposition of a Combined Company Warrant other than by exercise as described above, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of other property received and (ii) the U.S. Holder’s adjusted tax basis in the Combined Company Warrant. Any capital gain or loss recognized will be long- term capital gain or loss if the U.S. Holder’s holding period for the Combined Company Warrant is more than one year at the time of such disposition.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Combined Company Common stock and Combined Company Warrants

Distributions on the Combined Company Common stock

The U.S. federal income tax consequences to a Non-U.S. Holder that receives a distribution, including a constructive distribution, with respect to a share of Combined Company Common stock received in the Business Combination generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Corporate Distribution.”

Sale or Other Disposition of the Combined Company’s Common stock

The U.S. federal income tax consequences to a Non-U.S. Holder upon the sale or other taxable disposition of the Combined Company Common stock received in the Business Combination generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Sale or Exchange.”

Possible Constructive Distributions

The terms of each Combined Company Warrant provide for an adjustment to the number of shares of the Combined Company Common stock for which the Combined Company Warrants may be exercised or to the exercise price of the Combined Company Warrants in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of Combined Company Warrants generally will be treated as receiving a constructive distribution from NNAG if, for example, the adjustment increases the holder’s proportionate interest in NNAG’s assets or earnings and profits (for example, through an increase in the number of shares of the Combined Company Common stock that would be obtained upon exercise or through a decrease in the exercise price of the Combined Company Warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of shares of the Combined Company Common stock, or as a result of the issuance of a stock dividend to holders of shares of the Combined Company Common stock, in each case which is taxable to such Non-U.S. Holders as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Corporate Distribution” above. A Non-U.S. Holder generally will be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Exercise of a Combined Company Warrant

The U.S. federal income tax consequences to a Non-U.S. Holder of the exercise of a Combined Company Warrant generally will be the same as described above under “— U.S. Federal Income Tax Consequences to U.S. Holders of Combined Company Common stock and Combined Company Warrants — Exercise of a Combined Company Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described above in “— U.S. Federal Income Tax Consequences to Non-U.S. Holders of Combined Company Common stock and Combined Company Warrants — Sale or Other Disposition of the Combined Company’s Common stock.”

Lapse of a Combined Company Warrant

The U.S. federal income tax consequences to a Non-U.S. Holder of the lapse of a Combined Company Warrant generally will be the same as described above under “— U.S. Federal Income Tax Consequences to U.S. Holders of Combined Company Common stock and Combined Company Warrants — Lapse of a Combined Company Warrant” above.

Sale or Other Taxable Disposition of Warrants

The U.S. federal income tax consequences to a Non-U.S. Holder upon the sale or other taxable disposition of a Combined Company Warrant generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to U.S. Holders of Combined Company Common stock and Combined Company Warrants — Sale or Other Taxable Disposition of Warrants.”

Information Reporting and Backup Withholding

The Combined Company must report annually to the IRS and to each U.S. Holder and each Non-U.S. Holder the amount of cash dividends (including constructive dividends) paid to, and the tax withheld with respect to, each U.S. Holder and each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. In the case of a Non-U.S. Holder, copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to U.S. Holders that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury Regulations, the payment of proceeds from the disposition of the shares of the Combined Company effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption. The payment of proceeds from the disposition of the shares of the Combined Company by a Non-U.S. Holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of the shares of the Combined Company by a Non-U.S. Holder effected at a non-U.S. office of a broker that is:

•        a U.S. person;

•        a “controlled foreign corporation” for U.S. federal income tax purposes;

•        a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•        a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally can be refunded or credited against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the application of the of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of the shares of the Combined Company which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the shares of the Combined Company are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of the shares of the Combined Company held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in the shares of the Combined Company.

THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THESE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO U.S. HOLDERS OF NAVA COMMON STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES.

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NNAG is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Nava with the Transactions treated as the equivalent of Nava issuing shares for the net assets of NNAG, accompanied by a recapitalization. The net assets of NNAG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Nava and for operations after the Transactions, future reports will be those of the Combined Company.

Nava is expected to be the accounting acquirer based on evaluation of the following facts and circumstances under the no, 50% and maximum redemption scenarios:

•        The Nava Stockholders prior to the Effective Time will have a relative majority of the voting power of the Combined Company;

•        The board of directors of the Combined Company will have seven members, and Nava will have the ability to nominate six of the members of the board of directors;

•        Nava’s senior management will hold senior management roles of the Combined Company and be involved in the day-to-day operations;

•        The Combined Company will assume the Nava name; and

•        Nava will be a wholly owned subsidiary of the Combined Company.

Regulatory Matters

Neither NNAG nor Nava is aware of any material regulatory approvals or actions that are required for completion of the Transactions. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required

The approval of the business combination proposal will require the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting and broker-non votes with regard to the business combination proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the business combination proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the NNAG Board

THE NNAG BOARD UNANIMOUSLY RECOMMENDS THAT THE NNAG
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to approve and adopt, NNAG stockholders are also being asked to adopt the second amended and restated certificate of incorporation in the form attached hereto as Annex B, which, in the judgment of the NNAG Board, is necessary to adequately address the needs of NNAG following the consummation of the Transactions.

The following is a summary of the key changes effected by the second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”), but this summary is qualified in its entirety by reference to the full text of the second amended and restated certificate of incorporation, a copy of which is included as Annex B:

•        Increase the number of authorized shares of NNAG’s capital stock, par value $0.0001 per share, from 111,000,000 shares to [_] shares, which would consist of (A) establishing [_] shares designated as common stock, par value $0.0001 per share, (B) increasing the preferred stock from [_] shares to [_] shares, and (C) eliminating NNAG’s Class A common stock and Class B common stock.

•        Eliminate certain provisions relating to an initial business combination that will no longer be applicable to NNAG following the closing of the Transactions.

•        Change the post-combination company’s name to “Nava MD, Inc.”

•        Change the minimum stockholder vote required to amend, repeal or modify certain specified provisions of the Proposed Second A&R Charter or any provision inconsistent with any provision of the Amended and Restated Bylaws, and opt out of certain class voting provisions of the DGCL.

The full text of the Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Additional Charter Proposal is attached to this proxy statement/prospectus as Annex B.

Reasons for the Amendments

Each of the amendments was negotiated as part of the Transactions. The NNAG Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

A single class of common stock provides a cleaner capital structure and suits the Combined Company’s requirements following the consummation of the Transactions. In addition, the additional shares of preferred stock provide flexibility for future issuances of preferred stock if determined by the NNAG Board to be in the best interests of NNAG without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. In addition, the increased authorized Common Stock provides adequate authorized share capital to (a) accommodate the issuance of shares of Common Stock as part of the exchange for outstanding securities of Nava at Closing of the Transactions pursuant to the Merger Agreement, and (b) accommodate the future issuance of shares of Common Stock pursuant to future grants and awards under the Incentive Plan. Furthermore, NNAG’s current organizational documents contemplate that NNAG’s common stock is subdivided into two series: Class A common stock and Class B common stock. All outstanding shares of the Class B common stock will convert into shares of Class A common stock automatically on the closing of the Transactions. As such, the Proposed Second A&R Charter contemplates that, upon the effectiveness of the Proposed Second A&R Charter, each share of NNAG’s Class A common stock and Class B common stock issued and outstanding or held as treasury stock immediately prior thereto shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of “common stock” of the Combined Company.

Currently, NNAG’s current organizational documents contain provisions related to NNAG’s status as a blank check company. The NNAG Board believes that making corporate existence perpetual is desirable to reflect the Transactions. The elimination of certain provisions related to NNAG’s status as a blank check company is desirable because these provisions will serve no purpose following the Transactions. For example, the Proposed Second A&R Charter does not include the requirement to dissolve the post-combination company and instead allow the post-combination company to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for public corporations, and NNAG believes it is the most appropriate period for the post-combination company following the business combination.

In addition, certain other provisions in the NNAG’s current organizational documents require that proceeds from the Initial Public Offering be held in the trust account until a business combination or liquidation of the company has occurred. These provisions cease to apply once the business combination is consummated and are therefore not included in the Proposed Second A&R Charter of the Combined Company.

Currently the NNAG’s name is “99 Acquisition Group Inc.” The Board believes the name of the post-combination company should more closely align with the name of the post-combination business and therefore has proposed the name change.

NNAG’s current organizational documents generally may not be amended without an affirmative vote of a majority of all the then-outstanding shares of capital stock, voting as a single class, subject to certain heightened voting standards with respect to amendments to certain initial business combination provisions and increases to authorized capital. The Proposed Second A&R Charter would require at least 66 2/3% of the voting power of all the then-outstanding shares of capital stock, voting as a single class, for the amendment, repeal or modification of (i) certain specified provisions of the Proposed Second A&R Charter, or (ii) any provision inconsistent with any provision of the [Amended and Restated] Bylaws of the Combined Company. The amendments are intended to protect the [Amended and Restated] Bylaws and certain key provisions of the Proposed Second A&R Charter of the Combined Company from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Vote Required

If the Business Combination Proposal is not approved, the Charter Proposal will not be presented at the special meeting. The approval of the Charter Proposal will require the affirmative vote of holders of at least a majority of all of NNAG’s outstanding shares of Class A common stock and Class B common stock on the record date, voting together as a single class, and (ii) holders of a majority of all of NNAG’s outstanding shares of Class A Common stock on the record date, voting as a separate class. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Charter Proposal will have the same effect as a vote “against” such proposal. Abstentions and broker-non-votes will count as a vote “against” the Charter Proposal.

Consummation of the Transactions is conditioned on the approval of each of the Business Combination Proposal, the Charter Proposal, the Director Election Proposal and the Nasdaq Proposal. It is important for you to note that in the event that the Business Combination Proposal, the Charter Proposal, the Director Election Proposal and the Nasdaq Proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the NNAG Board

THE NNAG BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE INCENTIVE PLAN PROPOSAL

On May 25, 2023, Nava’s stockholders adopted the Nava MD, Inc. 2023 Equity Incentive Plan (the “Nava Equity Plan”) and, on January 1, 2024, Nava’s Board of Directors granted restricted stock units pursuant thereto. At the Special Meeting, stockholders of NNAG will be asked to approve the Incentive Plan that was adopted by NNAG’s Board of Directors on [_], 2024, subject to stockholder approval at the Special Meeting. The Incentive Plan will replace the Nava Equity Plan following the Merger. At the Effective Time, NNAG will assume all restricted stock units issued by Nava that are then outstanding and will grant replacement restricted stock units to the holders thereof under the Incentive Plan.

Purposes of the Incentive Plan

The purposes of the Incentive Plan are to align the interests of eligible participants with our stockholders by providing incentive compensation tied to its performance and to advance its interests and increase stockholder value by attracting, retaining and motivating personnel. The Incentive Plan has been structured to mirror the Nava Equity Plan.

Summary of Material Provisions of the Incentive Plan

The following summary of key provisions of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan document, which is attached to this proxy statement/prospectus as Appendix [_] and incorporated herein by reference. NNAG’s Board of Directors urges stockholders to carefully read the Incentive Plan document, as it is a legal document that governs the awards to be granted under the Incentive Plan.

Effective Date and Term

If approved by stockholders, the Incentive Plan will become effective on [_], 2024. Our Board of Directors may terminate the Incentive Plan at any time; otherwise, the Incentive Plan will terminate when all shares reserved for issuance have been issued. However, no ISO (as defined below) may be awarded under the Incentive Plan following the 10th anniversary of the date on which the Incentive Plan was approved by NNAG’s Board of Directors (i.e., [_], 2034). The termination of the Incentive Plan will have no effect on grants that were outstanding at the time of termination, which will remain outstanding pursuant to their terms.

Shares Available

The maximum number of shares of our common stock that may be issued under the Incentive Plan is 12,000,000. The number of shares of common stock reserved for issuance under the 2024 Plan will automatically increase on January 1 of each year, beginning on January 1, 2024, and continuing through and including January 1, 2032, by 13% percent of the aggregate number of shares of common stock of all classes issued and outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors prior to the applicable January 1.

Shares issued under the Incentive Plan will be authorized but unissued shares of common stock. Shares subject to awards granted under the Incentive Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the Incentive Plan. Additionally, shares issued pursuant to awards under the Incentive Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations to an award, will become available for future grant under the Incentive Plan.

Plan Administration

Our Board of Directors, or a duly authorized committee of the Board, will administer the Incentive Plan. We sometimes refer to the Board of Directors, or the applicable committee with the power to administer our equity incentive plans, as the “administrator.” The administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.

The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under the Incentive Plan. In addition, subject to the terms of the Incentive Plan, the administrator also has the power to modify outstanding awards under the Incentive Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Eligibility

Any employee, officer, non-employee director, or any natural person who is a consultant or other personal service provider of NNAG and/or any of its subsidiaries is eligible to participate in the Incentive Plan, at the administrator’s discretion. In its determination of eligible participants, the administrator may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the administrator to designate that person to receive an award in any other year.

Types of Awards

The Incentive Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, stock awards, restricted stock unit awards, and performance-based awards (collectively, “awards”). ISOs may be granted only to employees of NNAG, employees of a “parent corporation” of NNAG, or employees of a “subsidiary corporation” of NNAG (as such terms are defined in Sections 424 of the Code). All other awards may be granted to employees, including officers, non-employee directors and consultants and the employees and consultants of NNAG’s affiliates.

Stock Options.    A stock option granted under the Incentive Plan entitles a participant to purchase a specified number of shares of our common stock during a specified term at an exercise price. ISOs and NSOs are granted pursuant to stock option agreements adopted by the administrator. Each option will be designated in the award agreement as either an ISO or an NSO. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonqualified Stock Options. The administrator determines the exercise price for a stock option, within the terms and conditions of the Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Incentive Plan vest at the rate specified in the stock option agreement as specified by the administrator.

The administrator determines the term of stock options granted under the Incentive Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, then the optionholder or a beneficiary may generally exercise any vested options for a period of six months in the event of disability and six months in the event of death, unless the option agreement provides otherwise.

The payment of the exercise price under a stock option may consist of any consideration and method of payment authorized by the administrator and permitted by the applicable award agreement and the Incentive Plan, which could include, without limitation, cash, check, promissory note or money order, the tender of shares of common stock previously owned by the optionholder, a net exercise of the stock option if it is an NSO, any other legal consideration approved by the administrator, or any combination of the foregoing.

Stock Appreciation Rights.    A stock appreciation right (“SAR”) granted under the Incentive Plan entitles a participant to the right to receive, upon exercise or other payment of the SAR, an amount in cash, shares of our common stock or a combination of both, equal to the product of (1) the difference between (a) the fair market value of one share of our common stock on the date of exercise or payment of the SAR, over (b) the strike price of such SAR, and (2) the number of shares of our common stock as to which such SAR is exercised or paid. Stock appreciation rights are granted pursuant to SAR grant agreements adopted by the administrator. The administrator determines the strike price for a SAR, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. A SAR granted under the Incentive Plan vests at the rate specified in the SAR agreement as determined by the administrator.

The administrator determines the term of SARs granted under the Incentive Plan, up to a maximum of 10 years. Unless the terms of a participant’s SAR agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. The SAR term may be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of six months in the event of disability and six months in the event of death. In the event of a termination for cause, SARs generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a SAR be exercised beyond the expiration of its term.

Stock Awards.    A stock award granted under the Incentive Plan is a grant of a specified number of shares of our common stock to a participant, subject to vesting restrictions as specified in the award (if any). Stock awards and restricted stock awards may be granted in consideration for cash, check, promissory note or money order, services rendered to us or our affiliates or any other form of legal consideration. Common stock acquired subject to a restricted period may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards.    A restricted stock unit (or “RSU”) granted under the Incentive Plan provides a participant with to the right to receive, upon vesting and settlement of the restricted stock unit, one share of our common stock per vested unit, or an amount in cash equal to the fair market value of one share, as determined by the administrator. The vesting conditions applicable to an RSU will be set by the administrator and may be time-based, performance-based, or both time- and performance-based. These awards are granted pursuant to award agreements adopted by the administrator. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Performance Awards.    The Incentive Plan permits the grant of performance-based awards that contemplate the payment of shares of common stock, cash, or other property following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, NNAG’s common stock.

The performance goals may be based on any measure of performance selected by the administrator. The administrator may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

Transferability

Unless the administrator provides otherwise, a participant may not transfer awards under the Incentive Plan other than by will, the laws of descent and distribution or as otherwise provided under the Incentive Plan.

Change in Control

In the event of a change in control, each outstanding award will be treated as the administrator determines (except in the case of awards held by non-employee directors as discussed below) without the participant’s consent. Without limiting the foregoing, the administrator may determine, among other things,: (1) that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding entity (or one of its affiliates) with appropriate adjustments as to the number and kind of shares and prices; (2) that upon written notice to a participant, the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (3) that awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (4) that (i) an award will terminate and exchanged for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by NNAG without payment), or (ii) an award will be replaced with other rights or property selected by the administrator in its sole discretion; or (5) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly.

With respect to awards granted to an outside director while such individual was an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director of NNAG or a director of the successor entity, as applicable, is terminated other than upon a voluntary resignation by the participant (unless such resignation is at the request of the acquirer), then the outside director will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares that otherwise would not be vested or exercisable, all restrictions on stock awards and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and us or any of our affiliates, as applicable.

An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur unless the successor entity does not assume or substitute the award.

Under the Incentive Plan, a “Change in Control” will occur upon any of the following events:

•        Any person becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities (except in any transaction in which we become a subsidiary of another corporation and in which our stockholders, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

•        The consummation of (1) a merger, consolidation, or similar extraordinary event involving us and another entity where our stockholders, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (2) a sale or other disposition of all or substantially all of our assets; or

•        During any 12-month period after the effective date of the Incentive Plan, individuals who at the beginning of such period constituted our Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by our stockholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (1) were directors at the beginning of such period or (2) whose appointment, election or nomination for election was previously so approved.

The administrator may modify this definition of a Change in Control for a particular award as it deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Although the foregoing provisions are included in the Incentive Plan primarily for the protection of a participant in the event of a Change in Control, they may also be regarded as having an anti-takeover effect, which may reduce our vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by our Board of Directors.

Adjustments for Changes in Capitalization and Other Corporate Changes

If there is any change in the number or kind of shares of our common stock outstanding by reason of any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or our other securities, or other change in our corporate structure affecting the shares occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, will adjust the number and class of shares of stock that may be delivered under the Incentive Plan and/or the number, class, and price of shares of stock covered by each outstanding award, and numerical share limits specified in the Incentive Plan.

In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Plan Amendment or Termination

The administrator has the authority to amend, suspend or terminate the Incentive Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. As noted above, no ISOs may be granted after the 10th anniversary of the date that our Board of Directors adopted the Incentive Plan. No awards may be granted under the Incentive Plan while it is suspended or after it is terminated.

Registration of Shares

Assuming that the Incentive Plan is adopted by stockholders and that the Merger is consummated, then we intend, as soon as is practicable after the Effective Time, to file a registration statement with the SEC under the Securities Act of 1933, as amended, covering the offer and sale of the shares reserved under the Incentive Plan.

Certain Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants granted under the Incentive Plan will depend on the type of the grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Incentive Plan, based on current federal income tax laws. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. This summary is not intended to be exhaustive and, among other things, does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising grants and disposing of the underlying shares of common stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.

Incentive Stock Options

A participant will not recognize income upon the grant or exercise of an award that qualifies as an ISO under the Incentive Plan. However, the difference between the fair market value of the stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised.

If a participant exercises an ISO and does not dispose of the underlying shares within (1) two years from the date of grant of the ISO, and (2) one year from the date of exercise, the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price. If a participant disposes of common stock acquired upon exercise of an ISO before the expiration of either the two-year or the one-year holding periods described in the preceding sentence (each a “disqualifying disposition”), the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price. We will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disqualifying disposition by a participant, we will generally be allowed a deduction to the extent the participant realizes ordinary income.

Nonstatutory Stock Options

A participant who is granted an option under the Incentive Plan which does not qualify as an ISO shall be treated as having been granted a nonstatutory option. Generally, the grant of an NSO does not result in a participant recognizing income. Upon the exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the common stock at the time of exercise over the exercise price of the NSO. We will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided that we satisfy our information reporting obligations with respect to such income.

On a subsequent sale of the shares of the common stock, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NSO. Such capital gain or loss will be long- or short-term depending upon the holding period for such shares.

Stock Appreciation Rights

In general, a participant will not recognize ordinary income for federal income tax purposes upon the grant of a SAR and we will not be entitled to a deduction at that time. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds the fair market value of a share on the date of grant, multiplied by the number of shares with respect to which the participant exercises his or her SAR. If, however, a SAR agreement permits the participant to defer the receipt of the award amount until some date after exercise, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on the date of exercise. In either case, we will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in any shares of common stock acquired upon the exercise of a SAR will equal their fair market value on the date of their acquisition.

Stock Awards

In general, the grant of restricted stock has no tax effect on us or the participant. When the shares become vested pursuant to the restricted stock award, the participant will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award and we will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided (i) such amount constitutes an ordinary and necessary business expense, and (ii) we satisfy our information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

In general, the grant of stock that is not restricted will cause the participant to recognize ordinary income equal to the fair market value of the shares delivered to him or her under the stock award and will allow us to receive a federal income tax deduction in an amount equal to the amount included in income by the participant, provided (i) such amount constitutes an ordinary and necessary business expense, and (ii) we satisfy our information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

Within thirty (30) days after the date restricted stock is transferred pursuant to a grant, a participant may elect under Section 83(b) of the Code to be taxed on the fair market value of the restricted stock at the time of the grant, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, we would be allowed a federal income tax deduction in the year of the grant. If such an election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor shall we have any obligation to reimburse the participant.

Regardless of whether a participant makes a Section 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid (if any) and the amount of income previously recognized by the participant. The capital gain or loss will be long-term gain or loss if the shares are held by the participant for more than one year after the restrictions lapse or the shares become transferable, whichever occurs first. If a Section 83(b) election is made, the participant’s holding period in the shares will begin to run from the date of the transfer.

Restricted Stock Unit Awards and Performance Awards

A participant who is granted a restricted stock unit or a performance unit under the Incentive Plan will not recognize taxable income at the time of the grant so long as the award is nontransferable and is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued services requirements or other conditions that must be satisfied before delivery of the cash and/or shares payable pursuant to the award. The recipient will generally recognize ordinary income immediately if there is no substantial risk of forfeiture at the time of grant and otherwise at the time the substantial risk of forfeiture expires or is removed. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. Upon a subsequent sale of shares received as payment of an award, the recipient will recognize capital gain or loss equal to the difference between the sales price and the participant’s adjusted basis in those shares, which will generally be the amount of income previously recognized by the participant.

Limitation on Income Tax Deduction

As discussed above, Section 162(m) of the Code may limit our federal income tax deductions to the extent that total compensation paid to a “covered employee” exceeds $1,000,000 in any one year.

Miscellaneous Tax Issues

Compensation to a participant who is an employee that results from awards under the Incentive Plan will constitute wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to us, generally with respect to each grant at the time that such grant is no longer subject to a substantial risk of forfeiture or becomes transferable.

Compliance with Section 409A of the Code

Section 409A of the Code governs certain types of non-qualified deferred compensation. The Incentive Plan contemplates both deferred compensation that is subject to Section 409A and deferred compensation that is not subject to Section 409A. The Incentive Plan requires that it be administered so that neither it nor any grant granted under it violates Section 409A of the Code. Accordingly, the administrator is required to structure all awards so that they are either exempt from or comply with Section 409A of the Code, and the administrator is permitted, within the bounds of the Incentive Plan and applicable law, including Section 409A of the Code, to interpret the Incentive Plan and/or any award agreement, and to make any and all amendments to the Incentive Plan or any award agreement, to ensure that all grants are either exempt from or comply with Section 409A of the Code.

Consideration to be Received by NNAG for Awards

We may receive monetary consideration upon the issuance of stock under a stock award, if and in the amount determined by the administrator at the time of grant and set forth in the award agreement. We will receive no monetary consideration other than the option price for shares of common stock delivered to participants upon the exercise of stock options. Pursuant to Section 1032 of the Code, the consideration received by us for the issuance of the stock or the exercise of an option will not be subject to federal income tax. The Corporation will receive no monetary consideration upon the vesting of restricted stock units or performance awards.

Interest of Certain Persons in the Approval of the Incentive Plan; Future Plan Benefits

Assuming the approval of the Incentive Plan at the Special Meeting and the consummation of the Merger, we anticipate that there will be six non-employee directors, including NNAG’s CEO, Hiren Patel, who will serve on the Combined Company’s Board, six executive officers, and approximately 30 other employees of the Combined Company and its subsidiaries who will be eligible to participate in the Incentive Plan immediately following the Effective Time. Included in the foregoing are five executive officers, and 16 other employees of Nava who hold outstanding restricted stock units with respect to 61,025 shares of Nava’s common stock that, assuming such persons remain employed through the Effective Time, will receive replacement restricted stock units under the Incentive Plan. Because the Incentive Plan provides for broad discretion in selecting participants, the total number of persons who will actually participate in the Incentive Plan and the benefits that will be provided to those participants cannot be known at this time.

The following table provides information about the awards that have been granted by Nava under the Nava Plan, all of which are restricted stock units, to its named executive officers, executive officers as a group, and employees, including all officers who are not executive officers, as a group and that Nava anticipates will be replaced with restricted stock units granted under the Incentive Plan if it is approved at the Special Meeting and the Merger is consummated. Nava does not have any directors who are not also executive officers.

NEW PLAN BENEFITS

___________, Inc. 2024 Equity Compensation Plan Name and Position	Dollar Value ($)(1)	Number of RSUs(2)
Bernaldo Dancel, CEO & Director	71,550	15,000
Zachary Dancel, COO	47,700	10,000
Chien-Chien Jacques, CFO	—	—
Executive Officer Group	233,730	49,000
Non-Executive Officer Group	57,359	12,025

____________

Notes:

(1)      The amounts shown were calculated based on the book value of a share of Nava’s common stock based on its most recent third-party valuation, o $4.77 per share. Because the exact number of shares of NNAG’s common stock to be issued in exchange for each share of Nava’s common stock in the Merger, it is not possible to determine the dollar value of the substituted restricted stock units that could be awarded under the Incentive Plan.

(2)      Subject to the vesting and other conditions set forth in the Nava Equity Plan and the applicable award agreements, each restricted stock unit entitles the participant to receive one share of Nava’s common stock. The restricted stock units are subject to both a time-based vesting condition and an event-based vesting condition, and both conditions must be satisfied before any of the shares subject to the restricted stock units shall become issuable. The time-based vesting condition contemplates that the restricted stock units will vest ratably over four years. For the event-based vesting condition to be satisfied, one of the following events must occur prior to the termination of the participant’s service relationship with Nava : (a) the registration of Nava’s common stock pursuant to Section 12 of the Exchange Act; (b) the closing of an initial public offering of shares of Nava’s common stock registered with the SEC pursuant to the Securities Act (other than pursuant to a Registration Statement on Form S-8); (c) the closing of a transaction, including, without limitation, a merger, share exchange, consolidation or similar event, in connection with which the shares of Nava’s common stock that are issued and outstanding immediately prior to such closing are converted into or exchanged for the right to receive equity securities that are registered pursuant to Section 12 of the Exchange Act, in which case the issuer of such equity securities shall, subject to any conditions imposed by the Nava Equity Plan, take such actions as are necessary to ensure that shares, if any, that become issuable to the participant upon the occurrence of such closing because the time-based vesting condition with respect thereto has theretofore been satisfied will likewise be converted into or exchanged for the right to receive such equity securities as of such closing; and/or (d) the occurrence of any event constituting a Change in Control (as defined in the Nava Equity Plan) other than a change in the composition of Nava’s Board of Directors. The Merger will satisfy the event-based vesting condition.

Current Stock Price

On [_], 2024, the closing sales price of NNAG’s common stock, as reported on the NASDAQ Stock Market, was $[_] per share.

Equity Compensation Plan Information

NNAG did not as of December 31, 2023, and does not currently, maintain any compensation arrangement or plan under which shares of its common stock could be issued.

The Nava Equity Plan contemplates the grant of stock options, stock appreciation rights, stock awards, restricted stock units, and performance units. As of December 31, 2023, no awards were outstanding under the Nava Equity Plan and there were 12,000,000 shares of Nava’s common stock authorized and reserved for issuance under the Nava Equity Plan.

Vote Required for Approval

The Incentive Plan Proposal must be approved by the affirmative vote (in person, virtually, or by proxy) of a majority of the stockholders who attend, in person or by proxy, and vote at the special meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Incentive Plan Proposal. Failure to vote by proxy or to vote in person or virtually at the general meeting will have no effect on the outcome of the vote on the Incentive Plan Proposal. Proxies solicited by our Board of Directors will be voted “FOR” approval of the Incentive Plan unless otherwise instructed in the proxy.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 4 — THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming the business combination proposal, the Nasdaq proposal, the incentive plan proposal and the charter proposal are approved at the special meeting, we are requesting that stockholders approve and adopt a proposal to elect seven (7) directors to the NNAG Board, effective immediately upon the Closing of the business combination, to serve staggered three-year terms on the Combined Company Board as set forth in the Proposed Second A&R Charter, and until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal.

As contemplated by the Merger Agreement, (i) the Combined Company Board following the Closing of the business combination will consist of seven (7) directors; (ii) Nava has the right to designate six (6) of such directors, and (iii) NNAG has the right to designate one (1) of such directors. At least four (4) of the members of the Combined Company Board must qualify as “independent directors” under applicable Nasdaq rules. Accordingly, (i) Nava has nominated Bernaldo Dancel, Craig Kaufmann, Richard Kohr, Michael Locksley, Earl Scott, and Steven Snelgrove to the Combined Company Board, with Mr. Kaufmann, Mr. Locksley, Mr. Scott, and Mr. Snelgrove qualifying as “independent directors” under applicable Nasdaq rules and (ii) NNAG has nominated Hiren Patel to the Combined Company Board, in each case, to serve as a director upon the Closing of the business combination in accordance with the terms and subject to the conditions of the Proposed Second A&R Charter. [Bernaldo Dancel] is expected to serve as Chairman of the Combined Company Board.

Under the Proposed Second A&R Charter, we will have a classified board of directors following the business combination, with two directors in Class I (with [_] and [_], each to initially serve for a term expiring at the first annual meeting of stockholders following the Closing, which is expected to be held in 2025), two directors in Class II (with [_] and [_], each to initially serve for a term expiring at the second annual meeting of stockholders following the Closing, which is expected to be held in 2026) and three directors in Class III (with [_], [_], and [_], each to initially serve for a term expiring at the third annual meeting of stockholders following the Closing, which is expected to be held in 2027). At each such annual meeting and each succeeding annual meeting, directors shall be elected for a term of three years. For more information on the experience of Bernaldo Dancel, Craig Kaufmann, Richard Kohr, Michael Locksley, Hiren Patel, Earl Scott, and Steven Snelgrove, please see the section entitled “Management After the Business Combination.”

Vote Required

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve.

Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the director election proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the director election proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the NNAG Board

THE NNAG BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF
EACH OF THE SEVEN DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 5 — THE NASDAQ PROPOSAL

Overview

Assuming the business combination proposal is approved, the Merger Consideration to be paid to the Nava Stockholders, as the only stockholders of Nava prior to the Effective Time, in connection with the Merger, will consist of approximately 32,000,000 shares of NNAG’s Class A common stock, pursuant to the terms of the Merger Agreement.

For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why NNAG Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(a) and (b) in connection with the issuance of shares of NNAG’s Class A common stock described above. Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock, other than common stock issued in a public offering (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Pursuant to the Merger Agreement, based on NNAG’s current capitalization, we anticipate that we will issue to the Nava Stockholders, as the only stockholders of Nava prior to the Effective Time, as Merger Consideration 32,000,000 shares of NNAG’s Class A common stock. Because the number of shares of common stock we anticipate issuing as Merger Consideration (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of NNAG, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, NNAG would issue shares representing more than 20% of the outstanding shares of our common stock in connection with the Transactions. The issuance of such shares would result in significant dilution to NNAG’s stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of NNAG. If the Nasdaq Proposal is adopted, it is anticipated that, immediately after consummation of the Transactions, the Nava Stockholders are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions, and (3) NNAG’s public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming no redemptions, or [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, assuming 100% redemptions. These relative percentages assume that (i) none of NNAG’s existing public stockholders exercise their redemption rights as discussed herein and (ii) no Combined Company Warrants are exercised. These percentages also do not take into account any equity awards that may be issued under the Incentive Plan following the Transactions.

If the Nasdaq Proposal is not approved and we consummate the Transactions on its current terms, the Combined Company would be in violation of Nasdaq Listing Rule 5635(a) and (b), which could result in the delisting of NNAG securities from the Nasdaq Global Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of NNAG and Nava to close the Transactions that our common stock remain listed on the Nasdaq Global Market. As a result, if the Nasdaq Proposal is not adopted, the Transactions may not be completed.

Vote Required

The approval of the Nasdaq proposal will require the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the Nasdaq proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the Nasdaq proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the NNAG Board

THE NNAG BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE
“FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the NNAG Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.

In no event will NNAG solicit proxies to adjourn the special meeting or consummate the business combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, NNAG and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the business combination. In addition, NNAG’s bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the NNAG Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, NNAG will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the NNAG Board may not be able to adjourn the special meeting to a later date. In such event, the business combination would not be completed.

Vote Required

The approval of the adjournment proposal will require the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals. The adjournment proposal is considered a non-routine matter, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). Accordingly, if a valid quorum is established, a NNAG stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the adjournment proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the adjournment proposal.

Recommendation of the NNAG Board

THE NNAG BOARD UNANIMOUSLY RECOMMENDS THAT NNAG STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO NNAG

Introduction

NNAG was incorporated on June 14, 2022 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Prior to executing the Merger Agreement, NNAG’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On August 22, 2023, NNAG consummated its initial public offering of 7,500,000 units, with each unit consisting of one share of its NNAG’s Class A common stock, one warrant and one right, raising total gross proceeds of approximately $75,000,000. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock at a price of $11.50 per share, subject to adjustment. Each right entitles the holder thereof to receive one-fifth (1/5) of one share of NNAG’s Class A common stock upon the consummation of an initial business combination. Simultaneously with the consummation of the initial public offering, NNAG consummated the private placement of 2,865,500 warrants at a price of $1.00 per warrant, generating total proceeds of $2,865,500.

Following the consummation of the NNAG IPO and the concurrent private placement, $75,750,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for NNAG’s initial public offering, these proceeds will not be released until the earlier of the completion of an initial business combination and NNAG’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window. As of [_], 2024, the record date for the special meeting, there was approximately $[_] held in the trust account.

Fair Market Value of Target Business

The target business or businesses that NNAG acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination, although NNAG may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The NNAG Board determined that this test was met in connection with the proposed business combination with Nava as described in the section titled “Proposal No. 1 — The Business Combination Proposal.”

Stockholder Approval of Business Combination

Under NNAG’s current certificate of incorporation, in connection with any proposed business combination, NNAG must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for NNAG’s initial public offering. Accordingly, in connection with the business combination, the NNAG public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor and the Insiders have agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our Sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the business combination proposal and the other proposals or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such transactions could be to increase the likelihood of obtaining stockholder approval of the Transactions. Any such purchases of our securities may result in the completion of an initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer or proxy materials in connection with the Transactions. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination, whether or not such stockholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our Sponsor, executive officers, directors, advisors or their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors or their affiliates were to purchase shares or warrants from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement/prospectus filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from public stockholders outside the redemption process, along with the purpose of such purchases;

•        if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement/prospectus filed for our business combination transaction would include a representation that any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

•        our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

•        the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

•        the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors — Activities taken by existing NNAG stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on NNAG’s stock.”

Liquidation if No Business Combination

Under NNAG’s current certificate of incorporation, if NNAG does not complete a business combination within the completion window, NNAG will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of NNAG’s remaining stockholders and the NNAG Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to NNAG’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire. Holders of warrants will receive nothing upon a liquidation with respect to such rights and the warrants will be worthless.

The Sponsor and the Insiders have each agreed to waive its rights to participate in any distribution from NNAG’s trust account or other assets with respect to the founder shares. There will be no distribution from the trust account with respect to NNAG’s warrants, which will expire worthless if NNAG is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of NNAG’s creditors which would be prior to the claims of the NNAG public stockholders. Although NNAG has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses NNAG has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although NNAG will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if NNAG is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in NNAG’s bankruptcy estate and subject to the claims of third parties with priority over the claims of NNAG’s stockholders. To the extent any bankruptcy claims deplete the trust account, NNAG cannot assure you it will be able to return to the NNAG public stockholders at least approximately $10.00 per share. NNAG’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the completion window or if the stockholders properly seek to have NNAG redeem their respective shares for cash upon a business combination which is actually completed by NNAG. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of NNAG’s trust account distributed to the NNAG public stockholders upon the redemption of 100% of its outstanding public shares in the event NNAG does not complete its initial business combination within the completion window may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, if a business combination does not occur, it is NNAG’s intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, NNAG does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of NNAG’s stockholders’ liability with respect to liquidating distributions as described above. As such, NNAG’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of NNAG’s stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the portion of NNAG’s trust account distributed to the NNAG public stockholders upon the redemption of 100% of its public shares in the event NNAG does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six-years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because NNAG will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires NNAG to adopt a plan, based on facts known to it at such time that provides for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because NNAG is a blank check company, rather than an operating company, and NNAG’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

NNAG will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, NNAG’s executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Facilities

NNAG currently maintains its principal executive offices at 14 Noblewood Ct, Gaithersburg, MD 20878 and maintains other offices as provided to it by its officers. The cost for this space is included in the $10,000 per-month aggregate fee an affiliate of the Sponsor charges NNAG for general and administrative services pursuant to a letter agreement between NNAG and the Sponsor. NNAG believes, based on rents and fees for similar services in the relevant areas, that the fee charged by the Sponsor is at least as favorable as NNAG could have obtained from an unaffiliated person. NNAG considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Upon consummation of the business combination, the principal executive offices of NNAG will be those of Nava, at which time nothing more will be paid to the Sponsor.

Employees

NNAG has one executive officer who is not obligated to devote any specific number of hours to NNAG’s matters and intends to devote only as much time as he deems necessary to its affairs. NNAG does not intend to have any full time employees prior to the consummation of a business combination.

Management, Directors and Executive Officers

NNAG’s directors and officers are as follows:

NAME	AGE	POSITION
Hiren Patel	48	Chairman and Chief Executive Officer
Eric Crowe	49	Director
Anil Patibandla	53	Director
Mike Barwis	50	Director
Mike Battle	63	Director
Tim Wertner	57	Director
Bill Rucker	48	Director

Hiren Patel.    Hiren Patel is the Chief Executive Officer of the Company and has been the Chairman of the Board of Directors since inception. Since November 2010, Mr. Patel has served as the Chief Executive Officer of Intelvative, a firm he founded in 2009 with a focus on three lines of business: ecommerce, government contracting and real estate consulting.

Under the management of Hiren Patel, Intelvative’s government division worked with Microsoft, AWS, Department of Energy, Federal Energy Regulatory Commission, Lockheed Martin and many others. Mr. Patel also served as a the Chief Executive Officer of CyberSmoke, a subsidiary of Intelvative, from October 2011 to June 2019, prior to the sale of CyberSmoke to MeriTalk.

Intelvative also launched ConnectSO.com, an ecommerce platform that uses the concept of Social Commerce (which is the “So” in ConnectSo) to put the power of raising money for schools in the hands of teachers, schools and parents. Prior to founding Intelvative, Mr. Patel held various leadership positions with several government contracting firms, including ICS Nett, Inc., ASRC Federal, and USM Business Systems Mr. Patel has also actively participated in the real estate business taking a hands on approach in projects that have required new construction, renovation, and the buying, selling and rental of various properties. Mr. Patel graduated with a Bachelor of Arts in Finance and Marketing from West Virginia University. We believe that Mr. Patel’s background as a serial entrepreneur and his expertise in operations and finance will enable him to contribute significantly to our management team and board of directors.

Eric Crowe.    Eric Crowe has been a director of the Company since inception. Mr. Crowe has been the Chief Financial Officer of BRMi, an end-to-end information technology services company, since May 2013. He previously serves as Chief Financial Officer of Innoviss, Inc. from February 2007 to February 2013. From April 2001 to February 2007, Mr. Crowe was the Director of Business Operations at ManTech International; and from January 1997 to April 2001, Mr. Crowe was a Business Operations Manager at Affiliated Computer Services, Government Solutions Group. Mr. Crowe has demonstrated success in streamlining business operations that drive growth, increased efficiency, and bottom-line results. Mr. Crowe obtained a Bachelor of Science in Business from Shepherded University in 1997 and an MBA from Webster University in 2002. We believe that Mr. Crowe’s extensive experience in the evaluation and integration of mergers and acquisitions opportunities and his background in finance and operations bring important and valuable skills to our board of directors.

Anil Patibandla.    Anil Patibandla has been a director of the Company since inception. Since June 2017, Mr. Patibandla has served as the President of Harmonia Holdings Group, LLC, a software development company based in Blacksburg, Virginia. Mr. Patibandla has over 20 years of experience in commercial, higher education, international and US public sector (DoD, Federal Civilian, State & Local) markets. Most recently, from August 2015 to June 2017, Mr. Patibandla was Chief Strategy Officer at CMCI, where he was responsible for corporate growth, including M&A. Prior to CMCI, Mr. Patibandla held senior executive roles at leading companies such as Camber Corporation, Avaya Government Solutions, Suh’dutsing, a Tribally owned 8(a), and Goldstone. Mr. Patibandla is an active member of the management of VBeech Properties LLC, a real estate investment and development company. Mr. Patibandla currently serves on the board of the Professional Services Council (PSC). Mr. Patibandla graduated with a Master of Science in Engineering from South Dakota State University in 1994 and a Bachelor of Technology in Civil Engineering from GPREC, India. We believe Mr. Patibandla’s extensive background in the real estate business and executive experience make him well qualified to serve on our board of directors.

Mike Barwis.    Mike Barwis has been a director of the Company since inception. Since July 2011, Mr. Barwis has served as the founder and CEO of the Barwis Companies, which is a group of companies focused on human performance. Mr. Barwis has been the Director of Sports Science and Human Performance for the Detroit Red Wings since June 2011. From Mar 2014 to February 2021, he also served as the Senior Advisor of Strength and Conditioning to the New York Mets. Between 2014 and 2015, Mr. Mr. Barwis served as a sports science consultant to the Miami Dolphins. Mr. Barwis has coached 32 National Strength and Conditioning (NSCA) All-Americans since 1999, and was one of 10 coaches to receive the 2002 Bronze Award from the NSCA certification commission. He has trained over 500 Olympic and professional athletes in over 40 sporting events. In addition, Mr. Barwis has been published in numerous journals, magazines, newspapers, written several books, and produced several videos. Mr. Barwis earned his undergraduate degree in Exercise Physiology from the School of Medicine at West Virginia University and his Master’s Degree in Athletic Coaching with an emphasis in strength and conditioning. We believe that Mr. Barwis’s extensive background in operations make him well qualified to serve on our board of directors.

Mike Battle.    Mike Battle has been a director of the Company since inception. Mr. Battle founded BRMi, an IT services and consulting firm that provides technology solutions for both government and commercial clients, in 2004 and has since served as its President and CEO of BRMi Holdings. Prior to founding BRMi, for 20 years, Mr. Battle led organizations in operations management, sales and sales management, marketing and business strategy in government and commercial information technology. Mr. Battle obtained a Bachelor of Science in Communication Arts from James Madison University (JMU) in 1981 and an M.B.A. in 1984. He is a current member of boards for the Center for Adoption Support and Education, TechFrederick, James Madison University Federal Affinity Group, and is a past gubernatorial appointee to the JMU Board of Advisors. We believe that Mr. Battle’s extensive experience in operations management, supply chain optimization, sales and sales management, marketing, and business strategy make him well qualified to serve on our board of directors.

Tim Wertner.    Tim Wertner has been a director of the Company since inception. Since June 2018, Mr. Wertner has served as Senior Vice President (SVP) U.S. Operations at FedEx Express (NYSE: FDX). As a member of the company’s executive leadership team, Mr. Wertner oversees the pick-up, transportation, and delivery of Express volume. In this role, Mr. Wertner leads over 50,000 employees, oversees dispatch, customer experience, and audit & compliance for the Express operations as well as the pickup and delivery of 3 million packages daily, and is responsible for a $5 billion yearly operating budget. Prior to his role as Senior Vice President U.S. Operations, Mr. Wertner served in several other roles at Fedex Express since 1995, including Vice President and Senior Vice President positions in various operational roles, including Vice President of the Memphis World Hub, the centerpiece of FedEx’s logistic center, Senior Vice President of the U.S. Express Operations, responsible for 665 facilities through the U.S., and Senior Vice President of Air Ground Freight Service, leading the flight transportation of FedEx volume on over 350 flights daily.

Throughout Mr. Wertner’s career he has served on various councils at FedEx, including Express Strategic Portfolio Council, Express Compliance Committee, Diversity Council and Talent Review Committee. Mr. Wertner is a member of the board of directors of Intelative (2019 — present) and Direct Relief (2021 — present). From 2019 to 2021, Tim served as a member of the board of directors of Safe Kids Worldwide.

Mr. Wertner received his MBA from the University of California, Irvine, CA in 2003 and his Bachelor of Science from La Verne University, La Verne, CA in 1995. We believe Mr. Wertner’s public company experience and his deep background in operations and management make him well qualified to serve on our board of directors.

Bill Rucker.    Bill Rucker has been a director of the Company since inception. Since September 2015, Mr. Rucker has served as President of Trustwave Government Solutions, a cybersecurity and managed security services firm. Prior to his tenure as President, Mr. Rucker was a Vice President at Trustwave Government Solutions from March 2010 to September 2015. In addition to 18 years of experience in public sector sales, Mr. Rucker brings more than 20 years of business and industry expertise gained from executive-level sales positions within the IT and information security industries, including leadership positions at Finjan Software and Santa Cruz Operation. Mr. Rucker holds a B.B.A from the Fisher College of Business at The Ohio State University and is an active member of numerous government-related groups and organizations, including AFCEA, ACT/IAC, AFFIRM and ATARC (formerly GITEC). Mr. Rucker’s extensive executive experience makes him a valuable addition to our board of directors.

Director Independence

The rules of the Nasdaq require that a majority of the NNAG Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Eric Crowe, Anil Patibandla, Mike Barwis, Mike Battle, Tim Wertner and Bill Rucker are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Number and Terms of Office of Officers and Directors

The NNAG Board consists of seven members. The NNAG Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mike Battle and Bill Rucker, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Anil Patibandla and Eric Crowe, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Hiren Patel, Mike Barwis and Tim Wertner, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

NNAG’s officers are appointed by the NNAG Board and serve at the discretion of the NNAG Board, rather than for specific terms of office. The NNAG Board is authorized to appoint persons to the offices set forth in NNAG’s bylaws as it deems appropriate. NNAG’s bylaws provide that officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the NNAG Board.

Committees of the Board of Directors

The NNAG Board has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that was approved by the NNAG Board and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

The members of our audit committee are Eric Crowe, Anil Patibandla and Mike Battle, and Eric Crowe serves as chair of the audit committee. Each member of the audit committee is financially literate and the NNAG Board has determined that Eric Crowe qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The NNAG Board has established a compensation committee. The members of our Compensation Committee are Tim Wertner, Bill Rucker and Mike Barwis, and Tim Wertner serves as chair of the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement/prospectus and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement/prospectus; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Eric Crowe, Anil Patibandla, Mike Barwis, Mike Battle, Tim Wertner and Bill Rucker. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on the NNAG Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement in connection with the NNAG IPO. You can review these documents by accessing our public filings SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us.

We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics by posting such information on our website rather than by filing a Current Report on Form 8-K. Please see the section entitled “Where You Can Find More Information.”

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against NNAG, and NNAG has not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

NNAG has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, NNAG’s annual reports contain financial statements audited and reported on by NNAG’s independent registered public accounting firm.

NNAG’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with NNAG’s Condensed Financial Statements and footnotes thereto contained in this proxy statement/prospectus. References in this section to “we,” “our,” “us,” the “Company,” or “NNAG” generally refer to 99 Acquisition Group Inc.

Forward-Looking Statements

The statements discussed in this proxy statement/prospectus include forward looking statements that involve risks and uncertainties detailed from time to time in NNAG’s reports filed with the Securities and Exchange Commission.

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”).

We intend to effectuate an Initial Business Combination using cash from the proceeds of our initial public offering (the “Public Offering”) that closed on August 22, 2023 (the “Closing Date”) and the private placement warrants sold in a private placement (the “Private Placement Warrants”) that closed on the Closing Date and from additional issuances, if any, of, our capital stock and our debt, or a combination of cash, stock and debt.

Our business activities from inception to September 30, 2023 consisted primarily of our preparation for our Public Offering that was completed on August 22, 2023 and, since the Closing Date, identification and evaluation of prospective acquisition targets for an Initial Business Combination.

On February 12, 2024, we entered into a Merger Agreement (the “Merger Agreement”) by and among Nava Health MD, Inc., a Maryland corporation (“Nava”), we, and NNAG Merger Sub, Inc., a Maryland corporation (“Merger Sub”) and our wholly-owned subsidiary, pursuant to which Merger Sub will merge with and into Nava (the “Merger”) with Nava as the surviving corporation of the Merger and becoming our wholly-owned subsidiary. In connection with the Merger, we will change its name to “Nava Health MD, Inc.” or such other name designated by Nava by notice to us, which is referred to herein as the “Combined Company.” Our board of directors has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby (collectively, the “Transactions”) and (ii) resolved to recommend approval of the Merger Agreement and related matters by our stockholders.

The Merger Agreement provides that we will issue to the Nava stockholders aggregate consideration of 32,000,000 shares of the Combined Company’s common stock (the “Merger Consideration Shares”) at the effective time of the Merger Agreement (the “Effective Time”).

In accordance with the terms and subject to the conditions of the Merger Agreement, each share of Nava’s common stock outstanding immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Merger Consideration Shares.

The Business Combination will require the approval of our stockholders and the stockholders of Nava and is subject to other customary closing conditions, including a proxy statement/prospectus being filed with and cleared by the U.S. Securities and Exchange Commission. The Transactions is expected to close in the third quarter of 2023.

As of September 30, 2023, we had $644,531 in cash. We expect to incur significant costs in the pursuit of an initial business combination and we cannot assure you that our plans to complete an initial business combination will be successful.

Results of Operations

As of September 30, 2023, the Company had not yet commenced any operations. All activity through September 30, 2023 relates to the Company’s formation and its IPO. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

Our normal operating costs include costs associated with our search for a Business Combination, costs associated with our governance and public reporting and state franchise taxes, and a charge of $10,000 per month from our Sponsor for administrative services (which commenced upon completion of the IPO). In addition, since our operating costs are not expected to be deductible for federal income tax purposes, we are subject to federal income taxes on the income from the Company’s trust account into which the proceeds from the IPO were deposited for the benefit of public stockholders (the “Trust Account”) less taxes. However, we are permitted to withdraw interest earned from the Trust Account for the payment of taxes. We expect our future costs to increase from our historical costs incurred to date for two reasons: (1) operations as a public company and (2) commencement of professional and consulting fees and travel associated with evaluating various Business Combination candidates. Further, once we identify a Business Combination candidate, our costs are expected to increase significantly in connection with negotiating and executing a merger agreement and related agreements as well as additional professional, due diligence and consulting fees and travel costs that will be required in connection with a Business Combination.

Our IPO and Private Placement closed on August 22, 2023, as more fully described in “Liquidity and Capital Resources” below. The proceeds in the Trust Account were initially invested in a money market fund that invests solely in direct U.S. government obligations meeting the applicable conditions of Rule 2a-7 of the Investment Company Act of 1940. At the interest rate earned on the current portfolio in the Trust Account, it is unlikely that the income on the trust assets will be sufficient to fund the tax and working capital payments that are permitted from the trust.

For the three months ended September 30, 2023 and 2022, the Company reported net income of $216,757 and net loss of $387, respectively. For the nine months ended September 30, 2023 and the period from June 14, 2022 (inception) through September 30, 2022, the Company had net income of $216,479 and net loss of $3,392, respectively. The net income is primarily due to the unrealized gain on marketable securities held in the Trust Account, partially offset by income taxes. Otherwise, activity consists entirely of formation and operational costs.

Liquidity and Capital Resources

On August 22, 2023, the Company consummated the IPO of 7,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value (“Common Stock”), one right entitling the holder thereof to receive one-fifth (1/5) of one share of Common Stock upon the consummation of an initial Business Combination, and one warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,125,000 additional Units to cover over-allotments, if any, which option expired unexercised on October 1, 2023.

Simultaneously with the closing of the IPO, the Company consummated the Private Placement with the Sponsor of the Company of 2,865,500 Private Placement Warrants, generating total proceeds of $2,865,500.

As of August 22, 2023, a total of $75,750,000 of the net proceeds from the IPO and the Private Placement were deposited in a Trust Account established for the benefit of the Company’s public stockholders.

Until the consummation of the IPO, the Company’s only sources of liquidity were an initial purchase of shares of our common stock for approximately $25,000 by the Sponsor, advances from a related party of $29,001 and a total of $102,610 loaned by the Sponsor against the issuance of an unsecured promissory note.

For the nine months ended September 30, 2023 and the period from June 14, 2022 (inception) through September 30, 2022, net cash used in operating activities was $42,148 and $3,551, respectively.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination.

Our amended and restated certificate of incorporation provides that we must complete our initial Business Combination within 9 months from the closing of the IPO (or up to 15 months from the closing of the IPO if we extend the period of time to consummate a Business Combination). If we have not completed our initial Business Combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

At September 30, 2023, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. In connection with the IPO, we entered into an Administrative Support Agreement with an affiliate of our Sponsor, pursuant to which the Company is obligated to pay that affiliate $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying or accruing these monthly fees.

In connection with identifying an initial Business Combination candidate, the Company expects to enter into engagement letters or agreements with various consultants, advisors, professionals and others in connection with an initial Business Combination. The services under these engagement letters and agreements are likely to be material in amount and in some instances include contingent or success fees. Contingent or success fees (but not deferred underwriting compensation) would be charged to operations in the quarter that an initial Business Combination is consummated. In most instances (except with respect to our independent registered public accounting firm), these engagement letters and agreements are expected to specifically provide that such counterparties waive their rights to seek repayment from the funds in the Trust Account.

INFORMATION ABOUT NAVA

Except where the context otherwise requires or where otherwise indicated, references in this section to the terms “Nava,” “we,” “us,” “our,” “our Company” and “our business” refer, prior to the Transactions, to Nava Health MD, Inc. with its consolidated subsidiaries, and after the Transactions, to the Combined Company together with its consolidated subsidiaries.

Our Company

Nava is a vertically integrated, tech-enabled healthcare practice that provides traditional, functional, holistic, and regenerative medicine services to our clients through an integrative healthcare model. Our innovative medical practice uses a data-driven, personalized approach to medicine to optimize health and increase longevity. We provide each client with an individualized wellness roadmap, tailored to their specific symptoms, medical needs, and personal goals. Each client’s CVP is developed as part of our proprietary diagnostic process, the “Nava Method”. We believe Nava’s proprietary diagnostic process, including Nava Client, enables our practitioners to deliver a broad spectrum of products and services to accomplish the wellness needs of our clients.

Our mission is to help each of our clients “feel their best”. We take an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products to our clients. We partner with clients looking to proactively manage and restore their health and focus on comprehensively improving how they feel. Nava’s approach to integrative wellness combines conventional and natural treatments and services, with modality experts working together as a team to help prevent and treat disease. We believe that by offering innovative approaches that do not only treat the symptoms but that encompass the root causes of illness, we can not only treat chronic disease but help to prevent disease progression, increase longevity and improve quality of life.

Nava has built a business that prioritizes client outcomes, on a platform that was designed for national scalability.

•        Proprietary Algorithms:    Data-driven protocols create system-generated CVPs that we believe deliver consistent and effective client outcomes.

•        Multi-Touch Experience:    The Nava experience is designed for maximum client touchpoints across the platform, ensuring clients develop relationships with the full Nava team beyond a specific healthcare provider, which we believe improves client retention and drives more successful health outcomes for our clients.

•        Innovative Platform:    Nava’s system is innovative and adaptive, ensuring that the latest products, services, and treatments are made available in response to clients’ most required needs.

•        Data-Driven Economics:    We believe Nava’s utilization of multiple sources of data ensures an optimal return on investment for our clients, resulting in superior unit — and client — economics.

•        Full Vertical Integration:    Nava’s platform is fully integrated and includes an in-house diagnostic laboratory, board-certified physicians, acupuncturists, massage therapists, life coaches, IV micronutrient therapy, hyperbaric oxygen therapy, aesthetics services, and nutrition supplements, which are available at our on-premises locations and through our website.

NAVA
HEALTH

DATA DRIVEN PROTOCOLS

- Multi-touch business model
- System generated
- Enterprise wide

1 DATA GATHERING

- First Time Visits (V1s)
- Proprietary Assessment
- Wellness Checkups
- Patient Goals & History
- Comprehensive Diagnostic Testing

2 PROPRIETARY ALGORITHM

- Develop Diagnosis
- Develop Treatment Plan
- Create Custom Vitality Plan

3 WELLNESS DIAGNOSTIC

- One Hour Client Consultation with Practitioner
- Review All Data
- Discuss Treatment Plan
- Schedule Services
- Recommend Retail Products

4 TREATMENT PLAN

- Therapies (Massage, IV, Accupuncture, Hyperbaric)
- Memberships
- Hormone Therapies
- Functional Nutrition Programs
- Retail Products

Advanced Diagnostics

Nava works to make innovative diagnostic tools available to clients, when searching for the root cause of client health issues. Our advanced diagnostic testing can include, but is not limited to, the following:

•        Comprehensive Wellness Diagnostic

•        Food Allergy, Food Sensitivity, Inhalant

•        Adrenal Function Profile

•        Brain Chemistry Profile

•        Comprehensive Risk Profile

•        GI-Mapping (Stool Analysis)

•        Organic Acids Profile

•        Micronutrient Profile

•        Complete Thyroid Panel

•        Integrative Wellness Check Up (semi-annual checkup or ongoing monitoring while on treatment protocol)

•        Heavy Metal Testing

•        Allergy Scratch Testing

•        EEG Neuro Scanner

•        Ultrasound

•        Sibo Breath Testing

Market Trends

We believe Nava has positioned itself to capitalize on the rapidly increasing needs of Americans to deal with a variety of health issues that traditional healthcare systems have long undervalued or ignored. HSA/FSA plans are growing in popularity as consumers take control of their healthcare spending and are more discerning of where they spend. McKinsey & Company found that today’s consumer views wellness across six dimensions: better health, better fitness, better nutrition, better appearance, better sleep and better mindfulness — all of which are areas that Nava can and does address. According to McKinsey & Company, beauty, personal care and healthy eating are considered key sectors of the global wellness industry and

Nava continues to tailor its messaging and marketing objectives to address these sectors.

Because, as McKinsey and Company found, consumers care deeply about wellness, we believe consumers will begin to concentrate on preventive & integrative medicine. The global market for preventive healthcare, including technologies and services, is predicted to reach $287 billion by 2027, expanding at a CAGR of 9.7% over the forecast period, driven by government initiatives and support, coupled with growing public awareness of preventative healthcare (iHealthcareAnalyst, Inc, 2022).

According to the 2018 National Health Interview Survey:

•        60% of all adults in the US have at least one chronic illness.

•        70% of all deaths in the US are attributed to chronic illness.

Further, an article titled “Inflammation: The Common Pathway of Stress-Related Diseases” by YZ Liu, YX Wang and CL Jiang, concluded that 75-90% of chronic illness is caused by inflammation and an article titled “Prevention of Chronic Disease by Means of Diet and Lifestyle Changes” by WC Willett, JP Koplan, R Nugent, et al. stated that 80% of all chronic illness can be prevented. Chronic diseases also cost more for patients, with the National Center for Chronic Disease Prevention and Health Promotion finding in a 2015 study titled “Costs of Chronic Diseases at the State Level: The Chronic Disease Cost Calculator” that patients with multiple chronic diseases incurred medical costs of approximately $38,000 as opposed to patients without chronic diseases who incurred medical costs of approximately $2,000. The Centers for Medicare and Medicaid reported that the cost of managing these conditions takes up 75% of $4.1 trillion national healthcare expenditures. The Centers for Medicare and Medicaid estimates this to grow to $6.8 trillion by 2028.

With the rising prevalence of lifestyle-related diseases and other chronic diseases and the availability of innovative diagnostic devices capable of early detection, we expect Nava’s services and products to continue growing organically.

Value Propositions

NAVA
HEALTH

VALUE PROPOSITIONS

1. Nava specializes in root cause medicine to help our clients achieve their wellness goals, not just treat symptoms.

2. Nava rejects a one-size-fits-all approach, using artificial intelligence to drive truly personalized wellness plans for each client.

3. Nava continually innovates in technology, medical and therapeutic modalities to deliver the most progressive and effective wellness plans.

How the Nava Method Works

Nava is built on a series of connected proprietary processes, technology, and methodology. “The Nava Method” is a unique three-step process utilized for every client that includes the following steps:

(1)     conducting a comprehensive client assessment, which includes extensive diagnostic testing, a proprietary health assessment, a review of medical history and defining client goals;

(2)     using our proprietary software, “Nava Client”, to aggregate and analyze client health data; and

(3)     developing a CVP for each client.

From this process, each client is provided with a personalized roadmap to wellness, including recommended Nava therapies, services, and nutraceuticals. Generally, CVP’s focus on how individual clients can be successful addressing “The Nava 5”, which we believe is foundational to achieving wellness.

The Nava 5 describes the five pillars of Nava’s protocols that we feel are the key principles of health and are foundational to achieving wellness: (i) hormone balance and sexual health, (ii) stress management and life balance, (iii) restorative sleep, (iv) inflammation control and (v) healthy weight and digestion. These five areas represent some of the most common complaints and are symptoms that are often associated with non-communicable diseases (NCDs) which include chronic conditions like diabetes, cardiovascular diseases, and chronic respiratory conditions.

The Nava 5 correlates to the leading symptoms associated with chronic illness as reported by our clients. These symptoms include:

•        Hormone Imbalance/ Issues

•        Menopause/ Andropause Symptoms

•        Night Sweats/ Hot Flashes

•        Decreased Muscle Mass

•        Chronic Fatigue/ Low Energy

•        Weight Gain/ Obesity

•        Sleep Issues/ Insomnia

•        Digestive Issues

•        Brain Function/ Memory and Focus Issues

•        Chronic Pain

•        Low Libido/ Sex Drive

•        Anxiety/ Mood/ Stress/ Depression

We deliver a wide variety of products and services to our clients, striving to uncover the root causes of a client’s healthcare issues and meet their individual wellness goals for longevity. The Nava array of therapies, services, and products align to the rise in chronic illness. The Nava 5, directly addresses the more common symptoms that stem from chronic illnesses.

We believe that The Nava 5 align with emerging market trends, effectively positioning Nava as a root cause preventative and integrative healthcare provider. According to market analysis reports, each market is anticipating significant expansion over the next decade or more based on the below described projected CAGR.

1.      Hormone Balance and Sexual Health

a.     The U.S. sexual wellness market size value in 2022 was $11 billion, with a revenue forecast of $19.9 billion in 2030 (Grand View Research).

b.     The U.S. sexual wellness market size is expected to expand at a CAGR of 7.67% from 2022 to 2030 (Grand View Research).

c.     The global hormone replacement therapy market size was valued at $21.25 billion in 2022 and is projected to grow at a CAGR of 6.4% in the 2022-2030 period (Grand View Research).

2.      Stress Management and Life Balance

a.     The global stress management treatments market is expected to grow from a $17.2 million market in 2019 to a $20.6 billion by 2024 (BCC Research).

b.     The global stress management market is projected to grow at a CAGR of 3.7% during the forecast period of 2019-2024 (BCC Research).

3.      Restorative Sleep

a.     The sleep disorder market size exceeded $13.3 billion in 2020 and is estimated to grow at a CAGR of 6.6% for the period of 2021-2027 (Global Market Insights).

4.      Chronic Disease Management

a.     The global market for chronic disease management therapeutics and device technologies is expected to grow from $391.8 billion in 2021 to $553.0 billion by 2026 (BCC Research).

b.     Global chronic disease management market size is projected to grow at 7.1% CAGR for the period of 2021-2026 (BCC Research).

c.     The global autoimmune disease therapeutics market was valued at $109.833 billion in 2017 and is projected to reach $153.320 billion by 2025 (Allied Market Research)

d.     The global autoimmune disease therapeutics market is expected to grow at a CAGR of 4.2% from 2018 to 2025 (Allied Market Research).

5.      Healthy Weight and Digestion

a.     The global weight management market size was valued at $142.6 billion in 2022 and is projected to grow at a CAGR of 9.7%. for the period of 2022- 2030 (Grand View Research).

b.     The global gastrointestinal therapeutics market size was valued at $51.9 billion in 2016 and is slated to expand at a CAGR of 6.6% over the forecast period of 2018-2025 (Grand View Research).

Step 1: Comprehensive Client Assessment

Our clients’ Nava experience begins with a comprehensive evaluation. We start with the Advanced Wellness Assessment, a 30-minute appointment with a Nava medical practitioner. During the assessment, clients answer a series of proprietary questions developed by Nava which helps us understand the client’s lifestyle and wellness goals. During this assessment, the client also provides samples for diagnostic testing, as described below, and our medical practitioners review and discuss the client’s medical history. This information is unique for every individual client and is crucial to getting an accurate conception of our client’s individual needs. By pinpointing symptoms and areas where a client desires improvement, our team can help guide our clients’ goals of achieving better overall health.

We then perform diagnostic testing, which measures up to 390 biochemical markers and is designed to help identify the root cause of symptoms and conditions our clients may be experiencing. These comprehensive panels test for advanced sex hormones, fertility and the full function of the client’s reproductive health, sugar (glucose) levels, kidney function, liver function, vital minerals, vitamins, complete blood count, tumor markers, imbalances and deficiencies, signs of inflammation, food sensitivities and advanced thyroid levels, which can impact a client’s weight, energy levels, and cognitive function.

Step 2: Nava Client

Nava Client, our proprietary software that underlies The Nava Method and is used to create each client’s CVP, was developed by a team of medical practitioners and software engineers to improve diagnostic efficiency. Nava Client helps deliver personalized, data-based medical and chronic disease prevention and treatment plans to our clients. For example, the aggregation and analysis of comprehensive medical data, including data from our extensive diagnostic testing, the client’s medical history, practitioner knowledge and the latest modality studies, performed by Nava Client will highlight critical health data signals for our medical practitioners to address. This allows our health practitioners to evaluate and recommend optimal treatment protocols for each client in their CVP and provides continuity in care across health practitioners and services within Nava. Nava Client allows us to be methodical and consistent in evaluating and treating clients, giving insight into understanding quality of care, improving treatment methods, and tracking client results, which we believe ultimately yields better results for our clients.

Step 3: Custom Vitality Plan

Following the diagnostic testing, our clients attend a Comprehensive Wellness Diagnostic, a one-hour appointment with a Nava medical practitioner where our clients discuss their lab work results and our recommendations contained in the CVP. This visit has two key components, the root cause review and the CVP review. During the root cause review, our clients obtain a full picture of their current health status based on their Advanced Wellness Assessment and diagnostic testing. During this review, our medical practitioners discuss the leading cause(s) of the client’s symptom(s) and help connect the client’s symptoms with underlying imbalances and deficiencies as seen in the diagnostic testing results that may be triggering those conditions. During the CVP review, our medical practitioners discuss and answer questions regarding the client’s individualized evidence-based treatment plan, which addresses the client’s specific symptoms, medical needs, and personal goals. In this meeting, Nava medical practitioners work with our clients to further tailor the CVP to ensure the treatment plan is sustainable for the client.

NAVA HEALTH & VITALITY CENTER

Custom Vitality Plan

Judy Testbluhm3*
Modified on **7/26/2017**
Created on **11/17/2016**

Goals

1. Optimize your hormones	3. Have less pain
2. Feel better/ have more energy	

Hormone Balance & Sexual Health

Healthy Weight & Digestion

Stress Management & Life Balance

Restorative Sleep

Inflammation Control

Recommended Treatments

Treatment	Addresses Goals	Supported by Personal Assessment	Related Lab Results	Treatment Details	Client Action Plan
Hormone Optimization Plan	•	•	FSH	• BioResponse DIM - *150mg 1x/day* • Estrogen Pellets • Progesterone Capsule - *100mg at bedtime*	
Adrenal Recharge	•	•		• Adrenal Support - *one capsule 2x/day* • Micro-Nutrient Profile	
Sleep-Continuity Restore		•		• Sleep Support - *2/3 of dropper under tongue for 90 seconds and swallow before bed*	
Sleep-Quality Restore		•		• Kavinace - *1-2 capsules before bed*	
Anxiety Support		•		• Adrenal Support - *one capsule 2x/day*	
Focus Support		•

Membership Model

Nava operates primarily through a membership model, where after clients receive their CVP, they are required to join our membership in order to continue to receive our services. To become a member, our clients pay an annual concierge fee and a monthly membership fee. Nava clients may cancel their membership at any time. We also provide Nava clients with the flexibility to upgrade or downgrade their membership as needed.

Currently, Nava offers four membership tiers, the “Nava Essential Tier”, the “Nava Preferred” Tier, the “Nava Aesthetic” Tier and the “Nava Elite Tier”. The Essential Tier includes One $39 credit, access to discounts, member only events, a Custom Vitality Plan, advanced diagnostic testing, and access to our online member portal, including Access. The Nava Preferred Tier includes two $39 credits, discounts and free shipping on all Nava Nutraceuticals and Supplements, free service and product trials and demonstrations, access to member-only events, a Custom Vitality Plan, advanced diagnostic testing as well as access to the member portal, including Access. The Nava Aesthetics Tier includes discounts on premium aesthetics and injectable services, free services and product trials and demonstrations, access to member-only events, a Custom Vitality Plan, advanced diagnostics testing and access to our member-only portal, including Access. The Nava Elite tier is the ultimate wellness membership combing the best features of the Nava Preferred and Nava Aesthetic tiers including two $99 monthly credits, discounts on aesthetic services, Nava nutraceuticals and supplements, free shipping for all online purchases including Nava nutraceuticals and supplements, one free monthly deluxe HydraFacial, free services and product trial demonstrations, access to member-only events, a Custom Vitality Plan, nutrition counseling, advanced diagnostic testing and access to the online member portal, including Access.

Growth Drivers

Marketing:    We believe Nava new client acquisition will be achieved by expanding marketing. We plan to expand our marketing efforts by extending the geographical bounds of our marketing past the areas surrounding our current centers using our existing online channel and telehealth platforms, utilizing third-party marketing partners, and extending our target demographics to those younger than 40 and older than 60. We also plan to improve our database marketing efforts, increase pay-for-performance digital efforts, highlight new product innovations and raise our brand awareness throughout the United States through referral incentive programs, organic and paid social media advertising and other paid digital marketing tactics that support efficient down funnel direct response efforts.

Expectations of fully digitized, convenient and efficient healthcare experiences:    According to a study conducted by Deloitte on the future of healthcare, medical providers that prioritize digital adoption and put their consumers at the center of their efforts will be well positioned for the future. We believe that Nava’s client focused process, CVP and use of advanced technology can position Nava at the forefront of the demand for digital and convenient, client-centric wellness services.

Growing social acceptance and understanding of preventative and holistic medicine:    We believe there is a movement toward preventative health in the United States, with increasingly more consumers seeking ways to preserve and protect their health in addition to treating symptoms. Interest in complementary and alternative medicine (“CAM”) is rising in the United States, as evidence by a 2020 study by the National Institute of Health which found that 62.5% of people under age 40 with breast cancer were using some form of CAM and a 2017 National Health Interview Survey which reported an uptick in U.S. adults using yoga, meditation, and chiropractors over five years. We believe that Nava’s integrated protocols offer clients an accessible entry point to try CAM and positions us to tap into this demand trend, offering integrative solutions that blend traditional medicine with complementary, holistic therapies.

Consumer demand trends:    Current consumer demand trends are forcing material shifts in healthcare such as the demand for convenient, affordable, and personalized care options. Out of pocket healthcare costs continue to rise for consumers. With increasing financial accountability, consumers are taking a more proactive stance on their quality of care. The increasing expectations of consumers will help us determine how to expand the treatment options available to our clients.

Rise in chronic illness:    The American Hospital Association has noted that an increasing number of Americans are coping with chronic health conditions, with an estimated 133 million Americans suffering from at least one chronic illness, a figure that is 15 million higher than just a decade ago, and by 2030, this number is expected to reach 170 million. According to the National Association of Chronic Disease Directors, “[h]ealthcare costs for people with a chronic condition average $6,032 annually — five times higher than those without such a condition”. Due to the increased cost to chronic disease patients, we believe these patients are looking for better and more effective ways to spend their healthcare dollars, including alternatives that prevent illness and treat illness at their root cause. We expect that the rise in chronic illness will increase consumer demand for the alternative or additive medical solutions that Nava offers.

Key demographic growth:    Americans aged 57 – 75 are expected to strain existing medical resources in the United States. While this generation continues to retire in record numbers, we anticipate that the demand for increased access to healthcare and innovative healthcare options will grow. We believe Nava is well- positioned to help address the medical needs of this demographic. Based on a US News Market Insights report, this demographic, also referred to as “baby boomers”, holds 70% of the disposable income in the United States, making them a target prospect for Nava services.

Competition

The wellness market is dynamic from a competitive perspective. It is characterized by rapid and substantial technological development and product innovations. Many of our competitors are large, experienced companies that have substantially more resources and brand recognition than we do. Some of these competitors offer similar services (including competitors who may charge less for such services than we do) and others provide alternative services that are less expensive than our procedures. Competing in the wellness market could result in price-cutting, reduced profit margins, and limited market share, which would harm our business, financial condition, and the results of operations.

Competitive Strengths

We believe that Nava is poised to take advantage of gaps in traditional healthcare, offering personalized plans that address existing conditions while creating plans to preserve and protect overall health. The Boomer effect is an opportunity that Nava is prepared to capitalize on, with the rise in chronic health conditions overwhelmingly impacting baby boomers.

Nava Health attributes its success to the following strengths:

•        Functional Medicine Experts:    Our physicians, acupuncturists, massage therapists, nutritional counselors, and others are highly trained experts in their respective fields and are committed to working together as a team of providers to make functional medicine more accessible to our clients. Nava practitioners work with each other and our clients to simplify the intricacies of complex CVPs that require a variety of treatments, appointments and care from multiple practitioners. This in turn builds relationships between our clients and their practitioners, and trust between our clients and the Nava brand. We believe this helps to insulate Nava from client attrition related to a single practitioner and allows Nava to offer functional solutions to clients’ overall health concerns.

•        Vertically Integrated Approach:    Nava clients benefit from our services, which integrate conventional medical and holistic methodologies, therapies, and the expertise of functional experts, all being housed under one roof. Our unique approach provides clients with a single resource to address a multitude of aspects of wellness, building deeper relationships between our clients and healthcare providers and between our clients and Nava, saving client’s time, and increasing client utilization and the long-term value of each client. Many of our diagnostics and treatment protocols are also virtually available, which we believe increases our client’s ability to conveniently access Nava as their primary resource to address all aspects of wellness. Telemedicine enables Nava to extend our reach beyond our brick-and-mortar location service areas and aligns us with growing consumer preference for digital engagement and virtual-care.

•        Operational Efficiencies and Value Generation:    We believe medical practices in conventional healthcare are operationally inefficient. Because insurance providers are driving the bulk of the marketing for new patients, patient experience is not traditionally a priority. Nava addresses these gaps in the traditional healthcare space by focusing on operational efficiencies, including (i) responsible appointment scheduling with no extended wait times due to our integrative model creating an agnostic relationship between client and practitioner and (ii) prioritizing the client experience, from easy online scheduling to creating a spa-like atmosphere in all of our locations and performing in-house lab work. We approach every aspect of the business, from client experience to purchasing critical equipment, with a view to long-term profitability and growth and creating sustainable value generation.

•        Data-Driven Functional Medicine:    Nava leads with data. We aggregate signal data using a comprehensive panel of diagnostic tests, including serological, stool and urine tests, as well as proprietary health assessment, client medical history, and personal goals to fuel our wellness assessment and the subsequent CVP. These data inputs inform our team of functional medical experts to detect and diagnose root cause issues, transcending the treatment of symptoms alone. Because Nava’s approach to functional medicine is data-led, we can deliver integrated insights efficiently and accurately to our clients through an optimized CVP.

•        Proprietary Fueled Protocols:    Nava Client, our proprietary machine-learning tool, fuels each client’s CVP. Nava Client incorporates diagnostic client data, client medical history, practitioner knowledge, modality study intelligence, and actual client outcomes to formulate an optimal treatment plan for each client. We believe using Nava Client helps minimize human bias and error and ensures that each client’s treatment is customized based on their diagnostic profile. Nava Client also continually learns with the input of new data, such as updated lab work and client-reported progress, and adjusts the CVP based on this input, which we believe spurs innovative treatment solutions for our clients and reinforces the integrative model for each CVP.

•        Membership Model:    Currently, Nava offers four membership tiers, the “Nava Essential Tier”, the “Nava Preferred” Tier, the “Nava Aesthetic” Tier and the “Nava Elite Tier”. The Essential Tier includes One $39 credit, access to discounts, member only events, a Custom Vitality Plan, advanced diagnostic testing, and access to our online member portal, including Access. The Nava Preferred Tier includes two $39 credits, discounts and free shipping on all Nava Nutraceuticals and Supplements, free service and product trials and demonstrations, access to member-only events, a Custom Vitality Plan, advanced diagnostic testing as well as access to the member portal, including Access. The Nava Aesthetics Tier includes discounts on premium aesthetics and injectable services, free services and product trials and demonstrations, access to member-only events, a Custom Vitality Plan, advanced diagnostics testing and access to our member-only portal, including Access. The Nava Elite tier is the ultimate wellness membership combing the best features of the Nava Preferred and Nava Aesthetic tiers including two $99 monthly credits, discounts on aesthetic services, Nava nutraceuticals and supplements, free shipping for all online purchases including Nava nutraceuticals and supplements, one free monthly deluxe HydraFacial, free services and product trial demonstrations, access to member-only events, a Custom Vitality Plan, nutrition counseling, advanced diagnostic testing and access to the online member portal, including Access.

•        Indigenous CLIA Lab Services:    Nava’s integrated lab services drive revenue for the Company while ensuring optimal results for clients.

•        Integrated Retail:    The Company’s branded products and premium-grade nutraceuticals drive additional high-margin revenue.

•        Hybrid Insurance Model:    We accept insurance and cash depending on the treatment/therapy.

Growth Strategies

Nava’s growth strategy is consistent with our cultural growth mindset. We plan to expand geographically, technologically, and therapeutically.

We anticipate focusing on geographic expansion through both developing new Nava centers and acquiring complementary practices or business lines. Our acquisition strategy is centered on acquiring wellness centers in geographic locations where Nava currently has no footprint or has a virtual footprint with capabilities that are highly scalable and that are complementary to our business model, as well as acquiring lines of business that can be easily integrated into the Nava model, for example, lab facilities or labs with additional testing capabilities.

Our centers are approximately 4,000 square feet each and are typically open five to six days per week from 9 am to 6 pm. Certain centers may operate outside of typical hours to accommodate client schedules. Our centers are typically staffed by health coaches, administrative staff, registered nurses, nurse practitioners, physician’s assistants, physicians, nutritionists, massage therapists, acupuncturists, and medical technicians.

We use a disciplined approach when opening de novo centers and conduct extensive diligence of potential markets through social research and economic analysis of each market. Our target markets include affluent metropolitan and suburban areas with populations exceeding two million people. We conduct in-person site visits to proposed center locations.

Key Requirements:

Each location must lie within a 25-minute radius of at least 50,000 households that meet the following requirements:

•        Residents over 40 years old

•        Female in Household

•        Average Household Income >$100k

•        Average Individual Income per Household >$48k

Buildout

•        From lease negotiation through construction and opening, each new store will take approximately 6 months to properly build out and outfit, at a cost of approximately $1,400,000

•        Each location is built to highly specified requirements to maximize Nava’s shared resources and reduce fixed costs across the company

Staffing and Training

Each location requires approximately 5 full-time Nava employees: a single physician, two registered nurses, plus two front desk/operational staff members. The remainder of the Nava personnel, including acupuncturists and massage therapist, are variable, part-time employees. All new personnel will be trained together at the Columbia location and virtually. Training typically takes between 4 – 8 weeks, with ongoing education continuing throughout employment, depending on the position of the personnel.

Nava is, at its core, a health IT company. Growth through continued technological innovation and adoption of synergistic technology is fundamental to our growth strategy, including improving Nava Client, continually evaluating diagnostic testing advances and developing synergistic technologies. This includes mobile applications and the continued expansion of Nava telehealth capabilities and the utilization of Nava centers as a force multiplier, designed to drive clients in the regions surrounding each center to the broader platform, rather than to a specific center.

Integrated Telehealth

Since early 2018, Management has viewed Nava’s telehealth platform as a key driver of the Company’s growth plan, both in terms of maximizing its client reach and in optimally leveraging the Company’s resources to drive profitability.

While Nava’s locations act as regional hubs designed to maximize client comfort and access, Nava’s virtual capabilities are the driver behind Nava’s reach and flexibility. Because of its heightened flexibility, our telehealth platform enables us to leverage our most in-demand health practitioners efficiently while ensuring that each location’s physical locations are fully monetized. In addition to our telehealth services, our full line of premium grade nutraceuticals and supplements are also available through our website. As the COVID-19 pandemic has proven, the flexibility of tele-medicine is an immeasurably valuable tool in modern healthcare.

We continually evaluate new and innovative treatments and therapies to identify complementary services and products that align with staffing objectives and associated protocols. We currently expect that our strategic addition of services to include acquiring equipment to execute new therapies, executing training on new services and treatments, adding retail products to support client protocols and meet changing client demand and expanding service offerings.

Expansion of therapeutic services, treatments, and products.

Nava remains committed to evolving our protocols with new therapeutic support options, innovative and complementary services, and products. Examples of expansion include new aesthetics equipment and treatments, remote monitoring technology, more diagnostic testing and new nutraceuticals. New treatments are determined based on client demand, efficacy, cost effectiveness and scalability.

Practice Structure

Due to the prevalence of the corporate practice of medicine doctrine, including in the states where we conduct our business, our affiliated physicians and other licensed practitioners are organized in traditional physician practice group structures.

In accordance with applicable state laws, our physicians have exclusive control and responsibility for all clinical decision-making and the provision of medical care to clients. Nava Medical is set up as a legal entity, separate from Nava, organized in accordance with applicable state laws regarding the types of entities that may operate a physician practice group. Nava Medical is owned by a licensed, qualified physician. Our structure enables more effective and efficient sharing of results among our licensed practitioners.

Nava Medical contracts with physicians and other healthcare providers to provide wellness services to its clients. Each such physician and other practitioner must hold an active license to practice medicine in the state where they provide services. As part of the MSA (as described below) Nava is generally responsible for billing clients for services rendered by Nava Medical’s physicians and other practitioners. Subject to applicable state laws governing enforceability of restrictive covenants relating to physicians, our physicians contracted by Nava Medical have agreed not to compete during the applicable contracted period and have agreed not to use or disclose our proprietary information, even after the terms of their respective engagements.

Management Services Agreements

We have entered into the MSA with Nava Medical, under which Nava provides Nava Medical with exclusive, administrative, management and other business support services, including, but not limited to, billing and collection, accounting, legal, human resources, information technology, compliance and recruiting assistance (the “Management Services”). Nava Medical retains exclusive control and responsibility for all clinical aspects of the practice of medicine and the delivery of medical services and for contracting with all physicians and other licensed professionals providing medical and healthcare services to clients through Nava Medical. The MSA is long-term in nature, with an initial term of five years that automatically renews for successive five-year terms unless either party provides notice not to renew before the end of the then-current term, subject only to a right of termination in the case of uncured material breach. Under the terms of the MSA, and subject to state laws and other regulations governing professional fee-splitting, Nava is paid a monthly fee equal to fifty percent (50%) of Nava Medical’s net revenue for the applicable month. For purposes of this calculation, “net revenue” for any month means the aggregate revenues of Nava Medical minus the reserve (an amount determined by the parties from time to time to account for write-offs, operational needs, and similar expenses), generated from provision of services to clients, the sale by Nava Medical of prescription drugs and any other income generated by Nava Medical as a result of professional services and products to clients. In addition, Nava Medical has also agreed to reimburse us for certain expenses at cost- plus ten percent (10%) to cover pass-through expenses.

Membership Transfer Restriction Agreement

Dr. Lord is the sole director, officer, and owner of Nava Medical. We have entered into a Membership Transfer Restriction Agreement with Dr. Lord which (i) prohibits Dr. Lord from freely transferring or selling his interests in Nava Medical, (ii) provides for the ability to add a second physician owner to help ensure continuity of the Nava Medical, and (iii) provides that the ownership interests of the physician owners will automatically be transferred to another licensed professional designated by us in accordance with the terms of the Membership Transfer Restriction Agreement upon the occurrence of certain events, which include, but is not limited to, the physician owner’s death, the physician owner is determined to be incompetent or permanently disabled, the physician owner’s license to practice medicine being revoked or terminated, the physician owner becomes excluded from any federal health care program, the physician owner is convicted of any felony, the physician owner is no longer qualified to be an owner of Nava Medical, the physician owner attempts to transfer any membership interest of Nava Medical, the physician owner ceases to be to be an independent contractor or employee of Nava and the physician owner’s notice of their desire to no longer be a member of Nava Medical.

Governmental Regulation

Our business and the healthcare industry generally are highly regulated. While we believe that we have structured our agreements and operations in material compliance with applicable healthcare laws and regulations, there can be no assurance that we will be able to successfully address changes in the current regulatory environment or changes in interpretation of existing laws and regulations. We believe that our business operations materially comply with applicable healthcare laws and regulations. However, some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, prospects, results of operations and financial condition.

Licensing, Medical Practice, Certification

The practice of medicine is subject to various federal, state and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the interactions with patients, the appropriateness of medical care (including the provision of remote care and consultations), equipment, personnel, operating policies and procedures, and prerequisites for prescribing medication, ordering tests and performing other professional services.

Physicians and other licensed professionals who provide healthcare services to patients must hold a valid license to practice medicine or otherwise be certified or qualified to provide the licensed professional service in the state in which the patient is located. Failure to comply with these laws and regulations could result in licensure actions against the professionals, rendered services being found to be non-reimbursable, or prior payments being subject to recoupments and can give rise to civil, criminal or administrative penalties. Our centers are operated as physician office-based practices, which generally rely on the licenses of the physicians performing medical services through Nava Medical at our locations, as well as other permits and licenses including Clinical Laboratory Improvement Amendments (“CLIA”) certifications, medical waste permits, and local operating permits. Our ability to operate profitably will depend in part upon our centers, Nava Medical and their physicians obtaining and maintaining all necessary licenses and other approvals and operating in compliance with applicable healthcare regulations. Failure to do so could have a material adverse effect on our business.

Our centers are subject to other federal, state and local laws dealing with issues such as occupational safety, employment, medical leave, insurance regulations, civil rights, discrimination, building codes and other environmental issues. Federal, state and local governments are expanding the regulatory requirements on businesses like ours. The imposition of these regulatory requirements may have the effect of increasing operating costs and reducing the profitability of our operations.

State Corporate Practice of Medicine and Fee-Splitting Laws

Many of the states in which we operate or may in the future operate, prohibit entities owned by non- physicians from practicing medicine; or prohibit nonphysicians from exercising control over physicians, employing physicians, or otherwise interfering with the independent professional judgment of physicians or other licensed professionals. This prohibition on the corporate practice of medicine, is intended to prevent unlicensed persons from interfering with the practice of medicine by licensed physicians or interfering in any way with the independent professional judgment of physicians as it pertains to patient treatment and related clinical matters. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. In certain states where we currently, or in the future, may operate, the corporate practice of medicine doctrine and other licensed professions restrictions may be implicated by decisions and activities such as contracting, setting rates and the hiring and management of clinical or licensed personnel. Many states also have regulations that prevent professional fee- splitting, which is the unlawful sharing of professional fees with unlicensed persons or entities owned by unlicensed persons, often in connection with referrals or other business generated by such persons. Corporate practice of medicine and fee splitting laws and rules vary from state to state and are not always consistent. In addition, these requirements are subject to broad interpretation and enforcement by state regulators. Thus, regulatory authorities or other persons, including Nava Medical’s contracted physicians or our competitors, may assert that, notwithstanding the careful structuring of our management arrangements, that we are engaged in the corporate practice of medicine or that the fees earned by us under our contractual arrangements with Nava Medical constitute unlawful fee splitting. In such event, failure to comply could lead to adverse judicial or administrative action against us and/or our practitioners, civil, criminal or administrative penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement with Nava Medical (or their terms of engagement with their contracted physicians), in each case that interfere with our business, our profitability and may have other materially adverse consequences.

Healthcare Fraud and Abuse Laws

We are subject to a number of federal and state healthcare regulatory laws that restrict certain business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti- kickback, false claims, self-referral and other healthcare fraud and abuse laws.

The federal Anti-Kickback Statute, or AKS, prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in cash or kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. The AKS includes statutory exceptions and regulatory safe harbors that protect certain arrangements. Failure to meet the requirements of the safe harbor, however, does not render an arrangement illegal. Rather, the government may evaluate such arrangements on a case- by-case basis, taking into account all facts and circumstances, including the parties’ intent and the arrangement’s potential for abuse, and may be subject to greater scrutiny by enforcement agencies.

The Stark Law prohibits a physician who has a financial relationship, or who has an immediate family member who has a financial relationship, with entities providing designated health services, (“DHS”), from referring Medicare and Medicaid patients to such entities for the furnishing of DHS, unless an exception applies. The Stark Law also prohibits the entity from billing for any such prohibited referral. Unlike the AKS, the Stark Law is violated if the financial arrangement does not meet an applicable exception, regardless of any intent by the parties to induce or reward referrals or the reasons for the financial relationship and the referral.

The FCA prohibits a person from knowingly presenting, or caused to be presented, a false or fraudulent request for payment from the federal government, or from making a false statement or using a false record to have a claim approved. The FCA further provides that a lawsuit thereunder may be initiated in the name of the United States by an individual, a “whistleblower,” who is an original source of the allegations. Moreover, the government may assert that a claim including items and services resulting from a violation of the

AKS or the Stark Law constitutes a false or fraudulent claim for purposes of the civil False Claims Act. Penalties for a violation of the FCA include fines for each false claim, plus up to three times the amount of damages caused by each false claim.

Further, the Civil Monetary Penalties Statute authorizes the imposition of civil monetary penalties, assessments and exclusion against an individual or entity based on a variety of prohibited conduct, including, but not limited to offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider.

HIPAA also established federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Several states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program, including California’s anti-kickback statutes and the Physician Ownership and Referral Act of 1993.

Violation of any of these laws or any other governmental regulations that apply may result in significant penalties, including, without limitation, administrative civil and criminal penalties, damages, disgorgement, fines, additional reporting requirements and compliance oversight obligations, contractual damages, the curtailment or restructuring of operations, exclusion from participation in governmental healthcare programs and/ or imprisonment.

Healthcare Reform

In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, many of which are intended to contain or reduce healthcare costs. By way of example, in the United States, the ACA substantially changed the way healthcare is financed by both governmental and private insurers. Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the ACA or our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, unless additional Congressional action is taken. In addition, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

CMS, through the Centers for Medicare and Medicaid Innovation, or CMMI, has implemented or has announced plans to implement numerous demonstration models designed to test value-based reimbursement models. There likely will continue to be regulatory proposals directed at containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue or attain growth, any of which could have a material impact on our business.

Further, healthcare providers and industry participants are also subject to a growing number of requirements intended to promote the interoperability and exchange of patient health information. For example, on April 5, 2021, healthcare providers and certain other entities became subject to information blocking restrictions pursuant to the Cures Act that prohibit practices that are likely to interfere with the access, exchange or use of EHI, except as required by law or specified by HHS as a reasonable and necessary activity. Violations may result in penalties or other disincentives. It is unclear at this time what the costs of compliance with the new rules will be, and what additional risks there may be to our business.

Privacy and Security

Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws, including HIPAA, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of Nava Medical. For example, HIPAA imposes obligations on “covered entities,” including certain healthcare providers, health plans, and healthcare clearinghouses, and their respective “business associates” that create, receive, maintain or transmit PHI for or on behalf of a covered entity, as well as their covered subcontractors with respect to safeguarding the privacy, security and transmission of protected health information, or PHI. Entities that are found to be in violation of HIPAA, whether as the result of a breach of unsecured PHI, a complaint about privacy practices, or an audit by the HHS may be subject to significant civil, criminal, and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. Further, state attorneys general may bring civil actions seeking either injunction or damages in response to violations of the HIPAA privacy and security regulations that threaten the privacy of state residents. There can be no assurance that we will not be the subject of an investigation (arising out of a reportable breach incident, audit or otherwise) alleging non-compliance with HIPAA in our use or disclosure of PHI.

Even when HIPAA does not apply, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.

In addition, certain state laws govern the privacy and security of personal information, including health- related information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.

Legal Proceedings

During the ordinary course of business, we have become and may in the future become subject to pending and threatened legal actions and proceedings, including with respect to the quality of our services. All of the current legal actions and proceedings that we are a party to are of an ordinary or routine nature incidental to our operations, the resolution of which should not have a material adverse effect on our financial condition, results of operations or cash flows. These claims, to the extent they exceed our insurance deductibles, are covered by insurance, but there can be no assurance that our insurance coverage will be adequate to cover any such liability.

Employees

As of December 31, 2023, we employed approximately 87 full-time employees and approximately 31 part-time employees.

A number of our employees work on flexible schedules rather than full-time, which increases our staffing efficiency. As a result, these employees also do not participate in our benefits structure, which we believe reduces the relative cost of our benefits plans to us. None of our employees is represented by a collective bargaining agreement.

Properties

Our corporate headquarters is located in Columbia, Maryland, where, pursuant to the MSA, we occupy approximately 16,206 square feet under a lease held by Ascend One that expires on April 30, 2025. We use this location primarily for sales and marketing, information technology, social media content management, supply chain and logistics, finance and human resources, centralized operational functions and strategic planning.

In addition to our corporate headquarters, as of the date of this proxy statement/prospectus, we operate four centers from which we offer our wellness services. Our centers are located in Columbia, Maryland, where we occupy approximately 3,739 square feet under a lease that expires on August 31, 2033, Bethesda, Maryland, where we occupy approximately 4,198 square feet under a lease that expires on June 30, 2025, Fairfax, Virginia, where we occupy approximately 2,680 square feet under a lease that expires August 31, 2029, Ashburn, Virginia, where we occupy approximately 3,200 square feet under a lease that expires September 14, 2032 and Boca Raton, Florida, where we occupy approximately 4,008 square feet under a lease that expires October 31, 2033.

We have procured additional space in Annapolis, Maryland for approximately 5,808 square feet, Carle Place, New York for approximately 5,000 square feet, Hunt Valley, Maryland for approximately 4,711 square feet, Madison, New Jersey for approximately 5,000 square feet, Montvale, New Jersey for approximately 4,740 square feet, and Plantation, Florida for approximately 4,928 square feet.

We intend to procure additional space as we hire additional employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations as needed.

MANAGEMENT AFTER THE BUSINESS COMBINATION

The following sets forth certain information, as of [_], 2024, concerning the persons who are expected to serve as directors and executive officers of the Combined Company following the Closing and assuming the election of the director nominees at the special meeting as set forth in “Proposal No. 4 — The Director Election Proposal.”

Name	Age	Position
Bernaldo Dancel	60	Chief Executive Officer, President and Director
Craig Kaufmann	56	Director
Richard Kohr	64	Director
Michael Locksley	54	Director
Hiren Patel*	[_]	Director
Steven Snelgrove	66	Director
Earl Scott	62	Director
Suzanne Coblentz	50	Chief Marketing Officer
Zachary Dancel	32	Chief Operating Officer
Dr. Douglas Lord	83	Chief Medical Officer
Tammy Muir	51	Secretary
Keith O’Donnell	55	Chief Financial Officer and Treasurer
Hyun Soo Park	57	Chief Information Officer
Jodi Usher	52	Chief Human Resources Officer

____________

*        For the biography of Hiren Patel, please see the section entitled “Other Information Related to NNAG — Management, Directors and Executive Officers.”

Under the Proposed Second A&R Charter, we will have a classified board of directors following the business combination, with [_] directors in Class I (with [_] and [_], each to initially serve for a term expiring at the first annual meeting of stockholders following the Closing, which is expected to be held in 2025), two directors in Class II (with [_] and [_], each to initially serve for a term expiring at the second annual meeting of stockholders following the Closing, which is expected to be held in 2026) and three directors in Class III (with [_], [_], and [_], each to initially serve for a term expiring at the third annual meeting of stockholders following the Closing, which is expected to be held in 2027). At each such annual meeting and each succeeding annual meeting, directors shall be elected for a term of three years.

Information about the principal occupations, business experience and qualifications of the foregoing individuals is provided below. Unless the context clearly provides otherwise, references to “Nava” below are to Nava Health MD, Inc. for periods after its corporate conversion and to Nava Health MD, LLC for periods prior to its corporate conversion.

Directors

Bernaldo Dancel is Nava’s founder and President and has served as Chief Executive Officer since 2014 and sole director of Nava since its corporate conversion. He is expected to serve as a director of the Combined Company following the Closing. Mr. Dancel has over 20 years of experience founding and running companies. Prior to founding Nava, he founded Ascend One Corporation in 1998. Through Ascend One, Mr. Dancel founded Amerix Corporation, a data services agency, in 1998, which was sold in 2013. During this time, Ascend One also founded CareOne Services, Inc., a national for-profit credit counseling company, in 2001, which was sold in 2014. In conjunction with CareOne Services, Inc., Ascend One founded 3C Incorporated, a company that sold leads generated by CareOne Services, Inc., in 2001, which he sold in 2019. In 1992, Mr. Dancel founded Genus Credit Management, a non-profit credit counseling agency. Mr. Dancel served as president and chief executive officer of Genus Credit Management from 1992 to 1998. Mr. Dancel served in the United States Air Force and received a certificate of completion from the U.S. Air Force Accounting and Finance School.

We believe that Mr. Dancel’s industry knowledge and his leadership experience qualify him to serve as a director of the Combined Company.

Craig Kaufmann has been an investment banker and capital markets expert for global emerging growth companies for over 30 years. He currently serves as both a managing director with Kingswood Investments in their investment banking department, and the Chief Investment Officer for Kingswood bridge fund. While he has worked across many verticals, his core expertise is in the technology, media and communications sectors. Mr. Kaufman has a unique perspective when working with management teams and their boards, having been both a venture capitalist and an entrepreneur in the financial services and the technology sectors. In 1994 he founded and was the CEO of Kaufman Bros., a leading TMT focused investment bank, institutional research, and trading broker/dealer. Kaufman Bros. participated in over $50 billion of equity and debt financings over its 17-year history. Mr. Kaufman was also a founding partner of the Entrepia Venture Funds with total assets under management of $140 million over 4 funds. He graduated from Emory University with a bachelor’s degree in mathematics and computer science and received his MBA from New York University’s Stern School of Business. Mr. Kaufman holds the FINRA series 7, 24, 63, 65, and 79 registrations.

We believe Mr. Kaufmann’s vast experience in capital markets, capital structure, financings and public companies qualify him to serve as a director of the Combined Company.

Richard Kohr is a founding member and Chief Executive Officer of Evergreen Advisors, LLC, which was founded on January 2, 2000. He has over 30 years of experience in advising early-stage growth and middle- market companies on finance, recapitalization and exit strategies. These financing alternatives and exit strategies include capital raise, recapitalizations, sale and ESOPs. He has raised capital for over fifty companies in his career and executed more than $3 billion in exit value for his clients in the past fifteen years. Mr. Kohr was also a co-founder and managing member of the Chesapeake Emerging Opportunities Club, an early- stage venture capital fund. He is the former chair of the Board of the Economic Alliance of Greater Baltimore and serves on the Board of Directors for Harkins Builders, Netcraftsman, UptoDate Laundry and on the Advisory Board for Healthcare Interactive. He also serves on the Cyber Advisory Board for BWTech, Investment Committee of the Propel Fund and the Investment Committee for the Momentum Fund for the University of Maryland. He held past Board of Directors positions with various entities including Acuity Mobile, Inc., Butler Capital, Inc., e.magination network LLC, Platform Logic Inc., Pathsensors, Inc., Emerging Technology Council, Metasource, Hi-Tech Fasteners Inc., and Maryland Development Technology Center among other positions. Mr. Kohr also served on the Howard County Cyber Security Commission. Mr. Kohr is a graduate of Loyola University in Maryland with an MBA from the Sellinger School of Business with a concentration in Finance and Marketing and a BA in Accounting.

We believe Mr. Kohr’s experience in advising early-stage growth and middle-market companies, along with his experience fundraising, qualify him to serve as a director of the Combined Company.

Michael Locksley is and has been the University of Maryland’s head football coach since December 2018. Mr. Locksley spent 2016-2018 as the University of Alabama football team’s co-offensive coordinator. He won the 2017 national championship before a promotion to offensive coordinator, helping Alabama return to the College Football Playoffs in 2018. Locksley, known for strong recruiting skills, was listed as a top-25 recruiter in the nation on three separate occasions. Locksley is active in the DC Boys and Girls Club, helping expand programming and bring in new sponsors. In addition, he founded The National Coalition of Minority Football Coaches (NCMFC) in 2020 and continues to lead the organization’s efforts to expand coaching opportunities to minorities.

We believe Mr. Locksley’s leadership experience and experience performing on a national stage qualify him to serve as a director of the Combined Company.

Earl Scott has served as the Chief People Officer and Vice President of Workforce Development of the Americrew, Inc. since August 12, 2021. Mr. Scott has also served as a director of Americrew, Inc. since January 11, 2022. Mr. Scott previously served as Senior Advisor and Consultant for Novation from 2019 to 2021. From 2018 to 2020, Mr. Scott served as founder and Chairman of gymGo. From 2012 to 2021, Mr. Scott served as co-founder and Vice Chairman of Warriors4Wireless. From 2014 to 2017, Mr. Scott served as Executive Vice President of Utilities Services for MasTec Communications. From 1992 to 2014, Mr. Scott served as founder and Chief Executive Officer of DYNIS Inc. From 1983 to 1992, Mr. Scott served as the Systems Engineer at IBM and United States Department of Navy. He was selected to serve as a director because of his experience and his knowledge of the industry.

We believe Mr. Scott’s leadership and public company experience qualify him to serve as a director of the Combined Company.

Steven C. Snelgrove is a versatile former healthcare executive and industry thought leader with progressive health systems management experience in academic medical centers, teaching, community hospitals, home health and long-term care. From January 2014 to December 2020, Mr. Snelgrove was the President of Howard County General Hospital. He has expertise in strategy and operations with broad skills including enterprise risk management, regulatory accreditation, facilities planning, construction, professional and clinical support services, joint ventures, service line management, process improvement, and advancing biomedical discovery and systems integration. Successfully built and led healthcare operations across the continuum of care. He has demonstrated success in achieving financial, patient experience, physician engagement, and co-management objectives. Mr. Snelgrove co-chaired the hospital Diversity, Equity, and Inclusion Committee, developing transformational strategies and tactics to improve outcomes.

We believe Mr. Snelgrove’s leadership experience and knowledge of the healthcare industry qualify him to serve as a director of the Combined Company.

Executive Officers Other than Bernaldo Dancel

Suzanne Coblentz has served as Nava’s Chief Marketing Officer since March 2022. From 2019 until she became Nava’s Chief Marketing Officer, Ms. Coblentz was the director of digital marketing at Window Nation. Prior to that, Ms. Coblentz was the head of marketing at Go Ape USA from 2016 to 2019. Ms. Coblentz has significant marketing experience, acting as the vice president client experience at SME Digital Agency from 2014 to 2015, and as the director of digital marketing for Ascend One from 2014 to 2015.

Zachary Dancel has served as Nava’s Chief Operating Officer since March, 2022. In this capacity, Mr. Dancel oversees the non-medical aspects of our centers, call center, virtual front desk operations, purchasing, inventory management, product development, e-commerce sales, and fulfillment. Prior to becoming the Chief Operating Officer, Mr. Dancel occupied several critical operational leadership roles during his six years with Nava, including Director of Operations, Director of Product Development and Operations Manager. Mr. Dancel understands and evaluates Nava’s operations, including our present, practical, and future needs. In addition, Mr. Dancel has led strategic growth initiatives in his roles, including developing telemedicine capabilities, building supporting teams, managing the build out and opening of all four of our retail locations, and overseeing the conversion and rollout of our hybrid insurance model. As a result, he has directly impacted revenue growth, seeing 41% appointment growth for the 2020-2021 fiscal year, a 67% growth in new clients, and a 33% growth in retail sales for the same period. Mr. Dancel is Bernaldo Dancel’s son.

Dr. Douglas Lord has served as Nava’s Chief Medical Officer since 2014. Dr. Lord is also the owner of Nava Medical. Dr. Lord graduated from Loma Linda University Medical School and completed his residency program at George Washington University. He brings over 40 years-experience practicing obstetrics and gynecology, having been in private practice at Women First OB/GYN Associates from 1970-2013. Over the course of his career, Dr. Lord has developed the reputation as a highly respected practitioner and an expert in cutting- edge surgical techniques. Dr. Lord also trained at the American Academy of Anti-Aging and Regenerative Medicine and went on to study integrative medicine at the Sajune Institute of Regenerative and Restorative Medicine, bringing valuable integrative medicine expertise to Nava.

Tammy Muir is Nava’s Corporate Secretary and brings over 25 years of corporate paralegal and compliance experience. Ms. Muir was the compliance and licensing specialist for 19 years for Ascend One, where she was instrumental in helping grow the family of financial services companies across the United States. Prior to returning to Nava, she spent several years in the mortgage industry managing compliance and licensing efforts so those companies could expand into new markets and expand their product offering. Ms. Muir is a highly effective compliance professional with proven success in developing multi-state compliance efforts.

Keith O’Donnell is Nava’s Chief Financial Officer and Treasurer and began his employment with Nava on February [_], 2024. He is also the Chief Financial Officer of Nava Health and has over 20 years of experience in leadership, finance and management operations. Mr. O’Donnell has held management and executive positions in numerous industries including financial services, hospitality, professional services and software development. Prior to Nava, Mr. O’Donnell served as CFO and President of Operations for Certify Health. Certify is a SaaS company that provides digital intake and patent engagement software to some of the largest healthcare companies in the United States. For over eight years, Mr. O’Donnell served as CEO of The Clover Group, which provided CFO, COO and M&A services to numerous clients throughout the United States. In his role, he was directly responsible for over 15 transactions including venture capital investments, private equity investments and both buy-side and sell-side acquisitions. A recent notable transaction was the acquisition of the SaaS software company, Pharos, by the Blackstone portfolio company, International Market Centers (IMC). Prior to Clover, Mr. O’Donnell co-founded Cynergy Systems and guided the company from start-up to one of the most preeminent digital experience and mobile design agencies in the world. At Cynergy, Mr. O’Donnell performed both the CFO and COO role, having all internal departments including Finance, HR, IT, Facilities and Legal reporting to him. In 2014, Cynergy was acquired by KPMG to become the cornerstone of their Digital Advisory Services group.

Hyun Soo Park has served as Nava’s Chief Information Officer since June 2022. From September 2020 until he became Nava’s Chief Information Officer, Mr. Park was a senior solutions architect for Eventus Solutions Group, where he conducted CCaaS strategic consulting, discovery, implementation and call flow development for various clients. Prior to that, Mr. Park was the chief technology officer at ClearOne Advantage from October 2015 to September 2020, where he was responsible for IT strategic planning, focusing on improving application performance and reliability, improving operational efficiency, building scalable systems, and implementing security controls and measures. Mr. Park previously worked in various capacities, including principal engineer and chief technology officer, for Ascend One from 1998 to 2015.

Jodi Usher is Nava’s Chief Human Resources of Officer (CHRO). She brings over 25 years of experience in operations and human resources leadership to Nava Health, with a proven track record of success in developing and implementing strategic initiatives that drive business growth. She has been in senior leadership roles, including COO for Nava Health. She has been directly responsible for critical tactical strategies to improve business performance and achieve growth goals. Jodi has a strategic understanding of WFM (workforce management), particularly for growth and scale.

Corporate Governance

Upon the consummation of the business combination, the Combined Company anticipates the initial size of the board of directors will be seven (7). Each director nominee will be voted upon by NNAG’s stockholders at the special meeting.

Board of Directors

The Combined Company’s business and affairs will be organized under the direction of the board of directors. The board of directors of the Combined Company will consist of seven (7) members upon the consummation of the business combination. [Bernaldo Dancel] will serve as Chairman of the board of directors of the Combined Company. The primary responsibilities of the board of directors of the Combined Company will be to provide oversight, strategic guidance, counseling and direction to management. The board of directors of the Combined Company will meet on a regular basis and additionally, as required.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of listed company’s board of directors. Upon the consummation of the business combination, the board of directors of the Combined Company is expected to determine that each of the directors on the board of directors of the Combined Company other than Bernaldo Dancel, [_] and [_] will qualify as an independent director, as defined under the listing rules of Nasdaq, and the board of directors of the Combined Company will consist of a majority of independent directors, as defined under the rules of the SEC and the listing rules of Nasdaq relating to director independence requirements.

Family Relationships

Other than Bernaldo Dancel and Zachary Dancel, there are no family relationships among any of the individuals who are expected to serve as directors or executive officers of the Combined Company following the consummation of the business combination.

Role of Board in Risk Oversight

The board of directors of the Combined Company will have extensive involvement in the oversight of risk management related to the Combined Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Combined Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of the Combined Company’s business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Committees of the Board of Directors

The board of directors of the Combined Company will have an audit committee, a compensation committee, a nominating and corporate governance committee and an executive committee, each of which will have the composition and responsibilities described below upon completion of the business combination. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, the audit committee is expected to consist of [Craig Kaufmann], [Richard Kohr], and [Steven Snelgrove], with [Mr. Kohr] serving as chairperson. The board of the Combined Company is expected to determine (i) that each of Messrs. Kaufmann, Kohr, and Snelgrove satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that Mr. Kohr qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. The audit committee of the Combined Company will be responsible for, among other things:

•        selecting and hiring the Combined Company’s registered public accounting firm;

•        evaluating the performance and independence of the Combined Company’s registered public accounting firm;

•        approving the audit and pre-approving any non-audit services to be performed by the Combined Company’s registered public accounting firm;

•        reviewing the integrity of the Combined Company’s financial statements and related disclosures and reviewing the Combined Company’s critical accounting policies and practices;

•        reviewing the adequacy and effectiveness of the Combined Company’s internal control policies and procedures and the Combined Company’s disclosure controls and procedures;

•        overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

•        reviewing and discussing with management and the registered public accounting firm the results of the annual audit, the Combined Company’s quarterly financial statements and the Combined Company’s publicly filed reports;

•        establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•        reviewing and approving in advance any proposed related-person transactions; and

•        preparing the audit committee report that the SEC requires in the Combined Company’s annual proxy statement/prospectus.

Compensation Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, the compensation committee is expected to consist of [Michael Locksley], [Richard Kohr], and [Earl Scott], with [Mr. Scott] serving as chairperson. The board of the Combined Company is expected to determine that each member of the compensation committee satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The compensation committee of the Combined Company will be responsible for, among other things:

•        determining, or recommending to the board of directors for determination, the compensation of the Combined Company’s executive officers, including the chief executive officer;

•        overseeing and setting compensation for the members of the board of directors;

•        administering the Combined Company’s equity compensation plans;

•        overseeing the Combined Company’s overall compensation policies and practices, compensation plans, and benefits programs; and

•        preparing the compensation committee report that the SEC will require in the Combined Company’s annual proxy statement/prospectus.

Nominating and Corporate Governance Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, the nominating and corporate governance committee is expected to consist of [Craig Kaufmann], [Michael Locksley] and [Earl Scott], with [Mr. Locksley] serving as chairperson. The board of the Combined Company is expected to determine that each member of the nominating and corporate governance committee satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The nominating and corporate governance committee will be responsible for, among other things:

•        evaluating and making recommendations regarding the composition, organization and governance of the board of directors and its committees;

•        reviewing and making recommendations with regard to the Combined Company’s corporate governance guidelines and compliance with laws and regulations;

•        reviewing conflicts of interest of the Combined Company’s directors and officers and proposed waivers of the Combined Company’s corporate governance guidelines and code of business conducts and ethics; and

•        evaluating the performance of the board of directors and its committees.

Code of Business Conduct and Ethics

Prior to the completion of the business combination, the Combined Company will adopt a code of business conduct and ethics that will apply to all of its employees, officers, and directors, including its executive officers. Upon the completion of the business combination, the full text of the code of business conduct and ethics will be available on the investor relations page on the Combined Company’s website. The Combined Company intends to post any amendment to its code of business conduct and ethics, and any waivers of its requirements, on its website or in filings under the Exchange Act to the extent required by applicable rules or regulations or listing requirements of Nasdaq. Information on or that can be accessed through such website is not part of this proxy statement/prospectus.

Compensation Committee Interlocks and Insider Participation

None of the Combined Company’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board of directors.

EXECUTIVE COMPENSATION — NAVA

As an “emerging growth company” as defined in the JOBS Act, Nava is not required to include a Compensation Discussion and Analysis section and has elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table sets forth, for each of the last two calendar years (which were also Nava’s last two fiscal years), the total compensation awarded to, earned by, or paid to (i) each person who served as the Nava’s principal executive officer at any time during 2023, (ii) Nava’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2023 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2023, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of Nava as of December 31, 2023 (all such persons are referred to as the “named executive officers” or “NEOs”). Nava has determined that its named executive officers for purposes of this prospectus include Bernaldo Dancel, Zachary Dancel, and Chien-Chien Jacques.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Nonequity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Bernaldo Dancel,	2023	332,697	—	150,000	—	482,697
Chief Executive Officer(1)	2022	300,000	—	—	—	300,000
Zachary Dancel,	2023	206,154	—	56,760	—	262,914
Chief Operating Officer	2022	153,462	—	—	2,019	155,481
Chien-Chien Jacques,	2023	229,308	44,000	—	—	273,308
Treasurer, Secretary and Chief Financial Officer	2022	220,000	—	—	—	220,000

____________

Notes:

(1)      Mr. Dancel is also the sole director of Nava but did not receive separate remuneration for such service.

(2)      The amounts reported were paid pursuant to Nava’s nonequity incentive plan bonus program discussed below.

(3)      The amount shown for Zachary Dancel includes matching contributions made under Nava’s 401(k) Savings Retirement Plan (the “401(k) Plan”). See the heading below entitled “401(k) Plan” for additional details.

Narrative Disclosure to the Summary Compensation Table

In 2023 and 2022, Nava’ compensated its NEOS through base salaries and bonuses. In addition, Nava paid Bernaldo Dancel’s premiums under Nava’s medical insurance policy.

Annual Base Salary

Each named executive officers’ base salary is a fixed component of compensation for each year for performing specific job duties and functions. These salaries are set by the NEOs’ employment agreements, which are discussed below.

Employment Agreements

Nava has entered into employment agreements with each of its NEOs.

Bernaldo Dancel:

On August 16, 2022, we entered into an Employment Agreement with Mr. Dancel (the “CEO Employment Agreement”) to serve as our President and Chief Executive Officer. The CEO Employment Agreement provides for an annual base salary of $300,000, which shall be reviewed annually and may be increased, as well as for eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava.

His anticipated annual base salary for 2024 is $385,000. The CEO Employment Agreement subjects Mr. Dancel to standard intellectual property assignment provisions. In connection with the CEO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Mr. Dancel.

If Mr. Dancel’s employment is terminated by Nava without Cause (as defined in the CEO Employment Agreement) (other than for death or Disability (as defined in the CEO Employment Agreement)) or the term of his employment is not renewed, then Mr. Dancel will receive (i) accrued and unpaid base salary, (ii) any unreimbursed expenses, and (iii) any amounts payable under any of the benefit plans of Nava (together, the “Standard Termination Benefits” in which Mr. Dancel was a participant. If Mr. Dancel (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the CEO Employment Agreement, within 45 days following his termination date; and (ii) returns all Nava property, complies in all material respects with his post-termination obligations under the CEO Employment Agreement, and complies in all material respects with a general release, as described in the CEO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non-Competition and Non-Solicitation Agreement, then Mr. Dancel shall receive an amount equal to his then current base salary for 12 months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “CEO Severance Benefits”).

If Mr. Dancel terminates his employment with Nava at any time for any reason as provided in the CEO Employment Agreement, or if Nava terminates Mr. Dancel’s employment for Cause, then Mr. Dancel will be entitled to the Standard Termination Benefits.

If Mr. Dancel’s employment is terminated due to death or Disability, then Mr. Dancel or his estate (as applicable) will be entitled to the Standard Termination Benefits, and he will also be entitled to the CEO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the CEO Employment Agreement, if such termination is due to Disability.

Zachary Dancel:

On August 16, 2022, we entered into an Employment Agreement with Mr. Dancel (the “COO Employment Agreement”) to serve as our Chief Operating Officer. The COO Employment Agreement provides for an annual base salary of $180,000, which shall be reviewed annually and may be increased, and for his eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. His anticipated annual base salary for 2024 is $250,000. The COO Employment Agreement subjects Mr. Dancel to standard intellectual property assignment provisions. In connection with the CEO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Mr. Dancel.

If Mr. Dancel’s employment is terminated by Nava without Cause (as defined in the COO Employment Agreement) (other than for death or Disability (as defined in the CEO Employment Agreement)) or the term of his employment is not renewed, then Mr. Dancel will receive the Standard Termination Benefits. In addition, if Mr. Dancel (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the COO Employment Agreement, within 45 days following his termination date; and (ii) returns all Nava property, complies in all material respects with his post- termination obligations under the COO Employment Agreement, and complies in all material respects with a general release, as described in the COO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non- Competition and Non-Solicitation Agreement, then Mr. Dancel shall receive an amount equal to his then current base salary for 12 months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “COO Severance Benefits”).

If Mr. Dancel terminates his employment with Nava at any time for any reason as provided in the COO Employment Agreement, or if Nava terminates Mr. Dancel’s employment for Cause, then Mr. Dancel will be entitled to the Standard Termination Benefits.

If Mr. Dancel’s employment is terminated due to death or Disability, then Mr. Dancel or his estate (as applicable) will be entitled to the Standard Termination Benefits, and he will also be entitled to the COO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the COO Employment Agreement, if such termination is due to Disability.

Chien-Chien Jacques:

On August 16, 2022, we entered into an Employment Agreement with Ms. Jacques (the “CFO Employment Agreement”) to serve as our Treasurer, Secretary and Chief Financial Officer. The CFO Employment Agreement provides for an annual base salary of $220,000, which shall be reviewed annually and may be increased, and for her eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. The CFO Employment Agreement subjects Ms. Jacques to standard intellectual property assignment provisions. In connection with the CFO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non- Solicitation Agreement with Ms. Jacques.

If Ms. Jacques’ employment is terminated by Nava without Cause (as defined in the CFO Employment Agreement) (other than for death or Disability (as defined in the CFO Employment Agreement)) or the term of her employment is not renewed, then Ms. Jacques will receive the Standard Termination Benefits. In addition, if Ms. Jacques (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the CFO Employment Agreement, within 45 days following her termination date; and (ii) returns all Nava property, complies in all material respects with her post- termination obligations under the CFO Employment Agreement, and complies in all material respects with a general release, as described in the CFO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non- Competition and Non-Solicitation Agreement, then Ms. Jacques shall receive an amount equal to her then current base salary for 12 months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “CFO Severance Benefits”).

If Ms. Jacques terminates her employment with Nava at any time for any reason as provided in the CFO Employment Agreement, or if Nava terminates Ms. Jacques’ employment for Cause (as defined in the CFO Employment Agreement), then Ms. Jacques will be entitled to the Standard Termination Benefits.

If Ms. Jacques’ employment is terminated due to death or Disability, then Ms. Jacques or her estate (as applicable) will be entitled to the Standard Termination Benefits, and she will also be entitled to the CFO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the CFO Employment Agreement, if such termination is due to Disability.

On September 30, 2023, Ms. Jacques notified Nava that she intended to terminate her employment with Nava once Nava hired and trained her replacement. She was replaced by Keith O’Donnell on February [_], 2024. In connection with her termination, Ms. Jacques will receive the Standard Termination Benefits.

Nonequity Incentive Plan Bonuses

Nava maintains an annual cash bonus program that contemplates a cash bonus of up to 50% of each NEO’s annual base salary calculated as a percentage of the extent to which corporate and, in some cases, personal goals are achieved, with weighting given to each of the goals. Amounts earned under this plan will be paid no later than March 31 following such bonus performance calendar year period. Nava’s Board of Directors has the discretion to pay each of our executives an annual performance bonus in excess of the target for performance exceeding goals, which bonus may be awarded if the executive officer is employed through the last day of the calendar year.

For 2023, Bernaldo Dancel was eligible to receive a bonus of up to 50% of his annual base salary based on Nava’s achievement of four corporate goals (100% weighting). Zachary Dancel was eligible to receive a bonus of up to 30% of his annual base salary based on Nava’s achievement of the same four corporate goals (weighted at 70% of the opportunity) and on his achievement of personal goals (weighted at 30% of the opportunity). Ms. Jacques was not eligible to receive a bonus for 2023 because she was not a full-time employee as of December 31, 2023. The amount reflected for Ms. Jacques as a cash bonus in the Summary Compensation Table was a signing bonus promised in 2022 when she accepted employment that was paid in 2023.

The following table sets forth the corporate goals and actual performance for 2023:

Corporate/Personal Goals	Weight	Target Performance Level	Actual 2023 Performance
Revenue	30%	$24,624,217	$22,886,482
EBITDA	30%	$1,986,976	$800,000
Total Appointments	20%	97,494	95,379
Revenue Per Appointment	20%	$252.57	$239.95

In 2023, the corporate goals were achieved, in the aggregate, at a level of 80%. Zachary Dancel’s personal goals included (i) a 12-month improvement of $50,000 in revenue generated from the improvement of patient acceptance and compliance with recommended services, products and treatments, and (ii) the generation of $200,000 in revenue from over a 21-business day period. Both of these goals were achieved.

Accordingly, for 2023, Bernaldo Dancel received a bonus of $150,000 and Zachary Dancel received a bonus of $56,760.

401(k) Plan

Nava’s 401(k) Plan is available to all employees, including the NEOs, who work at least 30 hours per week. Employees are automatically entered in the plan on the first day of the month following completion of 30 days of service to Nava. Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching contributions to the accounts of participants, as Nava believes that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future. Nava currently makes matching contributions equal to 50% of a participant’s deferrals, up to a maximum of 6% per payroll period. A participant will be vested in these matching contributions after two years of continuous employment with Nava.

Zachary Dancel is the only named executive officer who participates in the 401(k) Plan and become vested in the employer matching contributions allocated to his account on August 16, 2024.

Other Employee Benefits

All of Nava’s NEOs are eligible to participate in our employee benefit plans, including our medical, dental, and vision, in each case on the same basis as all of our other employees. Nava generally does not provide perquisites or personal benefits to its executive officers, although Nava pays medical insurance premiums for Bernaldo Dancel’s coverage under its medical insurance plan.

Outstanding Equity Awards at Fiscal Year-End

Nava did not have any equity compensation awards outstanding as of December 31, 2023.

DIRECTOR COMPENSATION

We expect the Combined Company Board to review director compensation periodically to ensure that director compensation remains competitive such that the Combined Company is able to recruit and retain qualified directors. Following the consummation of the transactions under the Merger Agreement, the Combined Company intends to develop a non-employee director compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Combined Company.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus. Unless the context otherwise requires, all references in this section to the “Combined Company” refer to NNAG and its wholly owned subsidiaries after giving effect to the Transactions.

The following unaudited pro forma condensed combined financial information and accompanying notes present the combination of the financial information of NNAG and Nava, adjusted to give effect to the Business Combination and related transactions (collectively, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” For purposes of this section, NNAG and Nava are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company”. The unaudited pro forma condensed combined financial information has been prepared based on the historical financial statements of NNAG and Nava, as adjusted to give effect to the Transactions.

The unaudited pro forma condensed combined statements of operations, which have been presented for the nine months ended September 30, 2023 and for the year ended December 31, 2022, give pro forma effect to the Transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is derived from the historical unaudited balance sheets of Nava and NNAG, adjusted on a pro forma basis as if the Transactions had been consummated as of September 30, 2023.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in this proxy statement:

•        The historical unaudited condensed financial statements of Nava as of and for the nine months ended September 30, 2023 and the historical audited consolidated financial statements of Nava as of and for the year ended December 31, 2022, and

•        The historical unaudited financial statements of NNAG as of September 30, 2023 and for the three and nine months ended September 30, 2023 and for the three months ended September 30, 2022 and the period from June 14, 2022 (inception) through September 30, 2022, and the historical audited financial statements of NNAG as of December 31, 2022 and for the period from June 14, 2022 (inception) through December 31, 2022.

This unaudited pro forma condensed combined financial information should also be read together with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NNAG,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nava” and other financial information included elsewhere in this proxy statement/prospectus.

Notwithstanding the legal form, the business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NNAG will be treated as the acquired company for accounting purposes, whereas Nava will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Nava issuing shares for the net assets of NNAG, accompanied by a recapitalization. The net assets of NNAG will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Nava. Nava has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•        The existing equity holders of Nava will hold a majority voting interest in the Combined Company, irrespective of whether or not existing public stockholders of NNAG exercise their right to redeem their Class A shares.

•        The assets of Nava will represent a significant majority of the assets of the Combined Company (excluding cash formerly held in the Trust Account).

•        Nava will designate a majority of the governing body of the Combined Company.

•        The executive officers of the Combined Company immediately after the closing of the Business Combination (the “Closing”) will be the same individuals as those of Nava immediately prior to the Closing.

•        Nava’s operations will comprise the ongoing operations of the Combined Company, which will assume the Nava name.

•        Nava will be a wholly owned subsidiary of the Combined Company.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of NNAG Public Shares:

•        Assuming No Redemption:    This scenario, which we refer to as the “No Redemption Scenario,” assumes that no holders of NNAG Class A Common Stock exercise their right to have their shares of NNAG Class A Common Stock converted into their pro rata share of the trust account.

•        Assuming 50% Redemption:    This scenario, which we refer to as the “50% Redemption Scenario,” assumes that the holders of 50% of outstanding shares of NNAG Class A Common Stock, or 3,750,000 shares, exercise their right to have their shares converted into their pro rata share of the trust account. However, 1,500,000 shares that were issued in connection with stock rights associated with the NNAG Public Shares (rights that entitle each holder of a Public Share to receive an additional 1/5 share for each share held upon the Closing) will remain outstanding after the Transactions, and are reflected below as outstanding under the 50% Redemption Scenario. The 50% Redemption Scenario includes all adjustments contained in the “No Redemption Scenario” and presents an additional adjustment to reflect the effect of the 50% redemptions.

•        Assuming Maximum Redemption:    This scenario, which we refer to as the “Maximum Redemption Scenario,” assumes that 100% of NNAG Public Shares, or 7,500,000 shares, are redeemed, assuming a $9.72 per share redemption price, resulting in an aggregate cash payment of approximately $72.9 million out of the trust account. However, 1,500,000 shares that were issued in connection with stock rights associated with the NNAG Public Shares (rights that entitle each holder of a Public Share to receive an additional 1/5 share for each share held upon the Closing) will remain outstanding after the Transactions, and are reflected below as outstanding under the Maximum Redemption Scenario. The Maximum Redemption Scenario includes all adjustments contained in the “No Redemption Scenario” and the “50% Redemption Scenario”, and presents an additional adjustment to reflect the effect of the maximum redemptions.

The Maximum Redemption Scenario does not contemplate the Minimum Cash Condition stipulated in the Merger Agreement, pursuant to which NNAG, upon the Closing, is required to have cash and cash equivalents equal to or greater than $20,000,000, including funds remaining in the trust account (after giving effect to applicable redemption payments to NNAG stockholders) and the proceeds of any equity investment or debt financing, less deductions for Transaction Costs, which, in the aggregate, will not for purposes of this calculation exceed $1,000,000. NNAG is continuing to work on securing the financing to achieve this Minimum Cash Condition, including through potential non-redemption arrangements and private investment in public equity (“PIPE”) financing. The arrangements, when executed, will be disclosed at the appropriate time.

The table below presents shares outstanding after the Business Combination, as depicted in the unaudited pro forma condensed combined financial information under each redemption scenario as if the Transactions had occurred on September 30, 2023:

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming No Redemption(a)		Assuming 50% Redemption		Assuming Maximum Redemption(b)
	Shares	%	Shares	%	Shares	%
Non-redeeming NNAG stockholders(c)	9,000,000	21.1%	5,250,000	13.5%	1,500,000	4.3%
Sponsor(d)	1,500,000	3.5%	1,500,000	3.9%	1,500,000	4.3%
EF Hutton(e)	75,000	0.2%	75,000	0.2%	75,000	0.2%
Nava stockholders(f)	32,000,000	75.2%	32,000,000	82.4%	32,000,000	91.2%
Total number of shares outstanding	42,575,000	100%	38,825,000	100%	35,075,000	100%

____________

(a)      Assumes no redemptions by NNAG stockholders.

(b)      Assumes 100% redemptions by NNAG stockholders.

(c)      The shares held by the non-redeeming stockholders of NNAG include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,500,000 shares of common stock underlying the rights included in the public units.

(d)      Consists of 1,500,000 founder shares that remain after giving effect to the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously-issued shares upon the Closing.

(e)      Consists of 75,000 representative shares.

(f)      Consists of shares issued as Merger Consideration in the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the period from June 14, 2022 (inception) through December 31, 2022, in the case of NNAG, and for the year ended December 31, 2022, in the case of Nava, are based on the historical financial statements of NNAG and Nava. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023
($ in thousands)

			ASSUMING NO REDEMPTION			ASSUMING 50% REDEMPTION			ASSUMING MAXIMUM REDEMPTION
	Historical Nava	Historical NNAG	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined	Additional Pro Forma Transaction Accounting Adjustments		Pro Forma Combined	Additional Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets

Cash and cash equivalents	$439	$645	$76,163	(A)
			(2,625)	(B)
			(1,478)	(C)
			(50)	(D)
			(75)	(E)
			(103)	(F)	$72,916	(36,458)	(I)	36,458	$(36,458)	(J)	$—
Accounts receivable, net	1,525	—	—		1,525	—		1,525	—		1,525
Inventory	133	—	—		133	—		133	—		133
Prepaids, deposits and other current assets	33	252	50	(D)	335	—		335	—		335
Total current assets	2,130	897	71,882		74,909	$(36,458)		38,451	$(36,458)		$1,993
Deposits, long-term	310	—	—		310	—		310	—		310
Property, plant & equipment, net	1,934	—	—		1,934	—		1,934	—		1,934
Operating lease right-of-use assets, net	3,460	—	—		3,460	—		3,460	—		3,460
Intangible assets, net	19	—	—		19	—		19	—		19
Investments held in trust	—	76,163	(76,163)	(A)	—	—		—	—		—
Total assets	$7,853	$77,060	$(4,281)		$80,632	$(36,458)		44,174	$(36,458)		$7,716

Liabilities

Accounts payable	$698	$—	—		698	—		698	—		$698
Accrued offering costs	—	75	(75)	(E)	—	—		—	—		—
Other payables, related party	652	42	—		694	—		694	—		694
Accrued expenses & wages	3,389	290	—		3,679	—		3,679	—		3,679
Accrued interest	143	—	(143)	(G)	—	—		—	—		—
Unearned revenue	441	—	—		441	—		441	—		441
Line of credit	86	—	—		86	—		86	—		86
Notes payable, current	354	—	—		354	—		354	—		354
Convertible notes, current	1,200	—	(1,200)	(G)	—	—		—	—		—
Promissory note, related party	—	103	(103)	(F)	—	—		—	—		—
Franchise tax payable	—	22	—		22	—		22	—		22
Operating lease right of use liability, current	470	—	—		470	—		470	—		470
Total current liabilities	$7,433	$532	$(1,521)		$6,444	$—		6,444	$—		$6,444

Notes payable-long term	956	—	—		956	—		956	—		956
Economic Disaster Injury Loan	1,972	—	—		1,972	—		1,972	—		1,972
Operating lease right of use liability	3,238	—	—		3,238	—		3,238	—		3,238
Deferred tax liability	—	82	—		82	—		82	—		82
Deferred underwriting fee payable	—	2,625	(2,625)	(B)	—	—		—	—		—
Total liabilities	$13,599	$3,239	$(4,146)		$12,692	$—		12,692	$—		$12,692

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023 — (Continued)
($ in thousands)

			ASSUMING NO REDEMPTION			ASSUMING 50% REDEMPTION			ASSUMING MAXIMUM REDEMPTION
	Historical Nava	Historical NNAG	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined	Additional Pro Forma Transaction Accounting Adjustments		Pro Forma Combined	Additional Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Class A common shares subject to possible redemption	—	76,059	(76,059)	(H)	—			—	—		—

Stockholders’ (Deficit) Equity:

Class A common shares (K)	120	—	(116)	(H)	4	—	(I)	4	—	(J)	4
Class B common shares (K)	—	—	—	(H)	—	—		—	—		—
Preferred shares (K)	—	—	—		—	—		—	—		—
Additional paid-in capital	631	—	77,518	(H)
			(3,526)	(H)
			(190)	(H)	74,433	(36,458)	(I)	37,975	(36,458)	(J)	1,517
Accumulated deficit	(6,497)	(2,238)	3,526	(H)
			(1,288)	(H)	(6,497)	—		(6,497)	—		(6,497)
Total Stockholders’ (Deficit) Equity	(5,746)	(2,238)	75,924		67,940	$(36,458)		31,482	$(36,458)		$(4,976)
Total Liabilities, Redeemable Securities and Stockholders’ (Deficit) Equity	$7,853	$77,060	$(4,281)		$80,632	$(36,458)		44,174	$(36,458)		$7,716

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
($ in thousands except share and per share data)

			ASSUMING NO REDEMPTION				ASSUMING 50% REDEMPTION			ASSUMING MAXIMUM REDEMPTION
	Historical Nava	Historical NNAG	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined		Additional Pro Forma Transaction Accounting Adjustments	Pro Forma Combined		Additional Pro Forma Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$18,198	$—	$—		$18,198		$—	$18,198		$—	$18,198
Cost of service	7,649	—	—		7,649		—	7,649		—	7,649
Gross profit	10,549	—	—		10,549		—	10,549		—	10,549

Expenses
Sales & marketing	3,786	—	—		3,786		—	3,786		—	3,786
General and administrative	6,478	102	6	(a)	6,586		—	6,586		—	6,586
Occupancy	135	—	—		135		—	135		—	135
Depreciation & amortization	314	—	—		314		—	314		—	314
Administrative expenses from Related Party	—	13	—		13		—	13		—	13
	10,713	115	6		10,834		—	10,834		—	10,834
Operating loss	(164)	(115)	(6)		(285)		—	(285)		—	(285)

Other expense (income)
Unrealized investment income on marketable securities held in Trust Account	—	(413)	413	(b)	—		—	—		—	—
Interest expense	245	—	(72)	(c)	173		—	173		—	173
Total other expense (income), net	245	(413)	341		173		—	173		—	173
Income (loss) before income taxes	(409)	298	(347)		(458)		—	(458)		—	(458)
Income tax expense	—	82	(82)	(d)	—		—	—		—	—
Net income (loss)	$(409)	$216	$(265)		$(458)		$—	$(458)		$—	$(458)

Pro forma net income (loss) per share information:
Weighted average shares outstanding	12,044,430	3,609,890			42,575,000	(h)		38,825,000	(h)		35,075,000	(h)
Basic and diluted net income (loss) per share	$(0.03)	$0.06			$(0.01)	(h)		$(0.01)	(h)		$(0.01)	(h)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
($ in thousands except share and per share data)

			ASSUMING NO REDEMPTION				ASSUMING 50% REDEMPTION			ASSUMING MAXIMUM REDEMPTION
	Historical Nava	Historical NNAG*	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined		Additional Pro Forma Transaction Accounting Adjustments	Pro Forma Combined		Additional Pro Forma Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$13,662	$—	$—		$13,662		$—	$13,662		$—	$13,662
Cost of service	6,182	—	—		6,182		—	6,182		—	6,182
Gross profit	7,480	—	—		7,480		—	7,480		—	7,480

Expenses
Sales & marketing	3,763	—	—		3,763		—	3,763		—	3,763
General and administrative	6,310	3	8	(e)	6,321		—	6,321		—	6,321
Occupancy	186	—	—		186		—	186		—	186
Depreciation & amortization	196	—	—		196		—	196		—	196
	10,455	3	8		10,466		—	10,466		—	10,466
Operating loss	(2,975)	(3)	(8)		(2,986)		—	(2,986)		—	(2,986)

Other expense (income)
Unrealized investment income on marketable securities held in Trust Account	—	—	—		—		—	—		—	—
Transaction costs	—	—	1,288	(f)	1,288		—	1,288		—	1,288
Other expense (income), net	(274)	—	—		(274)		—	(274)		—	(274)
Interest expense	228	—	(80)	(g)	148		—	148		—	148
Total other expense (income), net	(46)	—	1,208		1,162		—	1,162		—	1,162
Loss before income taxes	(2,929)	(3)	(1,216)		(4,148)		—	(4,148)		—	(4,148)
Income tax expense	—	—	—		—		—	—		—	—
Net loss	$(2,929)	$(3)	$(1,216)		$(4,148)		$—	$(4,148)		$—	$(4,148)

Pro forma net loss per share information:
Weighted average shares outstanding	12,044,430	2,666,667			42,575,000	(h)		38,825,000	(h)		35,075,000	(h)
Basic and diluted net loss per share	$(0.24)	$—			$(0.10)	(h)		$(0.11)	(h)		$(0.12)	(h)

____________

*        Historical NNAG is for the period from June 14, 2022 (inception) through December 31, 2022

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the Combined Company’s pro forma financial condition and results of operations based upon the historical financial information after giving effect to the Transactions set forth in the notes to the unaudited pro forma condensed consolidated financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Transactions.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NNAG will be treated as the acquired company for financial reporting purposes, and Nava will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of Nava issuing stock for the net assets of NNAG, accompanied by a recapitalization. The net assets of NNAG will be stated at historical cost, with no goodwill recorded.

The unaudited pro forma condensed combined financial information presented does not reflect any cost savings, operating synergies, tax savings, or revenue enhancements that the Combined Company may achieve as a result of the Business Combination. Nava and NNAG had not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the Companies.

The unaudited pro forma condensed combined financial information has been prepared based on the Nava and NNAG historical financial statements, as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined statements of operations, which have been presented for the nine months ended September 30, 2023 and for the year ended December 31, 2022, give pro forma effect to the Transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is derived from the historical balance sheets of Nava and NNAG, adjusted on a pro forma basis as if the Transactions had been consummated as of September 30, 2023.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that each of Nava and NNAG believes are reasonable under the circumstances. The pro forma adjustments, which are described in the following notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of Nava and NNAG believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Transactions taken place on September 30, 2023, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Transactions taken place on January 1, 2022, nor are they necessarily indicative of the results of operations of the Combined Company for any future period.

The unaudited pro forma condensed combined financial information presents three redemption scenarios: (i) the No Redemption Scenario, (ii) the 50% Redemption Scenario, and (iii) the Maximum Redemption Scenario. The No Redemption Scenario assumes that no holders of NNAG Class A Common Stock exercise their right to have their shares of NNAG Class A Common Stock converted into their pro rata share of the trust account. The 50% Redemption Scenario assumes that holders of 50% of NNAG Class A Common Stock exercise their right to have their shares of NNAG Class A Common Stock converted into their pro rata share of the trust account. The Maximum Redemption Scenario assumes that 7,500,000 shares of NNAG Class A Common Stock are redeemed, resulting in an aggregate cash payment of approximately $72.9 million out of the trust account.

The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and in the 50% Redemption Scenario and presents additional adjustments to reflect the effects of the Maximum Redemption Scenario.

The foregoing scenarios are for illustrative purposes only, as NNAG does not have, as of the date of this proxy statement/prospectus, a meaningful way of providing any certainty regarding the number of redemptions by holders of NNAG Class A Common Stock that may occur.

Note 2: Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

A — Represents cash equivalents that will be released from the trust account and relieved of restrictions regarding use upon the Closing of the Business Combination and, accordingly, will be available for redemptions and general use by the Combined Company. Such amount represents a reclassification from the investments held in trust line of the pro forma balance sheet to the cash and cash equivalents line.

B — Represents cash that will be used to pay underwriting fees incurred by NNAG in connection with the NNAG initial public offering, for which payment was deferred until consummation of the Business Combination. Such amount of $2,625,000 will offset the deferred underwriting fee payable that had been included on the historical balance sheet of NNAG.

C — Represents cash that will be used to pay transaction costs and advisory fees incurred in connection with the Business Combination. Certain additional transaction fees that are expected to be charged to expense on the statement of operations are presented as an increase to the accumulated deficit, and the impact of the transaction fees related to the issuance of shares are presented as a reduction of additional paid-in capital of the Combined Company.

D — Represents the recording of an estimated $50,000 premium to be paid at the Closing for a six-year Directors’ and Officers’ liability insurance tail policy. The policy premium is expected to be deferred on the balance sheet in prepaid assets and then expensed over the term of the related insurance policy.

E — Represents the payment of accrued offering costs that had been included on the historical balance sheet of NNAG.

F — Represents the repayment of outstanding loans from the Sponsor that had been included on the historical balance sheet of NNAG.

G — Represents the removal of the outstanding balance on Nava’s convertible notes and related accrued interest. Such notes are expected to be converted to equity prior to the Closing.

H — Represents the net impact of the following pro forma adjustments related to the Transactions on the capital accounts of the Combined Company:

($ in thousands)	Par Value(1)		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity	Class A shares subject to possible redemption
	Class A Ordinary Shares	Founder Shares – Class B
Historical Nava equity	$120	$—	$631	$(6,497)	$(5,746)	$—
Historical NNAG equity	—	—	—	(2,238)	(2,238)	76,059

Conversion of convertible notes to Nava shares	5	—	1,338		1,343	—
Nava rollover equity	(125)	—	125	—	—	—
Class A shares issued for Nava rollover equity	3	—	(3)	—	—	—
Conversion of NNAG’s founder shares to Class A common shares(2)	—	—	—	—	—	—
Conversion of Underwriter’s shares to Class A common shares(2)	—	—	—	—	—	—
Exchange of Class A common stock subject to possible redemption(3)	1	—	76,058	—	76,059	(76,059)

($ in thousands)	Par Value(1)		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity	Class A shares subject to possible redemption
	Class A Ordinary Shares	Founder Shares – Class B
Transaction costs(4)	—	—	(190)	(1,288)	(1,478)	—
Reclassification of NNAG’s accumulated deficit to additional paid-in capital(5)	—	—	(3,526)	3,526	—	—
Total pro forma adjustments to equity – Assuming No Redemption	(116)	—	73,802	2,238	75,924	(76,059)
Total pro forma balance – Assuming No Redemption	$4	$—	$74,433	$(6,497)	$67,940	$—
Additional redemption of Class A common stock – Assuming 50% Redemption(6)	—	—	(36,458)	—	(36,458)	—
Total pro forma balance – Assuming 50% Redemption	4	—	37,975	(6,497)	31,482	—
Additional redemption of Class A common stock – Assuming Maximum Redemption(7)	—	—	(36,458)	—	(36,458)	—
Total pro forma balance – Assuming Maximum Redemption	$4	$—	$1,517	$(6,497)	$(4,976)	$—

____________

(1)      These columns represent the par value of the ordinary shares.

(2)      Represents NNAG’s issued and outstanding Class B founder and Underwriter’s shares which will convert into Class A shares on a one-for-one basis immediately prior to consummation of the Transactions; thus, it represents a reclassification within equity.

(3)      Represents the exchange of NNAG’s redeemable Class A shares, which were originally issued to public holders in the NNAG initial public offering, for shares that will no longer be subject to redemption.

(4)      Represents the impact of certain transaction costs that are expected to be charged to expense on the statement of operations as an increase to accumulated deficit, and the impact of other transaction costs that are attributable to issuing equity and the offering of securities as a reduction of additional paid-in capital of the Combined Company.

(5)      Represents the reclassification of NNAG’s historical accumulated deficit against the additional paid-in capital of the Combined Company. Nava’s accumulated deficit will carry forward to the Combined Company since Nava is deemed the acquirer for accounting purposes.

(6)      Represents the impact on the equity accounts if the public stockholders exercise their right for the redemption of 3,750,000 outstanding Class A shares under Scenario 2 — “Assuming 50% Redemption” in exchange for cash held in the trust account.

(7)      Represents the impact on the equity accounts if the public stockholders exercise their right for the redemption of an additional 3,750,000 outstanding Class A shares under Scenario 3 — “Assuming Maximum Redemption” in exchange for cash held in the trust account.

I — Represents the amount of cash that would be used by NNAG for share redemptions, and the impact on the equity accounts, if the public holders of NNAG’s Class A shares exercise their right for the redemption of 3,750,000 outstanding Class A shares, or 50% of the public shares subject to redemption, under Scenario 2 — “Assuming 50% Redemption” in exchange for cash held in the trust account.

J — Represents the amount of cash that would be used by NNAG for share redemptions, and the impact on the equity accounts, if the public holders of NNAG’s Class A shares exercise their right for the redemption of 3,750,000 additional outstanding Class A shares under Scenario 3 — “Assuming Maximum Redemption” in exchange for cash held in the trust account.

K — Issued and outstanding shares for each class of stock as of September 30, 2023 on a historical basis and on a pro forma basis are as follows:

	Historical as of September 30, 2023		Pro Forma (Assuming No Redemption)				Pro Forma (Assuming 50% Redemption)				Pro Forma (Assuming Maximum Redemption)
	Issued and Outstanding		Issued		Outstanding		Issued		Outstanding		Issued		Outstanding
	Nava	NNAG
Preferred Shares	—	—	—		—		—		—		—		—

Common Shares
Non-redeeming NNAG stockholders(1)	—	7,500,000	9,000,000		9,000,000		5,250,000		5,250,000		1,500,000		1,500,000
Nava stockholders	12,044,430	—	32,000,000	(2)	32,000,000	(2)	32,000,000	(2)	32,000,000	(2)	32,000,000	(2)	32,000,000	(2)
Sponsor(3)	—	2,875,000	1,500,000		1,500,000		1,500,000		1,500,000		1,500,000		1,500,000
EF Hutton(3)	—	75,000	75,000		75,000		75,000		75,000		75,000		75,000
Total Common Shares	12,044,430	10,450,000	42,575,000		42,575,000		38,825,000		38,825,000		35,075,000		35,075,000

____________

(1)      Represents the shares held by NNAG’s public stockholders after giving effect to the redemption of the Class A shares pursuant to the three scenarios described in “Basis of Pro Forma Presentation” above.

(2)      Represents the Class A shares granted as merger consideration in exchange for the shares held by Nava’s existing stockholders.

(3)      Represents the Class A shares held by the Sponsor and the Underwriter, EF Hutton, upon the one-for-one conversion of the founder shares into Class A shares immediately prior to the consummation of the Business Combination. The Sponsor shares give effect to (i) the actual forfeiture of 375,000 Sponsor shares on October 1, 2023 upon the expiration of the underwriter’s overallotment option (without exercise) and (ii) the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously issued shares upon the Closing.

Note 3: Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Nine Months Ended September 30, 2023

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 includes the following adjustments:

a — Represents insurance expense for the Combined Company’s Directors’ and Officers’ liability insurance tail premium for the nine-month period.

b — Represents the elimination of unrealized gain and interest income on the marketable securities held in NNAG’s trust account.

c — Represents the elimination of historical interest expense on Nava’s convertible notes, which are assumed to have been converted to equity as of January 1, 2022.

d — Represents reversal of NNAG’s historical income tax provision since the pro forma adjustments would result in a pre-tax loss for NNAG and no net tax expense or benefit would likely be recorded in the case of a pre-tax loss due to the need to set up an offsetting deferred tax valuation allowance.

Year Ended December 31, 2022

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 includes the following adjustments:

e — Represents insurance expense for the Combined Company’s Directors’ and Officers’ liability insurance tail premium for the annual period.

f — Includes $1.3 million of transaction costs principally related to professional fees associated with the Transactions that are expected to be expensed at or around the time of the Closing. Such transaction costs are not expected to recur in the income of the Combined Company beyond 12 months after the Business Combination.

g — Represents the elimination of historical interest expense on Nava’s convertible notes, which are assumed to have been converted to equity as of January 1, 2022.

Note 4: Earnings (Loss) per Share

h — Represents the pro forma basic and diluted net income (loss) per share to holders of Class A Common Stock in the Combined Company calculated using the weighted-average common shares outstanding as a result of the pro forma adjustments. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of Combined Company shares outstanding as if the Transactions had occurred on January 1, 2022 and, therefore, the shares issuable in connection with the Transactions are presented as if they have been outstanding for the entirety of the periods presented.

Included in the shares outstanding and weighted-average shares outstanding (for the calculation of pro forma basic and diluted earnings per share) are the shares of Combined Company Common Stock to be issued to the various stockholders under the three redemption scenarios.

Pro forma earnings per share and weighted-average shares outstanding — basic and diluted, are calculated as follows for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

	For the Nine Months ended September 30, 2023			For the Year ended December 31, 2022
($ in thousands, except per share data)	Assuming No Redemption	Assuming 50% Redemption	Assuming Maximum Redemption	Assuming No Redemption	Assuming 50% Redemption	Assuming Maximum Redemption
Numerator
Pro forma net loss	$(458)	$(458)	$(458)	$(4,148)	$(4,148)	$(4,148)

Denominator
Non-redeeming NNAG stockholders(1)	9,000,000	5,250,000	1,500,000	9,000,000	5,250,000	1,500,000
Nava stockholders(2)	32,000,000	32,000,000	32,000,000	32,000,000	32,000,000	32,000,000
Sponsor(3)	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000
EF Hutton(3)	75,000	75,000	75,000	75,000	75,000	75,000
Basic and diluted weighted average shares outstanding	42,575,000	38,825,000	35,075,000	42,575,000	38,825,000	35,075,000

Net loss per common share
Basic and diluted(4)	$(0.01)	$(0.01)	$(0.01)	$(0.10)	$(0.11)	$(0.12)

____________

(1)      Represents the shares held by NNAG’s public stockholders after giving effect to the redemption of the Class A shares pursuant to the three scenarios described in “Basis of Pro Forma Presentation” above.

(2)      Represents the Class A shares granted as merger consideration in exchange for the shares held by Nava’s existing stockholders.

(3)      Represents the Class A shares held by the Sponsor and the Underwriter, EF Hutton, upon the one-for-one conversion of the founder shares into Class A shares immediately prior to the consummation of the Business Combination. The Sponsor shares give effect to the Sponsor Forfeiture Agreement, which requires the Sponsor to forfeit 1,000,000 previously issued shares upon the Closing.

(4)      The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Transactions occurred as of January 1, 2022. Thus, consistent with this assumption, the weighted average shares outstanding reflect the shares as outstanding for the entire nine months ended September 30, 2023 and year ended December 31, 2022 under each of the three redemption scenarios.

Potentially dilutive shares have been deemed to be anti-dilutive due to the net loss position and accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include 10,365,500 outstanding warrants issued in connection with NNAG’s initial public offering and private placement.

Note 5: Subsequent Event

In November 2023, Nava entered into a $5.0 million loan to fund and expand its operations. Since unrelated to the Transactions, the unaudited pro forma condensed combined financial information does not include an adjustment to reflect any impact of this loan.

NAVA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis of the financial condition and results of operations of Nava Health MD, Inc. should be read together with its financial statements and related notes and other financial information appearing elsewhere in this proxy statement/prospectus. This discussion and analysis contains forward-looking statements that involve risk, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus. Actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including those discussed in “Risk Factors” and elsewhere in this proxy statement/prospectus. Actual future results could differ materially from those discussed below for many reasons, including those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section and elsewhere in this proxy statement/prospectus.

As used in this section, Nava Health MD, Inc. is sometimes referred to as “Nava”, “we”, “us”, and “our”.

Overview

Nava was originally formed in 2013 as a Delaware limited liability company named Nava Health MD, LLC. On February 13, 2023, Nava converted into a Maryland corporation. Nava’s business is currently conducted through Nava and Nava Medical, which operates our medical centers.

References in this proxy statement/prospectus to our capitalization and other matters pertaining to our common equity relate to the capitalization and common equity of Nava Health MD, Inc. after giving effect to the conversion. However, the financial statements and summary historical financial data included in this proxy statement/prospectus for periods prior to February 13, 2023 are those of Nava Health MD, LLC and do not give effect to the conversion.

Key Factors Affecting Our Performance

Our results of operations and financial condition have been, and will continue to be, affected by a number of factors, including the following:

Our Ability to Attract New Clients

The decision to utilize our facilities is driven by client demand, which may be influenced by a number of factors, such as:

•        general consumer confidence, which may be impacted by economic and political conditions;

•        individual levels of disposable income to pay for our procedures and services;

•        the success of our sales and marketing programs;

•        the perceived advantages or disadvantages of the Nava Method compared to other products and treatments;

•        the extent to which our capabilities satisfy client expectations;

•        our ability to properly train our medical staff in the protocols developed by Nave Health; and

•        procedures such that our clients do not experience excessive discomfort or adverse side effects.

Our Ability to Successfully Expand our Footprint

Our growth strategy depends, in large part, on growing and expanding our operations, both in existing and new geographic regions, particularly in densely populated and affluent metropolitan and suburban regions and operating our new centers successfully.

Our ability to successfully open and operate new centers depends on many factors, including, among others, our ability to:

•        address regulatory, competitive, marketing and other challenges encountered in connection with expansion into new markets;

•        hire, train and retain Medical Doctors, Nurse Practitioners and other personnel;

•        maintain adequate information systems and other operational system capabilities;

•        successfully integrate new centers into our existing management structure and operations, including information system integration;

•        negotiate acceptable lease terms at suitable locations;

•        source sufficient levels of medical supplies at acceptable costs;

•        obtain and maintain necessary permits and licenses;

•        construct and open our centers on a timely basis;

•        generate sufficient levels of cash or obtain financing on acceptable terms to support our expansion;

•        achieve and maintain brand awareness in new and existing markets; and

•        identify and satisfy the needs and preferences of our clients.

Our failure to effectively address challenges such as these could adversely affect our ability to successfully open and operate new centers in a timely and cost-effective manner.

In addition, there can be no assurance that newly opened centers will achieve net sales or profitability levels comparable to those of our existing centers in the time periods estimated by us, or at all.

Our Operating Structure

Nava manages the non-clinical aspects for Nava Medical through a Management Services Agreement (the “MSA”). The MSA provides for the administration of the non-clinical aspects of the medical operations and include, but are not limited to, financial, administrative, technical, marketing and personnel services. Nava does not practice medicine. Nava Medical is owned by Dr. C. Douglas Lord, a licensed physician, and is responsible for all clinical aspects of the medical operations that take place in each of our centers.

Our consolidated financial statements present the results of operations and financial position of Nava and Nava Medical, which manages the clinics under the MSA.

Even though Nava does not have voting control over Nava Medical, we have a long-term and unilateral controlling financial interest over such assets and operations under the MSA. As a result, GAAP requires us to consolidate the results into our financial statements. All of our revenue is earned from services provided by Nava Medical. See the discussion below under the heading “Critical Accounting Policies and Estimates-Principles of Consolidation” for additional information.

Components of Results of Operations

Revenue

Our revenue is generated from services performed for our clients as well as products sold. We accept client self-payments and, where applicable, payments from our insurance contracts with the U.S. federal government or payor organizations. We have contracts with Medicare, CareFirst Blue Cross Blue Shield, Anthem BlueCross BlueShield, United Health Care, Cigna and Aetna. We began accepting insurance payments in September 2021. Our policy is to require payment in full at the time of service for our self-paying clients. Revenue is recognized immediately. Self-payments made in advance of a service performed are booked as a deferred revenue liability and are recognized as actual revenue as a percentage of completion when the service or services are performed. Estimated revenue is recognized for clients using insurance at the time of service.

Cost of Service (excluding depreciation and amortization)

Cost of service is comprised of all direct services and product costs related to the delivery of procedures, including but not limited to compensation to our physicians and clinical staff and medical supply costs.

Operating Expense

Marketing and Advertising

Our marketing and advertising include both national and site-based advertising used to generate greater awareness and engagement among our current and potential clients. Our marketing and advertising expenses include social media, digital marketing and traditional advertising. Also included are salary costs for employees engaged in marketing, sales and the call center, facility rent expense and uniform laundry services.

We generally expect our marketing and advertising costs to increase as we continue to grow our brand and expand our national footprint. We evaluate our marketing and advertising expenses as compared to growth in our sales volume and will invest accordingly to the extent we believe we can increase our growth without materially negatively impacting our margins.

General and Administrative

General and administrative expenses include employee-related expenses, including salaries and related costs (excluding physician and clinical cost included in cost of service), unit-based compensation, technology, operations, finance, legal, corporate office rent and human resources. We expect our general and administrative expenses to increase over time following the closing of this offering due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company. We also expect increases from other costs associated with continuing to grow our business. As we continue to expand the number of centers, we anticipate general and administrative expenses to decrease as a percentage of revenue over time.

Interest Expense

Interest expense consists of interest costs on our outstanding debt.

Results of Operations

Nine Months Ended September 30, 2023 Compared to Nine Months Ended September 30, 2022.

The following tables summarize certain results from the Statements of Operations for each of the periods indicated and the changes between periods. The tables also show the percentage relationship to revenue for the periods indicated:

	For Nine Months Ended September 30,
	2023		2022
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Revenue	$18,198		$9,444
Cost of Service	$7,649	42%	$4,211	45%
Operating Expenses:
Selling, general and administrative	$10,399	57%	$5,396	57%
Depreciation & amortization	$314	2%	$88	1%
Total operating expenses	$10,713	59%	$5,484	58%
Income from operations	$(164)	(1)%	$(251)	(3)%
Other (Income)/Expenses	$—	0%	$5	0%
Interest expense	$245	1%	$100	1%
Net income (loss)	$(409)	(2)%	$(356)	(4)%

Revenue — Revenue for nine months ended September 30, 2023 was $18.2 million, as compared to the same period in 2022 of $9.4 million. Our revenue increased by $8.8 million, or 94%. This was due to an increase in client appointments for the nine months ended September 30, 2023 of 77,564 as compared to 45,168, or 72%, for the same period of 2022. Revenue per appointment increased from $209 in 2022 to $235 in 2023, or 12%.

Cost of Services — Our cost of services for the nine months ended September 30, 2023 increased $3.4 million, or 82%, when compared to the nine months ended September 30, 2022. This increase was directly attributable to the increase in our client appointments.

Selling, General and Administrative Expenses — Selling, general and administrative expenses increased $5 million, or 93%, for the nine months ended September 30, 2023 when compared to the same period in 2022. This increase was related to additional expenses incurred for marketing and overall headcount support as we grow our center count through de novo expansion and providing support for our centers.

Selling, general and administrative expenses as a percentage of revenue was 57% for each of the nine-month periods ended September 30, 2023 and 2022. We expect this percentage to decrease over time as we expand our national footprint and gain efficiencies of scale.

Depreciation and Amortization — Depreciation and amortization increased to approximately $314,000 for the nine months ended September 30, 2023, compared to $88,000 for the same period in 2022. This increase was due primarily to new therapy equipment purchases.

Interest Expense, net — Interest expense increased to $245,000 for the nine months ended September 30, 2023, from $100,000 for the same period of 2022. This increase was due to interest expense accrual on the convertible notes and the EIDL loan.

Pro Forma Income Tax Expense — The Company underwent a corporate reorganization during 2023 where Nava Health MD, LLC converted into a Maryland corporation. As a result, we are subject to taxation as a C-corporation. Our effective tax rate was 27.5% for the nine months ended September 30, 2023. Comparatively, no tax was incurred for the nine months ended September 30, 2023.

Fiscal Year Ended December 31, 2022 Compared to Fiscal Year Ended December 31, 2021.

The following tables summarize certain results from the Statements of Operations for each of the periods indicated and the percentage relationship to revenue for the periods indicated:

	Fiscal Year Ended December 31
	2022		2021
($ in thousands)	Amount	% of Revenues	Amount	% of Revenues
Revenue	$13,662		$6,655
Cost of service	$6,182	45%	$3,250	49%
Operating Expenses:
Selling, general and administrative	$10,259	75%	$4,664	70%
Depreciation and amortization	$196	1%	$51	1%
Total operating expenses	$10,455	77%	$4,715	71%
Income from operations	$(2,975)	(22)%	$(1,310)	(20)%
Other (Income)/Expenses	$(274)	(2)%	$(1,081)	16%
Interest expense	$228	2%	$78	1%
Net income (loss)	$(2,929)	(21)%	$(307)	(5)%

Revenue — Our revenue for the twelve months ended December 31, 2022 was $13.7 million, as compared to $6.7 million for the same period in 2021. This increase of $7 million, or 105%, was due to an increase of 46% in client appointments for the 12 months ended December 31, 2022, with client appointments totaling 63,814 in fiscal year 2022 as compared to 43,861 client appointments for the same period in fiscal year 2021. Revenue per appointment increased from $152 in 2021 to $214 in 2022, or 41%.

Cost of Services — Our cost of services increased $2.9 million, or 90%, in 2022 when compared to 2021. The increase was due to significant revenue growth as well as strategic headcount planning as we continue to expand in locations and business hours.

Selling, General and Administrative Expenses — Selling, general and administrative expenses increased by $5.6 million, or 120%, in 2022 when compared to 2021. This increase was related to additional expenses we incurred for marketing and corporate headcount support as we grow our center count through de novo expansion and providing support for our centers.

Selling, general and administrative expenses as a percentage of revenue was 75% and 70% for the 2022 and 2021, respectively. The year-over-year increase was related to strategic hiring to allow for capacity growth and service expansion as well as increased marketing efforts to increase brand awareness and drive revenue.

Depreciation and Amortization — Depreciation and amortization increased to approximately $196,000 for 2022 compared to $51,000 for 2021. This increase was primarily the result of new equipment purchases as we increase capacity and services offered.

Interest Expense — Interest expense increased to $228,000 for the fiscal year ended December 31, 2022, from $78,000 for the same period of 2021. This increase was due to interest expense accrual on the convertible notes and the EIDL loan.

Pro Forma Income Tax Expense — The Company completed a corporate reorganization during 2023 where Nava Health MD, LLC converted into a new C corporation. As a result, we are subject to taxation as a C corporation. Our effective tax rate for 2023 is 27.5%.

Liquidity and Capital Resources

We currently rely on cash flows from operations as our primary source of liquidity. Our primary cash needs are for payroll, marketing and advertisements, rent, capital expenditures associated with de novo locations, as well as information technology and infrastructure, including our corporate office. We believe that cash expected to be generated from operations will be sufficient for our working capital requirements and liquidity obligations for at least the next 12 months.

At September 30, 2023, we had $439,177 in cash and cash equivalents, compared to $738,639 at September 30, 2022. The year-over-year decrease was the result of Ashburn facility buildout costs. At December 31, 2022, we had $333,841in cash and cash equivalents, compared to $476,242 at December 31, 2021.

The letter of credit balance outstanding as of September 30, 2023 was $85,738. We did not have any letters of credit outstanding as of September 30, 2022, December 31, 2022, or December 31, 2021.

The following table summarizes the net cash provided by (used for) operating activities, investing activities and financing activities for the periods indicated:

	September 30		December 31
($ in thousands)	2023	2022	2022	2021
Cash Flows Provided By (Used For):
Operating activities	$280	$(483)	$(1,036)		$(1,500)
Investing activities	$(35)	$(216)	$(70)	$	(—)
Financing activities	$(140)	$962	$964		$1,920
Net increase (decrease) in cash and cash equivalents	$105	$263	$(142)		$420

Operating Activities

Our operating cash flow is made up of both self-pay clients as well as insurance reimbursements for all services. Self-payments and most patient responsibility for insurance claims are received from the client at the time of service. Most insurance claims are collected within 90 days from date of claim submission. At December 31, 2022, we had negative working capital of negative $3.4 compared to negative $722,000 million at December 31, 2021.

The primary source of our operating cash flow is the collection of payments received from insurance reimbursements and from our clients directly. For the year ended December 31, 2022, our operating cash flow increased by $464,000 compared to the same period in 2021. This increase is related to additional revenue from increased appointment counts. For the period ended September 30, 2023, our operating cash flow increased by $763,000 when compared to the same period ending September 30,2022. This increase is related to additional revenue.

Investing Activities

Investing activities for the nine-month period ended September 30, 2023 included $11,000 for the purchase of software, compared to $18,000 for the same period as of September 30, 2022. Other investing activities for the period ended September 30, 2023 included $24,000 in leasehold improvements, compared to $198,000 for the same period of 2022 for leasehold improvements to our Ashburn facility. Investing activities for the year ended December 31, 2022 amounted to $70,000, including $22,000 for the purchase of software and $48,000 for therapy equipment, compared to no investing activities for the year ended December 31, 2021.

Financing Activities

Net cash received in financing activities for the year ended December 31, 2022 was $964,000, compared to $1.92 million for the same period of 2021. The decrease was due to less loans taken out in 2022 when compared to 2021.

Net cash received in financing activities during the period ended September 30, 2023 was $(140,000). Net cash received in financing activities for period ended September 30, 2022 was $962,000. This decrease was due to the repayment of notes payable and the line of credit.

Total Liabilities

The carrying value of our total indebtedness was $11 million and $5.39 million as of December 31, 2022 and December 31, 2021, respectively. This year-over-year increase was due to new loans acquired for the purchase of medical equipment, the convertible notes issued to investors, and an increase in accounts payable as cost of services increased and an increase in accrued wages as we strategically grew headcount to accommodate client appointment growth. The carrying value of our total indebtedness was $13.6 million and $11 million at September 30, 2023, and December 31, 2022, respectively. This increase was due to new loans acquired for the purchase of medical equipment, the new convertible notes from investors and an increase in accounts payable as cost of services increased and an increase in accrued wages as we strategically grew headcount to accommodate client appointment growth.

Loans

On December 9, 2021, Nava Medical entered into our Economic Disaster Injury Loan (the “Disaster Loan”) with the Small Business Administration. Under the terms of the loan agreement, we obtained $2 million. Principal payments on the loan commenced on December 9, 2023 and are paid monthly with a maturity date on December 9, 2053, when all remaining unpaid principal shall be due. The loan is presented as long-term debt.

Under the Disaster Loan, we are obligated to make interest payments on the ninth day of each month. As of December 31, 2022, there was $2 million outstanding. There was $2 million outstanding as of September 30, 2023.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of December 31, 2022. We did not have any off-balance sheet arrangements for the nine months ended September 30, 2023.

Seasonality

Our business experiences limited seasonality.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue, costs and expenses and the disclosure of contingent assets and liabilities, if applicable, in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in greater detail in Note 1 — “Organization and Summary of Key Accounting Policies” to our consolidated financial statements included elsewhere in this proxy statement/prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements. In addition, refer to Note 1 — “Organization and Summary of Key Accounting Policies” in our consolidated financial statements for a summary of recent and pending accounting standards.

Revenue Recognition

We have adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, we perform the following five steps:

i.       Identify the contract(s) with a customer;

ii.      Identify the performance obligations in the contract;

iii.     Determine the transaction price;

iv.      Allocate the transaction price to the performance obligations in the contract; and

v.       Recognize revenue as the entity satisfies a performance obligation.

Our revenue consists primarily of revenue earned for the services provided by the Company. A performance obligation is a promise in a contract to transfer a distinct good or service to the client and is the unit of account for revenue recognition. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Our performance obligations are medical consultations, diagnostic testing and treatments. We also sell various retail products.

Service revenue for self-pay clients is recognized at the time of service. Payment is received at the time of service.

An estimated revenue for clients using insurance is recognized at the time of service. Most insurance claim payments are collected within 90 days from the date of claim submission. Revenue for service packages purchases in advance is recognized as a percentage of completion when a service in that package is performed.

Principles of Consolidation

Our consolidated financial statements present the financial position and results of operations of the Company and affiliated Nava Medical which we manage, have a controlling financial interest in with the power to direct the non-clinical activities of Nava Medical that most significantly impact its economic performance and are considered variable interest entities in which we are the primary beneficiary.

All intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

Some states have laws that prohibit business entities with non-physician owners from practicing medicine, which are generally referred to as the corporate practice of medicine. States that have corporate practice of medicine laws require only physicians to practice medicine, exercise control over medical decisions or engage in certain arrangements with other physicians, such as fee-splitting. Therefore, we mainly operate by maintaining an MSA with Nava Medical, which is owned, directly or indirectly, and operated by a licensed physician, and which contracts with individual physicians to provide medical services. Under the MSA, we provide and perform non-medical Management Services for which we are paid a management fee by Nava Medical. See “Information about Nava — Practice Structure — Management Services Agreement”.

The physicians contracted by Nava Medical are exclusively in control of, and responsible for, all aspects of the practice of medicine. Dr. Lord is also party to a membership transfer restriction agreement (the “Membership Transfer Restriction Agreement”), which (i) prohibits the Dr. Lord from freely transferring or selling his interests in Nava Medical, (ii) provides for the ability to add a second physician equity holder to help ensure continuity of Nava Medical, and (iii) provides for the automatic transfer of ownership upon the occurrence of certain events. See “Information about Nava — Practice Structure — Membership Transfer Restriction Agreements”.

In accordance with relevant accounting guidance, Nava Medical is determined to be a variable interest entity. Nava has the ability, through the Management Services and Membership Transfer Restriction Agreement to direct the activities (excluding clinical decisions) that most significantly affect Nava Medical’s economic performance. Accordingly, we are the primary beneficiary of Nava Medical, and, in accordance with GAAP, we consolidate Nava Medical into our financial statements. All management fee revenue and related expenses are eliminated in consolidation, and all of the revenue reflected in our financial statements is revenue from services provided by Nava Medical to clients.

Intangible Assets

Intangible assets consists of software purchases and updates as well as the licensing of software. The assets are recognized on the balance sheet at historical cost.

Quantitative and Qualitative Disclosure About Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. We do not hold financial instruments for trading purposes.

Interest Rate Risk

Our primary market risk exposure is changing interest rates. Interest rate risk is highly sensitive due to many factors, including United States monetary and tax policies, United States and international economic factors and other factors beyond our control.

Inflation Risk

Based on our analysis of the periods presented, we believe that inflation has not had a material effect on our operating results. There can be no assurance that future inflation will not have an adverse impact on our operating results and financial condition.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of the Combined Company’s capital stock, as expected to be in effect upon the consummation of the Transactions. We expect to adopt the second amended and restated certificate of incorporation and amended and restated bylaws in connection with the Closing of the Transactions, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Securities,” you should refer to the second amended and restated certificate of incorporation, and the amended and restated bylaws, which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively, and to the applicable provisions of Delaware law.

Authorized and Outstanding Stock

The second amended and restated certificate of incorporation authorizes the issuance of shares of the Combined Company’s capital stock, each with a par value of $0.0001, consisting of (a) [_] shares of common stock and (b) [_] shares of preferred stock. The outstanding shares of NNAG common stock are, and the shares of common stock issuable in connection with the Transactions will be, duly authorized, validly issued, fully paid and non-assessable.

As of the date of this proxy statement/prospectus, there are (i) [_] shares of NNAG’s common stock issued and outstanding, which includes the 2,500,000 founder shares held by the Sponsor, the 7,500,000 public shares, and the 75,000 shares of Class A common stock held by EF Hutton, the underwriter in the Company’s IPO, (ii) 10,365,500 warrants issued and outstanding, which includes the 2,865,500 private placement warrants held by the Sponsor and the 7,500,000 public warrants, and (iii) 7,500,000 rights issued and outstanding.

Pursuant to the terms of NNAG’s current certificate of incorporation, issued and outstanding shares of NNAG’s Class B common stock will automatically convert into an equal number of shares of NNAG’s Class A common stock upon the consummation of the Transactions. The Sponsor and the Insiders have waived any adjustment to the exchange ratio upon conversion of NNAG’s Class B common stock into NNAG’s Class A common stock. Also upon the consummation of the Transactions, all of the outstanding shares of NNAG’s Class A common stock will convert into shares of the Combined Company’s Common Stock.

In accordance with the terms and subject to the conditions of the Merger Agreement, each share of Nava common stock outstanding immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Merger Consideration Shares.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the second amended and restated certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders.

Subject to the rights of holders of any series of the Combined Company’s preferred stock with respect to the election of directors, the number of directors that constitutes the Combined Company Board will be fixed solely by resolution of the Combined Company Board. The Combined Company Board will be divided into three classes, Class I, Class II and Class III with only one class of directors being elected in each year and each class (except for those directors appointed prior to the effectiveness of the Proposed Second A&R Charter) serving a three-year term. There is no cumulative voting with respect to the election of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. This provision could have anti-takeover effects.

Dividends

Subject to limitations contained in the DGCL and the second amended and restated certificate of incorporation, under the amended and restated bylaws, the Combined Company’s Board may declare and pay dividends upon the shares of the Combined Company’s Common Stock, which dividends may be paid either in cash, in property or in shares of the Combined Company’s Common Stock.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Combined Company, the holders of the Combined Company’s Common Stock will be entitled to receive all the remaining assets of the Combined Company available for distribution to stockholders, ratably in proportion to the number of shares of the Combined Company’s Common Stock held by them, after the rights of creditors of the Combined Company and the holders of any outstanding shares of preferred stock have been satisfied.

Preemptive or Other Rights

The holders of the Combined Company’s Common Stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Combined Company’s Common Stock.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem all or a portion of their public shares of NNAG’s Class A common stock upon the consummation of the business combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account as of two (2) business days prior to the consummation of the business combination, including interest (net of permitted tax and working capital withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein. The Sponsor and the Insiders have agreed to waive their redemption rights with respect to their shares of common stock in connection with the consummation of the business combination. The Sponsor and the Insiders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the business combination.

The approval of the business combination requires the affirmative vote of a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. The Sponsor and the Insiders have agreed to vote their shares of common stock in favor of the business combination and the other proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the Sponsor and our directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote “for” or “against” the business combination.

Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted tax and working capital withdrawals and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the NNAG Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such completion window. The Sponsor and the Insiders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if the Sponsor or any of our officers, directors or any of their respective affiliates acquires public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. Our Sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our current certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of NNAG’s Class A common stock upon approval of any such amendment at a per share price, payable in cash, equal to their pro rata share of the aggregate amount on deposit in the trust account as of two (2) business days prior to the closing of the business combination, including interest not previously released to NNAG for working capital purposes and to pay its franchise and income taxes.

In the event of a liquidation, dissolution or winding up of NNAG after the consummation of a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to NNAG’s common stock, except that upon the consummation of the business combination, subject to the limitations described herein, NNAG will provide its public stockholders with the opportunity to redeem their shares of NNAG’s Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two (2) business days prior to the closing of the business combination, including interest not previously released to NNAG for working capital purposes and to pay its franchise and income taxes.

Units

Each unit consists of one share of NNAG’s Class A common stock, one redeemable warrant and one right. Each whole warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of NNAG’s Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each right entitles the holder thereof to receive one-fifth (1/5) of one share of NNAG’s Class A common stock upon the consummation of an initial business combination.

NNAG expects to list the Combined Company’s Common Stock and public warrants on Nasdaq under the symbols “NAVA” and “NAVAW,” respectively, upon the closing of the Transactions. NNAG’s publicly traded units will separate into the component securities at the closing of the Transactions and will no longer trade as a separate security. In addition, each right will convert into one-fifth (1/5) of one share of common stock upon the consummation of the business combination and will no longer trade as a separate security.

Founder Shares

In connection with the execution of the Merger Agreement, NNAG and the Insiders entered into the Parent Support Agreement. Pursuant to the terms of the Parent Support Agreement, the Sponsor agreed (i) to waive certain anti-dilution rights that may have otherwise entitled the Sponsor to more than one share of NNAG’s Class A common stock per share upon conversion of the Sponsor’s founder shares on a one-to-one basis into shares of NNAG’s Class A common stock in connection with the consummation of the Merger; (ii) to support the Transactions, including agreeing to vote in favor of the adoption of the Merger Agreement at the special meeting; (iii) not to transfer founder shares or private placement warrants between the date of the Merger Agreement and the closing; and (iv) contingent upon the closing of the Transactions, not to transfer any shares of Class B common stock, par value $0.0001 per share, of NNAG (or shares of NNAG’s Class A common stock issuable upon conversion thereof), or any warrant entitling the Sponsor to purchase one share of NNAG’s Class A common stock per warrant, in each case, in accordance with the terms of the Parent Support Agreement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Parent Support Agreement.”

The shares of NNAG’s Class B common stock will automatically convert into shares of NNAG’s Class A common stock upon the consummation of the Transactions on a one-for-one basis, subject to adjustment as provided herein. As additional shares of NNAG’s Class A common stock are to be issued in excess of the amounts sold in the

NNAG IPO in connection with the proposed business combination, the Sponsor and the Insiders have waived their rights to have the ratio at which shares of NNAG’s Class B common stock were to convert into shares of NNAG’s Class A common stock be adjusted so that the number of shares of NNAG’s Class A common stock issuable upon conversion of all shares of NNAG’s Class B common stock equaled, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of our initial public offering plus all shares of NNAG’s Class A common stock issued in connection with the proposed business combination (net of the number of shares of NNAG’s Class A common stock redeemed in connection with the proposed business combination), excluding any shares issued to Nava’s existing stockholders in the proposed business combination. Pursuant to the terms of the Parent Support Agreement, the Sponsor agreed to forego any adjustment to the conversion ratio in connection with the Transactions for its shares of NNAG’s Class B common stock and, as a result, the shares of NNAG’s Class B common stock will automatically convert into shares of NNAG’s Class A common stock on a one-for-one basis at the Closing of the Transactions.

Preferred Stock

Our current certificate of incorporation authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The NNAG Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The NNAG Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the NNAG Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding as of the date of this proxy statement/prospectus. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Transactions.

Warrants

Public Stockholders’ Warrants

Upon the Closing of the Transactions, each whole warrant will entitle the registered holder to purchase one share of the Combined Company’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the business combination. The warrants will expire five years after the completion of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless a holder purchases a multiple of two units, the number of warrants issuable to such holder upon separation of the units will be rounded down to the nearest whole number of warrants.

We will not be obligated to deliver any shares of the Combined Company’s Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Combined Company’s Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of the Combined Company’s Common Stock upon exercise of a warrant unless the Combined Company’s Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of the Combined Company’s Common Stock underlying such unit.

We have agreed that as soon as practicable we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of the Combined Company’s Common Stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 90 business days following the business combination and to maintain a current prospectus relating to the

Combined Company’s Common Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of the Combined Company’s Common Stock issuable upon exercise of the warrants is not effective by the 90th business day after the closing of the business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Combined Company’s Common Stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the reported last reported sale price of the Combined Company’s Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in NNAG’s IPO.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Combined Company’s Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of the Combined Company’s Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of the Combined Company’s Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Combined Company’s Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Combined Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Combined Company’s Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of the Combined Company’s Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the Combined Company’s Common Stock is increased by a stock dividend payable in shares of the Combined Company’s Common Stock, or by a split-up of shares of the Combined Company’s Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of the Combined Company’s Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of the Combined Company’s Common Stock. A rights offering to holders of the Combined Company’s Common Stock entitling holders to purchase shares of the Combined Company’s Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of the Combined Company’s Common Stock equal to the product of (i) the number of shares of the Combined Company’s Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Combined Company’s Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of the Combined Company’s Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for the Combined Company’s Common Stock, in determining the price payable for the Combined Company’s Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Combined Company’s Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of the Combined Company’s Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the Combined Company’s Common Stock on account of such shares of the Combined Company’s Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Combined Company’s Common Stock in respect of such event.

If the number of outstanding shares of the Combined Company’s Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Combined Company’s Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Combined Company’s Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of the Combined Company’s Common Stock.

Whenever the number of shares of the Combined Company’s Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Combined Company’s Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Combined Company’s Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of the Combined Company’s Common Stock (other than those described above or that solely affects the par value of such shares of the Combined Company’s Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Combined Company’s Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Combined Company’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Combined Company’s Common Stock in such a transaction is payable in the form of Combined Company’s Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement relating NNAG’s IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Combined Company’s Common Stock and any voting rights until they exercise their warrants and receive shares of the Combined Company’s Common Stock. After the issuance of shares of the Combined Company’s Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of the Combined Company’s Common Stock to be issued to the warrantholder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. The private placement warrants (including the Combined Company’s Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with or related to the Sponsor, each of whom will be subject to the same transfer restrictions).

Rights

Each right represents the right to receive one-fifth (1/5) of one share of the Combined Company’s Common Stock upon the consummation of our initial business combination, so each holder of five rights will receive one share of the Combined Company’s Common Stock upon consummation of our initial business combination, whether or not we will be the surviving entity and even if the holder of such right redeemed all common stock held by him, her or it in connection with the initial business combination or an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities. No fractional shares will be issued upon conversion of any rights, so holders must hold rights in denominations of five in order to receive a share of our common stock at the closing of our initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional common stock upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

As soon as practicable upon the occurrence of our initial business combination, we will direct holders of the rights to return their rights certificates to Continental Stock Transfer & Trust Company, in its capacity as rights agent. Upon receipt of the rights certificate, in a business combination in which we will be the surviving entity, we will issue to the registered holder of such rights the number of full shares of our common stock to which the holder is entitled.

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

Promptly upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full shares of the Combined Company’s Common Stock to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for the Combined Company’s Common Stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

We will not issue any fractional shares upon conversions of the rights once the units separate, and no cash will be payable in lieu thereof. As a result, a holder must have five rights to receive one share of the Combined Company’s Common Stock at the closing of the initial business combination. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive the Combined Company’s Common Stock to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the business combination. The payment of cash dividends in the future (following consummation of the business combination) will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of the NNAG Board at such time. In addition, the NNAG Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our common stock, warrant agent for our warrants and rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any distribution of, the trust account, and waives any and all rights to seek any recourse, reimbursement, payment or satisfaction for any claim against the trust account. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against NNAG and NNAG’s assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

NNAG

Market Price and Ticker Symbol

NNAG’s units, Class A common stock, public warrants and rights trade on Nasdaq under the symbols “NNAGU,” “NNAG,” “NNAGW,” and “NNAGR,” respectively. The NNAG units commenced trading on Nasdaq on August 18, 2023, and NNAG’s Class A common stock, public warrants and rights commenced separate trading from the units on October 9, 2023.

On [_], 2024, the trading date before the public announcement of the business combination, NNAG’s units, Class A common stock, public warrants and rights closed at $[_], $[_], $[_] and $[_], respectively. On [_], 2024, the record date for the Special Meeting, NNAG’s units, Class A common stock, public warrants and rights closed at $[_], $[_], $[_] and $[_], respectively.

Holders

As of [_], 2024, there was [_] holder of record of NNAG’s units, [_] holders of record of NNAG’s Class A common stock, [_] holder of record of NNAG’s Class B common stock, [_] holders of record of NNAG’s public warrants, and [_] holders of record of NNAG’s rights. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, Class A common stock, public warrants and rights are held of record by banks, brokers and other financial institutions.

NNAG’s Dividend Policy

NNAG has not paid any cash dividends on its shares of Class A common stock to date and does not intend to pay cash dividends prior to the consummation of the business combination.

Nava

Information regarding Nava is not provided because there is no public market for Nava common stock.

The Combined Company

Ticker Symbol

The Combined Company intends to list its common stock and warrants on Nasdaq under the symbols “NAVA” and “NAVAW,” respectively, following the consummation of the business combination.

Dividend Policy

The payment of any cash dividends following the consummation of the business combination will be within the discretion of the board of directors of the Combined Company at such time. We currently expect that the Combined Company will retain future earnings to finance operations and grow its business and we do not expect the Combined Company to declare or pay cash dividends for the foreseeable future.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to NNAG regarding (i) the actual beneficial ownership of NNAG’s common stock as of [_], 2024, the record date for the special meeting and (ii) the expected beneficial ownership of the Combined Company’s Common Stock immediately following consummation of the business combination, assuming that no public shares of NNAG are redeemed, and alternatively the maximum number of shares of NNAG are redeemed, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•        each of our current executive officers and directors;

•        each person who will become an executive officer or director of the Combined Company; and

•        all executive officers and directors of NNAG, as a group, and of the Combined Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of NNAG’s common stock before the business combination is based on [_] shares of NNAG’s Class A common stock issued and outstanding as of the record date. The beneficial ownership of the Combined Company’s Common Stock immediately following consummation of the business combination is based on an assumed [_] shares of the Combined Company’s Common Stock issued and outstanding assuming that no public shares of NNAG are redeemed, and [_] shares of the Combined Company’s Common Stock issued and outstanding assuming that the maximum number of shares of NNAG are redeemed, in each case assuming (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) all options and warrants that are exercisable on, or become exercisable within 60 days from the record date are taken into account. The maximum number of shares to be redeemed in connection with the Transactions is 7, 500,000 shares of NNAG’s Class A common stock.

Name and Address of Beneficial Owner(1)	Before the Business Combination			After the Business Combination
				No Redemption			With Maximum Redemption
	Number of Shares	Percent Owned		Number of Shares	Percent Owned		Number of Shares	Percent Owned
Directors and Executive Officers Pre-Business Combination:
Hiren Patel(2)	2,500,000	[_]		2,500,000	[_]		2,500,000	[_]
Eric Crowe	—	—		—	—		—	—
Anil Patibandla	—	—		—	—		—	—
Mike Barwis	—	—		—	—		—	—
Mike Battle	—	—		—	—		—	—
Tim Wertner	—	—		—	—		—	—
Bill Rucker
All directors and executive officers prior to the business combination as a group (seven individuals)	—	—		—	—		—	—
Five Percent Holders Pre-Business Combination:
99 Acquisition Sponsor LLC(2)	2,500,000	[_]	%	2,500,000	[_]	%	2,500,000	[_]	%

	Before the Business Combination		After the Business Combination
			No Redemption		With Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Directors and Executive Officers Post-Business Combination:
Bernaldo Dancel
Craig Kaufmann
Richard Kohr
Michael Locksley
Hiren Patel
Steven Snelgrove
Earl Scott
Suzanne Coblentz
Zachary Dancel
Dr. Douglas Lord
Tammy Muir
Keith O’Donnell
Hyun Soo Park
Jodi Usher
All directors and executive officers of the Combined Company as a group (7 individuals)	—	—	—	—	—	—
Five Percent Holders Post-Business Combination:
Ascend One Corporation

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals listed under the headings “Directors and Executive Officers Pre-Business Combination” and “Five Percent Holders Pre-Business Combination” is c/o 99 Acquisition Group Inc., 14 Noblewood Ct, Gaithersburg, MD 20878.

(2)      99 Acquisition Sponsor LLC, our sponsor, is the record holder of the securities reported herein. Hiren Patel is the manager of our sponsor. By virtue of this relationship, Mr. Patel may be deemed to have beneficial ownership of the securities held of record by our sponsor. Mr. Patel disclaims any such beneficial ownership except to the extent of his pecuniary interests.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

NNAG Related Person Transactions

On August 16, 2022, NNAG issued an aggregate of 2,156,250 shares of NNAG’s Class B common stock to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. In connection with the increase in the size of the NNAG IPO, on February 8, 2023, NNAG declared a 42.22% share dividend on each share of NNAG’s Class B common stock, thereby increasing the number of issued and outstanding shares of NNAG’s Class B common stock to 3,066,667. On August 17, 2023, the Sponsor forfeited for no consideration 191,667 founder shares, which NNAG cancelled, resulting in a decrease in the total number of founder shares outstanding from 3,066,667 shares to 2,875,000 shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of NNAG IPO. The Company granted the underwriters in the NNAG IPO a 45-day option to purchase up to 1,125,000 additional Units to cover over-allotments, if any, which option expired unexercised on October 1, 2023. As a result, the Sponsor forfeited for no consideration 375,000 shares of NNAG’s Class B common stock, which NNAG cancelled, resulting in a decrease in the total number of shares of NNAG’s Class B common stock outstanding from 2,875,000 shares to 2,500,000 shares.

The Sponsor also purchased an aggregate of 2,865,500 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of NNAG IPO. As such, the Sponsor’s interest in the NNAG IPO was valued at $2,865,500, based on the number of private placement warrants purchased. Each private placement warrant entitles the holder thereof to purchase one share of NNAG’s Class A common stock at a price of $11.50 per share, subject to adjustment.

All of the directors and officers of NNAG, have an indirect economic interest in the founder shares and private placement warrants, as applicable, purchased by the Sponsor as a result of their membership interests in the Sponsor. In considering the recommendations of the NNAG Board to vote for the business combination proposal and the other proposals set forth in this proxy statement/prospectus, NNAG’s stockholders should consider these interests.

From time to time, affiliates of the Sponsor advance funds to NNAG or pay expenses on behalf of NNAG for formation and operating costs. These advances are due on demand and are non-interest bearing. As of [_], 2024, the outstanding balance due was $[_].

NNAG entered into an Administrative Services Agreement pursuant to which it pays an affiliate of the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. As of [_], 2024, NNAG recorded $[_] of expenses related to the agreement.

The Sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. NNAG’s audit committee reviews all payments that were made by NNAG to its Sponsor, officers, directors or its or any of their respective affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on NNAG’s behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans

Parent Support Agreement

In connection with the execution of the Merger Agreement, the Sponsor and the Insiders entered into the Parent Support Agreement pursuant to which they have agreed to comply with the provisions of the Merger Agreement applicable to such persons as well as the covenants set forth in the Parent Support Agreement, including voting all shares of common stock of NNAG beneficially owned by such persons in favor of the Transactions. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Parent Support Agreement.”

The founder shares and placement warrants are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement, dated August 17, 2023, by and among NNAG, the Sponsor and NNAG’s officers and directors, a copy of which is attached hereto as Annex H. Those lock-up provisions provide that such securities are not transferable or saleable (i) in the case of the founder shares (or shares of common stock issuable upon conversion thereof), until the earlier to occur of: (A) six months after the completion of NNAG’s initial business combination and (B) subsequent to NNAG’s initial business combination, if the reported last sale price of NNAG’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after NNAG’s initial business combination. In the case of the placement warrants, until 30 days after the completion of NNAG’s initial business combination, except in each case (a) to NNAG’s officers or directors, any affiliates or family members of any of NNAG’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of any of NNAG’s officers, directors, the initial stockholders or members of the Sponsor; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of NNAG’s liquidation prior to the completion of an initial business combination; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of NNAG’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of NNAG’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of an initial business combination; provided, however, that in the case of clauses (a) through (e) or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by the Sponsor with respect to such securities.

Nava’s Related Person Transactions

In addition to the compensatory arrangements discussed in the section of this proxy statement/prospectus entitled “Executive Compensation — Nava”, the following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

•        Nava has been or is to be a participant;

•        the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of Nava’s total assets at December 31, 2022 and 2023; and

•        any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Employment Arrangement with Zachary Dancel

Zachary Dancel, who has served as Nava’s Chief Operating Officer since March 2022, is the son of Bernaldo Dancel, Nava’s CEO. Zachary Dance’s compensation arrangement described above was based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors.

Evergreen Advisors, LLC

Richard Kohr is expected to be appointed to our Board of Directors concurrently with this Offering and is the Chief Executive Officer of Evergreen Advisors, LLC (“Evergreen”). On February 9, 2021, Nava engaged Evergreen Advisors, LLC for corporate advisory services (the “Advisory Services Engagement”). Pursuant to the Investment Banker Engagement, Nava agreed to pay Evergreen a monthly retainer of $6,000 and a success fee of 5% of the total consideration paid by investors in a financing transaction. To date, the approximate dollar value paid to Evergreen by Nava was $12,000 in fiscal year 2022 and $5,000 in fiscal year 2023. All amounts paid to Evergreen have been for monthly retainer fees.

On March 22, 2022, Mr. Kohr and his wife entered into a subscription agreement for four Convertible Promissory Notes, the approximate dollar value of which are $239,489. In connection with this offering, the Convertible Promissory Notes will convert into 82,561 shares of common stock.

On November 1, 2023, Nava entered into an engagement letter (the “SPAC Engagement”) with Evergreen whereby Evergreen agreed to provide financial advisory and investment banking services to secure financing from NNAG. Pursuant to the SPAC Engagement, Nava agreed to pay Evergreen a success fee equal to 3% of the total consideration paid by investors in a resulting financing transaction, along with monthly reimbursement of Evergreen’s expenses in connection with the financing transaction. To date, Nava has not paid any amount to Evergreen in connection with the SPAC Engagement.

Professional Services Agreements

We entered into a professional services agreement (the “Professional Services Agreement”), effective April 1, 2022, as amended, with Ascend One, where Ascend One provides certain managerial and advisory services to us. Ascend One has an ownership interest in Nava. Mr. Dancel is the majority owner of Ascend One. Under the Professional Services Agreement, we have agreed to pay Ascend One a monthly fee of $5,000 and the out-of-pocket expenses incurred related to providing their services under the Professional Services Agreement, invoiced by Ascend One monthly. During the years ending December 31, 2022 and December 31, 2023, the Company paid to Ascend One approximately $496,283 and $537,743 respectively under the Professional Services Agreement.

On August 19, 2022, we entered into the First Amendment to Professional Services Agreement with Ascend One (the “First PSA Amendment”). The First PSA Amendment provides that Ascend One has agreed that it will not, directly or indirectly, (i) provide or attempt to provide any services whatsoever to any enterprise engaged in the provision of services similar to or the same as those provided by or which may be offered by Nava or any successor corporation; or (ii) intentionally interfere in any material respect with any relationships between Nava and any third party.

We entered into a professional services agreement (the “St Ends Professional Services Agreement”), dated January 2, 2020, with St Ends Management, LLC, a Maryland limited liability company (“St Ends”), where St Ends provided certain managerial and advisory services to us. St Ends is owned by Mr. Dancel and his wife. Under the St Ends Professional Services Agreement, we agreed to pay St Ends for the cost of these services plus 5%, invoiced by St Ends monthly. On May 12, 2022, we notified St Ends that we were terminating the St Ends Professional Services Agreement. The St Ends Professional Services Agreement was subsequently terminated on June 12, 2022, without any further action from us. The outstanding balance owed to St Ends Management by Nava Health as of December 31, 2022 and December 31, 2023 remains $652,650.

Management Services Agreements and Membership Transfer Restriction Agreements

We have entered into a MSA with Nava Medical. Nava Medical is owned by Dr. Douglas Lord.

Because of the structure of the MSA, Nava Medical has no or minimal net income. As a result, Dr. Douglas Lord does not receive any distributions due to his ownership interest in Nava Medical.

In connection with the MSA, we have entered into a Membership Transfer Restriction Agreement with Dr. Douglas Lord. For more information regarding these agreements with Dr. Douglas Lord see “Information about Nava — Practice Structure — Management Services Agreement” and “Information about Nava — Practice Structure — Membership Transfer Restriction Agreement.”

Executive Officer and Director Compensation Arrangements

See “Executive Compensation — NAVA” for information regarding compensation arrangements with the executive officers and directors of Nava, which include, among other things, employment, termination of employment and change in control arrangements, stock awards and certain other benefits.

Director and Executive Officer Indemnification

Nava’s organizational documents provide, and the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws will provide, for indemnification for its directors and executive officers to the fullest extent permitted by law. Following the business combination, the Combined Company is expected to enter into indemnification agreements with each director and executive officer of the Combined Company. Such Combined Company agreements provide, and such the Combined Company agreements will provide, among other things, the officers and directors of the Combined Company with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at the Combined Company’s request as directors, officers, employees or other agents of any other affiliated entity, to the fullest extent permitted by law.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the business combination, the Combined Company’s board of directors will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the Combined Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of the Combined Company’s executive officers or directors;

•        any person who is known by the Combined Company to be the beneficial owner of more than 5% of the Combined Company’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Combined Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Combined Company’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Combined Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the Combined Company’s audit committee will have the responsibility to review related person transactions.

APPRAISAL RIGHTS

Neither NNAG stockholders nor NNAG unit or warrant holders have appraisal rights under the DGCL in connection with the Transactions.

SUBMISSION OF STOCKHOLDER PROPOSALS

The NNAG Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by the Combined Company at its executive offices a reasonable time before the Combined Company begins to print and mail its 2025 annual meeting proxy materials in order to be considered for inclusion in the Combined Company’s proxy materials for the 2024 annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Combined Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of the Combined Company’s board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. You may contact the secretary of the Combined Company at our principal executive offices for a copy of the relevant provisions of the Combined Company’s amended and restated bylaws regarding the requirements for nominating director candidates to the Combined Company’s board of directors and making stockholder proposals.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the NNAG Board, any committee chairperson or the non-management directors as a group by writing to the NNAG Board or committee chairperson in care of 99 Acquisition Group Inc., 14 Noblewood Ct, Gaithersburg, MD 20878.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, will pass upon the validity of the securities of NNAG offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The financial statements of Nava Health MD, INC. included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of M&K CPAS, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of NNAG included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of MaloneBailey LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, NNAG and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of NNAG’s annual report to stockholders and NNAG’s proxy statement/prospectus. Upon written or oral request, NNAG will deliver a separate copy of the annual report and/or proxy statement/prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that NNAG deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that NNAG deliver single copies of such documents in the future. Stockholders may notify NNAG of their requests by calling or writing NNAG at its principal executive offices at 14 Noblewood Ct, Gaithersburg, MD 20878, or (703) 371-4260.

WHERE YOU CAN FIND MORE INFORMATION

NNAG files reports, proxy statement/prospectus and other information with the SEC as required by the Exchange Act. You may access information on NNAG at the SEC web site containing reports, proxy statement/prospectus and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to NNAG has been supplied by NNAG, and all such information relating to Nava has been supplied by Nava. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

99 Acquisition Group Inc.
14 Noblewood Ct
Gaithersburg, MD 20878
Tel.: (703) 371-4260

or:

Advantage Proxy, Inc.
PO Box 10904
Yakima, WA 98909
Tel: 866-894-0536 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: ksmith@advantageproxy.com

If you are a stockholder of NNAG and would like to request documents, please do so by [_], 2024, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement/prospectus of NNAG for the special meeting. We have not authorized anyone to give any information or make any representation about the Transactions, Nava or NNAG that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Financial Statements of 99 Acquisition Group Inc.:
As of and For the Three and Nine Months Ended September 30, 2023 and For the Three Months Ended September 30, 2022 and the Period from June 14, 2022 (Inception) through September 30, 2022
Condensed Consolidated Balance Sheets	F-2
Condensed Consolidated Statements of Operations	F-3
Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity	F-4
Condensed Consolidated Statements of Cash Flows	F-5
Notes To Consolidated Financial Statements	F-6

Audited Financial Statements of 99 Acquisition Group Inc.:
As of and For the Year Ended December 31, 2022
Report of Independent Registered Public Accounting Firm (PCAOB Firm # 688)	F-21
Financial Statements:
Balance Sheets	F-22
Statements of Operations	F-23
Statements of Changes in Stockholder’s (Deficit) Equity	F-24
Statements of Cash Flows	F-25
Notes to Financial Statements	F-26

Consolidated Financial Statements of Nava Health MD, Inc.
Unaudited for the nine months ended September 30, 2023 and September 30, 2022
Unaudited Condensed Consolidated Balance Sheets	F-39
Unaudited Condensed Consolidated Statements of Operations	F-40
Unaudited Condensed Consolidated Statements of Stockholder’s Equity (Deficit)	F-41
Unaudited Condensed Consolidated Statements of Cash Flows	F-42
Notes to Unaudited Condensed Consolidated Financial Statements	F-43

Consolidated Financial Statements of Nava Health MD, Inc.
For the years ended December 31, 2022 and 2021
Report of Independent Registered Public Accounting Firm	F-54
Consolidated Balance Sheets	F-56
Consolidated Statements of Operations	F-57
Consolidated Statements of Stockholder’s Equity (Deficit)	F-58
Consolidated Statements of Cash Flows	F-59
Notes to Consolidated Financial Statements	F-60

99 ACQUISITION GROUP INC.
BALANCE SHEETS
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$644,531	$11,470
Prepaid expenses	252,847	80
Total Current Assets	897,378	11,550

Trust account	76,163,232	—
Deferred offering costs	—	97,438
Total Assets	$77,060,610	$108,988

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable and accrued expenses	$290,193	$—
Accrued offering costs	75,000	23,438
Advances from related party	29,001	29,001
Due to Sponsor	—	35,000
Related party payable – administrative fee	13,226	—
Promissory note – related party	102,610	—
Franchise tax payable	21,739	—
Total Current Liabilities	531,769	87,439

Deferred tax liability	82,214	—
Deferred underwriting fee payable	2,625,000	—
Total Liabilities	3,238,983	87,439

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 100,000,000 shares authorized; 7,500,000 shares issued and outstanding (at redemption value of $10.14) at September 30, 2023; none at December 31, 2022	76,059,279	—

Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 75,000 shares issued and outstanding (excluding 7,500,000 shares subject to possible redemption) at September 30, 2023; none at December 31, 2022	8	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding at September 30, 2023 and December 31, 2022(1)(2)	288	288
Additional paid in capital	—	24,712
Accumulated deficit	(2,237,948)	(3,451)
Total Stockholders’ (Deficit) Equity	(2,237,652)	21,549
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$77,060,610	$108,988

____________

(1)      Includes an aggregate of up to 375,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5 and 7).

(2)      Gives retroactive effect to the 42.22% share dividend declared on February 8, 2023 and the forfeiture of 191,667 shares on August 17, 2023 (see Notes 5 and 7).

The accompanying notes are an integral part of the unaudited financial statements.

99 ACQUISITION GROUP INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended	Period from June 14, 2022 (inception) through
			September 30,
	2023	2022	2023	2022
Formation and operational costs	$101,035	$387	$101,313	$3,392
Related party administrative fees	13,226	—	13,226	—
Loss from operations	(114,261)	(387)	(114,539)	(3,392)

Other income:
Unrealized investment income on marketable securities held in Trust Account	413,232	—	413,232	—
Other income, net	413,232	—	413,232	—

Income (loss) before benefit from (provision for) income taxes	298,971	(387)	298,693	(3,392)
Provision for income taxes	(82,214)	—	(82,214)	—
Net income (loss)	$216,757	$(387)	$216,479	$(3,392)

Basic and diluted weighted average shares outstanding, common shares subject to possible redemption	3,260,870	—	1,098,901	—
Basic and diluted net income (loss) per share, redeemable common stock	$0.04	$—	$0.06	$—

Basic and diluted weighted average shares outstanding, non-redeemable common stock(1)(2)	2,532,609	1,250,000	2,510,989	1,055,046
Basic and diluted net income (loss) per share, non-redeemable common stock	$0.04	$—	$0.06	$—

____________

(1)      Excludes an aggregate of up to 375,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5 and 7).

(2)      Gives retroactive effect to the 42.22% share dividend declared on February 8, 2023 and the forfeiture of 191,667 shares on August 17, 2023 (see Notes 5 and 7).

The accompanying notes are an integral part of the unaudited financial statements.

99 ACQUISITION GROUP INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
(Unaudited)

For the Nine Months Ended September 30, 2023

	Class A Common Stock		Class B Common Stock(1)(2)		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – January 1, 2023	—	$—	2,875,000	$288	$24,712	$(3,451)	$21,549
Net loss	—	—	—	—	—	(248)	(248)
Balance – March 31, 2023	—	—	2,875,000	288	24,712	(3,699)	21,301
Net loss	—	—	—	—	—	(30)	(30)
Balance – June 30, 2023	—	—	2,875,000	288	24,712	(3,729)	21,271
Sale of IPO Units	7,500,000	750	—	—	74,999,250	—	75,000,000
Sale of Private Placement Warrants	—	—	—	—	2,865,500	—	2,865,500
Offering and Underwriting Costs	—	—	—	—	(4,281,901)	—	(4,281,901)
Common shares subject to possible redemption	(7,500,000)	(750)	—	—	(75,749,250)	—	(75,750,000)
Issuance of representative shares	75,000	8	—	—	(8)	—	—
Accretion of additional paid in capital to accumulated deficit	—	—	—	—	2,141,697	(2,141,697)	—
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(309,279)	(309,279)
Net income	—	—	—	—	—	216,757	216,757
Balance – September 30, 2023	75,000	$8	2,875,000	$288	$—	$(2,237,948)	$(2,237,652)

For the Period from June 14, 2022 (Inception) through September 30, 2022

	Class A Common Stock		Class B Common Stock(1)(2)		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – June 14, 2022 (Inception)	—	$—	—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(3,005)	(3,005)
Balance – June 30, 2022	—	—	—	—	—	(3,005)	(3,005)
Issuance of Class B common stock to Sponsor	—	—	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	—	—	(387)	(387)
Balance – September 30, 2022	—	$—	2,875,000	$288	$24,712	$(3,392)	$21,608

____________

(1)      Includes an aggregate of up to 375,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5 and 7).

(2)      Gives retroactive effect to the 42.22% share dividend declared on February 8, 2023 and the forfeiture of 191,667 shares on August 17, 2023 (see Notes 5 and 7).

The accompanying notes are an integral part of the unaudited financial statements.

99 ACQUISITION GROUP INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2023	Period from June 14, 2022 (inception) through September 30, 2022
Cash Flows from Operating Activities:
Net income (loss)	$216,479	$(3,392)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Unrealized gain on marketable securities held in Trust Account	(413,232)	—
Deferred tax provision	82,214	—
Changes in operating assets and liabilities:
Prepaid expenses	(252,767)	(159)
Accrued expenses	290,193	—
Franchise tax payable	21,739	—
Related party payable – administrative fee	13,226	—
Net cash used in operating activities	(42,148)	(3,551)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(75,750,000)	—
Net cash used in investing activities	(75,750,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	74,149,500	—
Proceeds from sale of Private Placements Warrants	2,865,500	—
Advances from related party	—	3,456
Due to Sponsor	(35,000)	90,000
Proceeds from promissory note – related party	102,610	—
Payment of offering costs	(657,401)	(25,000)
Net cash provided by financing activities	76,425,209	93,456

Net Changes in Cash	633,061	89,905
Cash – Beginning of period	11,470	—
Cash – End of period	$644,531	$89,905

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$75,000	$—
Offering costs paid from due from related party	$—	$25,000
Issuance of representative shares	$8	$—
Initial classification of Class A common stock subject to possible redemption	$75,750,000	$—
Accretion of additional paid in capital to accumulated deficit	$2,141,697	$—
Change in value of Class A common stock subject to possible redemption	$309,279	$—
Deferred underwriting fee payable	$2,625,000	$—
Conversion of due to Sponsor to promissory note – related party	$35,000	$—

The accompanying notes are an integral part of the unaudited financial statements.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

99 Acquisition Group Inc. (the “Company”) is a newly organized blank check company incorporated in Delaware on June 14, 2022. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from June 14, 2022 (inception) through September 30, 2023 relates to the Company’s formation and the Initial Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on August 14, 2023. On August 22, 2023, the Company consummated its Initial Public Offering of 7,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $75,000,000 (the “Initial Public Offering”), which is discussed in Note 3, and incurring offering costs of $4,281,901, of which $2,625,000 was for deferred underwriting commissions (see Note 5). The underwriters had a 45-day option from the date of the prospectus to purchase up to an additional 1,125,000 units to cover over-allotments, if any (see Note 3), which option expired unexercised on October 1, 2023 (see Note 8).

Additionally, the Company completed the sale of 2,865,500 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $2,865,500, in a private placement (the “Private Placement”) to 99 Acquisition Sponsor LLC (the “Sponsor”) that closed simultaneously with the Initial Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Initial Public Offering on August 22, 2023, an amount equal to $75,750,000 ($10.10 per Unit sold in the Initial Public Offering), including the proceeds from the sale of the Private Placement Warrants, was placed in a trust account with Continental Stock Transfer & Trust Company, a U.S.-based company, acting as trustee (the “Trust Account”). The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its holders of the outstanding public shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.10 per share), calculated as of two business days prior to the completion of a Business Combination, including interest. The per-share amount to be distributed to the public stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination only if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Second Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 9 months from the closing of the Initial Public Offering or up to 15 months from the closing of the offering if the Company extends the period of time to consummate a business combination for up to three months on two occasions, as described in more detail in the Company’s prospectus, and (c) not to propose an amendment to the Second Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has 9 months (or 15 months, as applicable) from the closing of the Initial Public Offering (as such period may be extended pursuant to the Company’s Second Amended and Restated Certificate of Incorporation) to complete a Business Combination (the “Combination Period”). If the Company is unable to

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.10 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, as set forth by the Financial Accounting Standards Board (“FASB”), and pursuant to the rules and regulations of the SEC. The unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the period from June 14, 2022 (inception) through December 31, 2022 included in a registration statement on Form S-1, as amended, declared effective by the SEC on August 14, 2023. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate disclosures contained herein have been omitted.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company,

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $644,531 and $11,470 as of September 30, 2023 and December 31, 2022, respectively, and no cash equivalents as of September 30, 2023 or December 31, 2022.

Marketable Securities Held in Trust Account

As of September 30, 2023, substantially all of the assets held in the Trust Account were held in cash and money market funds. Total account value as of September 30, 2023 and December 31, 2022 was $76,163,232 and $0, respectively.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of legal, accounting and other costs incurred through the date of the Initial Public Offering that are directly related to the Initial Public Offering. Upon completion of the Initial Public Offering, these offering costs, together with the underwriter discount of $850,500, associated with the common stock and the warrants have been charged to stockholders’ equity since both the public and private warrants qualify for equity classification.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Shares of conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as a component of stockholder’s equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on September 30, 2023, 7,500,000 shares of Class A common stock are presented at redemption value as temporary equity, outside of the stockholder’s equity section of the Company’s balance sheet.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The shares of Class B common stock are classified as a component of stockholder’s equity since they are not subject to possible redemption outside of the Company’s control.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 or December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was $82,214 for the three and nine months ended September 30, 2023 and was deemed to be de minimis the three months ended September 30, 2022 and the period from June 14, 2022 (inception) through September 30, 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Accretion associated with the redeemable shares of Class A common stock is excluded from income (loss) per share as the redemption value approximates fair value. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 7). At September 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for the periods presented.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per common share:
	Three Months Ended September 30,		Nine Months Ended	Period from June 14, 2022 (inception) through
			September 30,
	2023	2022	2023	2022
Class A common stock subject to possible redemption
Numerator:
Net income attributable to Class A common stock subject to possible redemption	$122,002	$—	$65,899	$—
Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	3,260,870	—	1,098,901	—
Basic and diluted net income (loss) per share, redeemable common stock	$0.04	$—	$0.06	$—

Non-redeemable common stock
Numerator:
Net income (loss)	$216,757	$(387)	$216,479	$(3,392)
Less: Net income (loss) attributable to Class A common stock subject to possible redemption	$122,002	$—	$65,899	$—
Net income (loss) attributable to non-redeemable common stock	$94,755	$(387)	$150,580	$(3,392)
Denominator: Weighted average non-redeemable common stock
Basic and diluted weighted average shares outstanding, non-redeemable common stock	2,532,609	1,250,000	2,510,989	1,055,046
Basic and diluted net income (loss) per share, non-redeemable common stock	$0.04	$(0.00)	$0.06	$(0.00)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the issuance date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. As of September 30, 2023 and December 31, 2022, the Trust Account had a fair value of $76,163,232 and $0, respectively.

Warrants

The Company is required to account for its warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Based on its assessment, the Company accounts for its warrants as equity-classified.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 as of inception of the Company.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 — INITIAL PUBLIC OFFERING

On August 22, 2023, the Company consummated its Initial Public Offering of 7,500,000 Units at a purchase price of $10.00 per Unit, generating gross proceeds of $75,000,000. The underwriters have a 45-day option from the date of the prospectus to purchase up to an additional 1,125,000 units to cover over-allotments, if any, which option expired unexercised on October 1, 2023 (see Note 8).

Each Unit consists of one share of Class A common stock of the Company, one redeemable warrant (“Public Warrant”) and one right. Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7). Each right entitles the holder thereof to receive one-fifth (1/5) of one share of Class A common stock upon the consummation of an initial business combination (see Note 7).

As of September 30, 2023, the Company incurred offering costs of $4,281,901, of which $2,625,000 was for deferred underwriting commissions.

NOTE 4 — PRIVATE PLACEMENT

The Sponsor purchased an aggregate of 2,865,500 warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $2,865,500, in the Private Placement that occurred simultaneously with the closing of the Initial Public Offering. The Sponsor is committed to purchase up to an additional 240,075 warrants to the extent the underwriters’ over-allotment option is exercised, which option expired unexercised on October 1, 2023 (see Note 8). Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On August 16, 2022, the Company approved the acquisition by transfer of an aggregate of 2,156,250 shares of Class B common stock of the Company (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. In connection with a planned increase in the size of the Initial Public Offering, on February 8, 2023, the Company declared a 42.22% share dividend on each Founder Share, thereby increasing the number of issued and outstanding Founder Shares to 3,066,667. On August 17, 2023, the Sponsor forfeited an aggregate of 191,667 Founder Shares for no consideration, resulting in the Sponsor holding an aggregate of 2,875,000 Founder Shares, including an aggregate of 375,000 Founder Shares subject to forfeiture by the Sponsor to the extent the underwriters’ over-allotment option is not exercised in full or in part. All share amounts presented have been retroactively restated to reflect the share dividend and forfeiture. The number of Founder Shares issued was determined so that the Sponsor will collectively own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). On October 1, 2023, in connection with the underwriters not exercising their over-allotment option, the Sponsor forfeited an aggregate of 375,000 Founder Shares (see Note 8).

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of a Business Combination, and (ii) subsequent to the Business Combination, (A) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination,

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement upon the completion of the Initial Public Offering to pay the Sponsor a total of up to $10,000 per month for business and administrative support services. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of September 30, 2023, the Company has incurred $13,226 in related party fees for the services provided by the Sponsor under this agreement.

Promissory Note — Related Party

On August 16, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of the consummation of a Business Combination or the liquidation of the Company on or before the 9-month anniversary of the completion of the Initial Public Offering (or up to the 15-month anniversary if the Company extends the period of time to consummate a Business Combination) or such later liquidation date as may be approved by the Company’s stockholders (a “Liquidation”). Upon maturity, the Note would be repaid, without interest or, at the lender’s discretion, the Note may be converted into warrants (the “Conversion Warrants”), at a price of $1.00 per warrant. The Conversion Warrants would be identical to the Private Placement Warrants. As of December 31, 2022, the Company had no borrowings outstanding under the Note.

During the nine months ended September 30, 2023, the Company borrowed $67,610 under the Note to pay for vendor invoices and converted the remaining balance due to the Sponsor of $35,000 through a draw under the Note. As of September 30, 2023, the Company had an outstanding balance of $102,610 under the Note, with $197,390 available to draw.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company.

Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be converted into warrants, at a price of $1.00 per warrant. These warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023 and December 31, 2022, no Working Capital Loans were outstanding.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Advances from Related Party

An affiliate of the Sponsor paid certain formation, deferred offering and operating costs totaling $29,001 on behalf of the Company during the period from June 14, 2022 (inception) through December 31, 2022. These advances are non-interest bearing and payable on demand. As of September 30, 2023 and December 31, 2022, $29,001 was due to the related party.

Due to Sponsor

During the period from June 14, 2022 (inception) through December 31, 2022, the Company received funds totaling $400,000 from various investors on behalf of the Sponsor. These monies represent advances paid to the Sponsor for purchase of Private Placement Warrants upon successful completion of the Proposed Public Offering. The monies should have been deposited into the Sponsor’s bank account instead of the Company’s bank account. These amounts are non-interest bearing and payable on demand. During the period from June 14, 2022 (inception) through December 31, 2022, the Company repaid $365,000 of the balance due to the Sponsor related to investments it had collected on behalf of the Sponsor, resulting in a balance of $35,000 due to the Sponsor as of December 31, 2022. During the nine months ended September 30, 2023, the Company converted the remaining balance of $35,000 due to the Sponsor through a draw under the Note.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, Conversion Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants, Conversion Warrants and warrants that may be issued upon conversion of the Working Capital Loans and Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which option expired unexercised on October 1, 2023 (see Note 8).

The underwriters are entitled to a cash underwriting discount of $0.1134 per Unit, or $850,500 in the aggregate (or up to $978,075 to the extent the underwriters’ over-allotment option is exercised), payable upon the closing of the Initial Public Offering. The underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,625,000 in the aggregate (or up to $3,018,750 to the extent the underwriters’ over-allotment option is exercised). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

In addition to the underwriting discount, the Company reimbursed the underwriters $69,050 for certain of their out-of-pocket expenses related to the Initial Public Offering, including, but not limited to “road show” expenses, expenses of the underwriters’ legal counsel and diligence and background checks on our directors, director nominees and executive.

Representative Shares

The Company issued to the underwriters 75,000 shares of Class A common stock upon the consummation of the Initial Public Offering. The Company will issue to the underwriters up to an additional 11,250 shares to the extent the underwriters’ over-allotment option is exercised, which option expired unexercised on October 1, 2023 (see Note 8). The underwriters have agreed not to transfer, assign or sell any such shares until the completion of our initial business combination. In addition, the underwriters have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 9 months from the closing of the Initial Public Offering (or up to 15 months from the consummation of the Initial Public Offering if we extend the period of time for up to three months on two occasions to consummate a business combination, as described in more detail in the prospectus). The representative shares have resale registration rights including one demand and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering. In compliance with FINRA Rule 5110(g)(8), registration rights granted to the underwriters are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which the prospectus forms a part and such demand rights may be exercised on only one occasion.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates or as otherwise permitted under FINRA Rule 5110(e)(2).

NOTE 7 — STOCKHOLDER’S EQUITY

Preferred Shares — The Company is authorized to issue up to 1,000,000 preferred stock with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote per share. At September 30, 2023, as a result of the Closing of the Initial Public Offering, there were 75,000 shares of Class A common stock issued and outstanding, excluding 7,500,000 shares of the Company’s Class A common stock that are considered conditionally redeemable shares and classified as temporary equity in accordance with guidance under ASC 480. As of December 31, 2022, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue up to 10,000,000 Class B common stock, par value $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote per share. At September 30, 2023 and December 31, 2022, after giving effect to the share dividend and forfeiture described in Note 5, there were 2,875,000 shares of Class B common stock issued and outstanding, of which an aggregate of up to 375,000 shares are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 — STOCKHOLDER’S EQUITY (cont.)

or in part. All share amounts presented have been retroactively restated to reflect the share dividend and forfeiture. On October 1, 2023, in connection with the underwriters not exercising their over-allotment option, the Sponsor forfeited an aggregate of 375,000 shares of Class B common stock (see Note 8).

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, at a ratio such that the number of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all Class A shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination (excluding any Class A common stock or equity-linked securities exercisable for or convertible into Class A shares of common stock issued, or to be issued, to any seller in a Business Combination). In no event will the shares of Class B common stock convert into shares of Class A common stock at a rate of less than one-to-one.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of a Business Combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of a Business Combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” Notwithstanding the above, if the Class A common stock is, at the time of any exercise of a warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 — STOCKHOLDER’S EQUITY (cont.)

Redemption of Public Warrants when the price per share of Class A common stock equals or exceeds $18.00:    Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•        if, and only if, the last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for the issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average reported sale price of our common stock during the 10 trading days ending on the third trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

99 ACQUISITION GROUP INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 — STOCKHOLDER’S EQUITY (cont.)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to registration rights.

The Company accounts for the 10,365,500 warrants issued in connection with the Initial Public Offering (including 7,500,000 Public Warrants and 2,865,500 Private Placement Warrants, assuming the underwriters’ over-allotment option is not exercised, which option expired unexercised on October 1, 2023 per Note 8)) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants meet the criteria for equity treatment thereunder, each warrant must be recorded within equity.

Rights — Except in cases where the Company is not the surviving entity upon completion of a Business Combination, each holder of a right will automatically receive one-fifth (1/5) of one share of Class A common stock upon consummation of a Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s amended and restated certificate of incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving entity upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) share underlying each right (without paying additional consideration) upon consummation of the Business Combination.

If the Company is unable to complete a Business Combination within the required time period and it liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless.

The Company will not issue fractional shares upon conversion of any rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with applicable law. As a result, the holders of the rights must hold rights in multiples of five in order to receive shares for all of the holders’ rights upon the consummation of a Business Combination.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through November 14, 2023, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than those described below.

Underwriters’ Over-allotment Option

The underwriters had a 45-day option from August 17, 2023 (the date of the prospectus) to purchase up to an additional 1,125,000 units to cover over-allotments, if any. On October 1, 2023, the over-allotment option period expired, with the underwriters not exercising their over-allotment option.

Founder Shares

In connection with the underwriters not exercising their over-allotment option, on October 1, 2023, the Sponsor forfeited an aggregate of 375,000 Founder Shares for no consideration, resulting in the Sponsor holding an aggregate of 2,500,000 Founder Shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
99 Acquisition Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 99 Acquisition Group Inc. (the “Company”) as of December 31, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 14, 2022 (inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period June 14, 2022 (inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2022.
Houston, Texas
February 22, 2023, except for notes 1, 2, 4, 7, and 8, which are dated July 17, 2023

99 ACQUISITION GROUP INC.
BALANCE SHEET
DECEMBER 31, 2022

ASSETS
Current Assets
Cash	$11,470
Prepaid expenses	80
Total Current Assets	11,550

Deferred offering costs	97,438
Total Assets	$108,988

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued offering costs	$23,438
Advances from related party	29,001
Due to Sponsor	35,000
Total Current Liabilities	87,439
Total Liabilities	87,439

Commitments and Contingencies

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,066,667 shares issued and outstanding(1) (2)	307
Additional paid in capital	24,693
Accumulated deficit	(3,451)
Total Stockholder’s Equity	21,549
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$108,988

____________

(1)      Includes an aggregate of up to 400,000 shares of Class B common stock that are subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriters (see Notes 5 and 7).

(2)      Gives retroactive effect to the 42.22% share dividend declared on February 8, 2023 (see Notes 5 and 7).

The accompanying notes are an integral part of the financial statements.

99 ACQUISITION GROUP INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 14, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

Formation costs	$3,451
Net loss	$(3,451)

Weighted average shares outstanding, basic and diluted(1)(2)	2,666,667
Basic and diluted net loss per common share	$(0.00)

____________

(1)      Excludes an aggregate of up to 400,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5 and 7).

(2)      Gives retroactive effect to the 42.22% share dividend declared on February 8, 2023 (see Notes 5 and 7).

The accompanying notes are an integral part of the financial statements.

99 ACQUISITION GROUP INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM JUNE 14, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

	Class B Common Stock(1)		Additional Paid in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance – June 14, 2022 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)(2)	3,066,667	307	24,693	—	25,000
Net loss	—	—	—	(3,451)	(3,451)
Balance – December 31, 2022	3,066,667	$307	$24,693	$(3,451)	$21,549

____________

(1)      Includes an aggregate of up to 400,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5 and 7).

(2)      Gives retroactive effect to the 42.22% share dividend declared on February 8, 2023 (see Notes 5 and 7).

The accompanying notes are an integral part of the financial statements.

99 ACQUISITION GROUP INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 14, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

Cash flows from Operating Activities:
Net loss	$(3,451)
Changes in operating assets and liabilities
Prepaid expenses	(80)
Net cash used in operating activities	(3,531)

Cash flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Advances from related party	4,001
Due to Sponsor	35,000
Payment of offering costs	(49,000)
Net cash provided by financing activities	15,001

Net Change in cash	11,470
Cash – Beginning of period	—
Cash – End of period	$11,470

Supplemental Disclosures of Noncash Financing Activities
Deferred offering costs included in accrued offering costs	$23,438
Deferred offering costs paid from due from related party	$25,000

The accompanying notes are an integral part of the financial statements.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

99 Acquisition Group Inc. (the “Company”) is a newly organized blank check company incorporated in Delaware on June 14, 2022. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from June 14, 2022 (inception) through December 31, 2022 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 8,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 9,200,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 3,265,000 warrants (or 3,565,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to 99 Acquisition Sponsor LLC (the “Sponsor”) that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account with Continental Stock Transfer & Trust Company, a U.S.-based company, acting as trustee (the “Trust Account”). The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company will provide its holders of the outstanding public shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.10 per share), calculated as of two business days prior to the completion of a Business Combination, including interest. The per-share amount to be distributed to the public stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

completion of a Business Combination with respect to the Company’s warrants. The Public Shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination only if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Second Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 9 months from the closing of the Proposed Public Offering or up to 15 months from the closing of this offering if the Company extend the period of time to consummate a business combination for up to three months on two occasions, as described in more detail in this prospectus, and (c) not to propose an amendment to the Second Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have 9 months (or 15 months, as applicable) from the closing of the Proposed Public Offering (as such period may be extended pursuant to the Company’s Second Amended and Restated Certificate of Incorporation) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.10 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2022, the Company had a working capital deficit of $75,889. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $11,470 and no cash equivalents as of December 31, 2022.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering. Upon completion of the Proposed Public Offering, offering costs associated with the common stock and the warrants will be charged to stockholder’s equity since both the public and private warrants are expected to qualify for equity classification. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Shares of conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as a component of stockholder’s equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, upon completion of the Proposed Public Offering, the shares of Class A common stock will be presented at redemption value as temporary equity, outside of the stockholder’s equity section of the Company’s balance sheet.

The shares of Class B common stock are classified as a component of stockholder’s equity since they are not subject to possible redemption outside of the Company’s control.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from June 14, 2022 (inception) through December 31, 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 400,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 7). At December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period presented.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the issuance date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Warrants

The Company will account for its warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company will account for its warrants as equity-classified.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 as of inception of the Company.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 8,000,000 Units (or 9,200,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock of the Company, one redeemable warrant (“Public Warrant”) and one right. Each Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7). Each right will entitle the holder thereof to receive one-fifth (1/5) of one share of Class A common stock upon the consummation of an initial business combination (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 3,265,000 warrants (or 3,565,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $3,265,000 (or $3,565,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On August 16, 2022, the Company approved the acquisition by transfer of an aggregate of 2,156,250 shares of Class B common stock of the Company (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. In connection with the increase in the size of the Proposed Public Offering, on February 8, 2023, the Company declared a 42.22% share dividend on each Founder Share, thereby increasing the number of issued and outstanding Founder Shares to 3,066,667, including an aggregate of up to 400,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part. All share amounts presented have been retroactively restated to reflect the share dividend. The number of Founder Shares issued was determined so that the Sponsor will collectively own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of a Business Combination, and (ii) subsequent to the Business Combination, (A) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company plans to enter into an agreement upon the completion of the Proposed Public Offering to pay the Sponsor a total of up to $10,000 per month for business and administrative support services. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Promissory Note — Related Party

On August 16, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of the consummation of a Business Combination or the liquidation of the Company on or before the 9-month anniversary of the completion of the Proposed Public Offering (or up to the 15-month anniversary if the Company extends the period of time to consummate a Business Combination) or such later liquidation date as may be approved by the Company’s stockholders (a “Liquidation”). Upon maturity, the Note would be repaid, without interest or, at the lender’s discretion, the Note may be converted into warrants (the “Conversion Warrants”), at a price of $1.00 per warrant. The Conversion Warrants would be identical to the Private Placement Warrants. As of December 31, 2022, the Company had no borrowings outstanding under the Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be converted into warrants, at a price of $1.00 per warrant. These warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2022, no Working Capital Loans were outstanding.

Advances from Related Party

An affiliate of the Sponsor paid certain formation, deferred offering and operating costs totaling $29,001 on behalf of the Company during the period from June 14, 2022 (inception) through December 31, 2022. These advances are non-interest bearing and payable on demand. As of December 31, 2022, $29,001 was due to the related party.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Due to Sponsor

During the period from June 14, 2022 (inception) through December 31, 2022, the Company received funds totaling $400,000 from various investors on behalf of the Sponsor. These monies represent advances paid to the Sponsor for purchase of Private Placement Warrants upon successful completion of the Proposed Public Offering. The monies should have been deposited into the Sponsor’s bank account instead of the Company’s bank account. These amounts are non-interest bearing and payable on demand. During the period from June 14, 2022 (inception) through December 31, 2022, the Company repaid $365,000 of the balance due to the Sponsor related to investments it had collected on behalf of the Sponsor, resulting in a balance of $35,000 due to the Sponsor as of December 31, 2022.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, Conversion Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants, Conversion Warrants and warrants that may be issued upon conversion of the Working Capital Loans and Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.15 per Unit, or $1,200,000 in the aggregate (or $1,380,000 if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. The underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,800,000 in the aggregate (or up to $3,220,000 if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

In addition to the underwriting discount, the Company has agreed to pay or reimburse the underwriters for certain of their out-of-pocket expenses related to the Proposed Public Offering, including, but not limited to “road show” expenses, expenses of the underwriters’ legal counsel and diligence and background checks on our directors, director nominees and executive.

Representative Shares

The Company agreed to issue to the underwriters and/or their designees, 80,000 shares of Class A common stock (or 92,000 shares if the underwriters’ over-allotment option is exercised in full) upon the consummation of the Proposed Public Offering. The underwriters have agreed not to transfer, assign or sell any such shares until the completion of our initial business combination. In addition, the underwriters have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

shares if we fail to complete our initial business combination within 9 months from the closing of the Proposed Public Offering (or up to 15 months from the consummation of the Proposed Public Offering if we extend the period of time for up to three months on two occasions to consummate a business combination, as described in more detail in this prospectus). The representative shares have resale registration rights including one demand and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Proposed Public Offering. In compliance with FINRA Rule 5110(g)(8), registration rights granted to the underwriters are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part and such demand rights may be exercised on only one occasion.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates or as otherwise permitted under FINRA Rule 5110(e)(2).

NOTE 7 — STOCKHOLDER’S EQUITY

Preferred Shares — The Company is authorized to issue up to 1,000,000 preferred stock with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote per share. At December 31, 2022, there were no shares of Class A common stock issued or outstanding. The shares of the Company’s Class A common stock are considered conditionally redeemable shares and will be classified as temporary equity in accordance with guidance under ASC 480.

Class B Common Stock — The Company is authorized to issue up to 10,000,000 Class B common stock, par value $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote per share. At December 31, 2022, after giving effect to the share dividend described in Note 5, there were 3,066,667 shares of Class B common stock issued and outstanding, of which an aggregate of up to 400,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own 25% of the Company’s issued and outstanding common shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering). All share amounts presented have been retroactively restated to reflect the share dividend.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, at a ratio such that the number of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all Class A shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination (excluding any Class A common stock or equity-linked securities exercisable for or convertible into Class A shares of common stock issued, or to be issued, to any seller in a Business Combination). In no event will the shares of Class B common stock convert into shares of Class A common stock at a rate of less than one-to-one.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDER’S EQUITY (cont.)

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of a Business Combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of a Business Combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” Notwithstanding the above, if the Class A common stock is, at the time of any exercise of a warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants when the price per share of Class A common stock equals or exceeds $18.00:    Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•        if, and only if, the last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDER’S EQUITY (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for the issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average reported sale price of our common stock during the 10 trading days ending on the third trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to registration rights.

The Company will account for the 11,265,000 warrants to be issued in connection with the Proposed Public Offering (including 8,000,000 Public Warrants and 3,265,000 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants meet the criteria for equity treatment thereunder, each warrant must be recorded within equity.

Rights — Except in cases where the Company is not the surviving entity upon completion of a Business Combination, each holder of a right will automatically receive one-fifth (1/5) of one share of Class A common stock upon consummation of a Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s amended and restated certificate of incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving entity upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) share underlying each right (without paying additional consideration) upon consummation of the Business Combination.

99 ACQUISITION GROUP INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDER’S EQUITY (cont.)

If the Company is unable to complete a Business Combination within the required time period and it liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless.

The Company will not issue fractional shares upon conversion of any rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with applicable law. As a result, the holders of the rights must hold rights in multiples of five in order to receive shares for all of the holders’ rights upon the consummation of a Business Combination.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through July 17, 2023, the date that the financial statements were available to be issued. Based upon this review, other than as described within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than those described below.

Founder Shares

In connection with the increase in the size of the Proposed Public Offering, on February 8, 2023, the Company declared a 42.22% share dividend on each Founder Share, thereby increasing the number of issued and outstanding Founder Shares to 3,066,667, including up to an aggregate of 400,000 Founder Shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. All share amounts presented have been retroactively restated to reflect the share dividend.

Promissory Note — Related Party

During the period from January 1, 2023 through July 17, 2023, the Company drew $82,610 of the $300,000 available under the promissory note with the Sponsor, the proceeds of which were used to pay for vendor invoices. Additionally, on February 17, 2023, the Company converted the remaining balance due to the Sponsor of $35,000 through a draw under the promissory note. As of July 17, 2023, the total outstanding balance under the promissory note was $117,610.

NAVA HEALTH MD, Inc.
Condensed Consolidated Balance Sheets
(in thousands except per share information)

	September 30 2023	December 31 2022

	(Unaudited)
Assets
Current Assets:
Cash	$439	$334
Accounts Receivable, net	1,525	786
Inventory	133	126
Deposits & Other Current Assets	33	20
Total Current Assets	$2,130	$1,266
Deposits – Long-Term	310	60
Property, Plant & Equipment, net of Accumulated Depreciation	1,934	2,216
Operating Lease Right of Use Assets	3,460	2,084
Intangible Assets, net of Accumulated Amortization	19	16
Total Assets	$7,853	$5,642
Liabilities
Current Liabilities:
Accounts Payable. . .	$698	$1,700
Other Payables, Related Party	652	665
Accrued Expenses & Wages	3,389	947
Accrued Interest	143	152
Unearned Revenue	441	453
Line of Credit	86	—
Notes Payable – Current	354	306
Convertible Notes – Current	1,200	—
Operating Lease Right of Use Liability – Current	470	424
Total Current Liabilities	$7,433	$4,647
Notes Payable – Long-Term	956	1,202
Economic Disaster Injury Loan	1,972	2,000
Convertible Notes	—	1,200
Operating Lease Right of Use Liability	3,238	1,930
Total Liabilities	$13,599	$10,979
Equity (Deficit):
Common Stock 100,000,000 shares authorized, par value $0.01; 12,044,430 shares issued and outstanding as of 9/30/2023 and 12/31/2022	$120	$120
Additional Paid in Capital	631	631
Accumulated Deficit.	(6,497)	(6,088)
Total Equity (Deficit)	$(5,746)	$(5,337)
Total Liabilities & Equity (Deficit)	$7,853	$5,642

The accompanying notes are an integral part of these consolidated financial statements.

NAVA HEALTH MD, Inc.
Consolidated Statements of Operations
(in thousands except per share information)
(unaudited)

	As of September 30
	2023	2022
Total Revenue	$18,198	$9,444
Cost of Service	7,649	4,211
Gross Profit	$10,549	$5,233
Sales & Marketing	3,786	2,261
General & Administrative	6,478	3,027
Occupancy	135	108
Depreciation & Amortization	314	88
Total Operating Expenses	$10,713	$5,484
Operating Income (Loss)	$(164)	$(251)
Interest Expense	245	100
Other Expenses	—	5
Net Income (Loss)	$(409)	$(356)
Basic and Diluted Earnings (Loss) Per Share	$(0.03)	$(0.28)
Weighted-Average Shares Outstanding Basic and Diluted	12,044,430	12,044,430

The accompanying notes are an integral part of these consolidated financial statements.

NAVA HEALTH MD, Inc.
Consolidated Statement of Changes in Stockholder’s Equity (Deficit)
(in thousands, except per share data)
(unaudited)

	Common Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
		Amount
Balance at 12/31/22	12,044,430	$120	$631	$(6,088)	$(5,337)
Net Income (loss)	—	—	—	(409)	(409)
Balance at 9/30/23	12,044,430	$120	$631	$(6,497)	$(5,746)

Balance at 12/31/21	12,044,430	$120	$604	$(3,159)	$(2,435)
Capital Contribution	—	—	27	—	27
Deferred Offering Costs	—	—	(105)	—	(105)
Net Income (loss)	—	—	—	(356)	(356)
Balance at 9/30/2022	12,044,430	$120	$526	$(3,515)	$(2,869)

The accompanying notes are an integral part of these consolidated financial statements.

NAVA HEALTH MD, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands except per share information)
(unaudited)

	As of September 30
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(409)	$(356)
Adjustments to reconcile net income to net cash (used) in operating activities:
Depreciation & amortization	314	88
Change in assets and liabilities:
Accounts receivable, net	(739)	(605)
Other Receivable, related party	—	285
Inventory	(7)	(40)
Prepaid expenses and other assets	(263)	(70)
Change in Right of Use asset	(3,110)	2,091
Accounts payable	(1,002)	380
Accounts payable, related party	(13)	(461)
Accrued expenses and wages	2,442	218
Accrued interest	(9)	—
Customer deposits/deferred income	(12)	91
Change in Right Of Use liabilities	3,088	(2,078)
NET CASH PROVIDED BY/(USED) IN OPERATING ACTIVITIES	$280	$(483)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of software	(11)	(18)
Cash paid for purchase of leasehold improvements/construction in process	(24)	(198)
NET CASH PROVIDED BY/(USED) IN INVESTING ACTIVITIES	$(35)	$(216)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(227)	(135)
Repayment of line of credit	(113)	—
Deferred Offering Costs	—	(105)
Borrowings from note payable	200	—
Borrowings from Convertible Notes	—	1,175
Capital Contributions	—	27
NET CASH PROVIDED BY/(USED) IN FINANCING ACTIVITIES	(140)	962
NET INCREASE/(DECREASE) IN CASH	105	263
Beginning Cash	334	476
Ending Cash	$439	$739
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non-cash financing activities
Property and equipment acquired in exchange of note payable	$—	$1,015
ROU assets in exchange for ROU liabilities	$1,734	$1,167

The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 1 — DESCRIPTION OF BUSINESS

Nava Health MD, Inc. (“Nava Health”) and Nava Health Medical Group, LLC. (“Nava Medical”) work together as a vertically integrated, tech-enabled integrative healthcare practice combining traditional, functional, holistic, and regenerative medicine. Our innovative medical practice uses a data-driven, personalized approach to optimize health and increase longevity. The mission is to help clients “feel their best” with an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products. Nava Medical has six general areas of expertise and offerings, including but not limited to diagnostic testing, bio-identical hormone replacement therapies, regenerative therapies, aesthetics, functional nutrition, and premium-grade retail products.

Due to restrictions on the corporate practice of medicine in many states, Nava Medical, which is a separate legal entity owned by a licensed physician, is responsible for all clinical aspects of the medical operations that take place in on- premises locations and through telehealth, including contracting with the physicians and practitioners who treat clients at on-premises locations and through telehealth. Practitioners at Nava Medical include, but are not limited to board certified physicians, nurse practitioners, physician assistants, certified aesthetics nurses, acupuncturists, massage therapists, board certified nutritionists, medical assistants, medical technicians, and certified life coaches. Nava Medical also has a fully equipped, in-office clinical laboratory that provides diagnostic testing for patients, conveniently increasing the speed of research and results. Lab tests include, but are not limited to, chemistry, hematology, immunoassay, genetic, allergy, food sensitivity, and other blood and urine panels. Nava Medical is a Maryland limited liability company and was formed in May of 2014.

Nava Health manages the non-clinical aspects for Nava Medical through a Management Services Agreement, dated January 1, 2021, by and between Nava and Nava Medical, as amended by that certain Amendment to Management Services Agreement, dated January 1, 2021 (together, the “MSA”). The MSA states that Nava will provide for the administration of the non-clinical aspects of the medical operations of Nava Medical which include, but are not limited to, financial, administrative, technical, marketing and personnel services. Nava Health does not practice medicine. Nava Health is a Delaware limited liability company and was formed in June 2013.

Nava Health’s headquarters is located in Columbia, Maryland, and Nava Medical’s clinics are located in Columbia, Maryland, Bethesda, Maryland and Fairfax, Virginia.

Our consolidated financial statements present the results of operations and financial position of Nava Health and Nava Medical.

Going Concern

The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if we were unable to continue as a going concern. As shown in the accompanying financial statements, the Company had an accumulated deficit, negative cash flows from operations and a working capital deficit as of September 30, 2023, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon, among other things, additional cash infusion. Management believes the existing stockholders, the prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nava Health has prepared the accompanying financial statements according to the Generally Accepted Accounting Principles (GAAP) in the United States. Nava Health MD, Inc. and Nava Health Medical Group, LLC consolidate their financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of Nava Health’s financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses during a reporting period. Actual results may differ from these estimates. Estimates are used to determine revenue from clients using health insurance.

Cash and Cash Equivalents

Nava Health considers cash equivalents as all short-term, highly liquid investments with remaining maturities at the purchase date of three months or less. All cash deposits are held in United States financial institutions. The company has no restricted cash. As of September 30, 2023, we maintain cash balances in financial institutions in excess of federally insured limits.

Accounts Receivables, Net

Accounts receivable includes amounts due from private or government insurance companies and amounts remaining to be paid by clients after insurance disbursements have been made.

Nava Health began accepting health insurance reimbursements as payments for services in September of 2021. Receivables from insurance companies are recorded as an estimated reimbursement. This estimate is based on contracted rates as well as historical trends. What we recognize as accounts receivable is net of any contractual allowance adjustments we estimate to occur.

Payments waiting to be received from insurance companies were $1,524,917 and $785,819 as of September 30, 2023 and December 31, 2022, respectively.

Fair Value Measurements

The accounting standard for fair value measurements defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants on the date of measurement. Nava Health has certain financial assets and liabilities recorded at fair value, which have been classified as Level 1, 2 or 3 within the fair value hierarchy:

•        Level 1 — Fair values are determined utilizing prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access;

•        Level 2 — Fair values are determined by utilizing quoted prices for identical or similar assets and liabilities in active markets or other market observable inputs such as interest rates, yield curves, and foreign currency spot rates; and

•        Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The carrying value of cash and cash equivalents approximates fair value as maturities are less than three months. The carrying value of notes payable are measured at amortized cost.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Inventories

Inventory consists of products available for consumer purchase. They include, but are not limited to, supplements and nutraceuticals. Inventories are valued at the lower of cost or net realizable value using the weighted first-in- first-out (FIFO) method. Inventory consists of vitamins, supplements and nutraceuticals that are sold at our clinics and online. Management assesses the valuation of inventory regularly and adjusts for expired or obsolete products as necessary.

Property and Equipment

Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the specific asset.

($ in thousands)	September 30, 2023	December 31, 2022
Computer Hardware	$19	$19
Furniture & Fixtures	98	98
Office Equipment	12	12
Leasehold Improvements	772	743
Construction in Process	10	15
Therapy Equipment	1,689	1,689
Total Property and Equipment	2,600	2,576
less accumulated depreciation	(666)	(360)
Property and Equipment, Net of Accumulated Depreciation	$1,934	$2,216
Estimated Useful Life
Computer Hardware	3 – 5 Years
Furniture & Fixtures	5 – 7 Years
Office Equipment	5 – 7 Years
Leasehold Improvement	Shorter of the asset’s useful life or the remaining lease term
Therapy Equipment	5 – 7 Years

Routine repairs and maintenance are expensed when they occur.

Intangible Assets

Nava Health’s intangible assets consist of computer software purchases and updates as well as the licensing of software. The assets are recognized on the balance sheet at historical cost. Software license purchases are assigned a useful life equal to that of the license term.

($ in thousands)	September 30, 2023	December 31, 2022
Software Licensing	$126	$126
Software Programming	46	35
Total Intangible Assets	$172	$161
Less accumulated amortization	(153)	(145)
Intangible Assets, Net of Accumulated Amortization	$19	$16

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Long-Lived Asset

We review definite-lived assets, whether they be property, plant and equipment or intangible, for impairment when indication of a potential impairment exists. This could include, but is not limited to:

•        The carrying amount is not recoverable and exceeds the asset’s fair value;

•        Significant changes in the asset’s market price due to a change in consumer demand;

•        Damage to its physical condition; and

•        The book value exceeds expected future cash flows.

The company has not recognized impairment for any assets as of September 30, 2023 and September 30, 2022, respectively.

Leases

The Company adopted Accounting Standards Codification, Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application.

The Company determines if a contract meets with definition of a lease at inception of a contract. Lease liabilities represent the obligation to make lease payments and right-of-use (“ROU”) assets represent the right to use the underlying asset during the lease term. Leases with a term greater than one year are recognized on the consolidated balance sheet as lease liabilities and ROU assets at the commencement date of the lease based on the present value of lease payments over the lease term. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. When the implicit rate is unknown, an incremental borrowing rate based on the information available at the commencement date is used in determining the present value of the lease payments. Options to extend or terminate the lease are included in the determination of the lease term when it is reasonably certain that the Company will exercise such options. Most leases contain clauses for renewal at the Company’s option with renewal terms that generally extend the lease term from 1 to 7 years.

Operating lease ROU assets are adjusted for (i) payments made at or before the commencement date, (ii) initial direct costs incurred, and (iii) tenant incentives under the lease. When a lease contains an escalation clause or a concession, such as a rent holiday or tenant improvement allowance, the Company includes these items in the determination of the ROU asset and the lease liabilities. The effects of these escalation clauses or concessions have been reflected in lease expenses on a straight-line basis over the expected lease term and any variable lease payments subsequent to establishing the lease liability are expensed as incurred.

Income Taxes

Income taxes are passed through to the members of both Nava Medical and Nava Health.

NOTE 3 — CONTROLLING STOCKHOLDER

Ascend One Corporation (“Ascend One”) is Nava Health’s controlling stockholder owning 78.45% of Nava Health’s commons stock as of September 30, 2023. Accordingly, Ascend One has the ability to exercise significant control over Nava Health’s affairs.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 4 — REVENUE RECOGNITION

Nava Health recognizes revenue from membership dues, treatments and therapies as well as retail sales. The services provided by the Company have no fixed duration and can be terminated by the patient or the Company at any time, and therefore, each treatment is its own stand-alone contract. As the Company’s performance obligations relate to contracts with a duration of one year or less, the Company elected the optional exemption in Accounting Standards Codification (“ASC”) ASC 606-10-50-14(a), Therefore, the Company is not required to disclose the transaction price for the remaining performance obligations at the end of the reporting period or when the Company expects to recognize the revenue. The Company has minimal unsatisfied performance obligations at the end of the reporting period as its patients typically are under no obligation to remain members of Nava.

Our revenue is primarily derived from treatments and therapies rendered to our clients. We also recognize membership dues as revenue from all of our clients. We receive payments from the following sources for services rendered in our facilities: (i) state governments and their respective programs; (ii) commercial insurers; (iii) the federal government under the Medicare program; and (iv) individual patients and clients. We determine the transaction price based on our established billing rates reduced by contractual adjustments provided to third-party payors.

Outside of the initial consultation, all clients must be active members to receive treatments and therapies from the Company. All services have standard prices; no discounts are given. Member prices for retail products are calculated at the time of transaction.

Net patient service revenue is reported net of provisions for contractual allowances from third-party payers and clients. The Company reviews its overall reserve adequacy by monitoring historical cash collections as a percentage of net revenue as well as other collection indicators such as the age of the balance and the payment history of the customer. The Company writes off accounts against the allowance for doubtful accounts when they are deemed to be uncollectible. Increases and decreases in the allowance for doubtful accounts from patient service revenue are included in net revenue in the consolidated statement of operations. Membership dues are recognized monthly, treatments and therapies are recognized at the time of service and retail sales are recognized when the possession of the goods is transferred to the client.

Service Revenue

Nava Health recognizes revenue for consultations, therapies and treatments at the time of service. Nava Health considers its performance obligation as providing medical consultations, therapies and treatments. Nava Health receives payments for these services from the client directly or through a submitted claim to the client’s health insurance company or government provider.

The service revenue is reported as a calculation of direct, in-full patient payments in addition to estimated reimbursement amounts from the various insurance providers. Any difference between the estimated and actual insurance reimbursement is deducted from gross revenue in the period the final adjustment is realized.

Membership Revenue

Membership fees are recognized as revenue evenly over the life of the membership period. Nava Health’s performance obligation is in accordance with the membership contract regarding services provided and pricing for those services.

Retail Sales

Nava Health offers consumer products through its physical locations and online. Revenue is recognized when control of the goods is transferred to the client.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 4 — REVENUE RECOGNITION (cont.)

Unearned Revenue

Nava Health records unearned revenue when a payment is made by the client in advance of a performance obligation being met. Unearned Revenue consists of client prepaid services such as annual membership dues, prepaid treatment packages, gift card purchases and annual access fees. Prepaid annual membership and annual access fees are recognized as revenue evenly over twelve months. Prepaid treatment packages are recognized as revenue when the client is provided each service detailed in the treatment package. Gift card purchases are recognized as revenue when the gift card is utilized.

Disaggregation of Revenue

We disaggregate our revenue based on activity type. Our consolidated revenue was derived from the following activities:

($ in thousands)	September 30 2023	September 30 2022
Treatments & Therapies	$15,832	$8,306
Membership Dues	$2,221	$805
Other Income	$145	$333
Total Revenue	$18,198	$9,444

The Treatments and Therapies revenue line is comprised of patients who either use insurance or who self-fund all costs. The breakout of these categories is as follows:

	30-Sep-23		30-Sep-22
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Treatments & Therapies Revenue from Insurance-Pay Clients	$8,866	56%	$3,995	48%
Treatments & Therapies Revenue from Self-Pay Clients	$6,966	44%	$4,311	52%
Total Treatments & Therapies Revenue	$15,832		$8,306

NOTE 5 — NOTES PAYABLE

Nava Health has notes payable directly to the lender as well as related party notes in the name of Ascend One and other individuals with a direct relationship to the business. Related party notes are discussed below in Note 6.

On May 5, 2021, Nava Medical issued a promissory note (the “May 5, 2021 Note”) in the amount of $201,630, at which time the entire balance of $201,630 was received to purchase therapy equipment. The May 5, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 5, 2021 Note as of December 31, 2022 was $162,257. The balance of the May 5, 2021 Note as of September 30, 2023 was $134,704.

On November 4, 2021, Nava Medical issued a promissory note (the “November 4, 2021 Note”) in the amount of $226,605, at which time the entire balance of $226,605 was received to purchase therapy equipment. The November 4, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the November 4, 2021 Note as of December 31, 2022 was $188,734. The balance of the November 4, 2021 Note as of September 30, 2023 was $158,112.

On December 9, 2021, Nava Medical was issued an Economic Disaster Injury Loan in the amount of $2 million. Monthly payments, including interest, of $9,968 will begin 24 months from the date of the original note.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 5 — NOTES PAYABLE (cont.)

The balance of principal and interest will be payable thirty years from the date of the original note. Interest accrues at the rate of 3.75% per annum. The balance of the Economic Disaster Injury Loan as of September 30, 2023 and December 31, 2022 was $2,000,000.

On May 3, 2022, Nava Medical issued a promissory note (the “May 3, 2022 Note”) in the amount of $205,640, at which time the entire balance of $205,640 was received to purchase therapy equipment. The May 3, 2022 Note bears interest at a rate of 6.9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 3, 2022 Note as of December 31, 2022 was $185,130. The balance of the May 3, 2022 Note as of September 30, 2023 was $157,522.

On May 4, 2022, Nava Medical issued a promissory note (the “May 4, 2022 Note”) in the amount of $212,000, at which time the entire balance of $212,000 was received to purchase therapy equipment. The Second May 4, 2022 Note bears interest at a rate of 7.9% per year and is payable in no event later than 66 months from the effective date. The balance of the May 4, 2022 Note as of December 31, 2022 was $202,678. The balance of the May 4, 2022 Note as of September 30, 2023 was $174,912.

On July 28, 2022, Nava Medical issued a promissory note (the “July 28, 2022 Note”) in the amount of $249,000, at which time the entire balance of $249,000 was received to purchase therapy equipment. The July 28, 2022 Note bears interest at a rate of 10.7% per year and is payable in no event later than 60 months from the effective date. The balance of the July 28, 2022 Note as of December 31, 2022 was $235,690. The balance of the July 28, 2022 Note as of September 30, 2023 was $205,149.

On July 28, 2022, Nava Medical issued a promissory note (the “Second July 28, 2022 Note”) in the amount of $349,000, at which time the entire balance of $349,000 was received to purchase therapy equipment. The Second July 28, 2022 Note bears interest at a rate of 10.7% per year and is payable in no event later than 60 months from the effective date. The balance of the Second July 28, 2022 Note as of December 31, 2022 was $330,308. The balance of the Second July 28, 2022 Note as of September 30, 2023 was $287,447.

On July 28, 2022, Nava Medical issued a promissory note (the “Third July 28, 2022 Note”) in the amount of $87,000, at which time the entire balance of $87,000 was received to purchase therapy equipment. The Third July 28, 2022 Note bears interest at a rate of 11.1% per year and is payable in no event later than 60 months from the effective date. The balance of the Third July 28, 2022 Note as of December 31, 2022 was $83,699. The balance of the Third July 28, 2022 Note as of September 30, 2023 was $73,231.

On October 17, 2022, Nava Medical issued a promissory note (the “October 17, 2022 Note”) in the amount of $40,000, at which time the entire balance of $40,000 was received to purchase therapy equipment. The October 17, 2022 Note bears interest at a rate of 8.55% per year and is payable in no event later than 36 months from the effective date. The balance of the October 17, 2022 Note as of December 31, 2022 was $38,036. The balance of the October 17, 2022 Note as of September 30, 2023 was $28,843.

On November 1, 2022, Nava Medical issued a promissory note (the “November 1, 2022 Note”) in the amount of $32,012, at which time the entire balance of $32,012 was received to purchase therapy equipment. The November 1, 2022 Note bears interest at a rate of 0% per year and is payable in no event later than 24 months from the effective date. The balance of the November 1, 2022 Note as of December 31, 2022 was $29,345. The balance of the November 1, 2022 Note as of September 30, 2023 was $17,341.

On December 12, 2022, Nava Medical issued a promissory note (the “December 12, 2022 Note”) in the amount of $52,400, at which time the entire balance of $52,400 was received to purchase therapy equipment. The December 12, 2022 Note bears interest at a rate of 9.57% per year and is payable in no event later than 24 months from the effective date. The balance of the December 12, 2022 Note as of December 31, 2022 was $52,400. The balance of the December 12, 2022 Note as of September 30, 2023 was $44,993.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 5 — NOTES PAYABLE (cont.)

In March 2022, convertible promissory notes totaling, in aggregate, $1,200,000, were issued to fifteen investors. The interest rate for these notes is 8%. The convertible promissory notes will convert automatically into Common Stock upon their maturity in twenty-four months. Upon maturity, the notes will be converted into Common Stock equal to i) 20% discount to the lowest price per equity interest offered in the Qualified Financing or ii) a per equity interest price equal to a $25,000,000 pre-money valuation calculated as of immediately prior to the closing of the Qualified Financing; whichever is lower. The balance on the convertible promissory notes as of September 30, 2023 is $1,200,000.

On October 7, 2022, Nava Medical entered into a credit agreement (the “Line of Credit”) with a financial institution that provides for maximum borrowings in one or more advances of an amount up to $200,000. Borrowings under the Line of Credit accrue interest at 1.93% monthly Borrowings are repayable monthly in 12 installments or immediately upon demand by the financial institution. The balance of the Line of Credit as of December 31, 2022 was $0. The balance of the Line of Credit as of September 30, 2023 was $85,738.

NOTE 6 — RELATED PARTY TRANSACTIONS

From time to time, personal loans are made to Nava Health and Nava Medical for operating capital by the Chief Executive Officer, Bernaldo Dancel, and Chief Medical Officer, Dr. C. Douglas Lord.

Nava Health has Professional Service Agreements with Ascend One and St Ends Management, LLC, a Maryland limited liability company (“St Ends Management”).

St Ends Management provided services to Nava Health including benefits administration, recruiting/ hiring services, payroll administration as well as various other labor and compliance administration services. The fees for St Ends Management’s services to Nava Health was the cost of these services plus a 5% markup. The amounts charged by St Ends Management were $0 and $10,250 for the year ending September 30, 2023 and December 31, 2022, respectively. On May 12, 2022, we notified St Ends Management that we were terminating the Professional Services Agreement, dated January 6, 2020, by and between Nava Health and St Ends Management (the “St Ends PSA”) The St Ends PSA was subsequently terminated on June 12, 2022, without any further action from us. The outstanding balance owed to St Ends Management by Nava Health was $652,650 of December 31, 2022 and September 30, 2023.

Ascend One provides services to Nava Health including the assistance in obtaining equipment, facilities and supplies through leases and other financial/contractual arrangements, assistance with licensing, compliance and other legal requirements, executive management support as well as other administrative services. The fee for Ascend One’s services to Nava Health is a monthly fee of $5,000 and the out-of-pocket expenses incurred related to providing their services under the Professional Services Agreement, invoiced by Ascend One monthly. The amounts charged by Ascend One were $407,274 and $496,283 of September 30, 2023 and December 31, 2022 respectively. The outstanding balance Ascend One owed Nava Health was $0 as of December 31, 2022 and September 30, 2023.

As of September 30, 2022, we accrued $12,785 in related party expenses. This could be found under Other Payables — Related Party on the balance sheet. The balance of the related party expense was $12,785 as of December 31, 2022. The balance of the related party expense was $0 as of September 30, 2023.

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock with a par value of $0.01. As of September 30, 2023 there were 12,044,430 shares of common stock issued and outstanding.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by leases of right-of-use (ROU) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and operating lease liabilities on our consolidated balance sheets.

Nava Health adopted the new lease guidance effective January 1, 2019, using the modified retrospective transition approach applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Nava Health’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option.

Period Ending September 30, 2023
Lease expense
Operating lease expense	$400,839
Total	$400,839
Other Information
Operating cash flows from operating leases	$423,655
Weighted-average remaining lease term in years for operating leases	8.25
Weighted-average discount rate for operating leases	5.5%
Maturity Analysis
Operating
2023 (for the three months remaining)	$141,515
2024	$580,107
2025	$519,676
2026	$426,484
2027	$438,109
Thereafter	$2,031,748
Total undiscounted cash flows	$4,137,639
Less: present value discount	$(429,639)
Total lease liabilities	$3,708,000

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

Period Ending December 31, 2022
Lease expense
Operating lease expense	$520,789
Total	$520,789
Other Information
Operating cash flows from operating leases	$433,133
Weighted-average remaining lease term in years for operating leases	7.09
Weighted-average discount rate for operating leases	5.5%

Maturity Analysis

Operating
2023	$549,260
2024	$431,120
2025	$359,903
2026	$266,937
2027	$274,578
Thereafter	$986,590
Total undiscounted cash flows	$2,868,388
Less: present value discount	$(514,608)
Total lease liabilities	$2,353,780

Operating Leases

On March 8, 2019, Nava Health executed a least agreement for clinic space located at 8880 McGaw Road, Suite B, Columbia, MD 21045, commencing on March 8, 2019 for a period of 60 months at a rate of $8,412 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.5% annually Nava Health has extended the term of the lease for an additional three years with an expiration date of December 31, 2022. On of August 1, 2023, the lease was renewed for another ten years. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, the Company determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2022, the ROU asset and liability balances of this lease were $132,003 and $143,271 respectively. As of September 30, 2023, the ROU asset and liability balances of this lease were $1,705,777 and $1,721,393 respectively.

On January 1, 2019 Nava Health executed a least agreement for clinic space located at 8316 Arlington Boulevard, Fairfax, Virginia 22031, commencing on January 1, 2019, for a period of 127 months at a rate of $8,263 per month, plus a pro rata share of the common area maintenance. The base rent increases by 2.75% annually. As of September 30, 2023, it is unclear whether Nava Health will attempt to extend the lease beyond the July 31, 2029 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2022, the ROU asset and liability balances of this lease were $651,960 and $727,723, respectively. As of September 30, 2023, the ROU asset and liability balances of this lease were $525,924 and $600,484, respectively.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

On January 1, 2019, Nava Health executed a least agreement for clinic space located at 6410 Rockledge Drive, Suite 510, Bethesda, MD, 20817, commencing on January 1, 2019, for a period of 78 months at a rate of $12,244 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.75% annually. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2022, the ROU asset and liability balances of this lease were $348,754 and $404,116, respectively. As of September 30, 2023, the ROU asset and liability balances of this lease were $253,805 and $295,477, respectively.

On January 12, 2022, Nava Health executed a least agreement for clinic space located at 43670 Greenway Corporate Drive, Suire 122, Ashburn, VA 20147, commencing on October 18, 2022, for a period of 120 months at a rate of $11,200 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 3% annually. The lease provides for a percentage rent expense of 6% of gross sales per lease year in excess of a breakpoint set forth. Because of this variable lease provision, the lease liability does not qualify as a Right-of-Use lease as is classified as a variable lease. Monthly payments will be expensed as they are incurred. As of January 12, 2022, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2022, the ROU asset and liability balances of this lease were $1,022,239 and $1,148,778 respectively. As of September 30, 2023, The ROU asset and liability balances of this lease were $984,887 and $1,099,308 respectively.

On March 31, 2023, Nava Health executed a least agreement for clinic space located at 5030 Champion Boulevard, Boca Raton, Florida 33496, commencing on February 23, 2024, for a period of 120 months at a rate of $13,360 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 3% annually, with the option to renew for two additional five-year periods. As this lease has not yet commenced, it has not been recorded in the Balance Sheet as an ROU Asset or Liability.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at this time the Company considers to be material to the Company’s business or financial condition.

NOTE 9 — SUBSEQUENT EVENTS

There are no events and transactions that have occurred subsequent to September 30, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Nava Health MD, INC. and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nava Health MD, INC. and subsidiaries (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit, negative cash flows from operations, and has a net working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 4, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company offers customers the ability to acquire multiple services. Significant judgment is exercised by the Company in determining revenue recognition for these customer agreements. Given these factors and due to the volume of transactions, the related audit effort in evaluating management’s judgments in determining revenue recognition for these customer agreements was extensive and required a high degree of auditor judgment.

We tested the Company’s allocation of the transaction price and other variables that impact revenue recognition.

We have served as the Company’s auditor since 2022.

Houston, Texas

July 21, 2023

NAVA HEALTH MD, Inc.
Consolidated Balance Sheets
(in thousands except per share information)

	As of December 31,
	2022	2021
Assets
Current Assets:
Cash	$334	$476
Accounts Receivable, net	786	276
Other Receivable, related party	—	295
Inventory	126	68
Deposits & Other Current Assets	20	3
Total Current Assets	$1,266	$1,118
Deposits – Long-Term	60	33
Property, Plant & Equipment, net of Accumulated Depreciation	2,216	437
Operating Lease Right of Use Assets	2,084	1,371
Intangible Assets, net of Accumulated Amortization	16	—
Total Assets	$5,642	$2,959
Liabilities
Current Liabilities:
Accounts Payable	$1,700	$252
Other Payables, Related Party	665	689
Accrued Expenses & Wages	947	163
Accrued Interest	152	—
Unearned Revenue	453	208
Notes Payable – Current	306	202
Operating Lease Right of Use Liability – Current	424	325
Total Current Liabilities	$4,647	$1,839
Notes Payable – Long-Term	1,202	350
Economic Disaster Injury Loan	2,000	2,000
Convertible Notes	1,200	—
Operating Lease Right of Use Liability	1,930	1,205
Total Liabilities	$10,979	$5,394
Equity (Deficit):
Common Stock 100,000,000 shares authorized, par value $0.01; 12,044,430 shares issued and outstanding as of 12/31/2022 and 12/31/2021	$120	$120
Additional Paid in Capital	631	604
Accumulated Deficit	(6,088)	(3,159)
Total Equity (Deficit)	$(5,337)	$(2,435)
Total Liabilities & Equity (Deficit)	$5,642	$2,959

The accompanying notes are an integral part of these consolidated financial statements.

NAVA HEALTH MD, Inc.
Consolidated Statements of Operations
(in thousands except per share information)

	As of December 31,
	2022	2021
Total Revenue	$13,662	$6,655
Cost of Service	6,182	3,250
Gross Profit	$7,480	$3,405
Sales & Marketing	3,763	2,187
General & Administrative	6,310	2,334
Occupancy	186	143
Depreciation & Amortization	196	51
Total Operating Expenses	$10,455	$4,715
Operating Income (Loss)	$(2,975)	$(1,310)
Interest Expense	228	78
(Gain)/Loss on Settlement of Accounts Payable & Accrued Expenses	—	(37)
Employee Retention Credit	(274)	—
Covid Grant and Loan Forgiveness	—	(1,048)
Other Expenses	—	4
Net Income (Loss)	$(2,929)	$(307)
Basic and Diluted Earnings (Loss) Per Share	$(0.24)	$(0.03)
Weighted-Average Shares Outstanding Basic and Diluted	12,044,430	11,651,263

The accompanying notes are an integral part of these consolidated financial statements.

NAVA HEALTH MD, Inc.
Consolidated Statement of Changes in Stockholder’s Equity (Deficit)
(in thousands, except per share data)

	Common Stock	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at 12/31/20	11,436,430	$114	$(98)	$(2,852)	$(2,836)
Common Stock Payable	380,000	4	347	—	351
Common Stock Granted	228,000	2	243	—	245
Capital Contribution as forgiveness of related party expenses	—	—	112	—	112
Net Income (loss)	—	—	—	(307)	(307)
Balance at 12/31/21	12,044,430	$120	$604	$(3,159)	$(2,435)
Capital Contribution	—	—	27	—	27
Net Income (loss)	—	—	—	(2,929)	(2,929)
Balance at 12/31/22	12,044,430	$120	$631	$(6,088)	$(5,337)

The accompanying notes are an integral part of these consolidated financial statements.

NAVA HEALTH MD, Inc.
Consolidated Statements of Cash Flows
(in thousands except per share information)

	As of December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(2,929)	$(307)
Adjustments to reconcile net income to net cash (used) in operating activities:
Depreciation & amortization	201	51
Forgiveness of accounts payable	—	(37)
Forgiveness of Paycheck Protection Program loan	—	(1,048)
Stock compensation for services	—	245
Change in assets and liabilities:
Accounts receivable, net	(510)	(238)
Accounts receivable, related party	295	(293)
Inventory	(58)	(14)
Prepaid expenses and other assets	(44)	5
Change in Right of Use asset	(1,833)	290
Accounts payable	750	(158)
Accounts payable, related party	(24)	289
Accrued expenses and wages	775	(70)
Accrued interest	152	—
Customer deposits/deferred income	245	(83)
Change in Right Of Use liabilities	1,944	(298)
NET CASH PROVIDED BY/(USED) IN OPERATING ACTIVITIES	(1,036)	(1,500)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(48)	—
Cash paid for purchase of software	(22)	—
NET CASH PROVIDED BY/(USED) IN INVESTING ACTIVITIES	(70)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(263)	(325)
Repayments of notes payable – related party	—	(301)
Borrowings from Paycheck Protection Program loan	—	2,546
Borrowings from Convertible Notes	1,200	—
Capital Contribution	27	—
NET CASH PROVIDED BY/(USED) IN FINANCING ACTIVITIES	964	1,920
NET INCREASE/(DECREASE) IN CASH	(142)	420
Beginning Cash	476	56
Ending Cash	$334	$476
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non-cash financing activities
Property and equipment acquired in exchange of note payable	$1,228	$429
Property and equipment acquired in exchange of AP	$698	$—
Note payable in exchange for equity	$—	$351
Related party accounts payable forgiven as capital contributions	$—	$112
ROU assets in exchange for ROU liabilities	$1,120	$—

The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 1 — DESCRIPTION OF BUSINESS

Nava Health MD, Inc. (“Nava Health”) and Nava Health Medical Group, LLC. (“Nava Medical”) work together as a vertically integrated, tech-enabled integrative healthcare practice combining traditional, functional, holistic, and regenerative medicine. Our innovative medical practice uses a data-driven, personalized approach to optimize health and increase longevity. The mission is to help clients “feel their best” with an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products. Nava Medical has six general areas of expertise and offerings, including but not limited to diagnostic testing, bio-identical hormone replacement therapies, regenerative therapies, aesthetics, functional nutrition, and premium-grade retail products.

Due to restrictions on the corporate practice of medicine in many states, Nava Medical, which is a separate legal entity owned by a licensed physician, is responsible for all clinical aspects of the medical operations that take place in on-premises locations and through telehealth, including contracting with the physicians and practitioners who treat clients at on-premises locations and through telehealth. Practitioners at Nava Medical include, but are not limited to board certified physicians, nurse practitioners, physician assistants, certified aesthetics nurses, acupuncturists, massage therapists, board certified nutritionists, medical assistants, medical technicians, and certified life coaches. Nava Medical also has a fully equipped, in-office clinical laboratory that provides diagnostic testing for patients, conveniently increasing the speed of research and results. Lab tests include, but are not limited to, chemistry, hematology, immunoassay, genetic, allergy, food sensitivity, and other blood and urine panels. Nava Medical is a Maryland limited liability company and was formed in May of 2014.

Nava Health manages the non-clinical aspects for Nava Medical through a Management Services Agreement, dated January 1, 2021, by and between Nava and Nava Medical, as amended by that certain Amendment to Management Services Agreement, dated January 1, 2021 (together, the “MSA”). The MSA states that Nava will provide for the administration of the non-clinical aspects of the medical operations of Nava Medical which include, but are not limited to, financial, administrative, technical, marketing and personnel services. Nava Health does not practice medicine. Nava Health is a Delaware limited liability company and was formed in June 2013.

Nava Health’s headquarters is located in Columbia, Maryland, and Nava Medical’s clinics are located in Columbia, Maryland, Bethesda, Maryland and Fairfax, Virginia.

Our consolidated financial statements present the results of operations and financial position of Nava Health and Nava Medical.

Going Concern

The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if we were unable to continue as a going concern. As shown in the accompanying financial statements, the Company had an accumulated deficit, negative cash flows from operations and a working capital deficit as of December 31, 2022, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon, among other things, additional cash infusion. Management believes the existing stockholders, the prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nava Health has prepared the accompanying financial statements according to the Generally Accepted Accounting Principles (GAAP) in the United States. Nava Health MD, Inc. and Nava Health Medical Group, LLC consolidate their financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of Nava Health’s financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses during a reporting period. Actual results may differ from these estimates. Estimates are used to determine revenue from clients using health insurance.

Cash and Cash Equivalents

Nava Health considers cash equivalents as all short-term, highly liquid investments with remaining maturities at the purchase date of three months or less. All cash deposits are held in United States financial institutions. The company has no restricted cash. As of December 31, 2022, we maintain cash balances in financial institutions in excess of federally insured limits.

Accounts Receivables, Net

Accounts receivable includes amounts due from private or government insurance companies and amounts remaining to be paid by clients after insurance disbursements have been made.

Nava Health began accepting health insurance reimbursements as payments for services in September of 2021. Receivables from insurance companies are recorded as an estimated reimbursement. This estimate is based on contracted rates as well as historical trends. What we recognize as accounts receivable is net of any contractual allowance adjustments we estimate to occur.

Payments waiting to be received from insurance companies were $785,819 and $276,000 as of December 31, 2022 and December 31, 2021, respectively.

Fair Value Measurements

The accounting standard for fair value measurements defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants on the date of measurement. Nava Health has certain financial assets and liabilities recorded at fair value, which have been classified as Level 1, 2 or 3 within the fair value hierarchy:

•        Level 1 — Fair values are determined utilizing prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access;

•        Level 2 — Fair values are determined by utilizing quoted prices for identical or similar assets and liabilities in active markets or other market observable inputs such as interest rates, yield curves, and foreign currency spot rates; and

•        Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The carrying value of cash and cash equivalents approximates fair value as maturities are less than three months. The carrying value of notes payable are measured at amortized cost.

Inventories

Inventory consists of products available for consumer purchase. They include, but are not limited to, supplements and nutraceuticals. Inventories are valued at the lower of cost or net realizable value using the weighted first-in- first-out (FIFO) method. Inventory consists of vitamins, supplements and nutraceuticals that are sold at our clinics and online. Management assesses the valuation of inventory regularly and adjusts for expired or obsolete products as necessary.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and Equipment

Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the specific asset.

($ in thousands)	December 31, 2022	December 31, 2021
Computer Hardware	$19	$19
Furniture & Fixtures	98	90
Office Equipment	12	12
Leasehold Improvements	743	37
Construction in Process	15	—
Therapy Equipment	1,689	448
Total Property and Equipment	2,576	606
less accumulated depreciation	(360)	(169)
Property and Equipment, Net of Accumulated Depreciation	$2,216	$437
Estimated Useful Life
Computer Hardware	3 – 5 Years
Furniture & Fixtures	5 – 7 Years
Office Equipment	5 – 7 Years
Leasehold Improvement	Shorter of the asset’s useful life or the remaining lease term
Therapy Equipment	5 – 7 Years

Routine repairs and maintenance are expensed when they occur.

Intangible Assets

Nava Health’s intangible assets consist of computer software purchases and updates as well as the licensing of software. The assets are recognized on the balance sheet at historical cost. Software license purchases are assigned a useful life equal to that of the license term.

($ in thousands)	December 31, 2022	December 31, 2021
Software Licensing	$126	$126
Software Programming	35	13
Total Intangible Assets	$161	$139
Less accumulated amortization	(145)	(139)
Intangible Assets, Net of Accumulated Amortization	$16	$—

Long-Lived Asset

We review definite-lived assets, whether they be property, plant and equipment or intangible, for impairment when indication of a potential impairment exists. This could include, but is not limited to:

•        The carrying amount is not recoverable and exceeds the asset’s fair value;

•        Significant changes in the asset’s market price due to a change in consumer demand;

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Damage to its physical condition; and

•        The book value exceeds expected future cash flows.

The company has not recognized impairment for any assets as of December 31, 2022 and December 31, 2021, respectively.

Leases

The Company adopted Accounting Standards Codification, Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application.

The Company determines if a contract meets with definition of a lease at inception of a contract. Lease liabilities represent the obligation to make lease payments and right-of-use (“ROU”) assets represent the right to use the underlying asset during the lease term. Leases with a term greater than one year are recognized on the consolidated balance sheet as lease liabilities and ROU assets at the commencement date of the lease based on the present value of lease payments over the lease term. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. When the implicit rate is unknown, an incremental borrowing rate based on the information available at the commencement date is used in determining the present value of the lease payments. Options to extend or terminate the lease are included in the determination of the lease term when it is reasonably certain that the Company will exercise such options. Most leases contain clauses for renewal at the Company’s option with renewal terms that generally extend the lease term from 1 to 7 years.

Operating lease ROU assets are adjusted for (i) payments made at or before the commencement date, (ii) initial direct costs incurred, and (iii) tenant incentives under the lease. When a lease contains an escalation clause or a concession, such as a rent holiday or tenant improvement allowance, the Company includes these items in the determination of the ROU asset and the lease liabilities. The effects of these escalation clauses or concessions have been reflected in lease expenses on a straight-line basis over the expected lease term and any variable lease payments subsequent to establishing the lease liability are expensed as incurred.

Income Taxes

Income taxes are passed through to the members of both Nava Medical and Nava Health.

NOTE 3 — CONTROLLING STOCKHOLDER

Ascend One Corporation (“Ascend One”) is Nava Health’s controlling stockholder owning 78.45% of Nava Health’s commons stock as of December 31, 2022. Accordingly, Ascend One has the ability to exercise significant control over Nava Health’s affairs.

NOTE 4 — REVENUE RECOGNITION

Nava Health recognizes revenue from membership dues, treatments and therapies as well as retail sales. The services provided by the Company have no fixed duration and can be terminated by the patient or the Company at any time, and therefore, each treatment is its own stand-alone contract. As the Company’s performance obligations relate to contracts with a duration of one year or less, the Company elected the optional exemption in Accounting Standards Codification (“ASC”) ASC 606-10-50-14(a), Therefore, the Company is not required to disclose the transaction price for the remaining performance obligations at the end of the reporting period or when the Company expects to recognize the revenue. The Company has minimal unsatisfied performance obligations at the end of the reporting period as its patients typically are under no obligation to remain members of Nava.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 4 — REVENUE RECOGNITION (cont.)

Our revenue is primarily derived from treatments and therapies rendered to our clients. We also recognize membership dues as revenue from all of our clients. We receive payments from the following sources for services rendered in our facilities: (i) state governments and their respective programs; (ii) commercial insurers; (iii) the federal government under the Medicare program; and (iv) individual patients and clients. We determine the transaction price based on our established billing rates reduced by contractual adjustments provided to third-party payors.

Outside of the initial consultation, all clients must be active members to receive treatments and therapies from the Company. All services have standard prices; no discounts are given. Member prices for retail products are calculated at the time of transaction.

Net patient service revenue is reported net of provisions for contractual allowances from third-party payers and clients. The Company reviews its overall reserve adequacy by monitoring historical cash collections as a percentage of net revenue as well as other collection indicators such as the age of the balance and the payment history of the customer. The Company writes off accounts against the allowance for doubtful accounts when they are deemed to be uncollectible. Increases and decreases in the allowance for doubtful accounts from patient service revenue are included in net revenue in the consolidated statement of operations. Membership dues are recognized monthly, treatments and therapies are recognized at the time of service and retail sales are recognized when the possession of the goods is transferred to the client.

Service Revenue

Nava Health recognizes revenue for consultations, therapies and treatments at the time of service. Nava Health considers its performance obligation as providing medical consultations, therapies and treatments. Nava Health receives payments for these services from the client directly or through a submitted claim to the client’s health insurance company or government provider.

The service revenue is reported as a calculation of direct, in-full patient payments in addition to estimated reimbursement amounts from the various insurance providers. Any difference between the estimated and actual insurance reimbursement is deducted from gross revenue in the period the final adjustment is realized.

Membership Revenue

Membership fees are recognized as revenue evenly over the life of the membership period. Nava Health’s performance obligation is in accordance with the membership contract regarding services provided and pricing for those services.

Retail Sales

Nava Health offers consumer products through its physical locations and online. Revenue is recognized when control of the goods is transferred to the client.

Unearned Revenue

Nava Health records unearned revenue when a payment is made by the client in advance of a performance obligation being met. Unearned Revenue consists of client prepaid services such as annual membership dues, prepaid treatment packages, gift card purchases and annual access fees. Prepaid annual membership and annual access fees are recognized as revenue evenly over twelve months. Prepaid treatment packages are recognized as revenue when the client is provided each service detailed in the treatment package. Gift card purchases are recognized as revenue when the gift card is utilized.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 4 — REVENUE RECOGNITION (cont.)

Disaggregation of Revenue

We disaggregate our revenue based on activity type. Our consolidated revenue was derived from the following activities:

	December 31,
($ in thousands)	2022	2021
Treatments & Therapies	$11,522	$5,683
Membership Dues	1,809	960
Other Income	331	12
Total Revenue	$13,662	$6,655

The Treatments and Therapies revenue line is comprised of patients who either use insurance or who self-fund all costs. The breakout of these categories is as follows:

	31-Dec-22		31-Dec-21
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Treatments & Therapies Revenue from Insurance-Pay Clients	5,300	46%	462	8%
Treatments & Therapies Revenue from Self-Pay Clients	6,222	54%	5,221	92%
Total Treatments & Therapies Revenue	11,522		4,831

NOTE 5 — NOTES PAYABLE

Nava Health has notes payable directly to the lender as well as related party notes in the name of Ascend One and other individuals with a direct relationship to the business. Related party notes are discussed below in Note 6.

On May 5, 2021, Nava Medical issued a promissory note (the “May 5, 2021 Note”) in the amount of $201,630, at which time the entire balance of $201,630 was received to purchase therapy equipment. The May 5, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 5, 2021 Note as of December 31, 2021 was $196,252. The balance of the May 5, 2021 Note as of December 31, 2022 was $162,257.

On November 4, 2021, Nava Medical issued a promissory note (the “November 4, 2021 Note”) in the amount of $226,605, at which time the entire balance of $226,605 was received to purchase therapy equipment. The November 4, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the November 4, 2021 Note as of December 31, 2021 was $226,605. The balance of the November 4, 2021 Note as of December 31, 2022 was $188,734.

On June 16, 2017, Nava Health issued a promissory note to the Howard County Economic Development Authority in the amount of $250,000. The term of the note is 60 months with a simple interest of 5% applied. The total monthly payment is $4,718. The balance of this note was $47,090 on December 31, 2021. The balance of this note was $0 as of December 31, 2022.

On July 31, 2016, Nava Health issued a promissory note (the “July 31, 2016 Note”) in the amount of $200,000 to Dr. C. Douglas Lord as the lender. The July 31, 2016 Note bears interest at the Prime Rate as published in the “Money Rates” table in the Wall Street Journal as of the last day of each calendar month in which amounts are due and is payable in no event later than 36 months from the effective date. The balance of the July 31, 2016 Note was $0 and as of December 31, 2022 and December 31, 2021 respectively. The interest owed on the July 31, 2016 Note was $0 and as of December 31, 2022 and December 31, 2021. In 2021, we issued 380,000 Common Stock to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note. The balance of the July 31, 2016 Note as of December 31, 2022 was $0.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 5 — NOTES PAYABLE (cont.)

On August 7, 2019, Nava Medical was issued a loan from American Express in the amount of $500,000. There is a loan fee of 5.5% of the amount of the loan. Monthly payments are to be 10% of the outstanding loan amount. The balance of this loan was $84,080 on December 31, 2021. This loan was paid off on April 28, 2022 and as of December 31, 2022, there was no outstanding balance on this loan.

On December 9, 2021, Nava Medical was issued an Economic Disaster Injury Loan in the amount of $2 million. Monthly payments, including interest, of $9,968 will begin 24 months from the date of the original note. The balance of principal and interest will be payable thirty years from the date of the original note. Interest accrues at the rate of 3.75% per annum. The balance of the Economic Disaster Injury Loan as of December 31, 2022 and December 31, 2021 was $2,000,000.

On May 3, 2022, Nava Medical issued a promissory note (the “May 3, 2022 Note”) in the amount of $205,640, at which time the entire balance of $205,640 was received to purchase therapy equipment. The May 3, 2022 Note bears interest at a rate of 6.9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 3, 2022 Note as of December 31, 2022 was $185,130.

On May 4, 2022, Nava Medical issued a promissory note (the “May 4, 2022 Note”) in the amount of $212,000, at which time the entire balance of $212,000 was received to purchase therapy equipment. The Second May 4, 2022 Note bears interest at a rate of 7.9% per year and is payable in no event later than 66 months from the effective date. The balance of the May 4, 2022 Note as of December 31, 2022 was $202,678.

On July 28, 2022, Nava Medical issued a promissory note (the “July 28, 2022 Note”) in the amount of $249,000, at which time the entire balance of $249,000 was received to purchase therapy equipment. The July 28, 2022 Note bears interest at a rate of 10.7% per year and is payable in no event later than 60 months from the effective date. The balance of the July 28, 2022 Note as of December 31, 2022 was $235,690.

On July 28, 2022, Nava Medical issued a promissory note (the “Second July 28, 2022 Note”) in the amount of $349,000, at which time the entire balance of $349,000 was received to purchase therapy equipment. The Second July 28, 2022 Note bears interest at a rate of 10.7% per year and is payable in no event later than 60 months from the effective date. The balance of the Second July 28, 2022 Note as of December 31, 2022 was $330,308.

On July 28, 2022, Nava Medical issued a promissory note (the “Third July 28, 2022 Note”) in the amount of $87,000, at which time the entire balance of $87,000 was received to purchase therapy equipment. The Third July 28, 2022 Note bears interest at a rate of 11.1% per year and is payable in no event later than 60 months from the effective date. The balance of the Third July 28, 2022 Note as of December 31, 2022 was $83,699.

On October 17, 2022, Nava Medical issued a promissory note (the “October 17, 2022 Note”) in the amount of $40,000, at which time the entire balance of $40,000 was received to purchase therapy equipment. The October 17, 2022 Note bears interest at a rate of 8.55% per year and is payable in no event later than 36 months from the effective date. The balance of the October 17, 2022 Note as of December 31, 2022 was $38,036.

On November 1, 2022, Nava Medical issued a promissory note (the “November 1, 2022 Note”) in the amount of $32,012, at which time the entire balance of $32,012 was received to purchase therapy equipment. The November 1, 2022 Note bears interest at a rate of 0% per year and is payable in no event later than 24 months from the effective date. The balance of the November 1, 2022 Note as of December 31, 2022 was $29,345.

On December 12, 2022, Nava Medical issued a promissory note (the “December 12, 2022 Note”) in the amount of $52,400, at which time the entire balance of $52,400 was received to purchase therapy equipment. The December 12, 2022 Note bears interest at a rate of 9.57% per year and is payable in no event later than 24 months from the effective date. The balance of the December 12, 2022 Note as of December 31, 2022 was $52,400.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 5 — NOTES PAYABLE (cont.)

In March 2022, convertible promissory notes totaling, in aggregate, $1,200,000, were issued to fifteen investors. The interest rate for these notes is 8%. The convertible promissory notes will convert automatically into Common Stock upon their maturity in twenty-four months. Upon maturity, the notes will be converted into Common Stock equal to i) 20% discount to the lowest price per equity interest offered in the Qualified Financing or ii) a per equity interest price equal to a $25,000,000 pre-money valuation calculated as of immediately prior to the closing of the Qualified Financing; whichever is lower.

On October 7, 2022, Nava Medical entered into a credit agreement (the “Line of Credit”) with a financial institution that provides for maximum borrowings in one or more advances of an amount up to $200,000. Borrowings under the Line of Credit accrue interest at 1.93% monthly Borrowings are repayable monthly in 12 installments or immediately upon demand by the financial institution. An initial $5,000 was immediately drawn to officially open the line. The balance of the Line of Credit as of December 31, 2022 was $0.

NOTE 6 — RELATED PARTY TRANSACTIONS

From time to time, personal loans are made to Nava Health and Nava Medical for operating capital by the Chief Executive Officer, Bernaldo Dancel, and Chief Medical Officer, Dr. C. Douglas Lord.

On July 31, 2016, Nava Health issued a promissory note (the “July 31, 2016 Note”) in the amount of $200,000 to Dr. C. Douglas Lord as the lender. The July 31, 2016 Note bears interest at the Prime Rate as published in the “Money Rates” table in the Wall Street Journal as of the last day of each calendar month in which amounts are due and is payable in no event later than 36 months from the effective date. The balance of the July 31, 2016 Note was $0 and as of December 31, 2022 and December 31, 2021, respectively. The interest owed on the July 31, 2016 Note was $0 and as of December 31, 2022 and December 31, 2021, respectively. In 2021, we issued 380,000 shares of Common Stock to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note.

Nava Health has Professional Service Agreements with Ascend One and St Ends Management, LLC, a Maryland limited liability company (“St Ends Management”).

St Ends Management provided services to Nava Health including benefits administration, recruiting/hiring services, payroll administration as well as various other labor and compliance administration services. The fees for St Ends Management’s services to Nava Health was the cost of these services plus a 5% markup. The amounts charged by St Ends Management were $10,250 and $204,025 for the year ending December 31, 2022 and December 31, 2021, respectively. On May 12, 2022, we notified St Ends Management that we were terminating the Professional Services Agreement, dated January 6, 2020, by and between Nava Health and St Ends Management (the “St Ends PSA”) The St Ends PSA was subsequently terminated on June 12, 2022, without any further action from us. The outstanding balance owed to St Ends Management by Nava Health was $652,650 and $642,400 as of December 31, 2022 and December 31, 2021, respectively.

Ascend One provides services to Nava Health including the assistance in obtaining equipment, facilities and supplies through leases and other financial/contractual arrangements, assistance with licensing, compliance and other legal requirements, executive management support as well as other administrative services. The fee for Ascend One’s services to Nava Health is a monthly fee of $5,000 and the out-of-pocket expenses incurred related to providing their services under the Professional Services Agreement, invoiced by Ascend One monthly. The amounts charged by Ascend One were $496,283 and $616,036 of December 31, 2022 and December 31, 2021 respectively. The outstanding balance Ascend One owed Nava Health was $0 and $295,245 as of December 31, 2022 and December 31, 2021 respectively.

As of September 30, 2022, we accrued $12,785 in related party expenses. This can be found under Other Payables — Related Party on the balance sheet. As of December 31, 2021, we accrued $47,047 in related party expenses. This can be found under Other Payables — Related Party on the balance sheet.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock with a par value of $0.01. As of December 31, 2022 there were 12,044,430 shares of common stock issued and outstanding.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by leases of right-of-use (ROU) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and operating lease liabilities on our consolidated balance sheets.

Nava Health adopted the new lease guidance effective January 1, 2019, using the modified retrospective transition approach applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Nava Health’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option.

Period Ending December 31, 2022
Lease expense
Operating lease expense	$520,789
Total	$520,789
Other Information
Operating cash flows from operating leases	$433,133
Weighted-average remaining lease term in years for operating leases	7.09
Weighted-average discount rate for operating leases	5.5%
Period Ending December 31, 2021
Lease expense
Operating lease expense	$381,269
Total	$381,269
Other Information
Operating cash flows from operating leases	$389,139
Weighted-average remaining lease term in years for operating leases	$5.23
Weighted-average discount rate for operating leases	$5.50%

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

Maturity Analysis
Operating
2023	$549,260
2024	$431,120
2025	$359,903
2026	$266,937
2027	$274,578
Thereafter	$986,590
Total undiscounted cash flows	$2,868,388
Less: present value discount	$(514,608)
Total lease liabilities	$2,353,780

Operating Leases

On March 8, 2019, Nava Health executed a least agreement for clinic space located at 8880 McGaw Road, Suite B, Columbia, MD 21045, commencing on March 8, 2019 for a period of 60 months at a rate of $8,412 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.5% annually Nava Health has extended the term of the lease for an additional three years with an expiration date of December 31, 2022. As of December 31, 2022, it has been decided that Nava Health will not extend the lease beyond the December 31, 2022 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, the Company determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2021, the ROU asset and liability balances of this lease were $250,970 and $264,915 respectively. As of December 31, 2022, the ROU asset and liability balances of this lease were $132,003 and $143,271 respectively.

On January 1, 2019 Nava Health executed a least agreement for clinic space located at 8316 Arlington Boulevard, Fairfax, Virginia 22031, commencing on January 1, 2019, for a period of 127 months at a rate of $8,263 per month, plus a pro rata share of the common area maintenance. The base rent increases by 2.75% annually. As of December 31, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the July 31, 2029 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2021, the ROU asset and liability balances of this lease were $651,960 and $727,723, respectively. As of December 31, 2022, the ROU asset and liability balances of this lease were $581,148 and $657,615, respectively.

On January 1, 2019, Nava Health executed a least agreement for clinic space located at 6410 Rockledge Drive, Suite 510, Bethesda, MD, 20817, commencing on January 1, 2019, for a period of 78 months at a rate of $12,244 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.75% annually. As of December 31, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the June 30, 2025 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2021, the ROU asset and liability balances of this lease were $468,114 and $538,090, respectively. As of December 31, 2022, the ROU asset and liability balances of this lease were $348,754 and $404,116, respectively.

Nava Health MD, Inc and Nava Health Medical Group, LLC.
Notes to Condensed Consolidated Financial Statements
For the year ended December 31, 2022

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

On January 12, 2022, Nava Health executed a least agreement for clinic space located at 43670 Greenway Corporate Drive, Suire 122, Ashburn, VA 20147, commencing on October 18, 2022, for a period of 120 months at a rate of $11,200 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 3% annually. As of December 31, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the October 18, 2032 expiration date. The lease provides for a percentage rent expense of 6% of gross sales per lease year in excess of a breakpoint set forth. Because of this variable lease provision, the lease liability does not qualify as a Right-of-Use lease as is classified as a variable lease. Monthly payments will be expensed as they are incurred. As of January 12, 2022, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2022, The ROU asset and liability balances of this lease were $1,022,239 and $1,148,778 respectively.

Legal Matters

The company has no pending litigation as of December 31, 2022.

NOTE 9 — SUBSEQUENT EVENTS

The following events and transactions occurred subsequent to December 31, 2022:

On February 13, 2023, Nava Health MD, converted its business classification from a Limited Liability Company (LLC) to a C-Corporation (Inc.). As a result, each membership unit converted into 9.49998299 shares of common stock (as provided in the Articles of Conversion) totaling 12,044,430 shares of common stock. The par value of each share is $0.01. This conversion of membership units to Common Shares has been reflected on the 2022 financial statements.

On February 15, 2023, Nava Health MD decided to postpone its Initial Public Offering until market conditions improved. As a result, all costs consisting of payments made to auditors, lawyers and underwriters for work done prior to the Initial Public Offering deferred on the balance sheet in Quarter 3, 2022 have been expensed and all costs invoiced in the following year have been accrued.

Annex A

MERGER AGREEMENT

dated February 12, 2024

by and among

Nava Health MD, Inc., as the Company,

99 Acquisition Group Inc., as Parent,

NNAG Merger Sub, Inc., as Merger Sub, and

Bernaldo Dancel, as the Securityholder Representative.

Annex A Page Nos.
ARTICLE I DEFINITIONS		A-2
1.1	Definitions	A-2
1.2	Construction	A-15
ARTICLE II MERGER		A-16
2.1	Merger	A-16
2.2	Merger Effective Time	A-16
2.3	Effect of the Merger	A-16
2.4	U.S. Tax Treatment	A-16
2.5	Articles of Incorporation; Bylaws	A-17
2.6	Closing	A-17
2.7	Directors and Officers of the Surviving Corporation	A-17
2.8	Directors and Officers of Parent	A-17
2.9	Taking of Necessary Action; Further Action	A-18
2.10	No Further Ownership Rights in Company Common Stock	A-18
ARTICLE III EFFECT OF THE MERGER		A-18
3.1	Effect of the Merger on the Founder Shares	A-18
3.2	Effect of the Merger on Company Common Stock	A-18
3.3	Treatment of Convertible Notes	A-19
3.4	Treatment of Company RSUs	A-19
3.5	Sponsor Forfeiture Agreement Transactions	A-19
3.6	Dissenting Shares	A-19
3.7	Surrender and Payment	A-19
3.8	Consideration Spreadsheet	A-20
3.9	Adjustment	A-21
3.10	No Fractional Shares	A-21
3.11	Withholding	A-21
3.12	Lost or Destroyed Certificates	A-21
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-21
4.1	Corporate Existence and Power	A-21
4.2	Authorization	A-22
4.3	Governmental Authorization	A-22
4.4	Non-Contravention	A-23
4.5	Capitalization	A-23
4.6	Corporate Records	A-23
4.7	Subsidiaries	A-24
4.8	Consents	A-24
4.9	Financial Statements	A-24
4.10	Internal Accounting Controls	A-25
4.11	Absence of Certain Changes	A-25
4.12	Properties; Title to the Company’s Assets	A-25
4.13	Litigation	A-25
4.14	Contracts	A-25
4.15	Licenses and Permits	A-27
4.16	Compliance with Laws	A-27
4.17	Compliance with Healthcare Laws	A-28
4.18	Intellectual Property	A-30

Annex A-i

Annex A Page Nos.
4.19	Accounts Payable; Affiliate Loans	A-33
4.20	Employees; Employment Matters	A-33
4.21	Withholding	A-36
4.22	Employee Benefits	A-36
4.23	Real Property	A-37
4.24	Tax Matters	A-38
4.25	[Intentionally Omitted]	A-39
4.26	Environmental Laws	A-39
4.27	Consumer Protection Laws	A-40
4.28	No Finders’ Fees	A-40
4.29	Directors and Officers	A-40
4.30	Anti-Money Laundering Laws	A-40
4.31	Insurance	A-41
4.32	Related Party Transactions	A-41
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-41
5.1	Corporate Existence and Power	A-42
5.2	Corporate Authorization	A-42
5.3	Governmental Authorization	A-43
5.4	Non-Contravention	A-43
5.5	Finders’ Fees	A-43
5.6	Issuance of Shares	A-43
5.7	Capitalization	A-43
5.8	Information Supplied	A-44
5.9	Trust Fund	A-44
5.10	Listing	A-45
5.11	Tax Matters	A-45
5.12	Parent SEC Documents and Financial Statements	A-46
5.13	Certain Business Practices	A-47
5.14	Anti-Money Laundering Laws	A-47
5.15	Affiliate Transactions	A-47
5.16	Litigation	A-47
5.17	Expenses, Indebtedness and Other Liabilities	A-47
5.18	Consents	A-47
5.19	Internal Controls	A-48
5.20	No Adverse Changes	A-48
5.21	Compliance with Laws	A-48
5.22	Employee Benefit Matters	A-48
ARTICLE VI COVENANTS OF THE PARTIES PENDING CLOSING		A-49
6.1	Conduct of the Business	A-49
6.2	Exclusivity	A-51
6.3	Access to Information	A-51
6.4	Notices of Certain Events	A-52
6.5	Cooperation with Form S-4/Proxy Statement; Other Filings	A-52
6.6	Commercially Reasonable Efforts; Further Assurances; Governmental Consents	A-55
6.7	Nasdaq Listing Requirements	A-56
6.8	Directors’ and Officers’ Indemnification and Liability Insurance	A-56
6.9	Confidentiality	A-57
6.10	Publicity	A-57
6.11	Equity and Debt Investment	A-57
Annex A-ii

Annex A Page Nos.
ARTICLE VII COVENANTS OF THE COMPANY		A-58
7.1	No Trading in Parent Securities During the Interim Period	A-58
7.2	Company’s Stockholders Approval	A-58
7.3	Additional Financial Information	A-58
7.4	Lock-Up Agreements	A-58
7.5	Non-solicitation and Non-Compete Agreements	A-59
ARTICLE VIII COVENANTS OF PARENT AND MERGER SUB		A-59
8.1	Trust Account	A-59
8.2	Obligations of Merger Sub	A-59
8.3	Compliance with SPAC Agreements	A-59
8.4	Parent Public Filings; Nasdaq	A-59
8.5	Amended Parent Charter	A-59
8.6	Certain Tax Matters	A-59
8.7	Extensions of Time to Consummate a Business Combination	A-60
8.8	Section 16 Matters	A-60
8.9	Equity Plan	A-60
ARTICLE IX CONDITIONS TO CLOSING		A-61
9.1	Condition to the Obligations of the Parties	A-61
9.2	Conditions to Obligations of Parent and Merger Sub	A-61
9.3	Conditions to Obligations of the Company	A-62
ARTICLE X TERMINATION		A-63
10.1	Termination	A-63
10.2	Effect of Termination	A-64
ARTICLE XI MISCELLANEOUS		A-64
11.1	Notices	A-64
11.2	Amendments; Waivers; Extensions; Remedies	A-65
11.3	Arm’s Length Bargaining; No Presumption Against Drafter	A-65
11.4	Expenses	A-65
11.5	No Assignment or Delegation	A-66
11.6	Governing Law	A-66
11.7	Counterparts; Electronic Signatures	A-66
11.8	Entire Agreement	A-66
11.9	Severability	A-66
11.10	Further Assurances	A-66
11.11	Third Party Beneficiaries	A-66
11.12	Trust Account Waiver	A-66
11.13	No Other Representations; No Reliance	A-67
11.14	Waiver of Jury Trial	A-68
11.15	Submission to Jurisdiction	A-69
11.16	Remedies Cumulative; Specific Performance	A-69
11.17	Non-Recourse	A-69
11.18	Securityholder Representative	A-70
11.19	Privileged Communications	A-71
11.20	Time of Essence	A-71

Annex A-iii

Exhibit A             —          Form of Company Support Agreement

Exhibit B             —          Form of Parent Support Agreement

Exhibit C             —          Form of Company Lock-Up Agreement

Exhibit D             —          Form of Sponsor Lock-Up Agreement

Exhibit E             —          Form of Registration Rights Agreement

Exhibit F             —          Form of Voting Agreement

Exhibit G             —          Form of Non-Solicitation and Non-Compete Agreement

Company Disclosure Schedules
Parent Disclosure Schedules

Annex A-iv

MERGER AGREEMENT

This MERGER AGREEMENT dated as of February 12, 2024 (this “Agreement”), is by and among Nava Health MD, Inc., a Maryland corporation (the “Company”), 99 Acquisition Group Inc., a Delaware corporation (“Parent”), NNAG Merger Sub, Inc., a Maryland corporation (“Merger Sub”) and wholly-owned subsidiary of Parent, and Bernaldo Dancel, solely in his capacity as representative, agent and attorney-in-fact of the Company Stockholders (the “Securityholder Representative”).

RECITALS:

1.      The Company and its Subsidiaries (the “Company Group”) are in the business of delivering vertically integrated, tech-enabled integrative healthcare through traditional, holistic, and regenerative medicine (as conducted by the Company Group, the “Business”);

2.      Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

3.      Merger Sub will merge with and into the Company (the “Merger”) in accordance with this Agreement and the Maryland General Corporation Law, after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent;

4.      Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Company Stockholders listed on Schedule I hereto are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each such Person has agreed to vote in favor of the approval of this Agreement, approval of the Merger and the other transactions contemplated hereby;

5.      Contemporaneously with the execution of, and as a condition and an inducement to the Company entering into this Agreement, the Sponsor is entering into and delivering a Support Agreement, substantially in the form attached hereto as Exhibit B (the “Parent Support Agreement”), pursuant to which the Sponsor has agreed (a) not to transfer or redeem any shares of Parent Common Stock held by the Sponsor, and (b) to vote in favor of the adoption and approval of each of the Parent Proposals at the Parent Stockholder Meeting;

6.      Simultaneously with the Closing, the Sponsor will forfeit for no consideration 1,000,000 shares of Parent Common Stock upon the closing of the Merger (the “Closing”) as more fully set forth in, and subject to the terms and conditions of, a Sponsor Forfeiture Agreement to be entered into contemporaneously with the Closing, by and among the Sponsor, the Company and Parent, in a form to be mutually agreed upon by each of the Company, Parent and the Sponsor, each acting reasonably (the “Sponsor Forfeiture Agreement”);

7.      For U.S. federal and applicable state income tax purposes, the parties hereto intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Company’s Board of Directors and the Boards of Directors of Parent and Merger Sub have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) and 1.368(a); and

8.      The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which they are or will be party, including the Merger, and the performance of their respective obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (b) determined that this Agreement and such transactions are advisable and in the best interests of, them and their respective stockholders and (c) resolved to recommend that their respective stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which they are or will be a party and the performance of such party of their obligations hereunder and thereunder.

Annex A-1

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

1.1         Definitions. As used in this Agreement the following capitalized terms shall have the meaning ascribed to such terms as follows:

“2023 Equity Plan” has the meaning set forth in Section 4.5(a).

“Achieved Revenue” has the meaning set forth in Section 3.8(a).

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Registration Rights Agreement, the Company Support Agreements, the Parent Support Agreement, the Company Lock-Up Agreements, the Sponsor Lock-Up Agreement, the Non-solicitation and Non-Compete Agreement, the Voting Agreement, and the Sponsor Forfeiture Agreement.

“Additional Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Amended Parent Charter” has the meaning set forth in Section 6.5(e).

“Annual Financial Statements” has the meaning set forth in Section 4.9(a).

“Anti-Corruption Laws” has the meaning set forth in Section 4.30(a).

“Antitrust Laws” means any applicable domestic or foreign, supranational, national, federal, state, municipality or local Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).

“Articles of Merger” has the meaning set forth in Section 2.2.

“Audited Financial Statements” has the meaning set forth in Section 7.3.

“Authority” means any federal, state, provincial, municipal, international, supranational, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof, or any arbitrator, court or tribunal of competent jurisdiction, including, without limitation, the SEC, Nasdaq, and the Public Company Accounting Oversight Board.

Annex A-2

“Balance Sheet” means the audited consolidated balance sheet of the Company as the Balance Sheet Date.

“Balance Sheet Date” has the meaning set forth in Section 4.9(a).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Calculation Period” has the meaning set forth in Section 3.8(a).

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act.

“Change in Control” means, with respect to any Person, (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Interests that represent more than 50% of the total voting power of such Person or (ii) a sale or disposition of all or substantially all of the assets of such Person and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of such Person (or any successor to such Person) immediately following the closing of such transaction (or series of related transactions) being beneficially owned (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of at least 50% of the Equity Interests of such Person (or any successor to such Person) immediately prior to such transaction (or series of related transactions).

“Closing” has the meaning set forth in the Recitals.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Company Group on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Company Group as of such time.

“Closing Consideration Spreadsheet” means the last Consideration Spreadsheet prepared and delivered by the Company to Parent prior to the Closing in accordance with Section 3.7.

“Closing Date” has the meaning set forth in Section 2.6(a).

“Closing Exchange Ratio” means the quotient obtained by dividing (a) the Merger Consideration Shares by (b) the Fully Diluted Company Shares.

“Closing Net Debt” means the aggregate Indebtedness of the Company Group as of November 30, 2023, plus no more than $4,500,000 in additional funds borrowed.

“Closing Per Share Merger Consideration” means with respect to a share of Company Common Stock, a number of shares of Parent Common Stock equal to the Closing Exchange Ratio.

“COBRA” means, collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

Annex A-3

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, originally filed with the SDAT on February 13, 2023, as amended.

“Company Bylaws” means the bylaws of the Company, as amended.

“Company Closing Statement” has the meaning set forth in Section 2.6(b).

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Consent” has the meaning set forth in Section 4.8.

“Company Disclosure Schedules” means, collectively, the disclosure schedules delivered by the Company to Parent contemporaneously with the execution and delivery of this Agreement, as the same may be updated pursuant to Section 6.4 of this Agreement.

“Company Expenses” means all fees, costs and expenses of the Company or any of its Subsidiaries incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the Additional Agreements, the performance and compliance with this Agreement and the Additional Agreements and conditions contained herein to be performed or complied with by the Company at or before Closing, and the consummation of the transactions contemplated hereby, including (i) change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable by the Company or any of its Subsidiaries to any current or former employee (including any amounts due under any consulting agreement with any such former employee), independent contractor, officer or director of the Company or any of its Subsidiaries as a result of the transactions contemplated hereby (and not tied to any subsequent event or condition, such as a termination of employment), (ii) any and all filing fees payable by the Company or any of its Subsidiaries to any Authority in connection with the transactions contemplated hereby, and (iii) the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Company.

“Company Exclusively Licensed IP” means all Company Licensed IP that is solely and exclusively licensed to any member of the Company Group.

“Company Financial Statements” has the meaning set forth in Section 4.9(a).

“Company Group” has the meaning set forth in the recitals to this Agreement.

“Company Indemnitees” has the meaning set forth in Section 6.8(a).

“Company Information Systems” has the meaning set forth in Section 4.18(o).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to any member of the Company Group or that any member of the Company Group otherwise has a right to use.

“Company Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C, restricting the sale, transfer or other disposition of the shares of Parent Common Stock received by certain of the Company Stockholders at the Closing in connection with the Merger.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by any member of the Company Group, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Product” means any product that is being, or has previously been, researched, tested, developed, commercialized, manufactured, sold, administered or dispensed to patients, or distributed by or behalf of the Company Group and all products (if any) with respect to which the Company Group has the right to receive payment.

“Company RSUs” has the meaning set forth in Section 4.5(a).

“Company Stock Certificate” has the meaning set forth in Section 2.10.

“Company Stockholders” means, at any given time, the holders of Company Common Stock.

Annex A-4

“Company Stockholder Approval” has the meaning set forth in Section 4.2(a).

“Company Stockholder Resolutions” has the meaning set forth in Section 7.2(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company Group, or any suppliers, customers or agents of the Company Group that is not already generally available to the public, including Intellectual Property of a confidential nature.

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated as of October 20, 2023, by and between the Company and Parent.

“Consent” has the meaning set forth in Section 4.8.

“Consideration Spreadsheet” has the meaning set forth in Section 3.7(a).

“Consumer Protection Laws” means any Law intended for the protection of consumers against fraud, false advertising, unfair competition, medical or other professional malpractice, elder abuse, identity theft, or violation of privacy rights, and shall include without limitation, the Federal Trade Commission Act, the Lanham Act, the FDCA, HIPAA, professional licensing laws, and all similar, comparable, or analogous federal, state, municipal or local laws, regulations and regulatory regimes.

“Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work, sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective properties or assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Copyleft Licenses” means all licenses or other Contracts to Software that requires as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Copyrights” means all rights in copyrights, and other rights in any works of authorship of any type, in all forms, media or medium, now known or hereinafter developed, and whether or not completed, published, or used, including all drafts, plans, sketches, artwork, layouts, copy, designs, photographs, illustrations, collections, serials, printed or graphic matter, slides, compilations, serials, promotions, audio or visual recordings, transcriptions, Software, and all derivative works, translations, adaptations and combinations of any of the foregoing, all registrations and applications therefor and all extensions, restorations, and renewals of any of the foregoing, all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all termination rights, moral rights, author rights and all other rights associated therewith.

“Convertible Notes” means the Convertible Promissory Notes issued by the Company f/k/a Nava Health MD, LLC and identified on Schedule 1 hereto.

“Databases” means all compilations of data, the selection and arrangement of that data, and all related documentation, including documentation regarding the procedures used in connection with the selection, collection, arrangement, processing and distribution of data contained therein to the extent they exist, together with documentation regarding the attributes of the data contained therein or the relationships among such data and documentation regarding data structures and formats, and file structures and formats, whether registered or unregistered, and any registrations or applications for registration therefor.

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction, contractual obligations, self-regulatory standards, written policies or terms of use of the Company or Company Group, or any Permits obtained by the Company relating to the Processing, privacy, security, transfer, import, export, disposal or protection of Personal Information, including applicable implementing Laws, the Health Insurance Portability

Annex A-5

and Accountability Act of 1996 and the rules and regulations promulgated thereunder, including the privacy rule at 45 C.F.R. Part 160 and Part 164, Subparts A and E, the security rule at 45 C.F.R. 164, Subpart C, and the data breach notification rule at 45 C.F.R. Subpart D, as each be amended from time to time, including as amended under the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations (“HIPAA”), the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, any applicable U.S. comprehensive state data privacy laws (including laws and regulations applicable to the Processing of consumer health information), and all regulations or guidance issued thereunder.

“Debt Financing” has the meaning set forth in Section 6.11.

“DEA” means the United States Drug Enforcement Agency.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning set forth in Section 3.5.

“Domain Names” means domain names and URLs.

“Effect” has the meaning set forth in the definition of “Material Adverse Effect.”

“Effective Time” has the meaning set forth in Section 2.2.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate, or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Interest” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“Equity Investment” has the meaning set forth in Section 6.11.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Sections 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA that includes the Company Group.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.6(a).

“Exchange Fund” has the meaning set forth in Section 3.6(a).

“Excluded Matter” means any one or more of the following: (i) general economic or political conditions; (ii) with respect to a particular Person, conditions generally affecting the industries in which such Person or its Subsidiaries operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing

Annex A-6

interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, international or national political conditions, or the escalation or worsening thereof; (v) (A) any changes in applicable Laws (including in connection with the COVID-19 pandemic) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof, or (B) new pronouncements or interpretations by the SEC or any other U.S. Authority with respect to accounting rules; (vi) the announcement, pendency or completion of the transactions contemplated by this Agreement; (vii) any natural or man-made disaster, acts of God, epidemics, or pandemics, including the COVID-19 pandemic (including any action taken or refrained from being taken in response to COVID-19), or the worsening thereof; (viii) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise an Excluded Matter may be taken into account in determining whether there has been a Material Adverse Effect); (ix) the taking or omission of any action expressly required to be taken or omitted, respectively, under this Agreement; (x) the impact on the Company and/or any other member of the Company Group of any act or omission taken by Parent or Merger Sub or by a member of the Company Group at the request of Parent or Merger Sub; or (xi) the impact on Parent and/or Merger Sub of any action taken by the Company or any other member of the Company Group or by Parent and/or Merger Sub at the request of any member of the Company Group; provided, however, that the exclusions provided in the foregoing clauses (i) through (v), inclusive, and clause (vii) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company Group, taken as a whole, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

“Export Control Laws” has the meaning set forth in Section 4.30(a).

“FDA” means the United States Food and Drug Administration.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended and codified at 21 U.S.C. § 301 et. seq., inclusive of FDA’s implementing regulations at Title 21, Code of Federal Regulations.

“First Extension Period” has the meaning set forth in Section 8.7(a).

“Founder Shares” means the Class B common stock of Parent, par value $0.0001 per share.

“Foreign Corrupt Practices Act” has the meaning set forth in Section 4.16(a).

“Form 8-K” has the meaning set forth in Section 5.12(a).

“Form S-4” has the meaning set forth in Section 6.5(a).

“FTC Act” has the meaning set forth in 4.16(a).

“Fraud” means fraud as defined in accordance with the common law of the State of Delaware.

“Fully Diluted Company Shares” means, without duplication, all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, including the shares of Company Common Stock issuable upon conversion of the Convertible Notes or upon the conversion, exercise or exchange of any in-the-money securities of the Company convertible into or exercisable or exchangeable for shares of Company Common Stock.

“Hazardous Material” shall mean any material, emission, chemical, substance, or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant including, but not limited to, any designated as a “Hazardous Substance,” “Hazardous Waste,” or “Hazardous Material”.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so- called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Healthcare Law” means all applicable federal, state, local, and foreign laws, statutes, or any regulation, or guidance or order thereunder governing the development, testing, regulatory approval, marketing, sale, pricing, coverage or reimbursement, distribution, use, handling and control, safety, efficacy, reliability or

Annex A-7

manufacturing of drug or biological products or medical devices, including without limitation: (a) the Federal Food, Drug and Cosmetic Act (“FDCA”) (21 U.S.C. § 301) and FDA implementing regulations; (b) any comparable foreign Laws for the foregoing; (c) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)) and the regulations promulgated thereunder, the Federal Health Care Fraud law (18 U.S.C. § 1347), the Federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Physician Payments Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), Stark Law (42 U.S.C. §1395nn), the Federal False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA, any other Law or regulation of any Authority which regulates kickbacks, patient or Health Care Program reimbursement, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company; (d) the applicable requirements of Medicare, Medicaid and other Authority healthcare programs, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, and the analogous laws of any federal, state, local, or foreign jurisdiction applicable to the Company; (e) all applicable Laws governing the privacy, security, integrity, accuracy, transmission, storage, or other protection of health information; (f) applicable state licensing, disclosure and transparency reporting requirements; (g) any laws governing the provision of medical services across state lines (telemedicine); (h) any laws governing the corporate practice of medicine; (i) any Laws of any other country in which the Company Products are tested, manufactured, marketed or distributed, or in which country the Company does business; and (j) any Laws similar, analogous, or comparable to any item set forth in Clauses (a) through (i) above.

“Health Care Program” has the meaning set forth in Section 5.17(i).

“Healthcare Regulatory Authority” means any Authority that: regulates (a) the activities of any Patient Service Provider, (b) the development, testing, marketing, advertising, sale, distribution, dispensing or other activities involving drugs, biological products, medical devices, food, dietary supplements, or other nutritional products; or that enforces any Healthcare Law applicable to the Company.

“Healthcare Regulatory Authorizations” means (a) all Permits required to be held pursuant to any Healthcare Law by any Patient Service Provider and (b) all applicable licenses, registrations, approved marketing authorizations including New Drug Applications, Biologics License Applications, cleared premarket notifications and Premarket Applications for medical device products, in-effect Investigational New Drug Applications or similar authorizations to conduct human clinical trials, approvals by an Institutional Review Board or similar entity to conduct human clinical studies, new dietary ingredient notifications submitted to and not objected to by the FDA, Drug Enforcement Agency registrations, state and municipal drug or medical device manufacturing or distribution licenses, and any other permit, license or other form of authorization required under the Healthcare Laws.

“Indebtedness” means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (vii) all guarantees by such Person of the Indebtedness of another Person (other than any guarantee by a member of the Company Group of the Indebtedness of another member of the Company Group), (viii) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (ix) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (x) long term and short term deferred revenue, (xi) any obligations that the Company has elected to defer pursuant to the CARES Act or as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company under the CARES Act and applicable rules and regulations thereunder, and (xii) any agreement to incur any of the same. Notwithstanding the foregoing, “Indebtedness” as to the Company Group in connection with Closing Net Debt means the aggregate of all of the foregoing as of November 30, 2023, which was equal to $5,000,000.

Annex A-8

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with and including any Trade Secrets, Trademark, Patent, Copyright, Domain Name(s) and social media accounts and identifiers (including usernames, handles, hashtags and account names) whether or not registered, unregistered or registrable, to the extent recognized in a particular jurisdiction and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“Intended Tax Treatment” has the meaning set forth in in Section 2.4.

“Interim Period” has the meaning set forth in Section 6.1(a).

“International Trade Control Laws” has the meaning set forth in Section 4.30(a).

“IP Assignment Agreement” has the meaning set forth in Section 4.20(i).

“IP Contracts” means, collectively, any and all Contracts material to the operation of the Business to which any member of the Company Group is a party or by which any of its respective properties or assets is bound, in any case under which any member of the Company Group (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company Group or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (A) “shrink wrap” or other licenses for generally commercially available software (including Publicly Available Software) or hosted services, (B) customer, distributor or channel partner Contracts on Company’s standard forms, (C) Contracts with the Company Group’s employees or contractors on Company’s standard forms, and (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices (subparts (A)-(D) collectively, the “Standard Contracts”).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated August 17, 2023.

“Key Personnel” has the meaning set forth in Section 7.5.

“Knowledge of the Company” or “to the Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of each of the Company’s Chief Executive Officer and the Company’s Chief Financial Officer.

“Knowledge of Parent” means the actual knowledge, after reasonable inquiry, of each of Parent’s Chief Executive Officer and Parent’s Chief Financial Officer.

“Law” means any domestic or foreign, federal, state, municipal or local law, statute, ordinance, code, rule, or regulation, as amended, restated, supplemented or otherwise modified from time to time, and any and all judicial and administrative interpretations thereof, any Order, any and all policies and directives issued by any Authority, and any and all written legally permissible waivers or exceptions granted by any Authorities with respect to compliance with any of the foregoing.

“Leases” means, collectively, the leases described on Company Disclosure Schedule 4.23 attached hereto.

“Letter of Transmittal” has the meaning set forth in Section 3.6(b).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“MGCL” means the Maryland General Corporation Law.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or together with one or more other Effects, (i) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company, together with its Subsidiaries, on the one hand, or on Parent and Merger Sub, on the other hand, in each case, taken as a whole, or (ii) prevents or materially impairs or

Annex A-9

would reasonably be expected to prevent or materially impair the ability of the Company, on the one hand, or on Parent and Merger Sub, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

“Material Contracts” has the meaning set forth in Section 4.14(a). The phrase “Material Contracts” shall not include any Contracts that are also Plans.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration Shares” means an aggregate number of shares of Parent Common Stock, each valued at $10 per share, calculated by dividing (a) (i) Three Hundred Twenty Million U.S. Dollars ($320,000,000) minus (ii) the amount of Closing Net Debt in excess of Nine Million Five Hundred Thousand U.S. Dollars ($9,500,000), by (b) $10.

“Merger Sub” has the meaning set forth in the preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.7(b).

“Minimum Cash Condition” has the meaning set forth in Section 9.1(g).

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Non-Solicitation and Non-Compete Agreements” has the meaning set forth in Section 7.5.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“OSHA” has the meaning set forth in Section 4.20(m).

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act, any other United States federal, foreign, or blue sky Laws, and/or the rules and regulations of Nasdaq or any other applicable self-regulatory organization, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Ownership Percentage” has the meaning set forth in Section 3.2(d).

“Parent” has the meaning set forth in the preamble.

“Parent Board Recommendation” has the meaning set forth in Section 5.2(a).

“Parent Bylaws” has the meaning set forth in Section 5.1.

“Parent Capital Stock” means the Parent Common Stock, Founder Shares and Parent Preferred Stock.

“Parent Certificate of Incorporation” has the meaning set forth in Section 5.1.

“Parent Class B Conversion” has the meaning set forth in Section 3.1.

“Parent Common Stock” means the Class A common stock of Parent, par value $0.0001 per share.

“Parent Counsel” has the meaning set forth in Section 11.19.

“Parent Disclosure Schedules” means, collectively, the disclosure schedules delivered by Parent to the Company contemporaneously with the execution and delivery of this Agreement, as the same may be updated pursuant to Section 6.4 of this Agreement.

“Parent Equity Incentive Plan” has the meaning set forth in Section 8.9.

Annex A-10

“Parent Expenses” means all fees, costs and expenses of Parent and/or Merger Sub incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the Additional Agreements, the performance and compliance with this Agreement and the Additional Agreements and conditions contained herein to be performed or complied with by Parent and/or Merger Sub at or before the Closing, and the consummation of the transactions contemplated hereby, including any and all (i) filing fees payable by Parent and/or Merger Sub to any Authority in connection with the transactions contemplated hereby, (ii) deferred underwriting discounts or fees and (iii) fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of Parent and/or Merger Sub.

“Parent Financial Statements” means (i) the balance sheet of Parent at December 31, 2022 and the statements of operations, changes in stockholders’ equity, and cash flows for Parent for the period from June 14, 2022 to December 31, 2022, and the notes thereto, as audited by MaloneBailey, LLP, and as set forth in the Registration Statement on Form S-1 (File No. 333-269923) filed by Parent with the SEC, as amended and supplemented to date (the “Form S-1”), (ii) the unaudited balance sheet of Parent at March 31, 2023 and the unaudited statements of operations, changes in stockholders’ equity, and cash flows for Parent for the quarter ended March 31, 2023 set forth in the Form S-1, (iii) the unaudited interim financial statements and notes thereto included in Parent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and (iv) the unaudited interim financial statements and notes thereto included in Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

“Parent Parties” and “Parent Party” have the meanings set forth in the preamble to Article V.

“Parent Private Warrant” means each warrant issued to the Sponsor in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one share of Parent Common Stock at an exercise price of $11.50 per share.

“Parent Privileged Communications” has the meaning set forth in Section 11.19.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Public Warrant” means each warrant issued to the public stockholders in the IPO, entitling the holder thereof to purchase one share of Parent Common Stock at an exercise price of $11.50 per share.

“Parent Preferred Stock” means the preferred stock, par value $0.0001 per share, of Parent.

“Parent Redemption Amount” has the meaning set forth in Section 8.1.

“Parent Right” means one right to receive one-fifth of one share of Parent Common Stock upon consummation of a business combination.

“Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.2(a).

“Parent Stockholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Parent Unit” means each unit of Parent issued in the IPO consisting of (i) one share of Parent Common Stock, (ii) one Parent Public Warrant, and (iii) one Parent Right.

“Parent Warrant” means each Parent Private Warrant and Parent Public Warrant.

“Patents” means all (a) U.S. and foreign patents (including certificates of invention, supplementary protection certificates and other patent equivalents), utility models, design, and applications for any of the foregoing, including provisional applications, and all patents of addition, improvement patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, confirmations, substitutions, counterparts, validations and extensions thereof or related thereto, and all applications or counterparts in any jurisdiction pertaining to any of the foregoing, including applications filed pursuant to any international patent law treaty, (b) inventions, discoveries, improvements, idea submissions and invention disclosures, and (c) other patent rights

Annex A-11

and any other governmental Authority-issued indicia of invention ownership (including inventors’ certificates, petty patents and innovation patents), together with all worldwide rights and priorities afforded under any Law with respect to any of the foregoing.

“Patient Service Provider” means any person employed or contracted by the Company or any member of the Company Group, who is required, based on services actually offered or provided, or based on representations to clients holding themselves out as having to comply with Healthcare Laws to have a license, certification or credential, in order to provide services on behalf of or under the auspices of Nava Health or any member of the Company Group, including but not limited to medical doctors, nurses, nurse practitioners, pharmacists, phlebotomists, therapists, medical assistants, laboratory technicians, acupuncturists, nutritionists, counselors, consultants, aestheticians, and massage therapists.

“Permit” means each license, franchise, permit, Order, approval, consent, or other similar authorization pursuant to any applicable Law, including without limitation any Healthcare Regulatory Authorization, required to be obtained and maintained by any member of the Company Group or any Patient Service Provider to carry out or otherwise affecting, or relating in any way to, the Business.

“Permitted Liens” means: (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts that (i) are not delinquent or that are being contested in good faith, (ii) are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) did not result from a breach, default or violation by a member of the Company Group of any Contract or Law; (c) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with U.S. GAAP); (d) easements, rights of way and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; (e) with respect to personal property reflected in the Balance Sheet, (i) dispositions and encumbrances for adequate consideration in the ordinary course of business since the Balance Sheet Date and/or (ii) dispositions of obsolete personal property since the Balance Sheet Date; and (f) those items that are reflected as Liabilities in the Company Financial Statements.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means: (i) any data or information that, alone or in combination with other data or information identifies an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies or relates to an individual natural Person, or such Person’s vehicle, browser or device); or (ii) any other data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law.

“PIPE Shares” has the meaning set forth in Section 6.11.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, but excluding multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company Group to make any severance, termination, change of control, or similar payment), consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism

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now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company Group, or under which the Company Group has any current or potential liability.

“Pre-Closing Engagements” has the meaning set forth in Section 11.19.

“Privacy Policy” has the meaning set forth in Section 4.18(l).

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Protected Health Information” or “PHI” has the meaning given to such team under HIPAA, including all such information in electronic form.

“Prospectus” means the final prospectus of Parent filed with the SEC (File No. 333-269923) on August 17, 2023.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Publicly Available Software” means each of any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or under similar licensing and distribution models, including but not limited to any of the following: (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Source License (SISL); and (vii) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively: all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way that are appurtenant thereto.

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Parent hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Registered Exclusively Licensed IP” means all Company Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications, issued and pending trademark registrations, domain names and issued or pending copyrights.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP or filed in the name of any member of the Company Group, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications, issued and pending trademark registrations, domain names and issued or pending copyrights.

“Registration Rights Agreement” means the registration rights agreement in the form attached hereto as Exhibit E.

“Representatives” means a party’s officers, directors, Affiliates, managers, consultant, employees, representatives and agents.

“Required Parent Proposals” has the meaning set forth in Section 6.5(e).

“S-4 Effective Date” has the meaning set forth in Section 6.5(c).

“Sanctions Laws” has the meaning set forth in Section 4.30(a).

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“SEC” means the Securities and Exchange Commission.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder Representative” has the meaning set forth in the Recitals.

“Securityholder Representative Authorized Action” has the meaning set forth in Section 11.18(e).

“Sites” has the meaning set forth in Section 4.18(l).

“Software” means computer software, programs, and Databases and data collections (including development tools, library functions, and compilers) in any form, including in or as Internet Web sites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“Sponsor” means 99 Acquisition Sponsor LLC.

“Sponsor Forfeiture Agreement” has the meaning set forth in the Recitals.

“Sponsor Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit D, restricting the sale, transfer or other disposition of the shares of Parent Common Stock held or received by the Sponsor.

“Standard Contracts” has the meaning set forth in the definition of IP Contracts.

“Standards Setting Agreements” has the meaning set forth in Section 4.18(q).

“Standards Setting Body” has the meaning set forth in Section 4.18(q).

“Subsidiary” means, with respect to any Person, each entity of which at least 50% of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group.

“Tax Return” means any and all return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Tax(es)” means any and all U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, escheat, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

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“Trademarks” means all trademarks, service marks, trade names, business names, corporate names, trade dress, look and feel, product and service names, logos, brand names, slogans, 800 numbers, product configurations, symbols, emblems, insignia and other distinctive identification and indicia of source of origin, whether or not registered, including all common law rights thereto, and all applications and registrations therefor, and all goodwill associated with any of the foregoing or the business connected with the use of and symbolized by the foregoing.

“Trade Secrets” discoveries, inventions (whether or not reduced to practice), ideas, technology, know-how, trade secrets, Databases and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) together with any and all notes, analysis, compilations, lab reports, notebooks, invention disclosures, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing, including all copies and tangible embodiments of any of the foregoing in whatever form or medium.

“Transaction Costs” has the meaning set forth in Section 11.4.

“Transaction Litigation” has the meaning set forth in Section 6.6(d).

“Transfer Taxes” has the meaning set forth in Section 8.6(d).

“Trust Account” has the meaning set forth in Section 5.9.

“Trust Agreement” has the meaning set forth in Section 5.9.

“Trust Fund” has the meaning set forth in Section 5.9.

“Trustee” has the meaning set forth in Section 5.9.

“Unaudited Financial Statements” has the meaning set forth in Section 4.9(a).

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

“Voting Agreement” has the meaning set forth in Section 2.8.

1.2              Construction.

(a)         References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience only.

(b)         The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)         Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under U.S. GAAP. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the Equity Interests of such Person.

(d)         Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, in each case, as amended, restated, supplemented or otherwise modified from time to time.

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(e)         Any reference to a numbered schedule means the same-numbered section of the Schedules to this Agreement. Any reference in a schedule contained in the Schedules to this Agreement delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such Schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing in the Schedules to this Agreement constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the Schedules to this Agreement do not purport to be complete and are qualified in their entirety by the written document itself.

(f)          If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day that is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g)         To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives if such Contract, document, certificate or instrument shall have been posted not later than two Business Days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of Parent and its Representatives and Parent and its Representatives have been given access to the electronic folders containing such information.

Article II
MERGER

2.1              Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, and (c) the name of the Surviving Corporation shall be “Nava Health MD, Inc.” or such other name as shall be designated by the Company by notice to Parent.

2.2              Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file with SDAT articles of merger as required by and executed in accordance with the relevant provisions of the MGCL (the “Articles of Merger”). The Merger shall become effective upon the later of (a) the date and time of the filing of the Articles of Merger and (b) such later date and time as is agreed to by the parties and specified in the Articles of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3              Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4              U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 4.24(e) and 5.11(e), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such

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reorganization status. Each of the parties acknowledges and agrees that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

2.5              Articles of Incorporation; Bylaws.

(a)         The Company Articles of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the MGCL, be the articles of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the MGCL.

(b)         The bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation and applicable Law.

2.6              Closing.

(a)         Unless this Agreement is earlier terminated in accordance with Article X, the Closing shall take place virtually at 10:00 a.m. local time, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article IX or at such other time, date and location as Parent and the Company agree in writing. The parties may participate in the Closing, and any certificate, opinion, instrument or other document to be delivered at the Closing may be delivered, via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

(b)         No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement prepared by the Company’s chief financial officer (the “Company Closing Statement”) setting forth (i) an estimated consolidated balance sheet of the Company Group as of the Reference Time, prepared in good faith and in accordance with U.S. GAAP, (ii) a good faith calculation of the Company’s estimate of the Closing Net Debt, as of the Reference Time and along with reasonably detailed calculations, and (iii) the resulting estimated Merger Consideration Shares to be issued by Parent at the Closing based on such estimate of Closing Net Debt, which Company Closing Statement shall be subject to the review and the reasonable approval by Parent. Promptly after delivering the Company Closing Statement to Parent, the Company will meet with Parent to review and discuss the Company Closing Statement and the Company will consider in good faith Parent’s comments to the Company Closing Statement and make any appropriate adjustments to the Company Closing Statement prior to the Closing, as mutually approved by the Company and Parent both acting reasonably and in good faith, which adjusted Company Closing Statement shall thereafter become the Company Closing Statement for all purposes of this Agreement. The Company Closing Statement and the determinations contained therein shall be prepared in accordance with U.S. GAAP and otherwise in accordance with this Agreement.

2.7              Directors and Officers of the Surviving Corporation.

(a)         At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on Parent’s Board of Directors in accordance with Section 2.8, and such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

(b)         At the Effective Time, the officers of the Company shall become the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.8              Directors and Officers of Parent. At the Effective Time, Parent’s Board of Directors will consist of seven (7) directors. The Company shall have the right to designate six (6) such directors to be elected by the stockholders of Parent at the Parent Stockholder Meeting, four (4) of whom shall qualify as “Independent Directors” under Nasdaq Rule 5605(a)(2). The Sponsor shall have the right to designate one (1) individual who shall be nominated by Parent’s Board of Directors for election as a director of Parent at the Parent Stockholder Meeting, and, at the Closing, the Company and the Company Stockholders identified on Schedule 2.8 will enter into a voting

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agreement in the form attached hereto as Exhibit E in which the Company and such Company Stockholder shall agree to the Sponsor’s continuous right to designate one (1) individual for nomination by the Parent’s Board of Directors for election as a director of Parent for a period of at least two (2) years following the Closing Date and to vote accordingly at any meeting of the Parent Stockholders (the “Voting Agreement”).

2.9              Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10            No Further Ownership Rights in Company Common Stock. All Merger Consideration Shares paid or payable in respect of shares of Company Common Stock hereunder, or upon the exercise of the appraisal rights described in Section 3.4, shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to such shares of Company Common Stock and from and after the Effective Time there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Merger Consideration Shares provided for, and in accordance with the procedures set forth, in Article III.

Article III
EFFECT OF THE MERGER

3.1              Effect of the Merger on the Founder Shares. Immediately prior to the Effective Time, each Founder Share issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchanged for a number of validly issued, fully paid and nonassessable shares of Parent Common Stock (the “Parent Class B Conversion”) and Parent shall cause its register of members to be updated, with effect immediately prior to the Effective Time, to reflect the Parent Class B Conversion.

3.2              Effect of the Merger on Company Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a)         Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (or any of its Subsidiaries) (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)         Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 3.2(a) and any Dissenting Shares) shall, in accordance with and subject to this Agreement, be converted into the right to receive the Closing Per Share Merger Consideration.

(c)         Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d)         Anti-Dilution Protection for Company Stockholders. In the event that, at any time following the Effective Time, the Parent Warrants are exercised for Parent Common Stock in accordance with their terms, the Company Stockholders shall be entitled to receive, at no cost to the Company Stockholders, additional shares of Parent Common Stock such that, following the exercise of such Parent Warrants, the percentage (the “Ownership Percentage”) obtained by dividing the amount of shares of Parent Common Stock held by Company Stockholders by the sum of (i) the shares of Parent Common Stock held by Company Stockholders and (ii) the shares of Parent Common Stock held by Parent Stockholders shall be the same as the Ownership Percentage at the Effective Time. Parent shall issue such shares, if any, to the Company Stockholders

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on a pro rata basis in accordance with the Closing Consideration Spreadsheet on an annual basis or at such other time as Parent may determine in its sole discretion. Until such time as all Parent Warrants have been exercised or have expired and lapsed in accordance with their terms, Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance pursuant to this Section 3.2(d).

3.3              Treatment of Convertible Notes. The Company shall use its commercially reasonable efforts to amend, prior to the Closing, each Convertible Note that is outstanding immediately prior to the Effective Time so that such Convertible Note will, immediately prior to the Effective Time and without any further action on the part of the holder thereof, be canceled and converted into shares of Company Common Stock, which shares shall be treated in accordance with Section 3.2(b).

3.4              Treatment of Company RSUs. All Company RSUs that are outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by Parent or replaced with substantially equivalent awards issued by Parent in respect of shares of Parent Common Stock.

3.5              Sponsor Forfeiture Agreement Transactions. Effective upon the Effective Time, pursuant to the Sponsor Forfeiture Agreement, the Sponsor shall be automatically deemed to have irrevocably transferred to Parent, surrendered, and forfeited for no consideration the shares of Parent Common Stock specified in the Sponsor Forfeiture Agreement, and such shares of Parent Common Stock shall, by virtue of the Merger, be deemed to have been canceled and extinguished.

3.6              Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock cancelled in accordance with Section 3.2(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such shares of Company Common Stock in accordance with Section 3-203 of the MGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the MGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Subtitle 2 of Title 3 of the MGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Subtitle 2 of Title 3 of the MGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Subtitle 2 of Title 3 of the MGCL, then such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration Shares to which such holder is entitled pursuant to the applicable subsections of Section 3.1, without interest thereon, upon surrender of the Company Stock Certificate or Company Stock Certificates representing such Dissenting Shares in accordance with Section 4.4. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the MGCL that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.7              Surrender and Payment.

(a)         Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with an exchange agent to be mutually agreed upon by the parties hereto (the “Exchange Agent”) for the benefit of the Company Stockholders, for exchange in accordance with this Article III, the number of shares of Parent Common Stock equal to the Merger Consideration Shares (such shares of Parent Common Stock, the “Exchange Fund”). Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the applicable portion of the Merger Consideration Shares out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b)         Exchange Procedures.

(i)     As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Common Stock

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for such Company Stockholder’s applicable portion of the Merger Consideration Shares from the Exchange Fund, and that shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following receipt of a Company Stockholder’s properly completed and executed Letter of Transmittal, deliver such Company Stockholder’s applicable portion of the Merger Consideration Shares to such Company Stockholder.

(c)         Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders for one year after the Effective Time shall be delivered to Parent by the Exchange Agent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.6 shall thereafter look only to Parent for their portion of such Merger Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

3.8              Consideration Spreadsheet.

(a)         At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), prepared by the Company in good faith and setting forth the following, in each case as of immediately prior to the Effective Time based, when relevant, on assumptions reasonably acceptable to Parent and that are described in detail in the Consideration Spreadsheet:

(i)          the name and address of record of each Company Stockholder and the number and class, type, or series of shares of Company Common Stock held by each;

(ii)         the number of Fully Diluted Company Shares;

(iii)        detailed calculations of each of the following (in each case, determined without regard to withholding):

(A)        the Closing Per Share Merger Consideration payable to each named Company Stockholder;

(B)         the Closing Exchange Ratio; and

(C)         for each Company Stockholder, its pro rata portion of the Merger Consideration Shares for its Company Common Stock;

(iv)        any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b)         The Consideration Spreadsheet delivered hereunder shall be true complete and correct and shall contain the same information described in this Section 3.7.

(c)         The contents of the Consideration Spreadsheet delivered by the Company pursuant to Section 3.7(a) shall be subject to reasonable review and comment by Parent, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. Under no circumstances shall Parent or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet and the parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under Article IV.

(d)         Prior to the Closing, the Company shall update the Consideration Spreadsheet, and deliver such updated Consideration Spreadsheet to Parent, as promptly as practicable after the occurrence of any event that would change the information set forth in the latest version of the Consideration Spreadsheet that it previously delivered to Parent.

(e)         Nothing contained in this Section 3.7 or in the Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 6.1(b)(xviii) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definitions of the Merger Consideration Shares or the Merger Consideration Shares.

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3.9              Adjustment. The number of shares of Parent Common Stock constituting the Merger Consideration Shares and the Closing Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring prior to the date that the applicable Merger Consideration Shares are issued.

3.10            No Fractional Shares. No fractional shares of Parent Common Stock, or certificates or scrip representing fractional shares of Parent Common Stock, will be issued in connection with the conversion of the Company Common Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. After aggregating all shares of Company Common Stock represented by all Company Stock Certificates and in book-entry form delivered by a holder thereof, any fractional share of Parent Common Stock will be rounded up to the nearest whole number of shares of Parent Common Stock.

3.11            Withholding. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.12            Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Merger Consideration Shares to be paid in respect of the shares of Company Common Stock formerly represented by such Company Stock Certificate as contemplated under this Article III.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent that the statements contained in this Article IV (as qualified in the Company Disclosure Schedules, which include specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV, except that those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date).

For purposes of the Company Disclosure Schedules, any item disclosed on any specific schedule therein is deemed to be fully disclosed with respect to another schedule to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

4.1              Corporate Existence and Power. The Company and each other member of the Company Group is a corporation, limited liability company or legal entity duly incorporated, organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, in each case with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be. The Company has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business as currently conducted. Each other member of the Company Group has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its portion of the Business as currently conducted, except where the failure to have such power or authority has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each other member of the Company Group is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, in each case, with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each other member of the Company

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Group has offices located only at the addresses set forth on Company Disclosure Schedule 4.1. The Company has made available to Parent, prior to the date of this Agreement, complete, current and accurate copies of the Company Articles of Incorporation and the Company Bylaws, and the comparable organizational or constitutive documents of each of its Subsidiaries, in each case as amended to the date. The Company Articles of Incorporation, the Company Bylaws and the comparable organizational or constitutive documents of the Company’s Subsidiaries so delivered are in full force and effect. The Company is not in violation of the Company Articles of Incorporation or the Company Bylaws and none of its Subsidiaries is in violation of such Subsidiaries’ respective comparable organizational or constitutive documents.

4.2              Authorization.

(a)         The Company has the corporate power and authority necessary to execute and deliver this Agreement and the Additional Agreements to which it is a party, and, subject to the receipt of all authorizations, consents, waivers and approvals described in Company Disclosure Schedule 4.3 and Company Disclosure Schedule 4.8 and the approval of the Merger by the Company Stockholders as required by the Company Articles of Incorporation, the Company Bylaws and Section 3-105 of the MGCL, to consummate the transactions contemplated hereby and thereby and to otherwise perform its obligations hereunder under and thereunder. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and, except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated by this Agreement and the Additional Agreements to which it is a party. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought (the “Enforceability Exceptions”).

(b)         By resolutions duly adopted by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has: (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, are in the best interests of the Company; (iii) adopted this Agreement; and (iv) directed that the Merger be submitted to the Company Stockholders for approval and recommended that the Company Stockholders approve the Merger. The affirmative vote or written consent of Persons holding a majority of the voting power of the shares of Company Common Stock entitled to vote thereon is the only vote or consent of any of the holders of Company Common Stock or any other class or series of capital stock of the Company that is necessary under the Company Articles of Incorporation, the Company Bylaws and Section 3-105 of the MGCL in order for the Company to consummate the Merger and the other transactions contemplated hereby(the “Company Stockholder Approval”).

4.3              Governmental Authorization. Assuming the accuracy of the representations and warranties of the Parent Parties set forth in Section 5.3, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation by the Company of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (a) the filing of the Articles of Merger with SDAT pursuant to the MGCL, (b) the filing with the SEC of (i) the Proxy Statement and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Additional Agreements, or the transactions contemplated hereby or thereby, or (c) any consent, approval, license, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company or, after the Closing, to Parent or the Surviving Corporation.

4.4              Non-Contravention. Except for the consents, waivers and approvals described in Company Disclosure Schedule 4.3 and Company Disclosure Schedule 4.8, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Articles of Incorporation or the Company Bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to any member of the Company Group or to any of their respective properties, rights or assets, or (c) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of any member of the Company Group, under any of the terms or conditions of any Contract or other instrument or obligation to which any member of the Company Group is a party or by which they or any of their respective properties or assets are bound, except in the case of this clause (c) where such termination, acceleration or creation would not have, individually or in the aggregate, materially impair the Company’s ability to engage in the Business.

4.5              Capitalization.

(a)         The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $0.01 per share, of which 12,044,430 shares of Company Common Stock are issued and outstanding as of the date of this Agreement and are held by Persons in the amounts set forth on Company Disclosure Schedule 4.5(a). No other shares of capital stock or other voting securities of the Company are authorized for issuance, other than as set forth on Company Disclosure Schedule 4.5(a), or are issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Articles of Incorporation and the Company Bylaws. No shares of Company Common Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the MGCL, the Company Articles of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). As of the date of this Agreement, all outstanding shares of Company Common Stock are owned of record by the Persons set forth on Company Disclosure Schedule 4.5(a) in the amounts set forth opposite their respective names.

(b)         Restricted stock units are outstanding and set forth on Company Disclosure Schedule 4.5(a) under the NAVA Health MD, Inc. 2023 Equity Compensation Plan (the “2023 Equity Plan”) pursuant to which an aggregate of 61,025 shares of Company Common Stock have been reserved for issuance upon satisfaction of the vesting conditions set forth in the 2023 Equity Plan and in the related Restricted Stock Unit (RSU) Award Agreements (the “Company RSUs”). Except for the Company RSUs and the Convertible Notes, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares of Company Common Stock or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Company Articles of Incorporation or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

4.6              Corporate Records. All proceedings occurring since January 1, 2021 of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby, are, in all material respects, accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is true, correct and complete in all material respects.

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4.7              Subsidiaries. Company Disclosure Schedule 4.7 lists each Subsidiary of the Company (including its jurisdiction of incorporation or formation). All the issued and outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of the Company were validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all Liens. Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date hereof, (a) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (b) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person.

4.8              Consents. Except as described in Company Disclosure Schedule 4.3 and Company Disclosure Schedule 4.8, no consents, approvals, authorizations, Orders or other actions of or filings with any Authorities or other Persons (“Consent”) are necessary in connection with the Company’s execution and delivery of this Agreement and the Additional Agreements to which it is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby, except for any Consent the absence of which would not, individually or in the aggregate, reasonably be expected to materially impair the Company’s ability to engage in the Business. Company Disclosure Schedule 4.8 lists the Contracts requiring Consents as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby.

4.9              Financial Statements.

(a)         The Company has delivered or made available to Parent (i) the audited consolidated balance sheets of the Company, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows, for the fiscal years ended December 31, 2021 and December 31, 2022, including the notes thereto (collectively, the “Annual Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 2023 (the “Balance Sheet Date”) and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the nine (9)-month period then ended (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and, to the extent applicable to the Company, in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Company Financial Statements were prepared from the Books and Records of the Company Group in all material respects. Since the Balance Sheet Date, except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b)         Except: (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; (iii) for liabilities that are executory obligations arising under Contracts to which a member of the Company Group is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii), results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); and (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby.

(c)         Except as set forth on Company Disclosure Schedule 4.9(c), the Company Group does not have any Indebtedness, including, without limitation, any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(d)         Except as may be specifically disclosed in the Company Financial Statements, since December 31, 2022 through the date hereof, the Company has not incurred any material losses in excess of $100,000.

Annex A-24

4.10            Internal Accounting Controls. The Company Group has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and the Company Group’s historical practices and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11            Absence of Certain Changes. Since the Balance Sheet Date, except as set forth on Company Disclosure Schedule 4.11: (a) the Company and each other member of the Company Group has conducted their respective businesses in the ordinary course and in a manner consistent with past practices; and (b) there has not been any Material Adverse Effect on the Company.

4.12            Properties; Title to the Company’s Assets.

(a)         Except as set forth on Company Disclosure Schedule 4.12(a), all items of Tangible Personal Property are, to the Knowledge of the Company, in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case in all material respects. All of the Tangible Personal Property is located at the offices or properties of the Company or another member of the Company Group, other than such Tangible Personal Property that is in the possession of employees and consultants who provide services from a remote location, which possession and use is customary for remote service providers of similarly-situated companies.

(b)         The Company or a Subsidiary of the Company has good, valid and marketable title in and to, or in the case of the Leases and the assets that are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the Tangible Personal Property reflected on the Balance Sheet. Except as set forth on Company Disclosure Schedule 4.12(b), no such tangible asset is subject to any Lien other than Permitted Liens. The Company Group’s assets constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Surviving Corporation to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.13            Litigation. Except as set forth on Company Disclosure Schedule 4.13, there is no Action pending or, to the Knowledge of the Company, threatened, against or affecting any member of the Company Group, any of the officers or directors of any member of the Company Group in their capacities as such, or any of the Company Group’s rights, properties or assets or that, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement and there are no outstanding judgments against any member of the Company Group or any of its respective rights, properties or assets. No member of the Company Group or any of its respective rights, properties or assets is, nor has been since January 1, 2021, subject to any Action.

4.14            Contracts.

(a)    Company Disclosure Schedule 4.14(a) sets forth a complete and correct list, as of the date of this Agreement, of all of the following Contracts to which any member of the Company Group is a party, as amended to date, that are currently in effect (collectively, “Material Contracts”):

(i)          Contracts with the top ten (10) customers and partners based on amounts paid by the Company in the 12-month period immediately preceding the Balance Sheet Date;

(ii)         Contracts with the top ten (10) vendors and suppliers based on amounts paid by the Company in the 12-month period immediately preceding the Balance Sheet Date;

(iii)        all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $50,000 or more and, in each case, that is not terminable by the applicable member(s) of the Company Group without penalty upon less than 30 days’ prior written notice (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

Annex A-25

(iv)        each Contract with any current officer, director, employee or consultant of any member of the Company Group, under which the Company Group: (A) has continuing obligations for payment of an annual compensation of at least $50,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a Change in Control of the Company;

(v)         all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which any member of the Company Group is a party;

(vi)        all Contracts relating to any acquisitions or dispositions of material assets by any member of the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vii)       all IP Contracts, separately identifying all such IP Contracts under which any member of the Company Group is obligated to pay royalties thereunder and all such IP Contracts under which any member of the Company Group is entitled to receive royalties hereunder;

(viii)      all Contracts limiting the freedom of any member of the Company Group to compete in any line of business or industry, with any Person or in any geographic area;

(ix)        all Contracts, other than the Company Articles of Incorporation and the Company Bylaws, providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any member of the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(x)         all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party;

(xi)        all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Lease) and that involve payments to the lessor thereunder in excess of $100,000 per year;

(xii)       all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $25,000;

(xiii)      all Contracts relating to the voting or control of the Equity Interests of any member of the Company Group or the election of directors of any member of the Company Group (other than the organizational or constitutive documents of any member of the Company Group);

(xiv)      all Contracts not cancellable by the Company Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $50,000 per the terms of such contract;

(xv)       all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement;

(xvi)      all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement; and

(xvii)     all collective bargaining agreements or other agreement with a labor union or labor organization.

(b)    Except as set forth on Company Disclosure Schedule 4.14(b), each Material Contract is in full force and effect. Neither the Company Group nor, to the Knowledge of the Company, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of

Annex A-26

notice or both) under the terms of any such Material Contract. No member of the Company Group has assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto (other than, in each case, to another member of the Company Group).

(c)    Each member of the Company Group is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness to which it is a party. The consummation and closing of the transactions contemplated by this Agreement will not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness, other than to the extent any such event of default would not have a Material Adverse Effect on the Company.

4.15            Licenses and Permits. Company Disclosure Schedule 4.15 sets forth a complete and correct list of each Permit except for such Permits that are immaterial to the Company Group, taken as a whole, together with the name of the Authority issuing the same. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, to the Knowledge of the Company, such Permits are valid and in full force and effect and none of such Permits will, to the Knowledge of the Company, be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, no member of the Company Group is in material breach or violation of, or material default under, any such Permit issued to it, and, to the Knowledge of the Company, no basis (including the execution of this Agreement and the other Additional Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement or any Additional Agreement) exists that, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Authority grounds to suspend, revoke, or terminate any such Permit. The Company has not received any written (or, to the Knowledge of the Company, oral) notice from any Authority regarding any material violation of any such Permit. Neither the Company Group, nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, has made any false statement in, or omission from, the Permits required to be set forth on Company Disclosure Schedule 4.15 or any applications, reports, or other submissions to or correspondence with any Authority in connection therewith. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, there has not been and there is not any pending or, to the Knowledge of the Company, threatened, any Action, investigation or disciplinary proceeding by or from any Authority against the Company involving any Permit required to be set forth on Company Disclosure Schedule 4.15, and the Company Group has not received any written communications from any Authority notifying the Company of a Permit it does not currently possess, or has not applied for, that is required in connection with the Company’s operation of the Business.

4.16            Compliance with Laws.

(a)         Each member of the Company Group currently conducts and, since January 1, 2021, has conducted, its part of the Business in compliance in all material respects with all applicable Laws and Orders and is not and, since January 1, 2021, has not been, in violation of any applicable Law or Order in any material respect. Since January 1, 2021, (i) no Action by any Authority or other adversarial litigant is pending or, to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by a member of the Company Group, and (ii) no member of the Company Group has been threatened in writing or, to the Knowledge of the Company, orally, to be charged with, or given written or, to the Knowledge of the Company, oral, notice of any material violation of any material Law applicable to it. Without limiting the generality of the foregoing, each member of the Company Group is, and since January 1, 2021 has been, in compliance in all material respects with: (i) every Law applicable to it due to the specific nature of the Business, including Data Protection Laws; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to it; (iii) the Federal Trade Commission Act (the “FTC Act”) and FTC regulations promulgated thereunder; and (iv) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since January 1, 2021, no member of the Company Group has been threatened or charged in writing (or to the Knowledge of the Company, orally) with or given written (or to the Knowledge of the Company, oral) notice of any actual or potential violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Authority and, to the Knowledge of the Company, the Company Group is not under any investigations with respect to any such Law. Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf

Annex A-27

of the Company Group, has received any written or, to the Knowledge of the Company, oral, notice, Order, complaint or correspondence that would restrict the ability of the Company Group to produce, sell, market, or distribute any Company Product as it is being produced, sold, marketed, or distributed currently or in the future.

(b)         All labeling, marketing, and advertising claims, regardless of format or medium used therefore, regarding any Company Product, service, or technology (including express and implied claims) made by or on behalf of the Company or any member of the Company Group are adequately substantiated and comply with all applicable Laws, including without limitation all Consumer Protection Laws, the FTC Act, and all Healthcare Laws.

(c)         Since January 1, 2021, neither the Company Group, nor, to the Knowledge of the Company, any Person acting on behalf of the Company Group, has been the subject of any ban, suspension, recall, market withdrawal, inventory destruction, safety alert, or other notice relating to an alleged lack of safety or regulatory compliance involving a Company Product, whether voluntarily or as required by any Authority. To the Knowledge of the Company, there are presently no facts or circumstances that exist that could reasonably be expected to result in any such actions.

(d)         Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.17            Compliance with Healthcare Laws.

(a)         The Company and each member of the Company Group is and has been at all times in compliance in all material respects with all applicable Healthcare Laws.

(b)         The Company and each member of the Company Group, and each and every Patient Service Provider, has all Permits required under any applicable Healthcare Law, and all such Permits are valid, currently in effect, have not previously been revoked or suspended by any Healthcare Regulatory Authority, and are not the subject of any pending or threatened investigation, compliance review, revocation, suspension, or governmental enforcement action. The Company and each member of the Company Group have appropriate systems and policies in place to verify and monitor the continue eligibility of all Patient Service Providers employed by, or under contract with the Company and/or Company Group.

(c)         Company Disclosure Schedule 4.17(c) sets forth each Healthcare Regulatory Authorization held by the Company, by each member of the Company Group, and by each Patient Service Provider, and the Company has provided access to Parent true, correct and complete copies of all such Healthcare Regulatory Authorizations. The Healthcare Regulatory Authorizations held by each member of the Company Group are valid and in full force and effect, and collectively constitute all Healthcare Regulatory Authorizations necessary to enable the Company, each member of the Company Group, and each Patient Service Provider to conduct their business and provide services in the manner in which the business is currently being conducted. The Company, each member of the Company Group, and each Patient Service Provider is, and at all times, has been, in material compliance with the terms and requirements of all Healthcare Laws and all Healthcare Regulatory Authorizations. None of the Company, members of the Company Group, or Patient Service Providers has received any written notice or other communication from any Authority or Healthcare Regulatory Authority regarding (a) any alleged violation or failure to comply with any term or requirement of any Permit or Healthcare Regulatory Authorization; or (b) any investigation or proceeding that could result in the revocation, withdrawal, suspension, cancellation, or termination of any Permit or Healthcare Regulatory Authorization.

(d)         To the Knowledge of Company, no Company Product is (i) adulterated or misbranded within the meaning of the FDCA (or any similar Healthcare Law), or (ii) noncompliant with or in violation of the FDCA (or any other Healthcare Law). Except as set forth in Company Disclosure Schedule 4.17(d), neither the Company, any member of the Company Group, nor any Patient Service Provider, supplier, contract manufacturer or contracted or affiliated clinical research organization, has received any notification from any Authority alleging or asserting any actual or alleged violation of or noncompliance with any applicable Healthcare Laws, Permits or Healthcare Regulatory Authorizations, or alleging the lack of any required Permit or Healthcare Regulatory Authorization. Each Company Product is being or has been developed, manufactured, stored, distributed and marketed in compliance in all material respects with all Healthcare Laws and Healthcare Regulatory

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Authorizations, including those related to clinical and non-clinical trials, investigational use, marketing approval, Quality System Regulations (QSR), current good manufacturing practices, packaging, labelling, advertising, storing, promotion, import/export, distribution, provision of samples, record keeping, and reporting. To the Knowledge of Company, there is no investigation, action or proceeding pending or threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Company Product. No manufacturing site owned, leased, operated by, or contracted with the Company or any member of the Company Group, is subject to a shutdown or import or export prohibition imposed or requested by FDA or another Authority. No event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Authority, Healthcare Regulatory Authority, including without limitation the issuance of any FDA warning letter, untitled letter, or request or requirement to make material changes to the Company Products or the manner in which such Company Products are manufactured or distributed.

(e)         All data, information and representations made by the Company, any member of the Company Group, or, to the Knowledge of Company, any Patient Service Provider, and contained in any submission to, or communications with, any Healthcare Regulatory Authority were accurate, complete, truthful and non-misleading in all material respects when submitted or communicated to such Healthcare Regulatory Authority and remain so currently. All clinical, pre-clinical, non-clinical, manufacturing and product quality studies and tests conducted in development of Company Products or services offered, and upon which the Company has relied or intends to rely in support of any application or other submission to any Healthcare Regulatory Authority were conducted in material compliance with all applicable Healthcare Laws.

(f)          All required Permits, approvals and authorizations for clinical studies to proceed have been obtained from an appropriate Healthcare Regulatory Authority and an appropriate Institutional Review Board, and informed consent, in material compliance with applicable Healthcare Laws, has been obtained from all subjects enrolled in each such study. The Company has not received any written or oral notice or correspondence from the FDA or any other Healthcare Regulatory Authority or from any Institutional Review Board imposing a clinical hold or otherwise requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company or any member of the Company Group.

(g)         Except as set forth in Company Disclosure Schedule 3.13(g), no member of the Company Group has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, or been subjected to any Order relating to, any clinical hold or other termination or suspension of any clinical studies, recall or any field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals, consumers or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product, nor is any member of the Company Group currently considering initiating, conducting or issuing any of the foregoing actions with respect to any Company Product. No member of the Company Group has received any written notice from the FDA or any other Authority regarding the recall, market withdrawal or replacement of any Company Product sold or intended to be sold by any member of the Company Group.

(h)         No member, nor any employee or Patient Service Provider, of the Company Group has been charged in, identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, any material investigation, audit or inquiry by any Person, Authority or Regulatory Authority under any Healthcare Law.

(i)          To the Knowledge of Company, no member of the Company Group nor any of their current officers, directors, managers, members, partners, Patient Service Providers or employees, has engaged or is engaging, in any activities which reasonably may give cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any healthcare program defined in 42 U.S.C. §1320a-7b(f) (each, a “Health Care Program”).

(j)          No member of the Company Group nor any of their Affiliates, officers, directors, managers, members, partners, Patient Service Provider or employees has: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; (ii) to the Knowledge of Company, made or offered any payment, gratuity or other thing

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of value that is prohibited by any law to personnel of the FDA or any other Authority; (iii) to the Knowledge of Company, made an untrue statement of a material fact or fraudulent statement to the FDA or other Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Authority, or in any records and documentation prepared or maintained to comply with applicable Laws, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure was made could reasonably be expected to provide a basis for the FDA or any other Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor (v) received written notice of or been subject to any other material enforcement action involving the FDA or any other Authority, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, Order or target or no-target letter that would reasonably be expected to result in a Company Material Adverse Effect, and, to the Knowledge of Company, none of the foregoing are pending or threatened in writing against the Company, and member of the Company Group or any Patient Service Provider.

4.18            Intellectual Property.

(a)         The Company Group is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens (except for Permitted Liens). To the Knowledge of the Company, the Company Group is the sole and exclusive licensee of each item of Company Exclusively Licensed IP, free and clear of any Liens. The Company Group has a valid right to use the Company Licensed IP as currently used.

(b)         Company Disclosure Schedule 4.18(b) sets forth a complete and correct list of all: (i) Registered Owned IP; (ii) unregistered material Trademarks or trade names constituting Company Owned IP; (iii) Registered Exclusively Licensed IP; (iv) a high level description of any material Trade Secrets and (v) all social media accounts and identifiers constituting Company Owned IP, accurately specifying as to each of the foregoing, as applicable: (A) the jurisdiction/registrar, registration/application number filing date, date of issuance, expiration date, and status and; (B) the owner and nature of the ownership; and (C) any actions that must be taken in the six (6) months after the Closing with respect to each of the foregoing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

(c)         All Registered Owned IP is subsisting and valid and enforceable. All Registered Exclusively Licensed IP is subsisting and to the Knowledge of the Company valid and enforceable. All Persons (including members of the Company Group) have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. Since January 1, 2021, no Registered Owned IP and no Registered Exclusively Licensed IP is or has been involved in any interference, opposition, reissue, reexamination, revocation, cancellation, domain-name dispute proceeding, or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. Since January 1, 2021, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Owned IP or Registered Exclusively Licensed IP. All registration, maintenance and renewal fees currently due in the next ninety (90) days in the next 90 days in connection with any Registered Owned IP have been paid and all documents, recordations and certificates in connection therewith have been filed (or are in the process of being filed) with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company Group’s ownership or interests therein.

(d)         To the Knowledge of the Company, the operation of the Business as currently conducted and as conducted since January 1, 2021 does not conflict with, infringe, misappropriate, or otherwise violate any Intellectual Property Right of any third Person. Since January 1, 2021, there have been no claims filed, served, or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against a member of the Company Group by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, since January 1, 2021, no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company IP.

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(e)         Since January 1, 2021, no member of the Company Group has filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company IP. There are no Actions pending that involving a claim against a third Person by a member of the Company Group by a third Person alleging infringement or misappropriation of Company IP. No member of the Company Group is subject to any Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by it.

(f)          Except as disclosed on Company Disclosure Schedule 4.18(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar written Contract with a member of the Company Group under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to one or more members of the Company Group (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the applicable member(s) of the Company Group’s confidential information both during and after the term of such Person’s employment or engagement. To the extent that any such proprietary information and/or inventions agreement or other similar written Contract permitted any such employee, agent, consultant, or contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, or contractor excluded Intellectual Property that was related to the Business. To the Knowledge of the Company, no employee, agent, consultant, or contractor of any member of the Company Group is or has been in violation of any term of any such Contract.

(g)         To the Knowledge of the Company, no government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP.

(h)         None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by any member of the Company Group in order to use or exploit any other such Intellectual Property to the same extent as the Company Group was permitted immediately before the Closing.

(i)          Except with respect to the agreements listed on Company Disclosure Schedule 4.18(i), no member of the Company Group is obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j)          The Company Group has exercised reasonable efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Company Owned IP and all other material Confidential Information. No Company IP is subject to any technology or source code escrow arrangement or obligation. No Persons other than the Company Group and their employees and contractors (i) have a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. One or more members of the Company Group is in actual possession of the source code of any Software constituting Company Owned IP.

(k)         Company Disclosure Schedule 4.18(k) lists of all of the Company’s inbound and outbound (i) material IP, software and technology agreements (including in each case, licenses, covenants not to sue, co-branding agreements, co-existence agreements, releases, options, rights of first offer, rights of first refusal and settlements), other than commercial license agreements for software and Software as a Service, and the like; and (ii) research and development agreements and other agreements pursuant to which IP or Software was or is intended to be developed by or for the Company.

(l)          The Company Group has privacy policies regarding the collection, use or disclosure of Personal Information in connection with the operation of the Business (the “Privacy Policy”) that is made available to all visitors to the Sites and as otherwise required under Data Protection Laws in connection with

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its collection of Personal Information, prior to the collection of any Personal Information in the possession, custody, or control, or otherwise held or Processed by, or on behalf of the Company Group. For purposes of this subsection (l), “Sites” means any websites or applications made available to the general public provided by or on behalf of one or more members of the Company Group. The Privacy Policy accurately describes the Company Group’s data collection, disclosure and use practices, complies with all applicable Laws, and is consistent with good industry practice, and none of the marketing materials and/or advertisements made, or provided by or on behalf of, the Company Group have been inaccurate in a material way, misleading in a material way, or unfair or deceptive in violation of applicable Laws. Each of the Company and the Company Group has notified individuals about whom such person Processes or directs the Processing of Personal Information regarding such person’s Personal Information Processing activities to the extent required by and in accordance with all Data Protection Laws. The written privacy notices of the Company and each member of the Company Group fully and accurately disclose how the Company and each member of the Company Group about such individuals.

(m)        In connection with its Processing of any Personal Information, the Company is and has been in material compliance with all applicable Laws, including without limitation all applicable Data Privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which the Company would be required to make a report to an Authority, a data subject, or any other Person. In addition, the Company Group has in place and since January 1, 2020 has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding its collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company Group has complied in all material respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the Company Group of any Personal Information of any Person. The Company Group has not been subject to and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against any member of the Company Group by any Authority or by any other Person in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company (i) has implemented maintains and materially complies with written information security programs comprised of commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse designed to comply with Data Protection Laws; (ii) has implemented, maintains and materially complies with a privacy compliance program that is comprised of appropriate internal processes, policies and controls designed to comply with Data Protection Laws, including (A) the appointment of qualified personnel to govern the administration of the privacy compliance program, and (B) the completion and maintenance of required data flow maps, data processing inventories or records of processing activities, data protection impact assessments, and any other required privacy compliance program documentation or evidence; (iii) has entered into data processing agreements, business associate agreements, or otherwise implemented contractual requirements with all third party providers and other persons who have or have had access to Personal Information, or who Process Personal Information on Company’s behalf to implement, appropriate security programs and policies consistent with the Data Protection Laws; and (iv) has all of the necessary rights, permissions and licenses to all Personal Information used, generated by or derived from the Company’s operations, including any Personal Information received from clients, in connection with providing the Company’s products and services, any Personal Information that is generated from such products and services. Without limiting the generality of the foregoing, since January 1, 2020, to the Knowledge of the Company, the Company Group has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company Group (including by any agent, subcontractor, or vendor of the Company Group).

(n)         Company Disclosure Schedule 4.18(n) lists all material Software used by the Company and indicates whether such Software is owned by the Company or licensed from third parties and, if owned by the Company, whether developed in house or by third parties, other than commercial license agreements for software and Software as a Service, and the like.

(o)         The Software that constitutes Company Owned IP and all Software that is used by the Company Group is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company Group has not

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incorporated Publicly Available Software into the Company Group’s products and services, and the Company Group has not distributed Publicly Available Software as part of the Company Group’s products and services other than as set forth on Company Disclosure Schedule 4.18(n) in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company Group is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company Group. No member of the Company Group has received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

(p)         The Company Group has implemented and maintained (or, where applicable, has required its vendors to maintain), consistent with commercially reasonable and industry practices and in compliance with its contractual obligations to other Persons, reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company Group in connection with the operation of the Business (the “Company Information Systems”). There has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operation of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company Group.

(q)         The Company Group is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company Group is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”) that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Setting Body or its other members, other than the Standards Setting Agreements. Company Disclosure Schedule 4.18(q) sets forth a listing of the membership agreements and other Contracts relating to such Standards Bodies, to which any member of the Company Group is bound (collectively, “Standards Setting Agreements”). True, complete and correct copies of all Standards Setting Agreements have been delivered or otherwise made available to Parent. The Company Group has not made any written Patent disclosures to any Standards Setting Body. The Company Group is in material compliance with all Standards Setting Agreements that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to Company Group’s conduct with respect to any Standards Setting Body.

4.19            Accounts Payable; Affiliate Loans.

(a)         The accounts payable of the Company Group reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course of business consistent with past practices.

(b)         Except as separately identified in Company Disclosure Schedule 4.19(b), no member of the Company Group is indebted to any of its Affiliates and no Affiliate of the Company Group is indebted to any member of the Company Group.

4.20            Employees; Employment Matters.

(a)         Company Disclosure Schedule 4.20(a) sets forth a complete and correct list of the employees of the Company Group as of the date hereof, setting forth each such person’s name, title, current base salary or hourly rate, total compensation (including bonuses and commissions) for the fiscal years ended December 31, 2021 and 2022, employer, hire date, status as exempt or non-exempt from overtime Laws, visa status (if any), principal place of work, accrued vacation or paid time off, and leave status.

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(b)         No member of the Company Group is a party to any collective bargaining agreement or similar labor agreement with respect to its employees, and, since January 1, 2021, there has been no activity or proceeding by a labor union, other labor organizations, or representative thereof to organize or represent any employees of the Company Group. There is no labor strike, picketing, material slowdown or material work stoppage or lockout pending or threatened, against any member of the Company Group, and, since January 1, 2021, no member of the Company Group has experienced any strike, material slowdown, picketing, material work stoppage or lockout by or with respect to its employees. No member of the Company Group is subject to any attempt by any union or other labor organization to represent Company Group employees as a collective bargaining agent. There is no unfair labor practice charge or complaint pending or, to the Knowledge of Company, threatened, before any applicable Authority relating to employees of the Company Group.

(c)         There are no pending or, to the Knowledge of Company, threatened, Actions against any member of the Company Group under any worker’s compensation policy or long-term disability policy. There are no material liabilities, whether contingent or absolute, of the Company Group relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. With respect to each Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid.

(d)         Since January 1, 2021, the Company Group has not engaged in, and is not currently contemplating, any location closing, employee layoff, relocation activities or similar event that would trigger the WARN Act or any similar state or local statute, rule or regulation.

(e)         The Company Group: (i) is, and for the past six (6) years has been, in compliance in all respects with all applicable Laws relating to labor or employment, including but not limited to all applicable Laws relating to wages, hours, overtime, terms and conditions of employment, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including, but not limited to sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes; (ii) is not and, in the past six (6) years, has not been, liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; (iii) is not and, in the past six (6) years, has not been, liable for any payment to any trust or other fund or to any Authority with respect to unemployment compensation benefits, social security or other benefits for employees of the Company Group (other than routine payments to be made in the normal course of business and consistent with past practice for the current payroll period); and (iv) is not and, in the past six (6) years, has not been, party to or bound by any consent decree with or citation by any Authority relating to employees, other service providers, or employment practices. In the past six (6) years, no audits have been conducted, or are currently being conducted, or are, to the Knowledge of Company, threatened to be conducted, by any Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company Group has, in the past six (6) years, brought or, to the Knowledge of Company, threatened to bring, a claim for unpaid compensation, including overtime amounts. Each of the employees of the Company Group is, and for the past six (6) years has been, properly classified by the Company Group as “exempt” or “non-exempt” under applicable Law.

(f)          The Company Group has complied, in all material respects, with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and no member of the Company Group currently employs, or since January 1, 2021 has employed, any individual who was not permitted to work in the jurisdiction in which such individual was employed. No audit by any Authority is currently being conducted, is pending or, to the Knowledge of Company, is threatened to be conducted, in respect to any workers employed by any member of the Company Group. Company Disclosure Schedule 4.20(f) sets forth each individual who is employed by any member of the Company Group pursuant to a visa and, with respect to each such individual, (i) the expiration date of such visa and (ii) whether the applicable member of the Company Group has made any attempts to renew such visa.

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(g)         To the Knowledge of the Company, no key employee or officer of the Company Group is a party to or is bound by any confidentiality agreement, non-competition or other restrictive covenant agreement or other contract (with any Person) that would interfere with: (i) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company Group or (ii) the Company’s business or operations. No key employee or officer of the Company Group has given written notice of their intent to terminate their employment with the Company or, to the Knowledge of the Company, has plans to terminate their employment with the Company Group, nor does the Company have any present intention to terminate the employment of any of the foregoing.

(h)         Except as set forth on Company Disclosure Schedule 4.20(h), the employment of each of the employees of the Company Group and the engagement of each independent contractor is terminable at will without any prior notice, penalty or severance obligation on the part of the Company Group. All material sums due for employee compensation and all vacation time owing to any employees of any member of the Company Group, and all fees owing to any independent contractors and consultants, have been duly accrued on the accounting records of the applicable member of the Company Group.

(i)          Each current and former employee and officer, and where appropriate, each independent contractor and consultant, of any member of the Company Group who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar agreement (each, an “IP Assignment Agreement”). To the Knowledge of the Company, no such current or former employees, officers or consultants are or were, as the case may be, in violation thereof. Other than with respect to exclusions previously accepted by the Company involving works or inventions unrelated to the business of the Company Group, no current or former employee, officer or consultant of any member of the Company Group has disclosed excluded works or inventions made prior to his, her, or its employment or consulting relationship with the applicable member of the Company Group from his, her or its assignment of inventions pursuant to such employee, officer or consultant’s IP Assignment Agreement.

(j)          Company Disclosure Schedule 4.20(i) sets forth a list of the name of each Person currently engaged by the Company Group as a consultant or an independent contractor (including any Person engaged through any arrangement with such Person’s loan-out or similar company), including for each such Person the following: (A) name, (B) principal location of engagement, (C) engagement or start date, (D) compensation structure, (E) average monthly compensation and (F) nature of services provided. With regard to any individual who performs or performed services for the Company Group and who is not treated as an employee for Tax purposes by the Company Group, the Company Group has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and the Company Group does not have any Liability by reason of any individual who performs or performed services for the Company Group, in any capacity, being improperly excluded from participating in any Plan. Each individual engaged by a member of the Company Group as an independent contractor or consultant is, and since January 1, 2021 has been, properly classified by the applicable member of the Company Group as an independent contractor, and no member of the Company Group has received any notice from any Authority or Person disputing such classification.

(k)         There is no, and since January 1, 2021 there has been no, notice provided to any member of the Company Group of any claim or litigation relating to, or any complaint or allegation of, discrimination, retaliation, wrongful termination, constructive termination, harassment (including sexual harassment), sexual misconduct, wage and hour violation, or any other violation of labor or employment laws against the Company Group; nor there is any pending obligation for any member of the Company Group under any settlement or out-of-court or pre-litigation arrangement relating to such matters nor, to the Knowledge of the Company, has any such litigation, settlement or other arrangement been threatened.

(l)          Since January 1, 2021, the Company Group has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence claims or complaints reported to the Company relating to current and/or former employees of any member of the Company Group or third-parties who interacted with current and/or former employees of such member of the Company Group. With respect to each such claim or complaint with potential merit, the Company Group has taken corrective action.

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Further, to the Knowledge of the Company, no allegations of sexual harassment have been made to any member of the Company Group against any individual in his or her capacity as director or an employee of a member of the Company Group.

(m)        As of the date hereof and since January 1, 2021, there have been no audits by any Authority, nor have there been any charges, fines, or penalties, including those pending or, to the Knowledge of Company, threatened, under any applicable federal, state or local occupational safety and health Law (collectively, “OSHA”) against the Company Group. The Company Group is in compliance in all material respects with OSHA and there are no pending appeals of any Authority’s decision or fines issued in relation to OSHA.

(n)         There have been no, and there are no pending or anticipated layoffs, leaves of absence or terminations of employment in respect to the employees of the Company as a result of the COVID-19 pandemic. The Company Group has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic. With respect to each occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further spread of COVID-19 within the Company Group’s workplace.

(o)         Except as set forth on Company Disclosure Schedule 4.20(n), the Company Group has not paid or promised to pay any bonus or commission to any employee in connection with the consummation of the transactions contemplated hereby.

4.21            Withholding. Except as disclosed on Company Disclosure Schedule 4.21, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by Contract, or attributable to payments by the Company Group to trusts or other funds or to any Authority, with respect to unemployment compensation benefits or social security benefits for its employees through the date hereof, have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Company Disclosure Schedule 4.21, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

4.22            Employee Benefits.

(a)         Company Disclosure Schedule 4.22(a) sets forth a complete and correct list of all Plans. With respect to each Plan, the Company has made available to Parent or its Representatives a true, complete and correct copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report on Form 5500 and accompanying schedules; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company Group from the Internal Revenue Service regarding the tax-qualified status of such Plan; and (vi) the three most recent written results of all required compliance testing.

(b)         None of the Company Group, or any ERISA Affiliate, maintains or contributes to or has, within the six-year period immediately prior to the Closing Date, had any Liability (contingent or otherwise) with respect to: (i) any “multiemployer plan,” as that term is defined in Section 4001 of ERISA; (ii) any “employee benefit plan” subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” (within the meaning of the Code or ERISA), (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (v) a plan sponsored by a human resources or benefits outsourcing entity, professional employer organization or other similar vendor or provider. No member of the Company Group, or any ERISA Affiliate, has withdrawn at any time since January 1, 2021 from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and, to the Knowledge of the Company, no circumstances exist that could reasonably be expected to result in any such liability to the Company Group with respect to any multiemployer plan.

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(c)         With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d)         There are no pending or, to the Knowledge of the Company, threatened, Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e)         Each Plan has been established, administered, and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable Laws. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f)          None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA, or any other applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

(g)         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event): (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company Group with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits, or (iv) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Person is entitled to receive any additional payment (including any tax gross-up or reimbursement) from any member of the Company Group as a result of the imposition of the excise taxes required by Section 4999 or Section 409A of the Code.

(h)         Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in material documentary compliance with, and has been administered in material compliance with, Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder.

(i)          Each Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 has been established, maintained, and administered in compliance with the requirements thereof, and, to the Knowledge of Company, no circumstances of noncompliance exist that could result in the imposition of any tax, penalty or fine thereunder.

(j)          No Plan covers any employees outside of the United States.

4.23            Real Property.

(a)         Except as set forth on Company Disclosure Schedule 4.23, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license, or other occupancy agreement. The Leases are the only Contracts pursuant to which the Company Group leases any Real Property or right in any Real Property. The Company has provided or made available to Parent and Merger Sub accurate and complete copies of all Leases. Each member of the Company Group holds a good and valid leasehold estate in its respective offices described on Company Disclosure Schedule 4.23, free and clear of all Liens except for Permitted Liens. The Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by any member of the Company Group claiming any violation of any local zoning ordinance.

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(b)         With respect to each Lease: (i) it is valid and binding on and enforceable against the member of the Company Group that is a party to such Lease and, to the Knowledge of the Company, the counterparties thereto, in each case in accordance with its terms and, with respect to enforceability, subject to the Enforceability Exceptions; (ii) it is in full force and effect; (iii) the applicable member of the Company Group has paid all rents and additional rents and other sums, expenses, and charges currently due and payable by it thereunder; (iv) the applicable member of the Company Group has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (v) no waiver, indulgence or postponement of the applicable member of the Company Group’s obligations thereunder has been granted by the lessor; (vi) the applicable member of the Company Group has performed all obligations imposed on it under its Lease through the date this representation is made including with respect to any use restrictions and there exists no default or event of default under such Lease by the applicable member of the Company Group or, to the Knowledge of the Company, by any other party thereto; (vii) there exists, to the Knowledge of the Company, no occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the applicable member of the Company Group under its respective Lease; (viii) there are no outstanding written claims of breach or indemnification or written notice of default or termination made by the lessor under the Lease; and (ix) the applicable member of the Company Group has not exercised early termination options, if any, under its Lease. The applicable member of the Company Group holds the leasehold estate established under its Lease free and clear of all Liens, except for Permitted Liens, Liens of mortgagees of the Real Property on which such leasehold estate is located, and any other Liens against the lessor’s interest in the Real Estate. The premises leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and, to the Knowledge of the Company, there are no material repair or restoration works likely to be required in connection with such leased premises. A member of the Company Group is in physical possession and actual and exclusive occupation of the whole of the leased premises leased by it, none of which is subleased or assigned to another Person. No member of the Company Group owes any brokerage commission with respect to any Real Property. With respect to alterations or improvements made by a member of the Company Group that require restoration by it upon the expiration or the earlier termination of its respective Lease in accordance with the terms of such Lease, to the Company’s Knowledge, the cost of the Company Group’s restoration obligations will not exceed $100,000 for each leased premises.

4.24            Tax Matters. Except as set forth on Company Disclosure Schedule 4.24:

(a)         (i) The Company Group has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes (whether or not shown on such Tax Returns) that have become due; (ii) all such Tax Returns are true, correct, complete and accurate in all respects; (iii) there is no Action pending, or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) the Company has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company Group; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation;

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(x) the Company has provided or made available to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period for which the statute of limitations has not expired; (xi) there is no outstanding power of attorney from the Company Group authorizing anyone to act on behalf of the Company Group in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company Group; (xii) the Company Group is not nor has it ever been a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xiii) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xiv) the Company has no liability for the Taxes of any other Person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (C) otherwise by operation of applicable Law; (xv) no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; (xvi) no member of the Company Group has requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvii) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xviii) the Company has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or non-U.S. Law; and (xix) the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b)         No member of the Company Group will be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or non-U.S. Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(c)         The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d)         The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e)         The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)          No member of the Company Group has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

4.25            [Intentionally Omitted]

4.26            Environmental Laws. The Company Group is, and since January 1, 2021, has been in compliance in all material respects with all Environmental Laws, and there are no, and since January 1, 2021 there have not been, any Actions pending or, to the Knowledge of the Company, threatened, against the Company Group alleging any failure to so comply. No member of the Company Group has: (a) received any notice of any alleged claim, violation of or liability under any Environmental Law or any claim of potential liability with regard to

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any Hazardous Material; (b) except in amounts and in a manner in accordance with applicable Law, disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material; arranged for the disposal, discharge, storage or release of any Hazardous Material; or exposed any employee or other individual or property to any Hazardous Material; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity. There are no Hazardous Materials in, on or under any properties currently or formerly owned, leased, or used at any time by the Company Group.

4.27            Consumer Protection Laws. The Company, the Company Group, and each Patient Service Provider is, and since January 1, 2021, has been in compliance in all material respects with all Consumer Protection Laws, and there are no, and since January 1, 2021 there have not been, any material Actions pending or, to the Knowledge of Company, threatened, against the Company, the Company Group, or any Patient Service Provider alleging any failure to so comply. Neither the Company, the Company Group, nor any Patient Service Provider has received any notice of any alleged claim, violation of or liability under any Consumer Protection Law or any claim of potential liability with regard thereto.

4.28            No Finders’ Fees. Except as set forth in Company Disclosure Schedule 4.28, none of the members of the Company Group and, to the Knowledge of the Company, no Representative of any member of the Company Group on its behalf, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any broker, finder, investment banker or financial advisor, in connection with the transactions contemplated by this Agreement or any of the Additional Agreements.

4.29            Directors and Officers. Company Disclosure Schedule 4.29 sets forth a complete and correct list of all directors and officers of each member of the Company Group.

4.30            Anti-Money Laundering Laws.

(a)         The Company Group currently is and, since January 1, 2021, has been, in compliance with applicable Laws in all applicable jurisdictions related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries, (v) anti-boycott regulations, as administered by the U.S. Department of Commerce, and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b)         Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), is or is acting under the direction of, on behalf of or for the benefit of a Person that is: (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in

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violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c)         Neither the Company nor, to the Knowledge of the Company, any of its Representatives has received written notice of, or been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

4.31            Insurance. All liability, property, workers’ compensation, and other insurance policies currently in effect that are owned or held by any member of the Company Group are set forth on Company Disclosure Schedule 4.31, and such policies are in full force and effect. All premiums due and payable on such policies as of the date of this Agreement have been paid, and no notice of cancellation or termination has been received by the applicable member of the Company Group with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation or termination. There is no claim by any member of the Company Group or, to the Knowledge of the Company, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies except as would not reasonably be expected to be material to the Company. There is no existing default or event that, with or without the passage of time or the giving of notice or both, would constitute material noncompliance with, or a material default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which any member of the Company Group is a party are sufficient for compliance with all requirements of all Material Contracts to which it is a party or by which it is bound, and, in light of the nature of the Business and the Company Group’s assets and properties and to the Knowledge of the Company, are in amounts and have coverage as are carried by Persons engaged in similar business and having similar assets and properties. Since January 1, 2021, no member of the Company Group has been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements. Except as set forth on Company Disclosure Schedule 4.31, no fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company Group.

4.32            Related Party Transactions. Except as set forth on Company Disclosure Schedule 4.32, as contemplated by this Agreement, or as provided in the Company Financial Statements, no Affiliate of the Company Group, current or former director, manager, officer or employee of any Person in the Company Group or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with any member of the Company Group, (b) owns any asset, property or right, tangible or intangible, that is used by any member of the Company Group, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to any member of the Company Group since January 1, 2021, other than (i) Contracts with respect to or relating to employment or similar arrangements, including equity compensation awards, that are disclosed on Company Disclosure Schedule 4.14(a)(x), and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(a) or entered into in accordance with Section 6.1(a).

Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub (“each, a “Parent Party” and collectively, the “Parent Parties”) represent and warrant to the Company that except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, other than any risk factor disclosures or other similar cautionary or predictive statements therein, the statements contained in this Article V (as qualified in the Parent Disclosure Schedules, which include specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V, except that those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date).

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For purposes of the Parent Disclosure Schedules, any item disclosed on any specific schedule therein is deemed to be fully disclosed with respect to another schedule to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

5.1              Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of Parent and Merger Sub has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, in each case, with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub, as applicable. Each of Parent and Merger Sub has made available to the Company, prior to the date of this Agreement, complete, current and accurate copies of its certificate or articles of incorporation, as applicable, and its bylaws, in each case as amended to the date. Parent’s certificate of incorporation, as amended to date (the “Parent Certificate of Incorporation”), Parent’s bylaws, as amended to date (the “Parent Bylaws”), and Merger Sub’s articles of incorporation and bylaws are in full force and effect. Parent is not in violation of the Parent Certificate of Incorporation or the Parent Bylaws, and Merger Sub is not in violation of its articles of incorporation or bylaws, in each case as amended to date. Merger Sub does not hold and has not held any material assets or incurred any material liabilities and has not carried on any business activities other than in connection with the Merger.

5.2              Corporate Authorization.

(a)         Each of the Parent Parties has the corporate power and authority necessary to execute and deliver this Agreement and the Additional Agreements to which it is a party, and, subject to (i) the receipt of all authorizations, consents, waivers and approvals described in Parent Disclosure Schedule 5.3 and Parent Disclosure Schedule 5.18, (ii) the approval of the Merger and this Agreement by the affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock as required by the Parent Certificate of Incorporation, the Parent Bylaws and the DGCL, and (iii) the approval of the Merger by the affirmative vote of holders of a majority of the then outstanding shares of common stock of Merger Sub as required by Merger Sub’s articles of incorporation and bylaws and the MGCL, to consummate the transactions contemplated hereby and thereby and to otherwise perform its obligations hereunder under and thereunder. The execution and delivery by the Parent Parties of this Agreement and the Additional Agreements to which they are parties and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each Parent Party and, except for the Parent Stockholder Approval, no other corporate proceedings on the part of Parent or Merger Sub are necessary to consummate the transactions contemplated by this Agreement and the Additional Agreements to which they are parties. This Agreement has been duly and validly executed and delivered by each of the Parent Parties and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, subject to the Enforceability Exceptions. The approval of the Merger and this Agreement by the affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present, is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger (the “Parent Stockholder Approval”) and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of the Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

(b)         By resolutions duly adopted by Parent’s Board of Directors (including any required committee or subgroup of such board), the Board of Directors of Parent has unanimously (i) approved the execution, delivery and performance by Parent of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which Parent is a party, and the transactions contemplated hereby and thereby,

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upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of Parent and Parent’s stockholders; (iii) directed that the Parent Proposals be submitted to Parent’s stockholders for consideration at the Parent Stockholder Meeting, (iv) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation and (v) recommended to Parent’s stockholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”).

(c)         By resolutions duly adopted by Merger Sub’s Board of Directors (including any required committee or subgroup of such board), Merger Sub’s Board of Directors has, unanimously (i) approved the execution, delivery and performance by Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein, (ii) declared the advisability of the Merger, (iii) determined that the Merger is in the best interest of Merger Sub, and (iv) recommended to Merger Sub’s sole stockholder to approve the Merger.

5.3              Governmental Authorization. Except as set forth on Parent Disclosure Schedule 5.3, and assuming the accuracy of the representations and warranties of the Company set forth in Section 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, authorization, Order, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) the filing of the Articles of Merger with the Secretary of State of the State of Maryland, (b) the filing with the SEC of (i) the Form S-4 and the declaration of the effectiveness thereof by the SEC and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Additional Agreements, or the transactions contemplated hereby or thereby, or (c) any consent, approval, license, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to Parent or Merger Sub.

5.4              Non-Contravention. Subject to the receipt of all consents, waivers and approvals described in Parent Disclosure Schedule 5.3 and Parent Disclosure Schedule 5.18, none of the execution, delivery or performance by a Parent Party of this Agreement or any Additional Agreement to which it is or will be a party or the consummation by the Parent Parties of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Parent Certificate of Incorporation, the Parent Bylaws or Merger Sub’s articles of incorporation or bylaws, in each case as amended to date, (b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to a Parent Party or to any of its respective properties, rights or assets, or (c) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of any member of a Parent Party, under any of the terms or conditions of any material contract to which a Parent Party is a party or by which it or any of its properties or assets are bound, except where such termination, acceleration or creation would not have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub.

5.5              Finders’ Fees. Except as set forth in Parent Disclosure Schedule 5.5, neither Parent nor Merger Sub, nor, to the Knowledge of Parent, any of their respective Representative on their behalf, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any broker, finder, investment banker or financial advisor, in connection with the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6              Issuance of Shares. The Merger Consideration Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

5.7              Capitalization.

(a)         The authorized capital stock of Parent consists of 111,000,000 shares of Parent Capital Stock of which 1,000,000 shares of Parent Preferred Stock are authorized and zero shares of Parent Preferred Stock are issued and outstanding as of the date hereof, 100,000,000 shares of Parent Common Stock are authorized and 10,000,000 are issued and outstanding as of the date hereof, 2,500,000 Founder Shares are issued and outstanding (1,000,000 of which are subject to forfeiture at Closing pursuant to the Sponsor

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Forfeiture Agreement) and 75,000 shares held by EF Hutton, LLC are issued and outstanding as of the date hereof, 10,365,500 Parent Warrants (inclusive of Parent Warrants included in any outstanding Parent Units) are issued and outstanding as of the date hereof, and 7,500,000 Parent Rights are issued and outstanding as of the date hereof. No other shares of capital stock or other Equity Interests of Parent are issued or outstanding. All issued and outstanding shares of Parent Common Stock and all issued and outstanding Founder Shares were duly authorized and are validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Certificate of Incorporation, the Parent Bylaws, or any contract to which Parent is a party or by which Parent is bound. Except as contemplated by this Agreement, as set forth in the terms of the Equity Interests of Parent described in this Section 5.7(a) that are issued and outstanding as of the date of this Agreement, or as set forth in the Parent Certificate of Incorporation or the Parent Bylaws, there are no outstanding contractual obligations of Parent to issue or repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any other Equity Interests of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b)         Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. Parent owns all of the issued and outstanding shares of Merger Sub Common Stock and no other shares of capital stock or other Equity Interests of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock were duly authorized and are validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MGCL, Merger Sub’ articles of incorporation or bylaws, in each case as amended to date, or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to issue, repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any other Equity Interests of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8              Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.9              Trust Fund. As of December 29, 2023, Parent has at least $77,225,243.39 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) located in the United States and such monies are invested in specified U.S. government treasury bills or in specified money market fund and held in trust by the Trustee pursuant to the trust agreement dated as of the date of the Prospectus, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in the IPO who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to

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the Knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10            Listing. The Parent Units, Parent Common Stock, Parent Warrants and Parent Rights, are listed on Nasdaq, with trading tickers “NNAGU,” “NNAG,” “NNAGW,” and “NNAGR”, respectively.

5.11            Tax Matters.

(a)         (i) Each of the Parent Parties has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes (whether or not shown on such Tax Returns) that have become due; (ii) all such Tax Returns are true, correct, complete and accurate in all respects; (iii) there is no Action pending, or proposed in writing, with respect to Taxes of the Parent Parties; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of any of the Parent Parties for which a Lien may be imposed on any of the Parent Parties’ assets has been waived or extended, which waiver or extension is in effect; (v) the Parent Parties have complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and each has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Parent Parties; (vi) each of the Parent Parties has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Parent Parties; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Parent Parties; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where any of the Parent Parties has not paid any Tax or filed Tax Returns, asserting that any of the Parent Parties is or may be subject to Tax in such jurisdiction, the Parent Parties are not nor have any of such Parent Parties ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Parent Parties by virtue of having a permanent establishment or other place of business in that country; (x) the Parent Parties have provided or made available to Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period for which the statute of limitations has not expired; (xi) there is no outstanding power of attorney from the Parent Parties authorizing anyone to act on behalf of any of the Parent Parties in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Parent Parties; (xii) the Parent Parties are not nor have any such Parent Parties ever been a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xiii) none of the Parent Parties have been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Parent); (xiv) the Parent Parties have no liability for the Taxes of any other Person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (C) otherwise by operation of applicable Law; (xv) no issue has been raised by a Taxing Authority in any prior Action relating to the Parent Parties with respect to any Tax for any period that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of any of the Parent Parties for any other period; (xvi) no member of any of the Parent Parties has requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvii) none of the Parent Parties is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xviii) none of the Parent Parties has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or non-U.S. Law; and (xix) none of the Parent Parties has been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

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(b)         None of the Parent Parties will be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or non-U.S. Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(c)         The unpaid Taxes of each of the Parent Parties (i) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Parent Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Parties in filing its Tax Return.

(d)         Each of the Parent Parties has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e)         None of the Parent Parties are aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)          None of the Parent Parties has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of any such Parent Parties and no Parent Parties will defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of such Parent Parties up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

5.12            Parent SEC Documents and Financial Statements.

(a)         Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing (the “Additional Parent SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two Business Days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Current Reports on Form 8-K (each, a “Form 8-K”) filed since its initial public offering, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12(a)) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iii) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b)         Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

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(c)         Parent did not, as of the date of the Parent Financial Statements or any subsequent date, have any liabilities, obligations or loss contingencies of any nature, whether absolute, accrued, contingent or otherwise, that are not fully reflected or reserved against in the balance sheets included in the Parent Financial Statements at the date of such balance sheets that would have been required to be reflected therein in accordance with U.S. GAAP consistently applied or fully disclosed in a note thereto, except for liabilities, obligations and loss contingencies that are not material in the aggregate and that are incurred in the ordinary course of business, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein or that have not had a Material Adverse Effect on Parent and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of notes thereto.

(d)         During the periods covered by the Parent Financial Statements with respect to periods ended prior to the date of this Agreement, Parent’s independent registered public accounting firm was independent of Parent and its management. As of the date hereof, Parent’s independent registered public accounting firm has not resigned (or informed Parent that it intends to resign) or been dismissed as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

5.13            Certain Business Practices. Neither Parent nor any Representative of Parent has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of Parent and (ii) subject Parent to suit or penalty in any private Action or Action by any Authority.

5.14            Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

5.15            Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

5.16            Litigation. There is no Action pending or, to the Knowledge of Parent, threatened, against or affecting Parent or any of its Subsidiaries, any of their respective officers or directors in their capacities as such, or any of their respective rights, properties or assets or that, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement and there are no outstanding judgments against Parent or any of its Subsidiaries or any of their respective rights, properties or assets. Except as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries, nor any of its rights, properties or assets, is, nor has been since January 1, 2023, subject to any Action.

5.17            Expenses, Indebtedness and Other Liabilities. Except as set forth in Parent SEC Documents, Parent does not have any Indebtedness or other liabilities other than liabilities for expense incurred in connection with the transactions contemplated by this Agreement.

5.18            Consents. Except as described in Parent Disclosure Schedule 5.3 and Parent Disclosure Schedule 5.18, no Consents are necessary on the part of Parent or Merger Sub in connection with the execution and delivery by Parent or Merger Sub of this Agreement and the Additional Agreements to which they are or will be a party or the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby.

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5.19            Internal Controls.

(a)         Parent maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Farmers Companies; (ii) provide reasonable assurance that (A) transactions by or with the Parent Parties are recorded as necessary to permit the preparation of financial statements and reports filed with any Authority in conformity with U.S. GAAP and (B) receipts and expenditures of the Parent Parties are being made only in accordance with authorizations of management and directors of the Parent Parties; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Parent Parties’ assets that could have a material effect on the financial statements. Except as disclosed in the Parent SEC Documents, since December 31, 2022, neither Parent nor, to the Knowledge of Parent, any of its Representatives, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of Parent’s internal control over financial reporting or integrity of the Parent Financial Statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or Merger Sub or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or Merger Sub of its Subsidiaries has engaged in questionable accounting or auditing practices. Except as disclosed in the Parent SEC Documents, to the Knowledge of Parent, there are no significant deficiencies or material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information. To the Knowledge of Parent, there has occurred no fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(b)         Each of the Parent Parties makes and keeps books and records that, in reasonable detail and in all material respects, accurately and fairly reflect its transactions in and dispositions of its assets and securities, and all such books and records have been and are being maintained in the ordinary course of business in accordance with applicable Law and accounting requirements. None of the records, systems, controls, data or information of the Parent Parties are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and control of the Parent Parties or their accountants, except as would not reasonably be expected to have a Material Adverse Effect on Parent. No attorney representing any Parent Party has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent, Merger Sub or any of their respective officers, directors or employees to the Board of Directors of Parent or Merger Sub, to any committee thereof, or to any director or officer of Parent or Merger Sub. To the Knowledge of Parent, there has been no instance of fraud by a Parent Party, whether or not material, that occurred during any period covered by Parent Financial Statements.

5.20            No Adverse Changes. Since December 31, 2022, no events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

5.21            Compliance with Laws.

(a)         Each Parent Party currently conducts and, since its incorporation, has conducted, its business in compliance in all material respects with all applicable Laws and is not and, since its incorporation, has not been, in violation of any applicable Law in any material respect. Since the date of Parent’s incorporation, (i) no Action by any Authority or other adversarial litigant is pending or, to the Knowledge of Parent, threatened, alleging any such violation or noncompliance by a Parent Party, and (ii) no Parent Party has been threatened in writing or, to the Knowledge of the Parent, orally, to be charged with, or given written or, to the Knowledge of the Parent, oral, notice of any material violation of any material Law applicable to it.

(b)         No Parent Party and, to the Knowledge of Parent, no Representative or other Person acting on its behalf, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

5.22            Employee Benefit Matters. No Parent Party has ever established or maintained any employee benefit or similar plan of the type contemplated by the definition of Plan.

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Article VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1              Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a)    Except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, as set forth on Schedule 6.1(a), or as consented to in writing (which shall not be unreasonably conditioned, withheld or delayed) by Parent, with respect to any deviation by the Company, or the Company, with respect to any deviation by Parent or Merger Sub, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (i) conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, (ii) duly and timely file all Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period, (iii) duly observe and comply with all applicable Laws, and (iv) use its commercially reasonable efforts to preserve intact its business organization, assets, Permits, properties, and material business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties.

(b)    Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, or as set forth on Schedule 6.1(b), during the Interim Period, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, or permit its Subsidiaries to:

(i)          amend, modify, or supplement its articles of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution, or similar transaction;

(ii)         amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, (A) in the case of the Company, any Material Contract, or (B) in the case of Parent, any material contract, agreement, lease, license, or other right or asset of Parent;

(iii)        other than in the ordinary course of business, modify, amend, or enter into any contract, agreement, lease, license, or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by the Company or Parent, as applicable, of more than $200,000 (individually or in the aggregate);

(iv)        make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v)         sell, lease, license or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business;

(vi)        solely in the case of the Company, sell, exclusively license, abandon, permit to lapse, assign, transfer, or otherwise dispose of any Company Owned IP;

(vii)       solely in the case of the Company, permit any material Registered Owned IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii)      (A) pay, declare, promise to pay or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix)        (A) make any loan, advance or capital contribution to, or guarantee for the benefit of, any Person; (B) incur any Indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

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(x)         suffer or incur any Lien, except for Permitted Liens, on its assets;

(xi)        delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business);

(xii)       merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person, make any material investment in any Person, or be acquired by any other Person;

(xiii)      terminate or allow to lapse any insurance policy protecting any of the Company Group’s or Parent’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv)      adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof;

(xv)       institute, settle or agree to settle any Action before any Authority, in each case in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi)      except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xvii)     change its principal place of business or jurisdiction of organization;

(xviii)    issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than any redemption by Parent of shares of Parent Common Stock held by its public stockholders as contemplated by Section 6.5(f);

(xix)      (A) make, change, or revoke any Tax election; (B) change any method of accounting other than as required under U.S. GAAP or Public Company Accounting Oversight Board rules or requirements; (C) settle or compromise any claim, notice, audit report or assessment in respect of Taxes; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes; or (E) surrender or forfeit any right to claim a Tax refund;

(xx)       enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi)      solely in the case of the Company, other than as required by a Plan (A) increase or change the compensation or benefits of any employee or service provider, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) make any loan to any present or former employee or other individual service provider, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii)     fail to duly observe and conform to any applicable Laws;

(xxiii)    authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any Subsidiary; or

(xxiv)    enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the actions set forth in this Section 6.1(b).

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(c)    Neither party shall (i) take or agree to take any action with the intent to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action with the intent to cause any such representation or warranty to be inaccurate or misleading in any respect at any such time.

(d)    Notwithstanding the foregoing, the Company and Parent and their respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or another Law, directive, guidelines or recommendations by any governmental authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the CARES Act or any changes thereto, or any future epidemics, pandemics, or similar health emergencies.

6.2              Exclusivity.

(a)         Subject to Section 6.2(b) and Section 6.2(c), during the Interim Period, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction; (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such Person or any capital stock or other Equity Interests of such party or its Subsidiaries in a single transaction or series of transactions; and (C) any purchase, lease, exchange, transfer or other acquisition of (1) all or a material portion of the assets of any Person by the Company or Parent or their respective Subsidiaries or (2) any capital stock or other Equity Interests of any Person by the Company or Parent or their respective Subsidiaries, in each case, in a single transaction or series of transactions.

(b)         In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the Person initiating such communication of the existence of this Agreement and its obligations under this Section 6.2.

6.3              Access to Information. During the Interim Period, each of the Company and Parent shall, and shall direct their Subsidiaries to, upon reasonable advance written notice, provide, or cause to be provided, to the other and their authorized Representatives during normal business hours reasonable access to their offices, properties and Books and Records, in a manner so as to not interfere with their normal business operations. Notwithstanding the foregoing, neither Parent or Merger Sub, on the one hand, or any member of the Company Group, on the other hand,

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shall be required to provide to the other or any of its authorized Representatives any information (a) if and to the extent doing so would (i) violate any applicable Law, including any Data Protection Law, (ii) result in the disclosure of any trade secrets of third parties in breach of any contract or other agreement with such third party, (iii) violate any legally-binding obligation with respect to confidentiality, non-disclosure. or privacy, or (iv) jeopardize protections afforded under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (i) through (iv), the Company or Parent shall, and shall cause their Subsidiaries to, use their commercially reasonable efforts to (A) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, contract, agreement, obligation or Law and (B) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (b) if any member of the Company Group, on the one hand, and any Parent Party or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that, in the case of clause (a) or (b), the withholding party shall provide to the other prompt written notice of the withholding of access or information on any such basis.

6.4              Notices of Certain Events. During the Interim Period, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly notify the other of, and shall appropriately update the Parent Disclosure Schedules and the Company Disclosure Schedules, respectively (and deliver them to the other party), the occurrence of any event that, if such event had occurred prior to the date hereof, would have been disclosed on such schedule. Without limiting the generality of the foregoing, such events shall include, without limitation:

(a)         any notice from any Person alleging or raising the possibility that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent Parties, post-Closing) to any such Person or create any Lien on any of the Company Group’s or Parent’s assets;

(b)         any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)         any Actions commenced or, to the Knowledge of Parent or the Knowledge of the Company, as applicable, threatened, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets, or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)         the occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result in, a Material Adverse Effect; and

(e)         any inaccuracy of any representation or warranty of such party contained in this Agreement, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX not to be satisfied by the Closing.

Notwithstanding the foregoing, no such notification shall relieve Parent, Merger Sub or the Company, as the case may be, from liability for any breach or violation of this Agreement, nor shall any such notification (or lack thereof) have any effect for purposes of determining the satisfaction of the conditions set forth in Sections 9.2(a) or Section 9.3(a), as the case may be.

6.5              Cooperation with Form S-4/Proxy Statement; Other Filings.

(a)         The Company shall promptly provide to Parent such information concerning the Company Group and the Company Stockholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a proxy/information statement/prospectus (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the offer and issuance of the Parent Common Stock in the Merger shall be registered. Parent shall promptly respond to any SEC

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comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b)         Parent: (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and the Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) at a reasonable time prior to the filing except to the extent not legally permissible; (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and the Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4 and, in each case, shall consult reasonably and in good faith with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company except to the extent not practicable or legally permissible. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued.

(c)         As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting to be held on a date no later than 45 days after the S-4 Effective Date in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent Stockholders for approval or adoption at the Parent Stockholder Meeting.

(d)         Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act, and all applicable Laws of the State of Delaware and the State of Maryland, and Nasdaq rules, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies pursuant to the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall use its reasonable best efforts to ensure that the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, and on the S-4 Effective Date, and the Proxy Statement, on the date it is first distributed to Parent Stockholders and on the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company shall use its reasonable best efforts to ensure that the information relating to the Company that has been supplied by the Company for inclusion in the Proxy Statement or the Form S-4, as applicable, (i) complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) does not, with respect to the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, or on the S-4 Effective Date and, with respect to the Proxy Statement, on the date that the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or on the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement that would make the preceding sentence incorrect should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s and the Company’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized Representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

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(e)         In accordance with the Parent Certificate of Incorporation and applicable securities Laws and the DGCL, in the Proxy Statement, Parent shall seek from the holders of Parent Capital Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the second amended and restated certificate of incorporation of Parent in form and substance mutually agreeable to Parent and the Company, including the change of the name of Parent to “Nava Health MD, Inc.” or such other name as shall be designated by the Company by notice to Parent (the “Amended Parent Charter”); (iii) election of the members of the Board of Directors of Parent immediately after the Closing; (iv) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Stockholders in connection with the Merger under applicable Nasdaq rules (including, to the extent required, the issuance of any PIPE Shares); (v) approval of the Parent Equity Incentive Plan; (vi) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vii) approval to obtain any and all other approvals necessary to effect the consummation of the Merger as reasonably determined by the Company and Parent (the proposals set forth in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vii) collectively, the “Required Parent Proposals” and, together with the proposal set forth in the foregoing clause (v), the “Parent Proposals”.

(f)          Parent, with the assistance of the Company, shall use its reasonable best efforts to promptly respond to any comments from the SEC or its staff with respect to the Form S-4 and have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC, and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated hereby. As soon as practicable after the S-4 Effective Date, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Common Stock. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their public shares of Parent Common Stock, all in accordance with and as required by Parent’s amended and restated certificate of incorporation, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. Within 45 days following the S-4 Effective Date, Parent shall call and hold the Parent Stockholder Meeting for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Required Parent Proposals and the other Parent Proposal. Parent’s Board of Directors shall include the Parent Board Recommendation in the Proxy Statement and shall recommend that the Parent Stockholders vote in favor of the Parent Proposals and neither Parent’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the Parent Board Recommendation; subject to the provisions of Section 4.4. If on the date for which the Parent Stockholder Meeting is scheduled (including any postponed or adjourned date), Parent has not received proxies representing a sufficient number of shares to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Stockholder Meeting, each such postponement or adjournment to be no more than 10 Business Days, and shall continue to use its reasonable best efforts to solicit from its stockholders proxies in favor of the Required Parent Proposals and the other Parent Proposal; provided that, without the consent of the Company, Parent shall not postpone or adjourn the Parent Stockholder Meeting to a date later than the Closing Date.

(g)         The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4, and shall use its reasonable best efforts to ensure that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith.

(h)         Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, each of Parent and the Company may make any public filing with respect to the Merger, this Agreement, or the Additional Agreements to the extent required by applicable Law, provided that (i) prior to making any filing that includes information regarding the Company Group, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary

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information of the Company Group, and (ii) prior to making any filing that includes information regarding the Parent Parties, the Company shall provide a copy of the filing to Parent and permit Parent to make revisions to protect confidential or proprietary information of the Parent Parties.

(i)          Prior to the S-4 Effective Date, each of Parent and the Company shall use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Parent Common Stock pursuant to this Agreement. Each of Parent and the Company also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company Group or the Company Stockholders as may be reasonably requested by Parent in connection with any such action.

(j)          In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company shall reasonably cooperate with Parent and shall make its directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of the Form S-4, including the Proxy Statement, and responding in a timely manner to comments from the SEC or its staff thereon.

(k)         Parent and the Company shall mutually agree upon and issue a press release announcing the effectiveness of this Agreement. Parent and the Company shall cooperate in good faith with respect to the prompt preparation of such press release, and, as promptly as practicable after the effective date of this Agreement (but in any event within four (4) Business Days thereafter), Parent shall file with the SEC, with cooperation and following consultation from the Company, a Form 8-K pursuant to the Exchange Act to report the execution of this Agreement as of its effective date. Prior to the Closing, Parent and the Company shall mutually agree upon and prepare the press release announcing the consummation of the transactions contemplated by this Agreement. Concurrently with or promptly after the Closing, Parent shall issue such press release. Parent and the Company shall cooperate in good faith with respect to the preparation of such press release, and, at least five (5) days prior to the Closing, Parent shall prepare, with cooperation and consultation from the Company, a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant. Concurrently with the Closing, or as soon as practicable (but in any event within four (4) Business Days) thereafter, Parent shall file such Form 8-K with the SEC.

6.6              Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a)         Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable, or as reasonably requested by the other parties, to consummate and make effective as promptly as is reasonably practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals, authorizations, Orders, or other actions from all applicable Authorities and other Persons prior to the Effective Time, (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b)         Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, consents, approvals, authorizations, Orders, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the

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proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c)         During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against any member of the Company Group, as applicable (collectively, the “Transaction Litigation”). Parent shall control the negotiation, defense and settlement of any such Transaction Litigation brought against Parent, the Merger Sub or members of the boards of directors of Parent or Merger Sub, and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against any member of the Company Group or the members of their boards of directors; provided, however, that in no event shall the Company or Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other (not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (i) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party and any of their respective Representatives that are the subject of such Transaction Litigation (if the Company is controlling the Transaction Litigation) or the Company, its Subsidiaries and any of their respective Representatives that are the subject of such Transaction Litigation (if Parent is controlling the Transaction Litigation), (ii) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party or any of its Representatives that are the subject of such Transaction Litigation (if the Company is controlling the Transaction Litigation) or the Company, its Subsidiaries and any of their respective Representatives that are the subject of such Transaction Litigation (if Parent is controlling the Transaction Litigation) or (iii) contains an admission of wrongdoing or Liability by a Parent Party or any of its Representatives (if the Company is controlling the Transaction Litigation) or the Company, its Subsidiaries or any of their respective Representatives (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (A) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (B) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (C) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (D) reasonably cooperate with each other including with respect to the defense, settlement, and compromise of any such Transaction Litigation.

6.7              Nasdaq Listing Requirements. From and after the date on which the Parent Stockholder Approval is obtained, and until the Closing, each of Parent and the Company agrees and covenants to take all actions necessary and/or appropriate to cause and ensure that the listing requirements set forth under Nasdaq Rule 5505(b)(2), with respect to Parent, are satisfied.

6.8              Directors’ and Officers’ Indemnification and Liability Insurance.

(a)         All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of those Persons who at any time prior to the Effective Time served as directors or officers of the Company and/or its Subsidiaries or of any of the Parent Parties, or as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or its Subsidiaries or the Parent Parties (all such Persons, with respect to the Company, the “Company Indemnitees”), as provided in their respective organizational documents or in any indemnification agreements, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six years after the Effective Time, Parent shall cause the organizational documents of Parent and the Surviving Corporation and their respective Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as

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of the date of this Agreement in the organizational documents of, with respect to Parent, Parent, and with respect to the Surviving Corporation and its Subsidiaries, the Company and its Subsidiaries, as applicable, to the extent permitted by applicable Law.

(b)         Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) the Company Indemnitees and (ii) those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c)         The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Person described in Section 6.8(a) and may not be changed with respect to any officer or director without his or her written consent.

(d)         Prior to the Effective Time, the Company shall obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; subject to a maximum cost for such “tail” policy not to exceed $50,000.

(e)         Parent shall obtain and deliver to the Company resignations executed by each director of Parent in office immediately prior to the Effective Time, such resignations to be effective as of immediately prior to the Effective Time.

6.9              Confidentiality. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall comply with the Confidentiality Agreement.

6.10            Publicity. None of Parent and/or Merger Sub, on the one hand, and the Company, on the other hand, shall, nor authorize any of their respective Representatives to, issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, with respect to the Company, Parent and, with respect to Parent or Merger Sub, the Company, which consent shall not be unreasonably delayed or withheld; provided, however, that each party may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or applicable stock exchange rules, in which case the disclosing party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is a Parent Party, or Parent, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communication previously approved in accordance with this Section 6.10, and (c) to Authorities in connection with any actions, nonactions, waivers, consents, approvals, authorizations, Orders, or other actions from such Authorities required to be made or obtained under this Agreement, the Additional Agreements, or in connection with the transactions contemplated hereby or thereby.

6.11            Equity and Debt Investment. During the Interim Period, Parent shall, with reasonable cooperation from the Company, use its commercially reasonable efforts to (a) enter into and consummate subscription agreements with investors relating to a private investment in Parent to purchase shares of Parent Common Stock (“PIPE Shares”) in connection with a private placement, or enter into non-redemption agreements with existing Parent Stockholders, and/or enter into backstop arrangements with potential investors in Parent (an “Equity Investment”), or (b) arrange debt financing in connection with the transactions contemplated under this Agreement (a “Debt Financing”), in each case such that the Minimum Cash Condition is satisfied, in each case on terms mutually agreeable to the Company

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and Parent, acting reasonably, and, if Parent elects to seek an Equity Investment or Debt Financing, Parent shall use its commercially reasonable efforts to cause such Equity Investment or Debt Financing to occur. The Company shall provide to Parent such information about itself and its Subsidiaries in connection with the foregoing as may be reasonably requested by Parent. To the extent reasonably requested by Parent, the Company’s senior management team shall participate in any investor meetings and roadshows related to the foregoing. For the avoidance of doubt, completion of an Equity Investment or a Debt Financing is not, in and of itself, a closing condition to consummate the Transactions contemplated hereunder.

Article VII
COVENANTS OF THE COMPANY

7.1              No Trading in Parent Securities During the Interim Period. The Company shall not, and it shall direct its Representatives to not, directly or indirectly: (a) purchase or sell (including entering into any hedge transaction with respect to) any Parent Common Stock, Parent Unit, Parent Warrant, or Parent Right, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; or (b) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law.

7.2              Company’s Stockholders Approval.

(a)         As promptly as reasonably practicable after the S-4 Effective Date, the Company shall call a meeting of the Company Stockholders to be held on a date no later than 45 days after the S-4 Effective Date in accordance with its organizational documents and the laws of the State of Maryland and, subject to the other provisions of this Agreement, for the purpose of voting on the approval of this Agreement. The Company shall deliver to Parent a true, complete and correct copy of the resolutions of the Company Stockholders adopted at such meeting, or a unanimous written consent of the Company Stockholders in lieu of such meeting, in either case in form and substance reasonably satisfactory to Parent, evidencing the actions taken by the Company Stockholders (in either case, the “Company Stockholder Resolutions”).

(b)         Subject to Section 6.2(c), the Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of the approval of this Agreement and any other related matters that the Company submits to the Company Stockholders, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the recommendation of the Company’s Board of Directors.

7.3              Additional Financial Information. No later than March 31, 2024, the Company shall provide or make available to Parent the Company’s audited financial statements for the fiscal year ended December 31, 2023, consisting of the audited consolidated balance sheet as of such date, the consolidated statement of operations as of such date, the consolidated statements of changes in shareholders’ deficit, and the consolidated statements of cash flows for the fiscal year ended December 31, 2023 (the “Audited Financial Statements”). Subsequent to the delivery of the Audited Financial Statements, the Company’s reviewed consolidated interim financial information for each quarterly period thereafter shall be delivered or made available to Parent no later than 45 calendar days following the end of each quarterly period. All of the financial statements to be delivered pursuant to this Section 7.3, shall be prepared under U.S. GAAP applied on a consistent basis and in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The Company will promptly provide additional Company financial information (including information required to prepare the Company’s Management Discussion and Analysis) reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

7.4              Lock-Up Agreements. Prior to the Closing, the Company shall cause those persons set forth on Schedule 7.4(a) to enter into a Company Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up for a period of six months in accordance with the terms and conditions more fully set forth in the Company Lock-Up Agreements. Prior to the Closing, Parent shall cause the Sponsor and the stockholders of Parent set forth on Schedule 7.4(b) to enter into a Sponsor Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Parent Common Stock held by such Persons shall be subject to a lock-up for a period of six months in accordance with the terms and conditions more fully set forth in the Sponsor Lock-Up Agreement.

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7.5              Non-solicitation and Non-Compete Agreements. Schedule 7.5 lists those employees designated by the Company Group as key personnel of the Company Group (the “Key Personnel”) subject to the terms of this Section 7.5. The Key Personnel shall execute and deliver to the Company Group non-disclosure, non-solicitation and non-compete agreements, substantially in the form attached hereto as Exhibit G (the “Non-Solicitation and Non-Compete Agreements”).

Article VIII
COVENANTS OF PARENT AND MERGER SUB

8.1              Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation, including for the payment of (a) all amounts payable to public holders of shares of Parent Common Stock (the “Parent Redemption Amount”), (b) deferred underwriting commissions and the expenses of Parent and the Company Group to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent or the Surviving Corporation after the Closing.

8.2              Obligations of Merger Sub. Merger Sub shall, and Parent shall take all action necessary to cause Merger Sub to, perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement upon the terms and subject to the conditions set forth in this Agreement. No later than one Business Day after the date hereof, Parent, as the sole stockholder of Merger Sub, shall take all necessary action to adopt this Agreement and approve the Merger and consummation of the other transactions contemplated hereby and shall promptly thereafter provide written evidence of such action to the Company.

8.3              Compliance with SPAC Agreements. Without the prior written consent of the Company, during the Interim Period, Parent shall (a) comply with the Trust Agreement, (b) the Underwriting Agreement, dated as of August 17, 2023, by and between Parent and EF Hutton, division of Benchmark Investments, LLC, and (c) enforce the terms of the letter agreement, dated as of August 17, 2023, by and among Parent, the Sponsor and each of the officers and directors of Parent named therein.

8.4              Parent Public Filings; Nasdaq.

(a)         During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Common Stock, the Parent Warrants, the Parent Rights and the Parent Units on Nasdaq.

(b)         During the Interim Period, Parent shall use its reasonable best efforts to cause (i) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (ii) all applicable initial and continuing listing requirements of Nasdaq to be satisfied; and (iii) the Parent Common Stock, including the Merger Consideration Shares, and the Parent Warrants to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

8.5              Amended Parent Charter. Prior to the Effective Time, subject to the Parent Stockholder Approval, Parent shall duly amend and restate the Parent Certificate of Incorporation to be in the form of the Amended Parent Charter by filing the Amended Parent Charter with the Delaware Secretary of State.

8.6              Certain Tax Matters.

(a)         Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

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(b)         If, in connection with the preparation and filing of the Form S-4, the SEC requests or requires a tax opinion be prepared and submitted, Parent and the Company shall deliver to Gordon Feinblatt LLC customary Tax representation letters satisfactory to counsel, dated and executed as of such date as determined reasonably necessary by such counsel and, if required, Company shall cause Gordon Feinblatt LLC to furnish an opinion, subject to customary assumptions and limitations, to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger or the Intended Tax Treatment.

(c)         Each of the parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding, audit or examination, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d)         Any and all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) shall be paid by Parent. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

8.7              Extensions of Time to Consummate a Business Combination. If the Closing has not occurred by May 22, 2024, Parent shall, with the Company’s reasonable cooperation, take such actions as are reasonably necessary pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for Parent to complete an initial Business Combination (as defined in the Parent Certificate of Incorporation) for an additional period of up to the maximum amount of time permitted under applicable Nasdaq rules (the “Extension Period”), including by providing any required notices to the Trustee. Parent shall deposit, or cause to be deposited, into the Trust Account, not later than May 22, 2024, 100% of such funds as are required pursuant to the Trust Agreement and the Parent Certificate of Incorporation to extend the period of time for Parent to complete an initial Business Combination through the Extension Period. The Company’s cooperation pursuant to this Section 8.7 shall not prejudice the Company’s rights granted hereunder, including its right to terminate this Agreement pursuant to Article X hereof.

8.8              Section 16 Matters. Prior to the Closing Date, Parent shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of the Merger Consideration Shares or any derivative securities with respect thereto that occurs or is deemed to occur by reason of or pursuant to the Merger or the other transactions contemplated hereby by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to Parent, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

8.9              Equity Plan. Prior to the Closing Date, Parent shall approve, and subject to approval of the Parent Stockholders at the Parent Stockholder Meeting, adopt, an equity incentive plan that provides for the grant of awards to employees and other service providers of the Parent, Surviving Corporation and its Subsidiaries (the “Parent Equity Incentive Plan”). The Parent Equity Incentive Plan shall have such number of shares available for issuance equal to ten percent (10%) of the shares of Parent Common Stock issued and outstanding immediately after the Closing. The Equity Incentive Plan shall have such number of shares available for issuance equal to ten percent (10%) of the shares of Parent Common Stock issued and outstanding immediately after the Closing. As soon as is reasonably practicable after the Effective Time, Parent shall take such actions as are necessary to assume or replace under the Parent Equity Incentive Plan the Company RSUs in accordance with Section 3.4.

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Article IX
CONDITIONS TO CLOSING

9.1              Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a)         No Authority shall have enacted, issued, promulgated, enforced or entered any Law that is then in effect that makes the transactions contemplated by this Agreement illegal or otherwise prohibits consummation of such transactions.

(b)         There shall not be any Action commenced or asserted in writing (and not orally) by any Authority to enjoin or otherwise materially restrict the consummation of the transactions contemplate by this Agreement or the Additional Agreements.

(c)         The Company Stockholder Approval shall have been obtained.

(d)         Each of the Required Parent Proposals shall have been approved at the Parent Stockholder Meeting or at any adjournment or postponement thereof.

(e)         Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Parent Common Stock shall have been approved for listing on Nasdaq.

(f)          Parent shall have provided the Company with evidence reasonably satisfactory to the Company that, upon the Closing, Parent will have cash and cash equivalents equal to or greater than Twenty Million U.S. Dollars ($20,000,000) (the “Minimum Cash Condition”), including funds remaining in the Trust Account (after giving effect to the payment of the Parent Redemption Amount) and the proceeds of any Equity Investment or Debt Financing, less deductions for the Parent Expenses and the Company Expenses, which, in the aggregate, will not for purposes of this calculation exceed $1,000,000.

(g)         The Form S-4 shall have been declared effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

9.2              Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a)         The Company shall have duly performed or complied with, in all material respects, all of its covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by the Company at or prior to the Closing Date.

(b)         The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c)         Since the date of this Agreement, there shall not have occurred and be continuing any Effect in respect of the Company Group that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(d)         Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 9.2.

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(e)         Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of: (i) the Company Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Maryland; (ii) the Company Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Resolutions; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Maryland.

(f)          Each of the Company and the Company Stockholders, as applicable, shall have duly executed and delivered to Parent a copy of each Additional Agreement to which the Company or such Company Stockholder, as applicable, is a party.

(g)         The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date and in form and substance reasonable acceptable to Parent.

(h)         Not more than five percent (5%) of the issued and outstanding shares of Company Common Stock shall constitute Dissenting Shares.

(i)          The Company shall have obtained each Consent set forth on Company Disclosure Schedule 4.8.

(j)          The Key Personnel shall have executed the Non-Solicitation and Non-Compete Agreements and the same shall be in full force and effect.

9.3              Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a)         Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b)         The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c)         Since the date of this Agreement, there shall not have occurred and be continuing any Effect in respect of Parent or Merger Sub that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

(d)         The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 9.3.

(e)         The Amended Parent Charter shall have been filed with the Delaware Secretary of State and become effective.

(f)          The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Parent attaching true, correct and complete copies of: (i) the Parent Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) the Parent Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement, the Additional Agreements to which Parent is a party and the transactions contemplated hereby and thereby and the Parent Proposals; and (iv) a certificate of good standing of Parent, certified as of a recent date by the Secretary of State of the State of Delaware.

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(g)         The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Merger Sub attaching true, correct and complete copies of (i) resolutions duly adopted by the Board of Directors and sole stockholder of Merger Sub authorizing this Agreement, the Additional Agreements to which Merger Sub is a party and the transactions contemplated hereby and thereby and (ii) a certificate of good standing of Merger Sub, certified as of a recent date by the Secretary of State of the State of Maryland.

(h)         Each of Parent, Sponsor or other stockholder of Parent, as applicable, shall have executed and delivered to the Company a copy of each Additional Agreement to which Parent, Sponsor or such other stockholder of Parent, as applicable, is a party.

(i)          Parent shall have delivered to the Company true and complete copies of the resignations from Parent’s Board of Directors of all directors of Parent’s Board of Directors, effective as of immediately prior to the Effective Time.

(j)          The size and composition of the post-Effective Time Parent Board of Directors shall have been established as set forth in Section 2.8.

(k)         The size and composition of the post-Effective Time Board of Directors of the Surviving Corporation shall have been established as set forth in Section 2.7.

(l)          The Sponsor Forfeiture Agreement shall have been entered into and shall continue to be in full force and effect.

Article X
TERMINATION

10.1            Termination.

(a)         In the event that the Closing has not occurred by June 30, 2024 (such date, the “Outside Closing Date”), then each of Parent and the Company shall have the right, at its sole option and by written notice to the other, to terminate this Agreement without liability to the other; provided, however, that (i) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to Parent if Parent’s or Merger Sub’s material breach of any representation, warranty, covenant, or other agreement contained in this Agreement shall have proximately caused the failure to consummate the Closing by the Outside Closing Date, and (ii) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to the Company if the Company’s material breach of any representation, warranty, covenant, or other agreement contained in this Agreement shall have proximately caused the failure to consummate the Closing by the Outside Closing Date.

(b)         In the event an Authority shall have issued an Order or enacted, issued, promulgated, enforced, or entered a Law then in effect and that has the effect of making the transactions contemplated by this Agreement illegal or otherwise permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, which Law is final and non-appealable, Parent or the Company shall have the right, at its sole option and by written notice to the other, to terminate this Agreement at any time prior to Closing without liability to the other; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to the Company or Parent if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority.

(c)         This Agreement may be terminated by the Company if Parent fails to obtain commitments of at least $10,000,000 in the form of Equity Investments on or before February 29, 2024 for purposes of satisfying the Minimum Cash Condition.

(d)         Provided that neither Parent nor Merger Sub is then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) from being satisfied, Parent may terminate this Agreement at any time prior to Closing by giving notice to the Company if: (i)(A) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.2(a), Section 9.2(b), Section 9.2(c), and Section 9.2(h), impossible and (B) such breach cannot be cured or, if such breach is capable of being cured, such breach is not

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cured by the earlier of (1) 30 days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach (or 15 days with respect to Section 9.2(j) and the obligation to deliver financial statements pursuant to Section 7.3)) and (ii) the Outside Termination Date.

(e)         Provided that the Company is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.2(a), Section 9.2(b) or Section 9.2(c) from being satisfied, the Company may terminate this Agreement at any time prior to Closing by giving notice to Parent, if: Parent or Merger Sub shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) impossible, and such breach cannot be cured or is not cured by the earlier of (i) 30 days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach or (ii) the Outside Termination Date.

(f)          This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties.

10.2            Effect of Termination. If this Agreement is terminated pursuant to this Article X, then this Agreement shall become void and of no further force or effect without liability of any party or any of its Representatives to the other parties hereto. The provisions of Article I (to the extent related to the following sections), Section 6.9, Section 6.10, this Section 10.2, Section 11.1 through Section 11.9, inclusive, Section 11.11 through Section 11.17, inclusive, and the Confidentiality Agreement shall remain in full force and effect notwithstanding the termination of this Agreement.

Article XI
MISCELLANEOUS

11.1            Notices. Any notice, request, claim, demand and other communication hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, (i) if personally delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Nava Health MD, Inc.
9755 Patuxent Wood Drive, Suite 100
Columbia, MD 21046
Attn: Bernaldo Dancel, Chief Executive Officer
E-mail: bdancel@navacenter.com

with a copy (which shall not constitute notice) to:

Gordon Feinblatt LLC
1001 Fleet Street, Suite 700
Baltimore, MD 21202
Attn: Christopher R. Rahl
E-mail: crahl@gfrlaw.com

if to Parent or Merger Sub (prior to the Closing):

99 Acquisition Group Inc.
14 Noblewood Ct.
Gaithersburg, MD
Attn: Hiren Patel, Chief Financial Officer
E-mail: hpatel@intelvative.com

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with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell Nussbaum and Jessica Isokawa
E-mail: mnussbaum@loeb.com and jisokawa@loeb.com

11.2            Amendments; Waivers; Extensions; Remedies.

(a)         This Agreement cannot be amended except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)         Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors or a duly authorized Person, extend the time for the performance of the obligations or acts of another party hereto, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

(c)         Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)         Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(e)         In the event that this Agreement is terminated due to the willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall be liable for the non-breaching party’s Transaction Costs and, subject to Section 11.2(f), all damages, costs, and expenses, including all reasonable attorney’s fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its right hereunder. Moreover, no party shall be relieved of liability for Fraud.

(f)          Notwithstanding any other provision of this Agreement to the contrary, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3            Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.4            Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses (in the case of either party, the “Transaction Costs”); provided, however, that (a) if this Agreement is terminated by Parent pursuant to Section 10.1(d), then the Company shall reimburse Parent for its Transaction Costs up to a maximum of $300,000; and (b) if this Agreement is terminated by the Company pursuant to Section 10.1(e), then Parent shall reimburse Parent for its Transaction Costs up to a maximum of $300,000.

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11.5            No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void.

11.6            Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.7            Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

11.8            Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

11.9            Severability. A determination by a court or other legal authority that any provision of this Agreement is legally invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.10          Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement and to satisfy the conditions to closing contemplated by this Agreement, including in Article IX, and not to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by this Agreement or

11.11          Third Party Beneficiaries. Except as provided in Section 6.8 and Section 11.17, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.12          Trust Account Waiver. Reference is made to the Prospectus. The Company acknowledges that it has read the Prospectus and understands that Parent has established the Trust Account containing the proceeds of the IPO for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Stockholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

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11.13          No Other Representations; No Reliance.

(a)         NONE OF THE COMPANY, ANY COMPANY STOCKHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Stockholder nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Stockholder or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Stockholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in Article IV, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Stockholders nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective Representatives or made available to any Parent Party and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Stockholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article IV and subject to the limited remedies herein provided; (b) each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Stockholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Stockholders nor any other Person shall have any liability to Parent, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company. Except as expressly provided in the foregoing provisions of this Section 11.13(a), nothing in this Section 11.13(a) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for Fraud or willful misconduct.

(b)         NONE OF PARENT, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT, MERGER SUB, THEIR RESPECTIVE BUSINESSES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY

Annex A-67

THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, none of Parent, the Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Parent and the Merger Sub made available to the Company and the Company Stockholders and their Representatives, including due diligence materials, or in any presentation of the business of Parent by management of Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company and the Company Stockholders in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V as modified by the Schedules to this Agreement and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Parent, the Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of Parent and Merger Sub, and are not and shall not be deemed to be relied upon by the Company or Company Stockholders in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V, in each case, as modified by the Schedules to this Agreement and the Parent SEC Documents. Except for the specific representations and warranties expressly made by Parent and Merger Sub in Article V, in each case as modified by the Schedules to this Agreement and Parent SEC Documents: (a) the Company acknowledges and agrees that: (i) none of Parent, Merger Sub nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of Parent or Merger Sub, the nature or extent of any liabilities of Parent or Merger Sub, the effectiveness or the success of any operations of Parent or Merger Sub or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding Parent or Merger Sub furnished to the Company, the Company Stockholders or their respective Representatives or made available to the Company, the Company Stockholders and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of Parent or Merger Sub has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent and the Merger Sub have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of Parent, Merger Sub nor any other Person shall have any liability to the Company, the Company Stockholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Parent or the future business, operations or affairs of Parent. Except as expressly provided in the foregoing provisions of this Section 11.13(b), nothing in this Section 11.13(b) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for Fraud or willful misconduct.

11.14          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR
Annex A-68

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

11.15          Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines or does not otherwise have jurisdiction, a state or federal court sitting in the State of Delaware) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement, or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.15 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

11.16          Remedies Cumulative; Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.17          Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, lender or Representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.17) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Annex A-69

11.18          Securityholder Representative.

(a)         By approving this Agreement and the transactions contemplated hereby or by executing and delivering a Letter of Transmittal, each Company Stockholder shall have irrevocably authorized and appointed Securityholder Representative as such Person’s representative and attorney-in-fact to act on behalf of such Person for all purposes in connection with this Agreement, the Additional Agreements and the agreements ancillary hereto and thereto. The Securityholder Representative shall act as the representative of the Company Stockholders in respect of all matters arising under this Agreement, the Additional Agreements and the agreements ancillary hereto and thereto, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Company Stockholders or the Securityholder Representative, including to enforce any rights granted to the Company Stockholders hereunder and thereunder, in each case as the Securityholder Representative believes is necessary or appropriate under this Agreement, the Additional Agreements and/or the agreements ancillary hereto and thereto, for and on behalf of the Company Stockholders. The Company Stockholders shall be bound by all such actions taken by the Securityholder Representative and the Company Stockholders shall not be permitted to take any such actions.

(b)         The Securityholder Representative is serving as the Securityholder Representative solely for purposes of administrative convenience, and is not personally liable for any of the obligations of the Company, any of its Subsidiaries or the Company Stockholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Securityholder Representative or the underlying assets of the Securityholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or the Company Stockholders. The Securityholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Securityholder Representative of the Securityholder Representative’s duties or the exercise by the Securityholder Representative of the Securityholder Representative’s rights and remedies under this Agreement, any Additional Agreement or any agreement ancillary hereto or thereto, except in the case of its fraud or willful misconduct. No bond shall be required of the Securityholder Representative. The Securityholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Securityholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto. Without limiting the generality of the foregoing, the Securityholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Additional Agreements or any agreement ancillary hereto or thereto, and to consent to any amendment hereof or thereof on behalf of the Company Stockholders and their respective successors.

(c)         Following Closing, Parent shall indemnify and hold harmless the Securityholder Representative from and against all liabilities, losses, costs, damages or expenses (including attorneys’ and accountants’ fees) incurred or suffered by the Securityholder Representative arising out of or otherwise resulting from any action taken or omitted to be taken by the Securityholder Representative under this Agreement or the Additional Agreements, other than such liabilities, losses, costs, damages or expenses arising out of or resulting from the fraud or willful misconduct of the Securityholder Representative.

(d)         The Securityholder Representative may resign at any time by giving twenty (20) days’ notice to Parent and the Company Stockholders; provided, however, in the event of the resignation or removal of the Securityholder Representative, a new Securityholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of a majority of the shares of Parent Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Stockholders as of immediately prior to the Effective Time.

(e)         The appointment of the Securityholder Representative is coupled with an interest and shall be irrevocable by Company Stockholders in any manner or for any reason. This authority granted to the Securityholder Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. Bernaldo Dancel hereby accepts his appointment as the initial Securityholder Representative. Any decision, act, consent or instruction taken by the Securityholder Representative in accordance with this Section 11.18 on behalf of Company Stockholders (each, an “Securityholder Representative Authorized Action”) shall be final, binding and conclusive on Company

Annex A-70

Stockholders as fully as if such Persons had taken such Securityholder Representative Authorized Action. The Indemnified Party agrees that the Securityholder Representative, as the Securityholder Representative, shall have no liability to the Indemnified Party for any Authorized Action.

11.19          Privileged Communications. Loeb & Loeb LLP and Parent’s in-house legal department (collectively, “Parent Counsel”) have acted as counsel for Parent and the Sponsor for various matters prior to the Closing, including in connection with this Agreement and the Additional Agreements, the negotiation and documentation of this Agreement and the Additional Agreements, and the consummation of the transactions contemplated by this Agreement and the Additional Agreements (collectively, the “Pre-Closing Engagements”). Each of the Company and, by approving this Agreement and the Merger, the Company Stockholders agree, on behalf of itself and/or themselves, as the case may be, and, after the Closing, on behalf of the Surviving Corporation, that (a) all communications in any form or format whatsoever between or among Parent Counsel, on the one hand, and the Sponsor, Parent, or any of their respective Representatives, on the other hand, that relate in any way to the Pre-Closing Engagements (collectively, the “Parent Privileged Communications”) will be deemed to be attorney-client privileged, (b) immediately prior to the Closing, without the need for any further action on the part of any Person, all right, title, and interest of Parent in and to any and all Parent Privileged Communications shall transfer to and be vested solely in the Sponsor, (c) from and after the Closing, the Parent Privileged Communications and the expectation of client confidence relating thereto shall belong solely to the Sponsor and shall not pass to or be claimed by Parent or the Surviving Corporation, and (d) Parent Counsel shall have no duty whatsoever to reveal or disclose any such Parent Privileged Communications, or any of its files relating to the Pre-Closing Engagements, to the Company, the Company Stockholders, the Surviving Corporation, or any of their respective Representatives by reason of any attorney-client relationship between Parent Counsel and Parent and/or the Sponsor or otherwise. Company and its Affiliates (including, after the Closing, the Surviving Corporation) and/or the Company Stockholders will not have access to any such Parent Privileged Communications, or to the files of Parent Counsel relating to the Pre-Closing Engagements. Notwithstanding anything set forth in the foregoing provisions of this Section 11.18 to the contrary, if after the Closing a dispute arises between Company or any of its Affiliates, including the Surviving Corporation and the Company Stockholders, on the one hand, and a third party, other than the Sponsor or any of its respective Affiliates, on the other hand, the Surviving Corporation may assert the attorney-client privilege to prevent disclosure of Parent Privileged Communications to such third party; provided that none of the Company, the Company Stockholders, Parent nor the Surviving Corporation may waive such privilege without the prior written consent of the Sponsor.

11.20          Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-71

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	Chief Executive Officer
Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chairman and Chief Executive Officer
Merger Sub:
NNAG Merger Sub, Inc.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer
Securityholder Representative:
/s/ Bernaldo Dancel
Bernaldo Dancel

Annex A-72

Schedule I

Persons to Execute Company Support Agreement

Ascend One Corporation

Bernaldo Dancel, CEO

Zachary Dancel, COO

Hyun Soo Park, CIO

Suzanne Coblentz, CMO

Jodi Usher, CHRO

Keith O’Donnell, CFO

Annex A-73

Annex B

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
99 ACQUISITION GROUP INC.

[•], 2024

99 Acquisition Group Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is 99 Acquisition Group Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 14, 2022 (the “Certificate”) and was subsequently amended and restated on August 17, 2023 pursuant to the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on such date (the “First Amended and Restated Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4. The text of the First Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation (the “Corporation”) is Nava Health MD, Inc.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 3411 Silverside Road, Tatnall Building #104, in the City of Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Corporate Creations Network Inc.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue ________ shares, consisting of (a) _________ shares of common stock (the “Common Stock”) and (b) _____ shares of preferred stock (the “Preferred Stock”). Each share of Class A Common Stock, par value $0.0001 per share, of the Corporation that was issued and outstanding immediately prior to the effective time of this Second Amended and Restated Articles of Amendment (the “Effective Time”) shall be automatically converted at the Effective Time, without any action on the part of the Corporation or the holder thereof, into one (1) share of Common Stock.

Annex B-1

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv) Except as provided otherwise by the DGCL, the number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any class or series of the capital stock of the Corporation voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation).

(b) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Annex B-2

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the By-Laws of the Corporation (“By-Laws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any By-Laws adopted by the stockholders of the Corporation; provided, however, that no By-Laws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitute the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.

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Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of two-thirds of all shares of the Corporation’s capital stock entitled to be voted generally in the election of directors, voting as a single class.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the By-Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least two-thirds of all shares of the Corporation’s capital stock entitled to be voted thereon, voting as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By-Laws; and provided further, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

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ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

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ARTICLE IX
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE X
AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Except (i) for those amendments that the DGCL permits to be adopted by the Board of Directors without stockholder approval and (i) as set forth in the proviso to this sentence, an amendment to this Second Amended and Restated Certificate shall be approved by the affirmative vote of the holders of a majority of the shares of the Corporation’s capital stock entitled to be voted thereon, voting as a single class; provided, however, that any amendment to Article V, Article VI, Article VII, Article VIII, Article IX, this Article X, or Article XI shall be approved by the affirmative vote of the holders of at least two-thirds of all shares of the Corporation’s capital stock entitled to be voted thereon, voting as a single class.

ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION

Section 11.1 Forum. Subject to the last sentence in this Section ١1.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the By-Laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

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Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3 Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

Section 11.4 Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI.

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

99 ACQUISITION GROUP, INC.
By:
Name:
Title:

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Annex C

AMENDED AND RESTED BY LAWS
OF
NAVA HEALTH MD, INC.
(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, or a Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital

Annex C-1

stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

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(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of

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the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, until the Corporation consummates an initial public offering (“Offering”), any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

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ARTICLE III

DIRECTORS

Section 3.1. Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder

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and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither

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the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee

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designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, President, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer(s) of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and a Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, any Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

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(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation.

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Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

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(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent

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such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice

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to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

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Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, any Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, any Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

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Annex D

NAVA HEALTH MD, INC.
2024 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan. The purposes of this Plan are: (a) to attract and retain the best available personnel for positions of substantial responsibility; (b) to provide additional incentive to Employees, Directors and Consultants; and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units and Performance Awards.

2.           Definitions. As used herein, the following definitions will apply:

(a)         “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)         “Affiliate” has the meaning given such term in Rule 405 promulgated under the Securities Act.

(c)         “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)         “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, or Performance Awards.

(e)         “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)          “Board” means the Board of Directors of the Company.

(g)         “Change in Control” means the occurrence of any of the following events:

(i)          Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another entity and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, securities entitling such stockholders to more than 50% of all votes to which all security holders of the parent entity would be entitled in the election of directors (or analogous governing body), without consideration of the rights of any class of securities to elect directors (or analogous persons) by a separate class vote; and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that a benefit plan sponsored by the Company or any Affiliate shall not constitute a Change in Control.

(ii)         The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Company and another entity where the stockholders of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, securities entitling such stockholders to more than 50% of all votes to which all security holders of the surviving entity would be entitled in the election of directors (or analogous persons), without consideration of the rights of any class of securities to elect directors (or analogous persons) by a separate class vote, or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

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(iii)        During any 12-month period after the Effective Date, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (A) were directors at the beginning of such period or (B) whose appointment, election or nomination for election was previously so approved.

Notwithstanding the foregoing, the Administrator may modify the definition of a Change in Control for a particular Award as the Administrator deems appropriate to comply with Section 409A.

(h)         “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)          “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j)          “Common Stock” means the common stock of the Company, par value $0.01 per share.

(k)         “Company” means NAVA Health MD, Inc., a Delaware corporation, or any successor thereto.

(l)          “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m)        “Director” means a member of the Board.

(n)         “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)         “Effective Date” means ____________, 2024, the effective date of this Plan, which is the date on which this Plan was approved by the Company’s stockholders.

(p)         “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)          “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

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(s)          “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the average of the closing sales prices for the Common Stock on the five Trading Days on which sales occurred that immediately preceded the date of determination as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the average of the mean between the high bid and low asked prices for the Common Stock on each of the five Trading Days on which a bid and ask occurred that immediately preceded the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

(t)          “Fiscal Year” means the fiscal year of the Company.

(u)         “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(v)         “Inside Director” means a Director who is an Employee.

(w)        “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)         “Option” means a stock option granted pursuant to the Plan.

(z)         “Outside Director” means a Director who is not an Employee.

(aa)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(bb)       “Participant” means the holder of an outstanding Award.

(cc)        “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

(dd)       “Performance Period” means Performance Period as defined in Section 10(a) of this Plan.

(ee)        “Period of Restriction” means the period (if any) during which the transfer of Shares of Stock issued pursuant to a Stock Award are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

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(ff)         “person” has the meaning given such term in Section 2(a)(2) of the Securities Act.

(gg)       “Plan” means this NAVA Health MD, Inc. 2023 Equity Incentive Plan, as may be amended from time to time.

(hh)       “Restricted Shares” means Shares issued pursuant to a Stock Award that are subject to a Period of Restriction.

(ii)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 of this Plan. Each Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)       “Section 16b” means Section 16(b) of the Exchange Act.

(ll)         “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

(mm)     “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

(nn)       “Service Provider” means an Employee, Director or Consultant.

(oo)       “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of this Plan.

(pp)       “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 of this Plan is designated as a Stock Appreciation Right.

(qq)       “Stock Award” means Shares issued pursuant to an Award of Stock under Section 8 of this Plan or issued pursuant to the early exercise of an Option.

(rr)        Subsidiary” has the meaning given such term in Rule 405 promulgated under the Securities Act; provided, however, that solely with respect to an Incentive Stock Option, such term instead means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(ss)        “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

(tt)         “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.           Stock Subject to the Plan.

(a)         Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 14 of this Plan and the automatic increase set forth in Section 3.2 of this Plan, the maximum number of Shares that may be subject to Awards and sold or issued under the Plan will be equal to 12,000,000. In addition, Shares may become available for issuance under Section 3(b) and/or Section 3(c) of this Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

(b)         Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 14 in this Plan and to Section 18 of this Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year, beginning with the 2023 Fiscal Year, in an amount equal to the lesser of (i) the number of Shares needed to cause the Shares that may

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be subject to Awards and sold or issued under the Plan to be equal to 13% of the total number of shares of Common Stock outstanding on the last day of the immediately preceding Fiscal Year, and (ii) such lesser number of Shares as may be determined by the Administrator no later than the last calendar day of the immediately preceding Fiscal Year.

(c)         Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Stock Awards, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Stock Awards, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14 of this Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b) and Section 3(c) of this Plan.

(d)         Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)         Procedure.

(i)          Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)         Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be approved in a manner that satisfies the requirements for exemption under Rule 16b-3.

(iii)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

(b)         Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee that serves as the Administrator, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)          to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the

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Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(vi)        to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 19(b) of this Plan, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;

(vii)       to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(ix)        to modify or amend each Award (subject to Section 19(b) of this Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Section 6(d) and Section 7(e) of this Plan);

(x)         to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15 of this Plan;

(xi)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)       to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)      to make all other determinations deemed necessary or advisable for administering the Plan.

(c)         Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.           Eligibility. Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees (after giving effect to the definition of “Subsidiary” set forth in Section 2(rr) hereof).

6.           Stock Options.

(a)         Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)         Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)         Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonqualified Stock Options. For purposes of this Section 6(c), incentive stock options will be taken into account in the order in which

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they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

(d)         Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)         Option Exercise Price and Consideration.

(i)          Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)         Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (A) cash (including cash equivalents); (B) check; (C) promissory note, to the extent permitted by Applicable Laws, (D) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (E) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (F) by net exercise; (G) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (H) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f)          Exercise of Option.

(i)          Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (A) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company

Annex D-7

will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of this Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)         Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d) of this Plan, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such shorter or longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d) of this Plan, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death or such shorter or longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d) of this Plan, as applicable) to the extent the Option is vested on such date of cessation, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6(f)(iv), Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)         Tolling Expiration. A Participant’s Award Agreement may also provide that:

(A)        if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the later to occur of (1) the expiration of the term of the Option set forth in the Award Agreement and (2) the 10th day after the last date on which such exercise would result in liability under Section 16b; or

Annex D-8

(B)         if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the later of (1) the expiration of the term of the Option or (2) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.           Stock Appreciation Rights.

(a)         Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)         Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)         Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) of this Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)         Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)         Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) of this Plan relating to the maximum term and Section 6(f) of this Plan relating to exercise also will apply to Stock Appreciation Rights.

(f)          Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)          The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)         The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.           Stock Awards.

(a)         Grant of Stock Awards. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)         Stock Award Agreement. Each Stock Award will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Restricted Shares until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Stock Award will not be subject to any Period of Restriction and that the consideration for such Award is paid for by past services rendered as a Service Provider.

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(c)         Transferability. Except as provided in this Section 8 or as the Administrator determines, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)         Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.

(e)         Removal of Restrictions. Except as otherwise provided in this Section 8, Restricted Shares covered by each Stock Award made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)          Voting Rights. During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder shall not have any voting rights with respect to those Shares unless the Award Agreement provides otherwise.

(g)         Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Shares will not be entitled to receive any dividends or other distributions paid with respect to such Shares unless the Award Agreement provides otherwise. If any dividends or distributions are payable with respect to the Restricted Shares and are paid in Shares, then such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(h)         Return of Restricted Shares to Company. On the date set forth therefor in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.           Restricted Stock Units.

(a)         Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the Award, including the number of Restricted Stock Units.

(b)         Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)         Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)         Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)         Cancellation. On the date set forth therefor in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.         Performance Awards.

(a)         Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

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(b)         Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c)         Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

(d)         Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

(e)         Cancellation of Performance Awards. On the date set forth therefor in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.         Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

12.         Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

13.         Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6(f)(iv) of this Plan, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.         Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)         Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution

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or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3 of this Plan.

(b)         Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)         Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of paragraph (d) of this Section 14) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding entity (or an Affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor entity does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 14(c) and Section 14(d) below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

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Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 14(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 14(c) will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

(d)         Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor entity, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares that otherwise would not be vested or exercisable, all restrictions on Restricted Shares and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of Affiliates, as applicable.

15.         Tax Withholding.

(a)         Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or Affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or Affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

(b)         Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (v) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (vi) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater

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amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.         No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

17.         Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.         Term of Plan. This Plan will continue in effect until terminated under Section 19 hereof, but (a) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after _________, 2034 (i.e., 10 years following the date on which this Plan was approved by the Board) and (b) Section 3(b) of this Plan relating to the automatic share reserve increase will operate only until the 10th anniversary of the Effective Date unless this Plan is again approved by the Company’s stockholders.

19.         Amendment and Termination of the Plan.

(a)         Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

(b)         Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.         Conditions Upon Issuance of Shares.

(a)         Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)         Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

21.         Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service,

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that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 21 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

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Annex E

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT, dated as of February 12, 2024 (this “Company Support Agreement”), is entered into by and among the stockholders named on the signature pages hereto (each, a “Stockholder”), Nava Health MD, Inc., a Maryland corporation (the “Company”), and 99 Acquisition Group Inc., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Company Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, NNAG Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, and Bernaldo Dancel, in the capacity as the representative of the Company Stockholders, are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Section 3-314 of the Maryland General Corporation Law (the “MGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, and as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement and subject to the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), as set forth underneath such Stockholder’s name on the signature pages hereto (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by such Stockholder prior to the termination of this Company Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the execution of the Merger Agreement, the transactions contemplated thereby, including the Merger, and the execution of the Additional Agreements to which the Company is or will be a party (collectively, the “Transactions”) and the performance of its obligations thereunder on the terms and subject to the conditions set forth therein, (b) determined that the Merger is advisable and in the best interests of the Company, and (c) resolved to recommend to the stockholders of the Company (each, a “Company Stockholder”) that they approve the Merger; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Stockholder is executing and delivering this Company Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Each Stockholder, solely in his, her or its capacity as a Company Stockholder, agrees that, during the term of this Company Support Agreement, at any meeting of the Company Stockholders related to the Merger Agreement or the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), including any separate class or series vote thereof, and/or in connection with any written consent of the Company Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement and/or the Transactions are collectively referred to herein as the “Meeting”), such Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause his, her or its Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of his, her or its Stockholder Shares in favor of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of his, her or its Stockholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or

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adversely affect the Merger or any of the Transactions, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Company Support Agreement.

2. Restrictions on Transfer. Each Stockholder agrees that, during the term of this Company Support Agreement, he, she or it shall not:

(a) (i) sell, assign, pledge, exchange or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (individually and collectively, “Transfer”) any of his, her or its Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Company Support Agreement in a form reasonably acceptable to Parent and the Company, or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of any of such Stockholder Shares;

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Stockholder Shares) with respect to his, her or its Stockholder Shares, or enter into any other Contract with respect to such Stockholder Shares that would prohibit or prevent the satisfaction of his, her or its obligations pursuant to this Company Support Agreement;

(c) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Stockholder from performing his, her or its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of his, her or its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Stockholder from performing any of his, her or its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

The Company agrees that it shall not register any sale, assignment or Transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. Each Stockholder agrees that, during the term of this Company Support Agreement, in the event that (a) any shares of Company Common Stock or other voting securities of the Company are issued to the Stockholder after the date of this Company Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by such Stockholder or otherwise, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the date of this Company Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Company Common Stock or other voting securities of the Company after the date of this Company Support Agreement (such Company Common Stock and other voting securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Company Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Each Stockholder agrees to not commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to not exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable Law (including under Subtitle 2 of Article 3 of the MGCL) relating to the Merger and the consummation of the Transactions, including any notice requirements.

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6. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities Authority, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Company Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Company Support Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Stockholder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

7. Stockholder Representations: Each Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) Such Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Such Stockholder has full right and power, without violating any agreement to which he, she, or it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Company Support Agreement;

(c) (i) If such Stockholder is not an individual, such Stockholder was duly formed and is validly existing and in good standing under the Laws of the jurisdiction in which it was formed, and the execution, delivery and performance of this Company Support Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Stockholder and (ii) if such Stockholder is an individual, the signature on this Company Support Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

(d) This Company Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Company Support Agreement, this Company Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by the Enforceability Exceptions;

(e) The execution and delivery of this Company Support Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder will not, (i) if such Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of his, her or its obligations under this Company Support Agreement;

(f) There are no Actions pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Company Support Agreement;

(g) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Company Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Stockholder;

(h) Such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of his, her or its obligations hereunder;

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(i) Such Stockholder has good title to his, her or its Stockholder Shares, free and clear of any Liens other than Permitted Liens, Liens under the Company Articles of Incorporation (as amended), the Company Bylaws (as amended), and/or investment documents with the Company, as applicable, and applicable securities Laws, and such Stockholder has the sole power to vote or cause to be voted his, her or its Stockholder Shares; and

(j) The Stockholder Shares are the only shares of capital stock of the Company owned of record or beneficially owned by such Stockholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Company Support Agreement (other than the Voting Agreement entered into pursuant to the Merger Agreement).

8. Specific Performance; Remedies Cumulative. Each Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by such Stockholder of his, her or its obligations under this Company Support Agreement, (b) monetary damages would not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in Law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon a party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9. Entire Agreement; Amendment; Waiver. This Company Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Company Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Company Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

10. Binding Effect; Assignment; Third Parties. This Company Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Company Support Agreement and all obligations of each Stockholder are personal to such Stockholder and may not be assigned, transferred or delegated by such Stockholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Company Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Counterparts. This Company Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Company Support Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Company Support Agreement as to the parties and may be used in lieu of the original Company Support Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Company Support Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

12. Severability. This Company Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Company Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Company Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Annex E-4

13. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.6 (Governing Law), 11.14 (Waiver of Jury Trial), and 11.15 (Submission to Jurisdiction) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Company Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Company Support Agreement shall be in writing and shall be sent or given in accordance with the terms and to the respective addresses set forth in of Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, and, with respect to any Stockholder, at the address set forth underneath such Stockholder’s name on the signature pages hereto.

15. Termination. This Company Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or any Stockholder shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and such Stockholder, (b) the Effective Time, or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve such Stockholder, Parent or the Company from any liability resulting from a breach of this Company Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Sections 9, 10, 11, 12, 13, 14, 15, 17, 18 shall survive the termination of this Company Support Agreement.

16. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

17. Expenses. Each Stockholder shall be responsible for his, her or its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Company Support Agreement, the performance of his, her or its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment and/or reimbursement of the fees and expenses of the Company and the Parent in connection herewith shall be governed by the provisions of Section 11.4 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Company Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

18. Interpretation. The titles and subtitles used in this Company Support Agreement are for convenience only and are not to be considered in construing or interpreting this Company Support Agreement. In this Company Support Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Company Support Agreement as a whole and not to any particular section or other subdivision of this Company Support Agreement. The parties have participated jointly in the negotiation and drafting of this Company Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Company Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Company Support Agreement.

19. No Partnership, Agency or Joint Venture. This Company Support Agreement is intended to create a contractual relationship among any Stockholder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Each Stockholder has acted independently regarding its decision to enter into this Company Support Agreement. Nothing contained in this Company Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to the applicable Stockholder, and neither Company nor Parent shall have any authority to direct any Stockholder in the voting or disposition of his, her or its Stockholder Shares, except as otherwise provided herein.

Annex E-5

20. Capacity as Stockholder. Each Stockholder signs this Company Support Agreement solely in such Stockholder’s capacity as a Company Stockholder and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by such Stockholder or any Representative of such Stockholder, as applicable, serving as a director, officer or employee of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director, officer or employee of the Company or any Subsidiary of the Company.

{remainder of page intentionally left blank}

Annex E-6

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The Company:
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	Chief Executive Officer

{Signature Page to Company Support Agreement}

Annex E-7

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

{Signature Page to Company Support Agreement}

Annex E-8

Stockholder:

Ascend One Corporation

By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	President
Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	9,448,683
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	220,723
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Annex E-9

Stockholder:

By:	/s/ Zachary Dancel
Name:	Zachary Dancel
Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	441,455
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Carl Douglas Lord
Name:	Carl Douglas Lord
Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	380,000
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Annex E-10

Stockholder:

By:	/s/ Jodi Usher
Name:	Jodi Usher
Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	55,176
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Suzanne Coblentz
Name:	Suzanne Coblentz
Number and Type of Shares:
Shares of Company Common Stock:	0
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Annex E-11

Stockholder:

By:	/s/ Keith O’Donnell
Name:	Keith O’Donnell
Number and Type of Shares:
Shares of Company Common Stock:	0
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Hyun-Soo Park
Name:	Hyun-Soo Park
Number and Type of Shares:
Shares of Company Common Stock:	0
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Company Support Agreement}

Annex E-12

Annex F

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of February 12, 2024 (this “Sponsor Support Agreement”), is entered into by and among 99 Acquisition Group Inc., a Delaware corporation (“Parent”), 99 Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Nava Health MD, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not defined in this Sponsor Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, NNAG Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and Bernaldo Dancel, in the capacity as the representative of the Company stockholders, are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Section 3-314 of the Maryland General Corporation Law (the “MGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement, and subject to the Merger Agreement;

WHEREAS, as of the date hereof, the Sponsor owns 2,500,000 shares of Parent’s common stock, par value $0.0001 per share (“Parent Common Stock”) (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Sponsor Support Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of each of Parent and Merger Sub has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the Additional Agreements to which Parent or Merger Sub is or will be a party (collectively, the “Transactions”), and the performance of their respective obligations thereunder, on the terms and subject to the conditions set forth therein, (b) determined that the Merger Agreement and the Transactions are advisable and in the best interests of Parent and Merger Sub and their respective stockholders, and (c) resolved to recommend that Parent’s and Merger Sub’s stockholders approve the Merger and the Transactions, adopt the Merger Agreement, the Additional Agreements to which they are or will be a party, and approve the performance of Parent’s and Merger Sub’s respective obligations thereunder; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Sponsor is executing and delivering this Sponsor Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. The Sponsor, solely in its capacity as a stockholder of Parent, agrees that, during the term of this Sponsor Support Agreement, at the Parent Stockholder Meeting, at any other meeting of the stockholders of Parent (the “Parent Stockholders”) related to the Merger Agreement or the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Parent Stockholders related to the Transactions (the Parent Stockholder Meeting and all other meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), the Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares in favor of all Parent Proposals, including approval of the Merger Agreement and the Transactions; and

Annex F-1

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Support Agreement.

2. Restrictions on Transfer. The Sponsor agrees that, during the term of this Sponsor Support Agreement, it shall not:

(a) directly or indirectly (i) sell, assign, pledge or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (individually and collectively, “Transfer”), any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Sponsor Support Agreement in a form reasonably acceptable to the Company and Parent, or (ii) enter into any Contract, option, or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of any Sponsor Shares.

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Sponsor Shares) with respect to any Sponsor Shares, or enter into any other Contract with respect to any Sponsor Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Sponsor Support Agreement;

(c) take any action that would make any representation or warranty of the Sponsor herein untrue or incorrect, or have the effect of preventing or disabling the Sponsor from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Sponsor from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

Parent shall not, and shall not permit Parent’s transfer agent to, register any Transfer of the Sponsor Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that, during the term of this Sponsor Support Agreement, it shall not redeem, or submit a request to Parent or Parent’s transfer agent to redeem, or otherwise exercise any right to redeem, any Sponsor Shares.

4. New Securities. The Sponsor agrees that, during the term of this Sponsor Support Agreement, in the event that (a) any shares of Parent Common Stock or other voting securities of Parent are issued to the Sponsor after the date of this Sponsor Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Sponsor, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock or other voting securities of Parent after the date of this Sponsor Support Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other voting securities of Parent after the date of this Sponsor Support Agreement (such Parent Common Stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

5. Lock-Up. Subject to the consummation of the Merger, the Sponsor shall be restricted from selling, transferring or otherwise disposing of, directly or indirectly, any shares of Parent Common Stock that are converted into or received by the Sponsor as a result of the Merger (the “Lock-up Shares”) in accordance with Section 7 of that certain Letter Agreement, dated August 17, 2023, by and among Parent, the Sponsor and the other parties named therein, which is incorporated by reference herein. The Sponsor hereby authorizes and requests Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Lock-up Shares. Such stop-transfer order shall be removed upon expiration of the applicable lock-up period.

Annex F-2

6. Waiver of Anti-Dilution Protection. The Sponsor hereby waives, forfeits, surrenders and agrees to not exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the organizational or constitutive documents of Parent in connection with the Merger and the other Transactions (including any financing in connection therewith). The Sponsor acknowledges and agrees that (a) this Section 6 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the organizational or constitutive documents of Parent in connection with the Merger and the other Transactions; and (b) such waiver, forfeiture and surrender granted hereunder shall terminate only upon the termination of this Sponsor Support Agreement.

7. No Challenge. The Sponsor agrees to not commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Waiver. The Sponsor hereby irrevocably and unconditionally waives, and agrees to not exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable Law (including Section 262 of the General Corporation Law of Delaware) relating to the Merger and the consummation of the Transactions, including any notice requirements.

9. Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities Authority, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of the Sponsor’s identity and beneficial ownership of the Sponsor Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Sponsor Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Sponsor Support Agreement. The Sponsor will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). The Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

10. Sponsor Representations: The Sponsor represents and warrants to Parent and the Company, as of the date hereof, that:

(a) The Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) The Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Support Agreement;

(c) The Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor;

(d) This Sponsor Support Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Support Agreement, this Sponsor Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by the Enforceability Exceptions);

(e) The execution and delivery of this Sponsor Support Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that

Annex F-3

has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Support Agreement;

(f) There are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any Authority that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of the Sponsor’s obligations under this Sponsor Support Agreement;

(g) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Sponsor Support Agreement or any of the transactions contemplated hereby, based upon arrangements made by or on behalf of the Sponsor;

(h) The Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors;

(i) The Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

(j) The Sponsor has good title to the Sponsor Shares, free and clear of any Liens other than Permitted Liens and Liens under Parent Certificate of Incorporation and/or Parent Bylaws, and the Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

(k) the Sponsor Shares are the only shares of Parent’s capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Sponsor Support Agreement.

11. Specific Performance; Remedies Cumulative. The Sponsor hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Sponsor Support Agreement, (b) monetary damages would not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in Law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon a party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

12. Entire Agreement; Amendment; Waiver. This Sponsor Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Sponsor Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

13. Binding Effect; Assignment; Third Parties. This Sponsor Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Sponsor Support Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be assigned, transferred or delegated by the Sponsor at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Sponsor Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

Annex F-4

14. Counterparts. This Sponsor Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Company Support Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Company Support Agreement as to the parties and may be used in lieu of the original Company Support Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Company Support Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

15. Severability. This Sponsor Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.6 (Governing Law), 11.14 (Waiver of Jury Trial), and 11.15 (Submission to Jurisdiction) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent or given in accordance with the terms of and to the addresses set forth in Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, and, with respect to the Sponsor, at the address set forth underneath its name on the signature page hereto.

17. Termination. This Sponsor Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or the Sponsor shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and the Sponsor, (b) the Effective Time, or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Sponsor, Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Sections 12, 13, 14, 15, 16, 17, 18, 20 and 21 shall survive the termination of this Sponsor Support Agreement.

18. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

19. Expenses. The Sponsor shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Sponsor Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment and/or reimbursement of the fees and expenses of the Company and Parent in connection herewith shall be governed by the provisions of Section 11.4 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Sponsor Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

20. Interpretation. The titles and subtitles used in this Sponsor Support Agreement are for convenience only and are not to be considered in construing or interpreting this Sponsor Support Agreement. In this Sponsor Support Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Sponsor Support Agreement as a whole and not to any particular section or other subdivision of this Sponsor Support Agreement. The parties have participated jointly in the negotiation and drafting of this Sponsor Support Agreement. Consequently, in the event an ambiguity or question of intent or

Annex F-5

interpretation arises, this Sponsor Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Sponsor Support Agreement.

21. No Partnership, Agency or Joint Venture. This Sponsor Support Agreement is intended to create a contractual relationship among the Sponsor, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. The Sponsor has acted independently regarding its decision to enter into this Sponsor Support Agreement. Nothing contained in this Sponsor Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares. All rights, ownership and economic benefits of and relating to the Sponsor Shares shall remain vested in and belong to the Sponsor, and neither the Company nor Parent shall have any authority to direct the Sponsor in the voting or disposition of any Sponsor Shares, except as otherwise provided herein.

22. Capacity as Stockholder. The Sponsor signs this Sponsor Support Agreement solely in its capacity as a stockholder of Parent, and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by any Representative of the Sponsor serving as a director of Parent or any Subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any Subsidiary of Parent.

{remainder of page intentionally left blank}

Annex F-6

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Company:
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	Chief Executive Officer

{Signature Page to Sponsor Support Agreement}

Annex F-7

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer
The Sponsor:
99 ACQUISITION SPONSOR LLC
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Manager

{Signature Page to Sponsor Support Agreement}

Annex F-8

Annex G

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of February 12, 2024, by and among the undersigned (the “Holder”), 99 Acquisition Group Inc., a Delaware corporation (“Parent”), and Nava Health MD, Inc., a Maryland corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, the Company, NNAG Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Bernaldo Dancel, in the capacity as the representative of the Company stockholders, entered into a Merger Agreement, dated as of February 12, 2024 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Parent and that each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive that number of shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Closing Per Share Merger Consideration and, if applicable, the Additional Per Share Merger Consideration, subject to the provisions of the Merger Agreement.

C. The Holder is the record and/or beneficial owner of certain shares of Company Common Stock or securities that are convertible into, exercisable for, or exchangeable for shares of Company Common Stock.

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), (ii) enter into a transaction that would have the same effect as the transactions described in clause (i), (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iv) publicly disclose the intention to make any offer, sale, pledge or disposition of any Lock-Up Shares or to enter into any transaction, swap, hedge or other arrangement with respect to any Lock-Up Shares, or (v) engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent to not process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Promptly following the expiration of the Lock-Up Period (but in no event later than one Business Day following such expiration), Parent shall remove and reverse all such stop orders and transfer agent instructions.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

Annex G-1

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Time and ending on the date that is six months after the date on which the Effective Time occurs.

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; and

(7) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Parent Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or is required to be made regarding such plan during the Lock-up Period; in the case of clauses (1) through (6) where such transferee agrees in writing to be bound by the terms of this Agreement.

In addition, if there is a Change in Control after the Closing Date, then upon the consummation of such Change of Control all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent or Parent’s Subsidiaries to a third-party purchaser; (b) a sale resulting in a majority or more of the voting power of Parent being held by Persons or a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that did not own a majority of the voting power of Parent prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), (i) any Company Common Stock or any Company Securities exercisable for, exchangeable for, or convertible into Company Common Stock, or any economic interest in or derivative of such securities, or (ii) any Parent Common Stock or any securities of Parent exercisable for, exchangeable for, or convertible into Parent Common Stock, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock into which any shares of Company Common Stock beneficially owned by the Holder immediately prior to the Effective Time will be converted into at or following the Effective Time pursuant to the Merger are collectively referred to as the “Lock-up Shares.”

Annex G-2

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall become effective only upon the Closing, provided that each party has delivered an executed signature page to the other parties. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)     If to Parent, to:

99 Acquisition Group Inc.
14 Noblewood Ct.
Gaithersburg, MD
Attn: Hiren Patel, Chief Executive Officer
Email: hpatel@intelvative.com

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum and Jessica Isokawa
E-mail: mnussbaum@loeb.com and jisokawa@loeb.com

(b)    If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy (which shall not constitute notice) to:

Gordon Feinblatt LLC
1001 Fleet Street, Suite 700
Baltimore, MD 21202
Attn: Andrew Bulgin
E-mail: abulgin@gfrlaw.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

Annex G-3

10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex G-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name: Hiren Patel
Title: Chief Executive Officer
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Title: Chief Executive Officer

[Signature Page to Lock-up Agreement]

Annex G-5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER: Ascend One Corporation
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Title: President
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 9,448,683_____________

NAME OF HOLDER:
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 220,723_____________

NAME OF HOLDER:
By:	/s/ Zachary Dancel
Name: Zachary Dancel
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 441,455_____________

NAME OF HOLDER:
By:	/s/ Keith O’Donnell
Name: Keith O’Donnell
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 0_____________

NAME OF HOLDER:
By:	/s/ Hyun-Soo Park
Name: Hyun-Soo Park
Address:
Attention:
Email:

Annex G-6

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 0_____________

NAME OF HOLDER:
By:	/s/ Jodi Usher
Name: Jodi Usher
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 55,176_____________

NAME OF HOLDER:
By:	/s/ Suzanne Coblentz
Name: Suzanne Coblentz
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 0_____________

NAME OF HOLDER:
By:	/s/ Carl Douglas Lord
Name: Carl Douglas Lord
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 380,000_____________

[Signature Page to Lock-up Agreement]
Annex G-7

Annex H

August 17, 2023

99 Acquisition Group Inc.
14 Noblewood Ct,
Gaithersburg, MD 20878

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between 99 Acquisition Group Inc., a Delaware corporation (the “Company”), and EF Hutton, division of Benchmark Investments, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 8,650,000 of the Company’s units (including up to 1,125,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), one right, and one redeemable warrant. Each right entitles the holder thereof to receive one-fifth of a share of Common Stock upon consummation of the Company’s initial business combination. Each warrant (a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-269923) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of 99 Acquisition Sponsor LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team or an advisor of the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Capital Stock to the Company in connection with such tender offer.

2. (a) The Sponsor hereby agrees that in the event that the Company fails to consummate a Business Combination within nine months, the time period by which the Company must consummate a Business Combination may be extended by an additional three months on two occasions (for a total of up to 15 months) (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open). For each extension, the Sponsor will deposit into the Trust Account, for each additional three-month period, $750,000, or up to $862,500 if the Underwriters’ over-allotment option is exercised in full ($0.10 per share), on or prior to the date of the applicable deadline. Such extension payments would be made in the form of non-interest bearing loans to the Company, which are due and payable on the consummation of the initial Business Combination out of the proceeds of the Trust Account released to the Company, or at the option of the Sponsor, all or a portion of all of the total loan amount may be converted into warrants at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants

(b) The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within the timeframe set forth in the Company’s second amended and restated certificate of incorporation, as it may be amended from time to time (the “Charter”) and Section 2(a) herein, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to

Annex H-1

lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter to modify (i) the substance or timing of the ability of holders of Offering Shares to seek redemption in connection with a Business Combination or amendments to the Charter prior thereto or (ii) (A) the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within such time set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

(c) The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, whether acquired now or hereafter, any redemption rights it, he or she may have in connection with the consummation of a Business Combination or amendments to the Charter prior thereto, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to modify (i) (A) the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity or (ii) in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3. During the period commencing on the date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including,

Annex H-2

but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall (x) apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Offering Share, without taking into account any interest earned on such funds or additional funds, if any, deposited into the trust account in connection with extensions of the period of time to consummate the Business Combination and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 12 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,125,000 Units in full within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 375,000 multiplied by a fraction, (i) the numerator of which is 1,125,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,125,000. The Sponsor will be required to forfeit only that number of Founder Shares as is necessary so that the Initial Stockholders will own an aggregate of 25% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (excluding the shares of Common Stock underlying the Private Placement Warrants).

6. The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares, Private Placement Warrants or shares of Common Stock issued or issuable upon the conversion of the Founder Shares or exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and

Annex H-3

distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any officer, director, advisor or any affiliate of the Sponsor, officer, director or advisor of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors or an advisor of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company or an advisor of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean (a) the 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsor (up to 375,000 Shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised by the Underwriters) for an aggregate purchase price of $25,000, or $0.008 per share, prior to the consummation of the Public Offering; (iv) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean 2,865,500 Warrants (or 3,105,575 Warrants if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $2,865,500 (or $3,105,575 if the over-allotment option is exercised in full) in the aggregate, or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

Annex H-4

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by February 16, 2023; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

21. The Company, the Sponsor and each Insider hereby acknowledges and agrees that the Representative on behalf of the Underwriters are third party beneficiaries of this Letter Agreement.

[Signature Page Follows]

Annex H-5

Sincerely,
99 ACQUISITION SPONSOR LLC
a Delaware limited liability company
By:	/s/ Hiren Pate
Name:	Hiren Patel
Title:	Managing Member
/s/ Hiren Patel
Name: Hiren Patel

/s/ Eric Crowe
Name: Eric Crowe

/s/ Anil Patibandla
Name: Anil Patibandla

/s/ Mike Barwis
Name: Mike Barwis

/s/ Mike Battle
Name: Mike Battle

/s/ Tim Wertner
Name: Tim Wertner

/s/ Bill Rucker
Name: Bill Rucker
Accepted and agreed:

99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name: Hiren Patel
Title: Chief Executive Officer

[Signature Page to Letter Agreement]

Annex H-6

Annex I

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement” ) is entered into as of [      ], 2024, by and among 99 Acquisition Group Inc., a Delaware corporation (the “Company”), certain stockholders of Nava Health MD, Inc., a Maryland corporation (“Nava”), listed on the signature page hereto (the “Nava Investors”), and the Founder Holders (as defined below, and together with the Nava Investors and any Person who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company entered into that certain Merger Agreement, dated as of February 12, 2024 (the “Merger Agreement”), by and among the Company, NNAG Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), Nava, and Bernaldo Dancel, in the capacity as the representative of Nava stockholders, to effect the consummation of a business combination with Nava (the “Business Combination”);

WHEREAS, certain of the Investors (the “Sponsor Group”) and EF Hutton, LLC (“EF Hutton” and together with the Sponsor Group, the “Founder Holders”) are parties to that certain Registration Rights Agreement, dated August 17, 2023 (the “Prior Agreement”), pursuant to which the Company provided the Founder Holders with certain rights relating to the registration of the securities held by them; and

WHEREAS, as a condition of Nava entering into and consummating the transactions contemplated by the Merger Agreement, and as a material inducement therefor, the parties desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of certain securities of the Company held by the Investors, and desire for this Agreement to supersede the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” is defined in the recitals to this Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“EF Hutton” is defined in the recitals to this Agreement.

“Effective Time” has the meaning given such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” is defined in Section 2.1.1.

“Form S-3” is defined in Section 2.3.

“Founder Holders” is defined in the recitals to this Agreement.

“Indemnified Party” is defined in Section 4.3.

Annex I-1

“Indemnifying Party” is defined in Section 4.3.

“Initial Securities” means those securities included in the definition of “Registrable Security” specified in the Prior Agreement.

“Investor” and “Investors” are defined in the preamble to this Agreement and include any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and the Lock-Up Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” shall mean (a) with respect to the Founder Holders and their respective Permitted Transferees, the lock-up provision under Section 5 of the support agreements entered into by and among the Founder Holders, the Company and Nava in connection with the Closing pursuant to which transfers of any shares of Common Stock converted into or received by Founder Holders as a result of the Business Combination are generally prohibited and (b) with respect to Nava Investors and their respective Permitted Transferees, the lock-up agreement to be entered into by and among the Nava Investors and the Company in connection with the Closing pursuant to which transfers of any shares of Common Stock received by the Nava Investors as a result of the Business Combination are generally prohibited.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Merger Agreement” is defined in the recitals to this Agreement.

“Merger Sub” is defined in the recitals to this Agreement.

“Nava” is defined in the preamble to this Agreement.

“Nava Investors” is defined in the preamble to this Agreement.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in the recitals to this Agreement.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means at any time (a) shares of Common Stock, whether held on the date hereof or acquired after the date hereof, held by the Founder Holders and (b) shares of Common Stock held by the Nava Investors, whether held on the date hereof or acquired after the date hereof. Registrable Securities also include any warrants, capital shares or other securities of the Company issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of the foregoing securities or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities are freely saleable under Rule 144 without volume limitations; or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding anything to the contrary contained herein, securities shall be “Registrable Securities” under this Agreement only if they are held by an Investor or a transferee of an Investor permitted under this Agreement and the Lock-Up Agreement.

Annex I-2

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Sponsor Group” is defined in the recitals to this Agreement.

“Underwriter” means, solely for the purposes of this Agreement, a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to this Section 2.1.1 and Section 2.4, at any time and from time to time after the Effective Time, either (a) Nava Investors holding a majority-in-interest of the Registrable Securities then issued and outstanding and (b) Founder Holders holding a majority-in-interest of the Initial Securities that are Registrable Securities then issued and outstanding may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within thirty (30) days following receipt of any request for a Demand Registration, the Company will notify all other Investors holding Registrable Securities of the demand, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor’s Registrable Securities in the Demand Registration (each such Investor including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the Investor of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of four (4) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. For the avoidance of doubt, each of (i) the holders of a majority-in-interest of the Registrable Securities held by the Nava Investors and (ii) the holders of a majority-in-interest of the Registrable Securities held the Founder Holders are permitted to exercise two Demand Registrations pursuant to this Section 2.1.1 with respect to their respective Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of such Demanding Holders in such Form S-1 Registration have been sold, in accordance Section 3 of this Agreement. Notwithstanding anything in Section 2.1 to the contrary, the Company shall not be obligated to effect a Demand Registration (A) if a Piggy-Back Registration had been available to the Demanding Holder(s) within the one hundred twenty (120) days preceding the date of request for the Demand Registration, (B) within sixty (60) days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant to Section 2.1, or (C) during any period (not to exceed one hundred eighty (180) days) following the closing of the completion of an offering of securities by the Company if such Demand Registration would cause the Company to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed to not have been declared effective unless and until (a) such stop order or injunction is removed, rescinded or otherwise terminated and (b) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

Annex I-3

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such underwriting and the inclusion of such Demanding Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Investors initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares” ), then the Company shall include in such registration: (a) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata” )) that can be sold without exceeding the Maximum Number of Shares; (b) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (a), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (c) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. A Demanding Holder may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding any such withdrawal, each of the withdrawing Demanding Holders shall pay to the Company such Demanding Holder’s Pro Rata share of the expenses that the Issuer is required to pay in connection with such Demand Registration pursuant to Section 3.3.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the date the Company consummates the Business Combination the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (c) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (i) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (ii) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders

Annex I-4

may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration” ). Subject to Section 2.2.2, the Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form (including a market stand-off agreement if required by such underwriter or underwriters) with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering, in good faith, advises the Company and the holders of Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

a) If the registration is undertaken for the Company’s account: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; or

b) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (i) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of

Annex I-5

Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3. For the avoidance of doubt, except as provided with respect to expenses in the immediately preceding sentence, nothing in Section 2.2 shall create any liability on the part of the Company to the holders of Registrable Securities if the Company, in its sole discretion, should decide to not file a Registration Statement proposed to be filed pursuant to Section 2.2.1 or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that (a) the Company shall not be obligated to effect such request through an underwritten offering and (b) the Company shall not be obligated to effect more than four such requests. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3 if (x) a Form S-3 is not available for such offering; or (y) the holders of Registrable Securities, together with the holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1 or Piggy-Back Registrations effected pursuant to Section 2.2.

2.4 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Investors shall not be entitled to request, and the Company shall not be obligated to effect, or to take any action to effect, any registration (including any Demand Registration but not including Piggy-Back Registration) pursuant to Section 2 with respect to any Registrable Securities that are subject to the transfer restrictions under the Lock-Up Agreement.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall do so on the appropriate form for the Registration Statement and use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in this provision more than once in any 365-day period in respect of a Demand Registration hereunder. No holder of Registrable Securities included in such Registration Statement shall be named as an “underwriter” in such Registration Statement without such holder’s prior written consent.

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3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Reporting Obligations. For so long as any Investors own Registrable Securities, the Company shall use its reasonable best efforts to cause the Common Stock (and any successor security) to remain registered under the Exchange Act; provided, however, that the foregoing shall not prohibit the Company from consummating a Change in Control involving the Company or entering into an agreement that contemplates such a Change in Control.

3.1.5 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any transactions described in the plan of distribution set forth within the prospectus included in the Registration Statement, the Company shall, subject to the receipt of the any customary documentation reasonably required from the applicable Investors in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred (or any similar restriction in book entry positions of such Investors) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Investor is a party and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, in connection with the aforementioned sales or transfers. It being acknowledged by the Investors that the securities of the Company will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act, until, among other requirements, at least one year has elapsed from the time that the Company has filed current Form 10 information with the Commission reflecting its status as an entity that is not a shell company.

3.1.6. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (a) when such Registration Statement becomes effective; (b) when any post-effective amendment to such Registration Statement becomes effective; (c) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (d) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Investors or their legal counsel shall reasonably object.

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3.1.7 State Securities Laws Compliance. The Company shall use its reasonable best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.8 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in connection with a registration pursuant to this Agreement. The representations, warranties and covenants of the Company in any underwriting agreement that are made to or for the benefit of any Underwriter, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in a Registration Statement. No holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate in all reasonable respects in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement; provided that the Company may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.11 Opinions and Comfort Letters. In the case of any underwritten offering or if reasonably requested by any participant in any other offering pursuant to a Registration Statement filed pursuant to this Agreement, the Company shall obtain opinions of counsel representing the Company for the purposes of a registration pursuant to this Agreement, addressed to the holders participating in such registration, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to such registration in respect of which such opinion is being given as such holders, placement agent, sales agent, if any, or the Underwriters, if any, may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a holders of a majority-in-interest of the Registrable Securities included in such registration. In the case of any underwritten offering or if reasonably requested by any participant in any other offering pursuant to a Registration Statement filed pursuant to this Agreement, the Company shall obtain a “cold comfort” letters from the Company’s independent registered public accountants in the event of an underwritten public offering pursuant to this Agreement, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a holders of a majority-in-interest of the Registrable Securities included in such registration. Upon

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request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (a) any opinion of counsel to the Company delivered to any Underwriter and (b) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.

3.1.12 Earnings Statement. The Company shall make generally available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of such Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.13 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as any securities of the same class issued by the Company are then listed or designated or, if no such securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.14. Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $15 million, then the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering pursuant to Section 2.1.3.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.6(d), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, or in the case of a resale registration on Form S-3 pursuant to Section 2.3, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.6(d) or the Registration Statement is updated so that the financial statements are no longer stale, or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Except as provided otherwise in Section 2.1.5, the Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (a) all registration and filing fees; (b) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (e) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.13; (f) Financial Industry Regulatory Authority fees; (g) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (h) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (i) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, only if the Underwriters require the selling security holders and/or the Company to bear the expenses of the Underwriter following good faith negotiations, all selling security holders and the Company shall bear the expenses of the Underwriter Pro Rata in proportion to the respective amount of shares each is selling in such offering.

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3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

3.5 Limitations on Registration Rights. Notwithstanding anything herein to the contrary, (a) EF Hutton may not exercise its rights under Sections 2.1 and 2.2 hereunder after five (5) and seven (7) years, respectively, after the effective date of the registration statement relating to the Company’s initial public offering and (b) EF Hutton may not exercise its rights under Section 2.1 more than one time.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party” ), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned). The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such selling holder, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

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4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party” ) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent that the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party, if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; and provided further that, in no event shall the Indemnifying Parties pay, in connection with any one claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties with respect to such claims or proceedings. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission n to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 4.4 were determined by Pro Rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. Any contributions obligation of the Investors shall be several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such Holder a written certification of a duly authorized officer as to (a) whether the Company has (i) filed all reports and other materials required to be filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the Company was required to file such reports and materials), other than Current Reports on Form 8-K, (ii) submitted electronically every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T promulgated under the Exchange Act during preceding 12 months (or for a shorter period that the Company was required to submit and post such files), and (iii) filed current “Form 10 information” (within the meaning of Rule 144 under the Securities Act) with the Commission reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144 under the Securities Act, and (b) the first date that the Company filed “Form 10 information” (within the meaning of Rule 144 under the Securities Act) with the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that no Person, other than the holders of the Registrable Securities, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of share capital for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder which is permitted by the Lock-Up Agreement. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or holder of Registrable Securities or of any assignee of the Investors or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices” ) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

[Insert New Company Name]
9755 Patuxent Woods Drive, Suite 100
Columbia, MD 21046
Attn: Bernaldo Dancel, Chief Executive Officer
E-mail: bdancel@navacenter.com

To an Investor, to the address set forth below such Investor’s name on the signature pages hereto.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

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6.5 Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority of Registrable Securities.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law; Jurisdiction; Jury Trial Waiver; Remedies. Sections 11.6 (Governing Law), 11.14 (Waiver of Jury Trial), and 11.15 (Submission to Jurisdiction) of the Merger Agreement shall apply equally to this Agreement as if fully set forth herein mutatis mutandis.

6.12 FINRA. Notwithstanding the foregoing provisions, to the extent any Registrable Securities are owned by EF Hutton or any permitted transferee under FINRA Rule 5110(e)(2), such securities shall be subject to compliance with FINRA Rule 5110(g)(8), pursuant to which such Holders (i) may not exercise their demand or “piggyback” registration rights after five and seven years, respectively, after the effective date of the Company’s initial public offering and (ii) may not exercise their demand rights on more than one occasion.

6.13. Termination of Merger Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall become effective only at the Effective Time. In the event that the Merger Agreement is terminated in accordance with its terms, then this Agreement shall thereupon automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

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Annex I-13

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
99 ACQUISITION GROUP INC.
By:
Name:	Hiren Patel
Title:	Chief Executive Officer
INVESTORS:

Signature Page to Registration Rights Agreement

Annex I-14

Annex J

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of February 12, 2024, by and among 99 Acquisition Group Inc., a Delaware corporation (the “Parent”), 99 Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). This Agreement shall be effective as of the Closing Date of the Merger.

RECITALS

WHEREAS, Parent, Nava Health MD, Inc., a Maryland corporation (the “Company”), NNAG Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (the “Merger Sub”), and Bernaldo Dancel, in the capacity as the representative of the Company stockholders, have entered into that certain Merger Agreement (as may be amended from time to time, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, pursuant to the Merger Agreement, Sponsor shall have the right for a period of time to designate one (1) individual (as may be replaced from time to time, a “Sponsor Designee”) to be nominated by the Post-Closing Board of Directors (as defined below) for election by the Parent’s stockholders as a director of the Parent following the Effective Time; and

WHEREAS, each of the Voting Parties currently owns, or, at the Effective Time, will own (or have the right to acquire and own), shares of Parent Common Stock and wishes to provide for orderly elections of Parent’s Board of Directors after the Closing Date (the “Post-Closing Board of Directors”) as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.        Election of Boards of Directors.

1.1        Voting by Voting Parties; Initial Sponsor Designee. During the term of this Agreement, subject to the terms and conditions hereof, each Voting Party agrees to vote all shares of voting capital stock of Parent that such Voting Party owns from time to time and is entitled to vote (all such shares and any successor shares of voting capital stock with respect to which ownership of record or the power to vote is hereafter acquired by such Voting Party, the “Voting Shares”) for the election of the Sponsor Designee to the Post-Closing Board of Directors at each annual or special meeting (or pursuant to written consents in lieu of any such annual or special meeting) of Parent stockholders at which directors are to be elected (each, a “Parent Meeting”). The Sponsor’s initial Sponsor Designee is Hiren Patel.

1.2        Size of the Board. During the term of this Agreement, the parties hereto agree that they shall, and shall cause their respective successors to, maintain the size of the Post-Closing Board of Directors at seven (7) directors. During the term of this Agreement, one (1) of such directors shall, subject to election by the Parent’s stockholders, be the Sponsor Designee and nominated by the Post-Closing Board and six (6) of such directors shall, subject to election by the Parent’s stockholders, be individuals designated by the Company (each, a “Company Designee” and collectively, the “Company Designees”) and nominated by the Post-Closing Board, with at least four (4) of the Company Designees being “independent directors” as defined by Nasdaq Stock Market Rule 5605(a)(2) (the “Independence Requirement”).

1.3        Qualifications. To be eligible for nomination by the Post-Closing Board for election as a director of Parent, the Sponsor Designee and each Company Designee must (i) be reasonably acceptable to the Post-Closing Board of Directors (such acceptance not be unreasonably withheld, conditioned or delayed), (ii) have such financial and business experience as the Post-Closing Board reasonably and in good faith determines to be necessary to serve as a director of Parent, (iii) satisfy the publicly disclosed guidelines and policies of Parent with respect to service on the Post-Closing Board of Directors, (iv) if applicable pursuant to Section 1.2, satisfy the Independence Requirement, and (v) agree to timely provide such information with respect to himself or herself as may be reasonably requested by Parent for inclusion in any report or proxy materials required to be filed by Parent pursuant to the Exchange Act in connection with such nomination.

Annex J-1

1.4        Nomination of Designees; Notice to Parent.

(a)         During the term of this Agreement and subject to Section 1.3, the Post-Closing Board shall nominate the Sponsor Designee and the Company Designees for election to the Post-Closing Board of Directors at each Parent Meeting.

(b)         No less than five (5) Business Days following the Effective Time, the Sponsor shall provide written notice to Parent specifying the number of shares of capital stock of Parent held by Sponsor and/or its Affiliates individually or as a group (as such term is construed in accordance with the Exchange Act) as of the Effective Time (all such shares and any successor shares of voting capital stock with respect to which ownership of record or the power to vote is hereafter acquired by the Sponsor, the “Closing Sponsor Shares”).

(c)         No less than five (5) Business Days after the date on which the Sponsor and/or its Affiliates, either individually or as a group (as such term is defined in the Exchange Act), cease to beneficially own at least five percent (5%) of the Closing Sponsor Shares (a “95% Reduction”), the Sponsor shall provide written notice thereof to Parent.

1.5        Voting by Sponsor. During the term of this Agreement, subject to the terms and conditions hereof, the Sponsor agrees (a) to vote all shares of voting capital stock of Parent that the Sponsor owns from time to time and is entitled to vote (all such shares and any successor voting securities with respect to which ownership of record or the power to vote is hereafter acquired by the Sponsor, the “Sponsor Shares”) for the election of the Company Designees to the Post-Closing Board of Directors at each Parent Meeting and (b) to use its good faith efforts to cause its Affiliates to vote all shares of capital stock of Parent that they own from time to time and are entitled to vote for the election of the Company Designees to the Post-Closing Board of Directors at each Parent Meeting.

1.6        Advance Resignation Letters. Parent may require the Sponsor Designee, prior to or at any time after becoming a member of the Post-Closing Board of Directors, to execute and deliver an undated resignation letter (each, a “Resignation Letter”) addressed to the Secretary of Parent, which Parent agrees shall not be dated or become effective until such time as such Sponsor Designee’s resignation is required pursuant to Section 1.7(a).

1.7        Removal of Directors; Obligations; Vacancies.

(a)         Sponsor hereby acknowledges and agrees that, upon the occurrence of a 95% Reduction, Parent may effect the resignation of the Sponsor Designee pursuant to the dating of the Resignation Letter of such Sponsor Designee as of the date of the 95% Reduction, with such resignation deemed to have occurred, and being effective as of, such date. In the event Sponsor does not deliver the notice required pursuant to Section 2.2(c) by the date that is five (5) Business Days after the occurrence of a 95% Reduction, Parent has the right, upon otherwise becoming aware of the occurrence of a 95% Reduction, to take the actions specified in the immediately preceding sentence.

(b)         The obligations of the Voting Parties pursuant to this Section 1 shall include any stockholder vote approve such amendments to the Parent Certificate of Incorporation and/or Parent Bylaws as are required to effect the intent of this Agreement. Each of Sponsor, the Voting Parties and Parent agree to take all actions required to ensure that the rights given to each party hereunder are effective and that each party enjoys the benefits thereof. Each of the parties further agrees to not take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Post-Closing Board of Directors as herein stated.

(c)         In the event that any director elected pursuant to the terms hereof ceases to serve as a member of the Post-Closing Board of Directors, other than in connection with or following the termination of this Agreement pursuant to Section 7: (i) if such director is a Sponsor Designee, then the Voting Parties agree to vote the Voting Shares for the election or appointment to the Post-Closing Board of Directors of such other person designated by the Sponsor (a “Replacement Sponsor Designee”) in accordance with the terms provided herein; and (ii) if such director is a Company Designee, then the Sponsor agrees (A) to vote all Sponsor Shares for the election or appointment to the Post-Closing Board of Directors of such other person designated by the Company in accordance with the terms provided herein (a “Replacement Company Designee”) and (B) to use its good faith efforts to cause its Affiliates to vote all shares of voting capital stock of Parent that they own from time to time and are entitled to vote for the election or appointment to the Post-Closing Board of Directors of such Replacement Company

Annex J-2

Designee in accordance with the terms provided herein; provided, however, that any Replacement Sponsor Designee and any Company Replacement Designee shall be subject to the applicable qualification requirements set forth in Section 1.3.

2.        Representations and Warranties of the Sponsor and the Voting Parties. Each Voting Party and the Sponsor hereby represents and warrants to Parent as follows:

2.1        Organization and Power. (a) If such Person is not an individual, such Person was duly formed and is validly existing and in good standing under the Laws of the jurisdiction in which it was formed, and such Person’s execution, delivery and performance of this Agreement are within such Person’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Person, and (ii) if such Person is an individual, the signature on this Agreement is genuine, and such Person has legal competence and capacity to execute the same.

2.2        Authorization. This Agreement has been duly executed and delivered by such Person and, assuming the due authorization, execution and delivery of this Agreement by the other parties to this Agreement, constitutes the valid and legally binding obligation of such Person, enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions.

2.3        Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Person in connection with the consummation of the transactions contemplated by this Agreement.

2.4        Compliance with Other Instruments. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated by this Agreement will not result in any violation or default: (a) of any provisions of its organizational documents, if applicable; (b) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (c) under any note, indenture or mortgage to which it is a party or by which it is bound; (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (e) of any provision of any federal or state statute, rule or regulation applicable to such Person, in each case (other than clause (a)), which would have a material adverse effect on such Person or its ability to consummate the transactions contemplated by this Agreement.

3.        Successors in Interest of the Voting Parties and Parent. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold on Nasdaq or any other national securities exchange. Each Voting Party shall not, and Parent shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares on Nasdaq or any other national securities exchange), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. Notwithstanding the foregoing, the Parties hereto agree and acknowledge that each of the Voting Parties has entered into a Company Lock-Up Agreement and has agreed to not transfer any of the Voting Party’s Voting Shares except in accordance with the Company Lock-Up Agreement.

4.        Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other Person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

5.        Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without the requirement to post any bond or other security or to prove that money damages would be inadequate. Further, each party hereto waives any claim or defense that there is an adequate remedy at Law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

Annex J-3

6.        Manner of Voting. The voting of any Voting Shares or Sponsor Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable Law.

7.        Termination. This Agreement shall terminate automatically (without any action by any party) upon the earlier to occur of (a) the second (2nd) anniversary of the Closing Date and (b) the occurrence of a 95% Reduction, and thereafter shall immediately become void and have no further force or effect, and no party hereto will have any further obligation or liability to any other party; provided, however, that no such termination will relieve either party from liability for any breach of this Agreement by such party prior to such termination; and provided, further, that the provisions of Section 5, this Section 7, Sections 8, and Sections 9 through 13, inclusive, shall survive such termination and remain in full force and effect.

8.        Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) Parent and (b) the holders of a majority of Voting Shares then held by the Voting Parties.

9.        Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10.      Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, including the applicable statute of limitations, shall be governed by and interpreted in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.      Counterparts; Electronic Signatures. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

12.      Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

13.      Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of page intentionally left blank; signature page follows]

Annex J-4

This Agreement is hereby executed effective as of the date first set forth above.

Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name: Hiren Patel
Title: Chief Executive Officer

Signature Page to Voting Agreement

Annex J-5

Sponsor:
99 ACQUISITION SPONSOR LLC
By:	/s/ Hiren Patel
Name: Hiren Patel
Title: Manager

Voting Parties:
Ascend One Corporation
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Title: President
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
By:	/s/ Zachary Dancel
Name: Zachary Dancel
By:	/s/ Keith O’Donnell
Name: Keith O’Donnell
By:	/s/ Hyun-Soo Park
Name: Hyun-Soo Park
By:	/s/ Jodi Usher
Name: Jodi Usher
By:	/s/ Suzanne Coblentz
Name: Suzanne Coblentz
By:	/s/ Carl Douglas Lord
Name: Carl Douglas Lords

Signature Page to Voting Agreement

Annex J-6

Annex K

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of [    ], 2024, by Bernaldo Dancel (the “Subject Party”) in favor of and for the benefit of 99 Acquisition Group Inc., a Delaware corporation (including any successor entity thereto, the “Parent”), Nava Health MD, Inc., a Maryland corporation (the “Company”), and each of the Parent’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect subsidiaries (collectively with the Parent and the Company, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, Parent and the Company are parties to that certain merger agreement, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”), pursuant to which, among other things, Parent will, upon the terms and subject to the conditions thereof, purchase all of the issued and outstanding capital stock of the Company (the “Merger”), with the Company becoming a wholly-owned subsidiary of Parent;

WHEREAS, the Company, directly and indirectly through its subsidiaries, is in the business of delivering vertically integrated, tech-enabled integrative healthcare through traditional, holistic, and regenerative medicine (collectively, the “Business”);

WHEREAS, the Subject Party, as a director, officer, or employee of the Company has contributed to the value of the Company and its subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the Business of the Company and its subsidiaries;

WHEREAS, the Subject Party’s execution of this Agreement is a material inducement to the Parent and the Company to consummate the transactions contemplated by the Merger Agreement (the “Transactions”) and to realize the goodwill of the Company and its subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement; and

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement and the consummation of the Transactions, and to enable the Parent to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its subsidiaries, the Parent has required that the Subject Party enter into this Agreement.

NOW, THEREFORE, in order to induce the Parent to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the two (2) year anniversary of the Closing Date (the “Restricted Period”) the Subject Party will not, and will cause its Affiliates not to, directly or indirectly, without the prior written consent of the Parent (which may be withheld in its sole discretion), anywhere in the United States where the Covered Parties operate the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, contractor, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor, so long as the Subject Party and its Affiliates and immediate family members are not involved in the management or control of such Competitor (“Permitted Ownership”).

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel which the Subject Party acknowledges has been sought by and provided to the Subject Party to its satisfaction and the Subject Party’s own education, experience and training, that (i) the Subject Party possesses

Annex K-1

knowledge of confidential information of the Company and its subsidiaries and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Parent and the Company to consummate the Transactions and to realize the goodwill of the Company and its subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement, and that the Parent and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its subsidiaries and reduce the value of the assets of the Company and its subsidiaries and cause serious and irreparable injury if the Subject Party were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration and do not impose an undue hardship on the Subject Party and will not prevent the Subject Party from earning a living, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of the Parent (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below), provided that with respect to this Section 2(a)(i), the Parent’s consent shall not be unreasonably withheld; (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of such date of the relevant act prohibited by this Section 2(a) or during the one (1) year period preceding such date.

(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, directly or indirectly, without the prior written consent of the Parent (which may be withheld in its sole discretion), individually or on behalf of any other Person or entity (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business;

Annex K-2

or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person or entity who is or was an actual customer, contractor or client (or prospective customer, contractor or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of such date of the relevant act prohibited by this Section 2(b) or during the one (1) year period preceding such date.

(c) Non-Disparagement. The Subject Party agrees that from and after the Closing until the two (2) year anniversary of the Closing, the Subject Party and its Affiliates will not, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Additional Agreement that is asserted by the Subject Party or its Affiliate in good faith.

3. Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Parent (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

Annex K-3

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Additional Agreements that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the address set forth in Section 11.1 of the Merger Agreement, and, with respect to the Subject Party, at its address set forth on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Additional Agreements contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii)  the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such

Annex K-4

provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Parent and the Parent Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Parent Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Governing Law; Jurisdiction; Jury Trial Waiver. Except as provided in Section 5 hereof, Sections 11.6 (Governing Law), 11.14 (Waiver of Jury Trial), 11.15 (Submission to Jurisdiction) and 11.16 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Support Agreement.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(g) Parent Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Parent Representative is authorized and shall have the sole right to act on behalf of Parent and the other Covered Parties under this Agreement, including the right to enforce the Parent’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(h) Construction. The Subject Party acknowledges that the Subject Party has been represented, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used

Annex K-5

herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(i) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(j) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Annex K-6

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

Name:
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Acknowledged and accepted as of the date first written above:

The Parent:

99 ACQUISITION GROUP INC.

By:
Name:	Hiren Patel
Title:	Chief Executive Officer

The Company:

NAVA HEALTH MD, INC.

By:
Name:	Bernaldo Dancel
Title:	Chief Executive Officer

Annex K-7

Annex L

FORM OF PROXY CARD

99 ACQUISITION CORP.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [__________], 2024: The Proxy Statement is available at [____________________]

The undersigned hereby appoints Hiren Patel as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of 99 Acquisition Corp. (the “Company”), to be held via virtual meeting as described in the Proxy Statement on [__________], 2024 at [_] a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated [__________], 2024 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.      PROPOSAL 1. BUSINESS COMBINATION PROPOSAL — To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/prospectus.

For ☐ Against ☐ Abstain ☐

2.      PROPOSAL 2. CHARTER PROPOSAL — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of NNAG in the form attached hereto as Annex B.

For ☐ Against ☐ Abstain ☐

3.      PROPOSAL 3. INCENTIVE PLAN PROPOSAL — To approve and adopt the Nava Health MD, Inc.’s 2024 Stock Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder.

For ☐ Against ☐ Abstain ☐

4.      PROPOSAL 4. DIRECTOR ELECTION PROPOSAL — To consider and vote upon a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
1) [_] 2) [_] 3) [_] 4) [_] 5) [_] 6) [_] 7) [_]

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below:

5.      PROPOSAL 5. NASDAQ PROPOSAL — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding NNAG’s Class A common stock and the resulting change in control in connection with the Transactions .

For ☐ Against ☐ Abstain ☐

6.      PROPOSAL 6. ADJOURNMENT — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.

For ☐ Against ☐ Abstain ☐

Annex L-1

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:___________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

Annex L-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Current Company Certificate. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 21. Exhibits and Financial Statement Schedules

(a)     Exhibits.

See the accompanying Exhibit Index for the list of Exhibits beginning on page II-4 of this registration statement, which list of Exhibits is incorporated herein by reference.

Item 22. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1)    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 12, 2024, by and among 99 Acquisition Group Inc., NNAG Merger Sub, Inc. and Nava Health MD, Inc. (included as Annex A to this proxy statement/prospectus).±
3.1	Amended and Restated Certificate of Incorporation of 99 Acquisition Group Inc. (incorporated by reference to Exhibit 3.1 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).
3.2	Bylaws of 99 Acquisition Group Inc. (incorporated by reference to Exhibit 3.3 filed with NNAG’s registration statement on Form S-1 filed by the Registrant on July 19, 2023).
3.3	Form of Second Amended and Restated Certificate of Incorporation of 99 Acquisition Group Inc. (included as Annex B to this proxy statement/prospectus).
3.4	Form of Amended and Restated Bylaws of 99 Acquisition Group Inc. (included as Annex C to this proxy statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to NNAG’s Registration Statement on Form S-1 filed with the SEC on July 19, 2023).
4.2	Specimen Class A Common Stock Certificate. (incorporated by reference to Exhibit 4.2 to NNAG’s Registration Statement on Form S-1 filed with the SEC on July 19, 2023).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to NNAG’s Registration Statement on Form S-1 filed with the SEC on July 19, 2023).
4.4	Form of Right (incorporated by reference to Exhibit 4.4 to NNAG’s Registration Statement on Form S-1 filed with the SEC on July 19, 2023).
4.5

Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.1 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).

4.6	Right Agreement, dated August 17, 2023, between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Form of legal opinion of Loeb & Loeb LLP.*
8.1	Tax Opinion of Gordon Feinblatt LLC.*
10.1	Company Lock-Up Agreement, dated as of February 12, 2024, by and among 99 Acquisition Group Inc. and the other parties named therein (included as Annex G to this proxy statement/prospectus).
10.2

Parent Support Agreement, dated as of February 12, 2024, by and among 99 Acquisition Group Inc., 99 Acquisition Group Sponsor LLC, and other parties thereto (included as Annex F to this proxy statement/prospectus).

10.3

Voting Agreement, dated as of February 12, 2024, by and among 99 Acquisition Group Inc., Nava Health MD, Inc., and the other parties named therein (included as Annex F to this proxy statement/prospectus).

10.4	Nava Health MD, Inc. 2024 Stock Incentive Plan (included as Annex D to this proxy statement/prospectus).
10.5

Form of Registration Rights Agreement by and among 99 Acquisition Group Inc., certain stockholders of Nava Health MD, Inc. and the Founder Holders (included as Annex I to this proxy statement/prospectus).

10.6

Letter Agreement, dated August 17, 2023, by and among 99 Acquisition Group Inc. and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).

10.7

Investment Management Trust Agreement, dated August 17, 2023, by and between 99 Acquisition Group Inc. and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).

10.8

Registration Rights Agreement, dated August 17, 2023, by and among 99 Acquisition Group Inc. and certain security holders named therein (incorporated by reference to Exhibit 10.3 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).

10.9

Administrative Support Agreement, dated August 17, 2023, by and between 99 Acquisition Group Inc. and the Sponsor (incorporated by reference to Exhibit 10.6 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).

Exhibit No.	Description
10.10

Indemnity Agreements, Each dated as of August 17, 2023, by and between the Registrant and Each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.4 to NNAG’s Current Report on Form 8-K filed with the SEC on August 23, 2023).

10.11

Form of Non-Competition and Non-Solicitation Agreement by and among 99 Acquisition Group Inc., Nava Health MD, Inc. and the other parties named therein (included as Annex K to this proxy statement/prospectus).

14	Code of Ethics of 99 Acquisition Group Inc. (incorporated by reference to Exhibit 14 to NNAG’s Registration Statement on Form S-1 filed with the SEC on July 19, 2023).
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).*
23.2	Consent of MaloneBailey LLP.
23.3	Consent of M&K CPAS, PLLC.
23.5	Consent of Gordon Feinblatt LLC (included in Exhibit 8.1).*
24.1	Power of Attorney (included on the signature page hereto).
99.1	Consent of [_] to be named as a director nominee.*
99.2	Consent of [_] to be named as a director nominee.*
99.3	Consent of [_] to be named as a director nominee.*
99.4	Consent of [_] to be named as a director nominee.*
99.5	Consent of [_] to be named as a director nominee.*
107	Filing Fee Calculation Table.
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

*        To be filed by amendment

±        Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2024.

99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hiren Patel his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hiren Patel*	Chief Executive Officer	February 14, 2024
Hiren Patel	(principal executive officer and principal financial and accounting officer)
/s/ Michael Barwis	Director	February 14, 2024
Michael Barwis
/s/ Mike Battle	Director	February 14, 2024
Mike Battle
/s/ Eric Crowe	Director	February 14, 2024
Eric Crowe
/s/ William Rucker	Director	February 14, 2024
William Rucker
/s/ Anil Patibandla	Director	February 14, 2024
Anil Patibandla
/s/ Tim Wertner	Director	February 14, 2024
Tim Wertner